FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207340-08

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 13, 2017, may be amended or completed prior to time of sale.

$794,069,000 (Approximate)

UBS Commercial Mortgage Trust 2017-C7
(Central Index Key Number 0001724177)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

Société Générale

(Central Index Key Number 0001238163)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

KeyBank National Association

(Central Index Key Number 0001089877)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C7

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2017-C7. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2018. The rated final distribution date for the certificates is December 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$33,907,000%		(5)	November 2022
Class A-2	$49,837,000%		(5)	January 2023
Class A-SB	$47,439,000%		(5)	June 2027
Class A-3	$231,470,000%		(5)	November 2027
Class A-4	$261,020,000%		(5)	December 2027
Class X-A	$623,673,000	(6)%	Variable(7)	NAP
Class X-B	$170,396,000	(8)%	Variable(9)	NAP
Class A-S	$98,005,000%		(5)	December 2027
Class B	$36,753,000%		(5)	January 2028
Class C	$35,638,000	(10)%	(5)	January 2028

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC and Academy Securities, Inc. will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 56.8% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 19.4% of each class of offered certificates. Cantor Fitzgerald & Co. is acting as a co-lead manager and joint bookrunner with respect to 16.8% of each class of offered certificates. Natixis Securities Americas LLC is acting as co-manager and will receive bookrunning credit with respect to 7.0% of each class of offered certificates. KeyBanc Capital Markets Inc. is acting as a co-manager. Academy Securities, Inc. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 28, 2017. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately       % of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2017, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$794,069,000	100%	$794,069,000	$98,861.59

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933. The depositor previously registered $5,222,194,000 of securities under a Registration Statement on Form SF-3 (Registration No. 333-207340), which was filed on November 2, 2015 and became effective on November 24, 2015. As of the date of this filing, $343,153,000 of securities remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the depositor is including such unsold securities and the $39,325.44 of registration fees previously paid in connection with such unsold securities. With respect to the $450,916,000 of remaining securities to be registered (equal to the difference between the aggregate amount of offered certificates and the $343,153,000 of unsold securities), the registration fee in the amount of $56,139.04 (payable at a rate equal to $124.50 per $1,000,000 of offered securities) will be paid on or prior to the filing of this prospectus.

UBS Securities LLC	Cantor Fitzgerald & Co.	Société Générale
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
KeyBanc Capital Markets	NATIXIS Co-Manager	Academy Securities
Co-Manager		Co-Manager

December     , 2017

UBS 2017-C7

Commercial Mortgage Pass-Through Certificates, Series 2017-C7
Geographic Overview of Mortgage Pool

Washington
4 properties
$53,572,139
6.0% of total
Idaho
1 property
$8,150,000
0.9% of total
Kansas
1 property
$10,600,000
1.2% of total
Iowa
1 property
$2,693,000
0.3% of total
Illinois
2 properties
$7,464,915
0.8% of total
Indiana
7 properties
$73,713,446
8.3% of total
Michigan
6 properties
$27,626,809
3.1% of total
New York
12 properties
$187,045,000
21.0% of total
New Hampshire
1 property
$3,696,000
0.4% of total
Oregon
1 property
$21,825,000
2.4% of total
Ohio
5 properties
$50,879,286
5.7% of total
Rhode Island
1 property
$6,440,000
0.7% of total
New Jersey
1 property
$13,500,000
1.5% of total
Nevada
3 properties
$37,197,143
4.2% of total
Maryland
2 properties
$5,992,070
0.7% of total
California
8 properties
$55,734,013
6.3% of total
Virginia
1 property
$5,100,000
0.6% of total
South Carolina
1 property
$4,531,429
0.5% of total
North Carolina
8 properties
$90,136,559
10.1% of total
Arizona
3 properties
$7,608,268
0.9% of total
Georgia
7 properties
$26,840,096
3.0% of total
Colorado
2 properties
$8,200,000
0.9% of total
Texas
17 properties
$77,590,678
8.7% of total
Oklahoma
1 property
$3,817,143
0.4% of total
Alabama
1 property
$8,800,000
1.0% of total
Kentucky
1 property
$6,982,857
0.8% of total
Florida
11 properties
$85,225,714
9.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 2.0%
2.1% – 5.0%
5.1 – 21.0%

Mortgaged Properties by Property Type

Multifamily 15.6%
Hospitality 12.3%
Mixed Use 16.0%
Industrial 10.0%
Self Storage 1.4%
Retail 20.7%
Office 24.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$33,907,000		30.000%	%	(5)	November 2022	2.72	1 – 59
Class A-2	$49,837,000		30.000%	%	(5)	January 2023	4.92	59 – 61
Class A-SB	$47,439,000		30.000%	%	(5)	June 2027	7.30	61 - 114
Class A-3	$231,470,000		30.000%	%	(5)	November 2027	9.74	114 - 119
Class A-4	$261,020,000		30.000%	%	(5)	December 2027	9.95	119 - 120
Class X-A	$623,673,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
Class X-B	$170,396,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
Class A-S	$98,005,000		19.000%	%	(5)	December 2027	9.96	120 – 120
Class B	$36,753,000		14.875%	%	(5)	January 2028	10.05	120 - 121
Class C	$35,638,000	(10)	10.875%	%	(5)	January 2028	10.05	121 - 121
Non-Offered Certificates
Class D-RR	$21,160,000	(10)	8.500%	%	(5)	January 2028	10.05	121 - 121
Class E-RR	$17,820,000		6.500%	%	(5)	January 2028	10.05	121 - 121
Class F-RR	$17,819,000		4.500%	%	(5)	January 2028	10.05	121 - 121
Class G-RR	$8,909,000		3.500%	%	(5)	January 2033	12.81	121 - 181
Class NR-RR	$31,184,565		0.000%	%	(5)	January 2033	15.05	181 – 181
Class R(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances

3

outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The approximate initial certificate balances of the Class C and Class D-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The (a) Class C certificate balances are expected to fall within a range of $34,156,000 and $35,638,000 and (b) Class D-RR certificate balances are expected to fall within a range of $21,160,000 and $22,642,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity.

(11)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	66
General	66
A Tenant Concentration May Result in Increased Losses	67
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	68
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	69
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	71
Office Properties Have Special Risks	71
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	74
Mixed Use Properties Have Special Risks	75
Multifamily Properties Have Special Risks	75
Hotel Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Industrial Properties Have Special Risks	80
Data Center Properties Have Special Risks	81
Self Storage Properties Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	82
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84

5

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	84
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	86
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	87
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	88
Risks Related to Zoning Non-Compliance and Use Restrictions	90
Risks Relating to Inspections of Properties	92
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	92
Insurance May Not Be Available or Adequate	92
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	93
Terrorism Insurance May Not Be Available for All Mortgaged Properties	94
Risks Associated with Blanket Insurance Policies or Self-Insurance	95
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	96
Limited Information Causes Uncertainty	96
Historical Information	96
Ongoing Information	96
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	97
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	97
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	98
Static Pool Data Would Not Be Indicative of the Performance of this Pool	99
Appraisals May Not Reflect Current or Future Market Value of Each Property	100
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	101
The Borrower’s Form of Entity May Cause Special Risks	102
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	104
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	105
Other Financings or Ability to Incur Other Indebtedness Entails Risk	106
Tenancies-in-Common May Hinder Recovery	108
Risks Relating to Enforceability of Cross-Collateralization	108
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	109
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	109
Various Other Laws Could Affect the Exercise of Lender’s Rights	110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	110
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	110
Risks Related to Ground Leases and Other Leasehold Interests	112
Increases in Real Estate Taxes May Reduce Available Funds	113
Risks Relating to Tax Credits	114

6

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	114
Delaware Statutory Trusts	115
Risks Related to Conflicts of Interest	115
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	115
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	117
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	118
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	119
Potential Conflicts of Interest of the Operating Advisor	122
Potential Conflicts of Interest of the Asset Representations Reviewer	123
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	124
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	127
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	128
Other Potential Conflicts of Interest May Affect Your Investment	129
Other Risks Relating to the Certificates	129
The Certificates Are Limited Obligations	129
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	129
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	133
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	136
General	136
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	137
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	139
Losses and Shortfalls May Change Your Anticipated Yield	139
Risk of Early Termination	140
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	140
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	140
You Have Limited Voting Rights	140
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	141
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	144
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	145
Risks Relating to Modifications of the Mortgage Loans	146

7

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	148
Risks Relating to Interest on Advances and Special Servicing Compensation	148
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	149
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	149
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	151
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	151
Tax Considerations Relating to Foreclosure	151
REMIC Status	152
Material Federal Tax Considerations Regarding Original Issue Discount	152
Description of the Mortgage Pool	153
General	153
Certain Calculations and Definitions	155
Definitions	155
Mortgage Pool Characteristics	169
Overview	169
Property Types	171
Office Properties	171
Retail Properties	172
Mixed Use Properties	172
Multifamily Properties	173
Hotel Properties	173
Industrial Properties	175
Self Storage Properties	175
Specialty Use Concentrations	176
Mortgage Loan Concentrations	177
Top Fifteen Mortgage Loans	177
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	178
Geographic Concentrations	179
Mortgaged Properties With Limited Prior Operating History	180
Tenancies-in-Common or Diversified Ownership	180
Condominium Interests	180
Fee & Leasehold Estates; Ground Leases	181
Environmental Considerations	181
Redevelopment, Renovation and Expansion	184
Assessment of Property Value and Condition	185
Litigation and Other Considerations	186
Loan Purpose	188
Modified and Refinanced Loans	188
Default History, Bankruptcy Issues and Other Proceedings	189
Tenant Issues	190
Tenant Concentrations	190
Lease Expirations and Terminations	191
Expirations	191
Terminations	192
Other	194
Purchase Options and Rights of First Refusal	197

8

Affiliated Leases	198
Insurance Considerations	200
Use Restrictions	201
Appraised Value	202
Non-Recourse Carveout Limitations	202
Real Estate and Other Tax Considerations	204
Delinquency Information	205
Certain Terms of the Mortgage Loans	205
Amortization of Principal	205
Due Dates; Mortgage Rates; Calculations of Interest	205
Single Purpose Entity Covenants	206
Prepayment Protections and Certain Involuntary Prepayments	206
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	209
Defeasance	210
Releases; Partial Releases	211
Escrows	215
Mortgaged Property Accounts	216
Exceptions to Underwriting Guidelines	218
Additional Indebtedness	218
General	218
Whole Loans	218
Mezzanine Indebtedness	219
Other Secured Indebtedness	222
Preferred Equity	223
Other Unsecured Indebtedness	223
The Whole Loans	224
General	224
The Serviced Pari Passu Whole Loans	232
Intercreditor Agreement	232
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans	233
Control Rights with respect to The Servicing Shift Whole Loans	233
Certain Rights of each Non-Controlling Holder	233
Sale of Defaulted Mortgage Loan	234
The Serviced AB Whole Loan	235
The One State Street Whole Loan	235
The Non-Serviced Pari Passu Whole Loans	247
Intercreditor Agreement	248
Control Rights	249
Certain Rights of each Non-Controlling Holder	249
Custody of the Mortgage File	250
Sale of Defaulted Mortgage Loan	250
The Non-Serviced AB Whole Loans	251
General Motors Building Whole Loan	251
Additional Information	258
Transaction Parties	259
The Sponsors and Mortgage Loan Sellers	259
UBS AG, New York Branch	259
General	259
UBS AG, New York Branch’s Securitization Program	260
Review of the UBS AG, New York Branch Mortgage Loans	261
UBS AG, New York Branch’s Underwriting Standards	263
Exceptions	265

9

Litigation	266
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	266
Société Générale	266
General	266
Société Générale’s Commercial Mortgage Securitization Program	266
Société Générale’s Underwriting Standards	267
Review of the Mortgage Loans for Which Société Générale is the Sponsor	271
Compliance with Rule 15Ga-1 under the Exchange Act	273
Retained Interests in This Securitization	273
Ladder Capital Finance LLC	274
General	274
Ladder Capital Group’s Securitization Program	275
Ladder Capital Group’s Underwriting Guidelines and Processes	276
Review of LCF Mortgage Loans	283
Compliance with Rule 15Ga-1 under the Exchange Act	285
Retained Interests in This Securitization	285
KeyBank National Association	286
General	286
KeyBank’s Securitization Program	286
Review of KeyBank Mortgage Loans	286
KeyBank’s Underwriting Guidelines and Process	288
Exceptions	291
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	292
Cantor Commercial Real Estate Lending, L.P.	292
General	292
CCRE Lending’s Loan Origination and Acquisition History	293
Review of CCRE Mortgage Loans	293
CCRE Lending’s Underwriting Standards	295
Assessments of Property Condition	296
Exceptions	301
Compliance with Rule 15Ga-1 under the Exchange Act	301
Retained Interests in This Securitization	301
Natixis Real Estate Capital LLC	301
General	301
NREC’s Commercial Real Estate Securitization Program	302
Review of NREC Mortgage Loans	303
NREC’s Underwriting Standards	304
Compliance with Rule 15Ga-1 under the Exchange Act	308
Retained Interests in This Securitization	310
The Depositor	310
The Issuing Entity	311
The Trustee	311
The Certificate Administrator	312
The Master Servicer	315
The Special Servicer	320
The Primary Servicers	324
Berkeley Point Capital LLC	324
KeyBank National Association	333
The Operating Advisor and Asset Representations Reviewer	341
Credit Risk Retention	343
General	343

10

Qualifying CRE Loans; Required Credit Risk Retention Percentage	344
Material Terms of the Yield-Priced Principal Balance Certificates	344
Material Terms of the Eligible Horizontal Residual Interest	345
The Third Party Purchaser	346
Determination of Amount of Required Credit Risk Retention	346
General	346
Swap-Priced Principal Balance Certificates	346
Swap Yield Curve	347
Credit Spread Determination	347
Discount Yield Determination	348
Determination of Class Sizes	348
Target Price Determination	349
Determination of Assumed Certificate Coupon	349
Determination of Swap-Priced Expected Price	350
Interest-Only Certificates	350
Treasury Yield Curve	351
Credit Spread Determination	351
Discount Yield Determination	351
Determination of Scheduled Certificate Interest Payments	352
Determination of Interest–Only Expected Price	352
Yield-Priced Principal Balance Certificates	352
Determination of Class Size	353
Determination of Yield-Priced Expected Price	353
Calculation of Estimated Fair Value of All Certificates	353
Hedging, Transfer and Financing Restrictions	354
Operating Advisor	354
Representations and Warranties	356
Description of the Certificates	359
General	359
Distributions	361
Method, Timing and Amount	361
Available Funds	362
Priority of Distributions	363
Pass-Through Rates	367
Interest Distribution Amount	368
Principal Distribution Amount	369
Certain Calculations with Respect to Individual Mortgage Loans	371
Application Priority of Mortgage Loan Collections or Whole Loan Collections	373
Allocation of Yield Maintenance Charges and Prepayment Premiums	375
Assumed Final Distribution Date; Rated Final Distribution Date	377
Prepayment Interest Shortfalls	377
Subordination; Allocation of Realized Losses	379
Reports to Certificateholders; Certain Available Information	382
Certificate Administrator Reports	382
Information Available Electronically	388
Voting Rights	394
Delivery, Form, Transfer and Denomination	394
Book-Entry Registration	394
Definitive Certificates	398
Certificateholder Communication	398
Access to Certificateholders’ Names and Addresses	398
Requests to Communicate	398
List of Certificateholders	399

11

Description of the Mortgage Loan Purchase Agreements	399
General	399
Dispute Resolution Provisions	410
Asset Review Obligations	410
Pooling and Servicing Agreement	410
General	410
Assignment of the Mortgage Loans	411
Servicing Standard	412
Subservicing	413
Advances	414
P&I Advances	414
Servicing Advances	415
Nonrecoverable Advances	416
Recovery of Advances	417
Accounts	419
Withdrawals from the Collection Account	421
Servicing and Other Compensation and Payment of Expenses	424
General	424
Master Servicing Compensation	430
Special Servicing Compensation	433
Disclosable Special Servicer Fees	438
Certificate Administrator and Trustee Compensation	438
Operating Advisor Compensation	439
Asset Representations Reviewer Compensation	440
CREFC® Intellectual Property Royalty License Fee	440
Appraisal Reduction Amounts	441
Maintenance of Insurance	448
Modifications, Waivers and Amendments	452
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	456
Inspections	459
Collection of Operating Information	459
Special Servicing Transfer Event	460
Asset Status Report	462
Realization Upon Mortgage Loans	466
Sale of Defaulted Loans and REO Properties	468
The Directing Certificateholder	472
General	472
Major Decisions	474
Asset Status Report	479
Replacement of the Special Servicer	479
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	479
Servicing Override	482
Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	483
Rights of the Holders of Serviced Pari Passu Companion Loans	484
Limitation on Liability of Directing Certificateholder	484
The Operating Advisor	485
General	485
Duties of Operating Advisor at All Times	485
Annual Report	487

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Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	488
Recommendation of the Replacement of the Special Servicer	489
Eligibility of Operating Advisor	489
Other Obligations of Operating Advisor	490
Delegation of Operating Advisor’s Duties	491
Termination of the Operating Advisor With Cause	491
Rights Upon Operating Advisor Termination Event	492
Waiver of Operating Advisor Termination Event	492
Termination of the Operating Advisor Without Cause	493
Resignation of the Operating Advisor	493
Operating Advisor Compensation	493
The Asset Representations Reviewer	494
Asset Review	494
Asset Review Trigger	494
Asset Review Vote	495
Review Materials	496
Asset Review	497
Eligibility of Asset Representations Reviewer	499
Other Obligations of Asset Representations Reviewer	500
Delegation of Asset Representations Reviewer’s Duties	501
Asset Representations Reviewer Termination Events	501
Rights Upon Asset Representations Reviewer Termination Event	502
Termination of the Asset Representations Reviewer Without Cause	502
Resignation of Asset Representations Reviewer	503
Asset Representations Reviewer Compensation	503
Replacement of the Special Servicer Without Cause	503
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	506
Termination of the Master Servicer or Special Servicer for Cause	508
Servicer Termination Events	508
Rights Upon Servicer Termination Event	509
Waiver of Servicer Termination Event	511
Resignation of the Master Servicer or Special Servicer	511
Limitation on Liability; Indemnification	512
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	515
Dispute Resolution Provisions	516
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	516
Repurchase Request Delivered by a Party to the PSA	516
Resolution of a Repurchase Request	517
Mediation and Arbitration Provisions	520
Servicing of the Non-Serviced Mortgage Loans	521
General	522
Servicing of the General Motors Building Mortgage Loan	525
Rating Agency Confirmations	526
Evidence as to Compliance	528
Limitation on Rights of Certificateholders to Institute a Proceeding	530
Termination; Retirement of Certificates	530
Amendment	531
Resignation and Removal of the Trustee and the Certificate Administrator	534
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	535
Certain Legal Aspects of Mortgage Loans	535

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General	536
Types of Mortgage Instruments	537
Leases and Rents	537
Personalty	538
Foreclosure	538
General	538
Foreclosure Procedures Vary from State to State	538
Judicial Foreclosure	538
Equitable and Other Limitations on Enforceability of Certain Provisions	539
Nonjudicial Foreclosure/Power of Sale	539
Public Sale	539
Rights of Redemption	541
Anti-Deficiency Legislation	541
Leasehold Considerations	542
Cooperative Shares	542
Bankruptcy Laws	542
Environmental Considerations	549
General	549
Superlien Laws	549
CERCLA	549
Certain Other Federal and State Laws	550
Additional Considerations	550
Due-on-Sale and Due-on-Encumbrance Provisions	551
Subordinate Financing	551
Default Interest and Limitations on Prepayments	551
Applicability of Usury Laws	552
Americans with Disabilities Act	552
Servicemembers Civil Relief Act	552
Anti-Money Laundering, Economic Sanctions and Bribery	553
Potential Forfeiture of Assets	553
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	554
Pending Legal Proceedings Involving Transaction Parties	556
Use of Proceeds	556
Yield and Maturity Considerations	557
Yield Considerations	557
General	557
Rate and Timing of Principal Payments	557
Losses and Shortfalls	558
Certain Relevant Factors Affecting Loan Payments and Defaults	559
Delay in Payment of Distributions	560
Yield on the Certificates with Notional Amounts	560
Weighted Average Life	560
Pre-Tax Yield to Maturity Tables	565
Material Federal Income Tax Considerations	570
General	570
Qualification as a REMIC	570
Status of Offered Certificates	573
Taxation of Regular Interests	573
General	573
Original Issue Discount	573
Acquisition Premium	576
Market Discount	576

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Premium	577
Election To Treat All Interest Under the Constant Yield Method	577
Treatment of Losses	578
Yield Maintenance Charges and Prepayment Premiums	579
Sale or Exchange of Regular Interests	579
Taxes That May Be Imposed on a REMIC	580
Prohibited Transactions	580
Contributions to a REMIC After the Startup Day	580
Net Income from Foreclosure Property	580
Bipartisan Budget Act of 2015	581
Taxation of Certain Foreign Investors	581
FATCA	582
Backup Withholding	583
Information Reporting	583
3.8% Medicare Tax on “Net Investment Income”	583
Reporting Requirements	583
Certain State and Local Tax Considerations	584
Method of Distribution (Underwriter)	585
Incorporation of Certain Information by Reference	588
Where You Can Find More Information	588
Financial Information	589
Certain ERISA Considerations	589
General	589
Plan Asset Regulations	590
Administrative Exemptions	590
Insurance Company General Accounts	593
Legal Investment	594
Legal Matters	595
Ratings	595
Index of Defined Terms	599

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

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Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 25 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 63 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 599 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2017-C7 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

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Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY

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UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN

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RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS

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PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH

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IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C7.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2017-C7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Société Générale, a société anonyme organized under the laws of France

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	KeyBank National Association, a national banking association

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC	Ladder Capital Finance LLC or an Affiliate	10	$165,039,814	18.5%
KeyBank National Association	KeyBank National Association(1)	10	158,380,681	17.8
Société Générale	Société Générale	7	140,615,000	15.8
UBS AG, New York Branch	UBS AG, New York Branch (2)	12	127,817,070	14.3
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.(3)(4)	6	122,889,000	13.8
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	1	62,220,000	7.0
Société Générale/UBS AG, New York Branch	Société Générale/UBS AG, New York Branch(5)	1	60,000,000	6.7
Cantor Commercial Real Estate Lending, L.P./UBS AG, New York Branch	Cantor Commercial Real Estate Lending, L.P.(6)	1	54,000,000	6.1
Total		48	$890,961,565	100.0%

(1)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Bank of America N.A. and subsequently partially assigned to KeyBank National Association. Such mortgage loan was reunderwritten pursuant to KeyBank National Association’s underwriting guidelines.

(2)	Two (2) mortgage loans secured by the mortgaged properties identified on Annex A-1 as Murrieta Plaza and Lynchburg Apartments, representing approximately 0.9% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated by Regions Bank and subsequently acquired by UBS AG, New York Branch. Such mortgage loans were reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Wells Fargo Bank, National Association and subsequently partially assigned to Cantor Commercial Real Estate Lending L.P. Such mortgage loan was subsequently re-underwritten pursuant to Cantor Commercial Real Estate Lending L.P.’s underwriting guidelines.

(4)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Cantor Commercial Real Estate Lending, L.P. and Citi Real Estate Funding Inc. Such mortgage loan was underwritten pursuant to Cantor Commercial Real Estate Lending L.P.’s underwriting guidelines.

(5)	One (1) mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Société Générale and UBS AG, New York Branch. The mortgage loan is evidenced by four promissory notes, Note A-3 and Note A-4, with principal balances of $20,000,000 and $12,000,000, respectively, as of the cut-off date as to which Société Générale is acting as mortgage loan seller and Note A-9 and Note A-14 with principal balances of $20,000,000 and $8,000,000, respectively, as of the cut-off date as to which UBS AG, New York Branch is acting as mortgage loan seller. Such mortgage loan was underwritten pursuant to the Société Générale’s and UBS AG, New York Branch’s underwriting guidelines.

(6)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 as Tryad Industrial & Business Center, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by Cantor Commercial Real Estate Lending, L.P. Certain notes evidencing the whole loan were subsequently acquired by UBS AG, New York Branch. The mortgage loan is evidenced by two promissory notes, Note A-1-1 with a principal balance of $27,000,000 as of the cut-off date as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller and Note A-2-1 with a principal balance of $27,000,000 as of the cut-off date as to which UBS AG, New York Branch is acting as mortgage loan seller. Such mortgage loan was underwritten pursuant to the

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Cantor Commercial Real Estate Lending, L.P. underwriting guidelines and subsequently reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. Prime Finance CMBS B-Piece Holdco XV, LP, a Delaware limited partnership (in satisfaction of the retention obligations of UBS AG, New York Branch in its capacity as the retaining sponsor) will be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the credit risk retention rules. During this time, Prime Finance CMBS B-Piece Holdco XV, LP will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, a servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Serviced

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Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	KeyBank National Association, a national banking association, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and

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during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed to be the special servicer by Prime Finance CMBS B-Piece Holdco XV, LP, a Delaware limited partnership, or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the related servicing shift securitization date, a servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicers	KeyBank National Association, a national banking association, will act as primary servicer with respect to the mortgage loans it will be transferring to the issuing entity (other than the Griffin Portfolio mortgage loan). These mortgage loans represent approximately 13.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal

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servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer is required to pay the fees of the primary servicer to the extent the master servicer receives its master servicing fee under the pooling and servicing agreement. See “Transaction Parties—The Primary Servicers—KeyBank National Association”.

Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC”. With respect to three (3) mortgage loans secured by a mortgaged property or a portfolio of mortgaged properties representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will perform limited subservicing duties consisting of collecting financial statements and other reporting information from the related borrowers and in some cases may perform inspections. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

Trustee	Wilmington Trust, National Association is expected to act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: UBS 2017-C7. Following the transfer of the mortgage loans, and subject to the discussion in the next paragraph, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to a

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servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to a servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, is expected to act as the certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, is expected to act as the operating advisor.

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The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related subordinate companion loan holder solely with respect to the serviced AB whole loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”, and subject to the rights of the related controlling pari passu companion loan holder with respect to a servicing shift whole loan prior to the servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been

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accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class D-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date Prime Finance CMBS B-Piece Holdco XV, LP will purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, and that Prime Finance CMBS B-Piece Holdco XV, LP, or its affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan).

With respect to the subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”, during such time as the holder of the related subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the

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directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to

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Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

    Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2017 (or, in the case of any mortgage loan that has its first due date after December 2017, the date that would have been its due date in December 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 28, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, Ohio, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

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Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	November 2022
Class A-2	January 2023
Class A-SB	June 2027
Class A-3	November 2027
Class A-4	December 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	December 2027
Class B	January 2028
Class C	January 2028

The rated final distribution date will be the distribution date in December 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C7:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R.

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Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$33,907,000	3.81%	30.000%
Class A-2	$49,837,000	5.59%	30.000%
Class A-SB	$47,439,000	5.32%	30.000%
Class A-3	$231,470,000	25.98%	30.000%
Class A-4	$261,020,000	29.30%	30.000%
Class X-A	$623,673,000	NAP	NAP
Class X-B	$170,396,000	NAP	NAP
Class A-S	$98,005,000	11.00%	19.000%
Class B	$36,753,000	4.13%	14.875%
Class C	$35,638,000	4.00%	10.875%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3%
Class A-4%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and

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Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or

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mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00758%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.00150%.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As

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compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and,

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in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Griffin Portfolio	0.00250%	0.25000%
General Motors Building	0.00125%	0.05000%
Harmon Corner	0.00250%	(3)
Murrieta Plaza	0.00250%	(3)
Airport Investment & Airport Overlook	0.00125%	(3)

(1)	Does not reflect the One State Street mortgage loan, the AFIN Portfolio mortgage loan or the Tryad Industrial & Business Center mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	The special servicing fee rate is the greater of (i) 0.2500% per annum or (ii) the rate that would result in a special servicing fee of $5,000 per month.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority:

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First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth

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in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one

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full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	Other than the Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the

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lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a

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whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this

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advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-eight (48) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and nine (109) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

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The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $890,961,565.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twelve (12) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
One State Street	$62,220,000	7.0%	$59,780,000	$238,000,000	21.8%	64.3%	4.87x	1.51x
AFIN Portfolio	$60,000,000	6.7%	$150,000,000	N/A	56.5%	56.5%	2.34x	2.34x
National Office Portfolio	$54,864,814	6.2%	$129,680,470	N/A	64.1%	64.1%	1.64x	1.64x
Tryad Industrial & Business Center	$54,000,000	6.1%	$56,500,000	N/A	52.6%	52.6%	1.42x	1.42x
HRC Hotels Portfolio	$41,890,256	4.7%	$27,926,837	N/A	54.1%(4)	54.1%(4)	1.88x	1.88x
Griffin Portfolio	$37,500,000	4.2%	$337,500,000	N/A	61.5%(5)	61.5%(5)	2.49x	2.49x
General Motors Building	$37,400,000	4.2%	$1,432,600,000	$830,000,000	30.6%	47.9%	4.33x	2.77x
Marketplace at Four Corners	$25,000,000	2.8%	$17,000,000	N/A	72.4%(6)	72.4%(6)	1.33x	1.33x
Harmon Corner	$20,800,000	2.3%	$122,200,000	N/A	56.5%	56.5%	2.02x	2.02x
Belden Park Crossing	$13,000,000	1.5%	$38,000,000	N/A	74.3%	74.3%	1.61x	1.61x
Murrieta Plaza	$8,000,000	0.9%	$25,000,000	N/A	65.0%	65.0%	1.37x	1.37x
Airport Investment & Airport Overlook	$5,992,070	0.7%	$21,970,924	N/A	60.4%	60.4%	1.80x	1.80x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “Description of the Mortgage Pool—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt

(4)	Calculated on the basis of an appraised value that represents the “as portfolio” appraised value of $129,000,000, which reflects a 7.1% premium attributed to the aggregate “as-is” and “as-complete” value of the HRC Hotels Portfolio mortgaged properties as a whole. The sum of the “as-is” and “as-complete” values, as applicable, for each of the HRC Hotels Portfolio mortgaged properties on an individual basis is $120,500,000. The Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR, and Whole Loan Underwritten NCF DSCR based on the appraised value on a stand-alone basis are 57.9%, 57.9%, 1.88x, and 1.88x respectively. Additionally, the “as-complete” appraised value of $23,000,000 is being utilized for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “as-is” appraised value for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City is $18,300,000. See “Description of the Mortgage Pool—Appraised Value”.

(5)	Calculated on the basis of an appraised value that represents an “as-portfolio” appraised value, which reflects a 3.0% premium attributed to the aggregate “as-is” value of the mortgaged properties as a whole. See “Description of the Mortgage Pool—Appraised Value”.

(6)	The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio have been calculated based on the “as-is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio based on the agreed upon purchase price are 75.0% and 75.0%, respectively. See “Description of the Mortgage Pool—Appraised Value”.

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Each of the National Office Portfolio whole loan, the HRC Hotels Portfolio whole loan, the Marketplace at Four Corners whole loan and the Belden Park Crossing whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and KeyBank National Association, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The One State Street whole loan, the AFIN Portfolio whole loan and the Tryad Industrial & Business Center whole loan (collectively, the “servicing shift whole loans” and the related mortgage loans, the “servicing shift mortgage loans”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). In each case, prior to the related servicing shift securitization date, the servicing shift whole loans will be “serviced whole loans”, the related mortgage loans will be “serviced mortgage loans” and the related companion loans will be “serviced companion loans”. In each case, on and after the related servicing shift securitization date, the servicing shift whole loans will be “non-serviced whole loans”, the related mortgage loans will be “non-serviced mortgage loans” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or

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collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Griffin Portfolio	BANK 2017-BNK8	4.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
General Motors Building	BXP Trust 2017-GM	4.2%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Harmon Corner	UBS 2017-C6	2.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Murrieta Plaza	UBS 2017-C6	0.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Airport Investment & Airport Overlook	UBS 2017-C6	0.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Griffin Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
General Motors Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.
Harmon Corner	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C6
Murrieta Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C6
Airport Investment & Airport Overlook	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D U 2017-C6

(1)	Information in this table is presented as of the closing date of the related securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction (and by the service provider parties thereto).

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or

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subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$890,961,565
Number of mortgage loans	48
Number of mortgaged properties	109
Range of Cut-off Date Balances	$2,900,000 to $62,220,000
Average Cut-off Date Balance	$18,561,699
Range of Mortgage Rates	3.4300% to 5.6900%
Weighted average Mortgage Rate	4.6063%
Range of original terms to maturity	60 months to 181 months
Weighted average original term to maturity	119 months
Range of remaining terms to maturity	59 months to 181 months
Weighted average remaining term to maturity	119 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	299 months to 360 months
Weighted average remaining amortization term(2)	354 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	21.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	57.8%
Range of LTV Ratios as of the maturity date(3)(4)(5)	21.8% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	51.3%
Range of U/W NCF DSCRs(3)(6)	1.30x to 4.87x
Weighted average U/W NCF DSCR(3)(6)	2.06x
Range of U/W NOI Debt Yields(3)(5)	6.8% to 20.9%
Weighted average U/W NOI Debt Yield(3)(5)	11.8%
Percentage of Initial Pool Balance consisting of:
Amortizing	38.2%
Full IO	33.9%
Partial IO	27.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eleven (11) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as One State Street, AFIN Portfolio, Griffin Portfolio, General Motors Building, Plaza Del Sol, Greenpoint Multifamily Portfolio, Harmon Corner, Elysian Brewery, Town Center Commons, Nautilus FedEx Portfolio and 55 Northwest 25th Street, representing approximately 33.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term.

(3)	In the case of twelve (12) mortgage loans, representing approximately 47.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related

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subordinate companion loan. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as One State Street, representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 64.3% and 1.51x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 47.9% and 2.77x, respectively.

(4)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated using the “as-is” appraised value.

(5)	In the case of the mortgage loans identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport and 660 NCX, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio and debt yield were calculated based on the related principal balance as of the cut-off date or maturity date, as applicable, as reduced by an earnout reserve.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property previously secured an approximately $46.6 million loan, which loan was an asset in the BSCMS 2007-PW18 securitization and which loan went into default in 2009. In April 2010, the borrower under the prior loan filed a voluntary petition for bankruptcy. In February 2011, the prior loan was modified to permit the use of funds held in lender controlled accounts to be used for leasing costs and to

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waive late fees and default interest that had accrued prior to the modification. The mortgage loan paid off the prior loan in full, including the accrued interest. In connection with the origination of the mortgage loan, the borrower sponsors formed a new borrower.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Essex Centre, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the prior loan that encumbered the mortgaged property was subject to a modification that lowered the interest rate, provided an interest-only period and extended the maturity deadline at the time the mortgage loan was originated. The proceeds of the mortgage loan paid off the prior loan in full.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	With respect to eleven (11) of the mortgaged properties or portfolio of mortgaged properties securing four (4) mortgage loans representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the related cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are subject to triple-net leases with a related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and

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loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by UBS AG, New York Branch, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action

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which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after January 2028 and the AvidXchange Headquarters mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding

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certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other

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amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any mortgage loan as to which equity interests in the related borrower directly or indirectly secure mezzanine debt, the mezzanine lender will generally have the option to purchase such mortgage loan under certain default scenarios.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

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●	It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any

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other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties

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for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage

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loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

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●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its

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obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant

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exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial

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condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will

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take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

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●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and

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nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are

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expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant or another major tenant goes dark, if the mortgaged property does not meet certain minimum occupancy levels or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to

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tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

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The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, ongoing litigation concerning the status of rent stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent stabilized units to market rent units in the future. For example, the New York State Appellate Division, in Altman v. 285 West Fourth (1st Dept., 2015) held that in order to effectuate vacancy luxury deregulation, the legal rent had to be above the statutory deregulation threshold at the time the outgoing tenant vacated and the fact that the legal rent was above the statutory threshold at the time the incoming tenant moved in was not relevant. The Altman case is currently on appeal and scheduled to be heard by the New York Court of Appeals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot

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assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”.

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Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager.

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Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

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Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

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Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting

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rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a

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disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, multifamily, hospitality and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, North Carolina, Florida, Texas, Indiana, California, Washington and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

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Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required

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significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

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In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration,

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reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

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Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire December 22, 2017. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

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●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such

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insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

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Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in

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respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate

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balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s

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Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting

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analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

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●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that any values shown in this prospectus will be the value of the related mortgaged property at the indicated stabilization date (if applicable) or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—

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Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

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The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the

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funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a

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petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and

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potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

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●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur

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unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.

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This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect

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the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher

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principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates,

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whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s

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obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government

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“payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if

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imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower generally master leases the related property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. Such master leases are further generally collaterally assigned to the lender and subordinated to the related mortgage loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and

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permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

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Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the One State Street whole loan, the AFIN Portfolio whole loan and the Tryad Industrial & Business Center whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. On the related servicing shift securitization date, the servicing and administration of a servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan or any of the above-referenced non-serviced whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and

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other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the

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certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2017-C7 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing

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the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. KeyBank National Association, which is expected to act as the special servicer under the pooling and servicing agreement and a primary servicer, assisted Prime Finance Advisor, L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date. KeyBank National Association is expected to be, prior to the closing date, a primary servicer under the UBS 2017-C6 PSA with respect to the HRC Hotels Portfolio whole loan, and on and after the closing date, a primary servicer under the pooling and servicing agreement with respect to the HRC Hotels Portfolio whole loan.

Similarly, it is expected that Wells Fargo Bank, National Association, will be the master servicer, the custodian and the certificate administrator for this transaction. In addition, Wells Fargo Bank, National Association is also (1) the master servicer, certificate administrator and custodian under the BANK 2017-BNK8 PSA, which governs the servicing and administration of the Griffin Portfolio whole loan, (2) the servicer, certificate administrator and custodian under the BXP 2017-GM TSA, which governs the servicing and administration of the General Motors Building whole loan, (3) expected to be the master servicer, certificate administrator and custodian under the UBS 2017-C6 PSA, which is expected to govern the servicing and administration of the Harmon Corner whole loan, the Murrieta Plaza whole loan and the Airport Investment & Airport Overlook whole loan and, prior to the Closing Date, is expected to govern the servicing and administration of the HRC Hotels Portfolio Whole Loan and the Marketplace at Four Corners Whole Loan, (4) the trustee, certificate administrator and custodian under the pooling and servicing agreement for the UBS 2017-C5 transaction, which, prior to the Closing Date, governs the servicing and administration of the National Office Portfolio Whole Loan, and (5) the master servicer, certificate administrator and custodian under the WFCM 2017-C41 PSA, which, prior to the Closing Date, governs the servicing and administration of the Belden Park Crossing Whole Loan.

Wells Fargo Bank, National Association is also acting as (1) the interim servicer (or, in the case of the Belden Park Crossing mortgage loan, as master servicer under the pooling and servicing agreement governing the WFCM 2017-C41 securitization transaction) for nine (9) of the mortgage loans that Ladder Capital Finance LLC is contributing to this securitization transaction, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (2) the interim custodian for all of the mortgage loans that Ladder Capital Finance LLC is contributing to this securitization transaction.

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Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

KeyBank National Association, a sponsor, mortgage loan seller and originator, is expected to act as the special servicer and a primary servicer, and it or an affiliate assisted Prime Finance Advisor, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date. KeyBank National Association is expected to be, prior to the closing date, a primary servicer under the UBS 2017-C6 PSA with respect to the HRC Hotels Portfolio Whole Loan and, on and after the closing date, a primary servicer under the pooling and servicing agreement with respect to the HRC Hotels Portfolio Whole Loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related

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mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of the certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties. Each of these relationships may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of the certificateholders if the asset representations reviewer or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Prime Finance CMBS B-Piece Holdco XV, LP, or its affiliate will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date or, with respect to a serviced AB whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, at the direction of the holder of the related subordinate companion loan, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the respective controlling noteholders of the One State Street whole loan, the AFIN Portfolio whole loan and the Tryad Industrial & Business Center whole loan, in each case prior to the applicable servicing shift securitization date, (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan or (iv) the holder of the related subordinate companion loan with respect to a serviced AB whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, may direct the special servicer or the special servicer under the pooling and servicing agreement relating to the applicable other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Griffin Portfolio	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
General Motors Building	BXP Trust 2017-GM	BXP Trust 2017-GM	Core Credit Partners A LLC
Harmon Corner	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Murrieta Plaza	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Airport Investment & Airport Overlook	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Does not include the One State Street whole loan, the AFIN Portfolio whole loan or the Tryad Industrial & Business Center whole loan, servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder for the One State Street whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof,

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as holder of the related controlling companion loan. The initial controlling noteholder for the AFIN Portfolio whole loan will be Société Générale or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Tryad Industrial & Business Center whole loan will be Cantor Commercial Real Estate Lending, L.P. or an affiliate thereof, as holder of the related controlling companion loan. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described

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herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than any servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

With respect to the One State Street whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer under the pooling and servicing agreement for this securitization. In addition, the holder of the related subordinate companion loan with respect to the One State Street whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of such subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”. The holder of a subordinate companion loan may have interests that conflict with those of certain certificateholders. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and any of its respective

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affiliates) (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, which is referred to in this prospectus as the “third party purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the third party purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The third party purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The third party purchaser is not required to take into account the interests of any other investor in the

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certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the third party purchaser’s acceptance of a mortgage loan. The third party purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The third party purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The third party purchaser is expected to appoint Prime Finance CMBS B-Piece Holdco XV, LP, or its affiliate as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”, “—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan—Consultation and Control”.

Because the incentives and actions of the third party purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against

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any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of

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those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On September 30, 2015, the European Commission (the “European Commission”) published a proposal to amend the Capital Requirements Regulation (the “CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (the “STS Securitization Regulation”) which would, among other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe (together with the CRR Amendment Regulation, the “Securitization Regulations”). The Presidency of the Council of the European Union (the “Council”) and the European Parliament have proposed amendments to the Securitization Regulations. The subsequent trilogue discussions between representatives of the European Commission, the Council and the European Parliament, have resulted in a compromise agreement being reached on the contents of the Securitization Regulations. The Council published the compromise text of the STS Securitization Regulation in a communication dated June 26, 2017. However, the final forms of the Securitization Regulations have not yet been published and so their final contents are not yet known. The current intention is that the Securitization Regulations will only apply from January 1, 2019. Investors should be aware that there are likely to be material differences between the current EU Risk Retention and Due Diligence Requirements and those in the Securitization Regulations.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in

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July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise

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adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued

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CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to three nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected those three nationally recognized statistical rating organizations to rate certain classes of the certificates. If the depositor had selected other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an

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unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment

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Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

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Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as

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to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

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In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan and any servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. “See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the serviced AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during

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a control appraisal period with respect to the serviced AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loans) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under the applicable pooling and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

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You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)  may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)  does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)  may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as and to the extent described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the

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benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. Additionally, with respect to a servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders in this transaction generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole

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loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”, and “—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to

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purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to

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the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor or any related payment guarantor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to

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the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

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In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency

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rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or

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certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-eight (48) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $890,961,565 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2017 (or, in the case of any Mortgage Loan that has its first due date after December 2017, the date that would have been its due date in December 2017 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) of the Mortgage Loans, representing approximately 47.2% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC	Ladder Capital Finance LLC or an affiliate	10	27	$165,039,814	18.5%
KeyBank National Association	KeyBank National Association(1)	10	29	158,380,681	17.8
Société Générale	Société Générale	7	12	140,615,000	15.8
UBS AG, New York Branch	UBS AG, New York Branch(2)	12	13	127,817,070	14.3
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.(3)(4)	6	14	122,889,000	13.8
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	1	1	62,220,000	7.0
Société Générale/UBS AG, New York Branch	Société Générale /UBS AG, New York Branch(5)	1	12	60,000,000	6.7
Cantor Commercial Real Estate Lending, L.P./UBS AG, New York Branch	Cantor Commercial Real Estate Lending, L.P.(6)	1	1	54,000,000	6.1
Total		48	109	$890,961,565	100.0%

(1)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, is part of a whole loan that was originated by Bank of America N.A. and subsequently partially assigned to KeyBank National Association. Such Mortgage Loan was reunderwritten pursuant to KeyBank National Association’s underwriting guidelines.

(2)	Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Murrieta Plaza and Lynchburg Apartments, representing approximately 0.9% and 0.6%, respectively, of the Initial Pool Balance, were each originated by Regions Bank and subsequently acquired by UBS AG, New York Branch. Such Mortgage Loans were reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Wells Fargo Bank, National Association and subsequently partially assigned to Cantor Commercial Real Estate Lending L.P. Such Mortgage Loan was subsequently re-underwritten pursuant to Cantor Commercial Real Estate Lending L.P.’s underwriting guidelines.

(4)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the Initial Pool Balance, is part of a whole loan that was co-originated by Cantor Commercial Real Estate Lending, L.P. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Cantor Commercial Real Estate Lending L.P.’s underwriting guidelines.

(5)	One (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the Initial Pool Balance, is part of a whole loan that was co-originated by Société Générale and UBS AG, New York Branch. The Mortgage Loan is evidenced by four promissory notes, Note A-3 and Note A-4, with principal balances of $20,000,000 and $12,000,000, respectively, as of the Cut-off Date as to which Société Générale is acting as mortgage loan seller and Note A-9 and Note A-14 with principal balances of $20,000,000 and $8,000,000, respectively, as of the Cut-off Date as to which UBS AG, New York Branch is acting as mortgage loan seller. Such Mortgage Loan was underwritten pursuant to the Société Générale’s and UBS AG, New York Branch’s underwriting guidelines.

(6)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tryad Industrial & Business Center, representing approximately 6.1% of the Initial Pool Balance, is part of a whole loan that was originated by Cantor Commercial Real Estate Lending, L.P. Certain notes evidencing the Whole Loan were subsequently acquired by UBS AG, New York Branch. The

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Mortgage Loan is evidenced by two promissory notes, Note A-1-1 with a principal balance of $27,000,000 as of the Cut-off Date as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller and Note A-2-1 with a principal balance of $27,000,000 as of the Cut-off Date as to which UBS AG, New York Branch is acting as mortgage loan seller. Such Mortgage Loan was underwritten pursuant to the Cantor Commercial Real Estate Lending, L.P. underwriting guidelines and subsequently reunderwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 28, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

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“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date Loan-to-Value Ratio and/or the Loan-to-Value Ratio at Maturity for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

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●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” (or, in the case of Mortgage Loans identified under “—Appraised Value” below, other than “as-is”) Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

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The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport, representing approximately 1.1% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated, unless otherwise indicated, based on the related Cut-off Date Balance net of the $443,705 upfront earnout reserve (which reserve will be released in whole, if the Mortgaged Property achieves a net cash flow debt yield of at least 11.0% for two consecutive quarters or, otherwise, in an amount generally equal to the difference between (i) the net cash flow that results in a debt yield of 10.45% and (ii) the net cash flow which results in the debt yield as of the date of the quarterly calculation (which such debt yield calculation is to be based on two quarters of net

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cash flow), then dividing the difference between clauses (i) and (ii) by 11.0%, if the Mortgaged Property achieves a net cash flow debt yield of at least 10.45% (based on two quarters of net cash flow), in any event by the end of the fourth quarter following origination). The Cut-off Date LTV Ratio is 62.5% based on the full Cut-off Date Balance.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 660 NCX, representing approximately 0.7% of the Initial Pool Balance, the Cut-off Date LTV Ratio is based on the Mortgage Loan amount net of the $670,000 holdback reserve that was escrowed at origination. $410,000 of this holdback was reserved for Southwest Tow whose rent commencement date is scheduled for January 1, 2018, and $260,000 of this holdback was reserved for Verizon whose lease commences when the tenant starts installation of the cell tower. Each holdback will be released to the borrower once the tenants are in occupancy, paying rent, and have delivered a tenant estoppel satisfactory to the lender. The Cut-off Date LTV Ratio based on the total Mortgage Loan amount including the holdback reserve is 70.2%.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the

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Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, LTV Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport, representing approximately 1.1% of the Initial Pool Balance, the LTV Ratio at Maturity is calculated, unless otherwise indicated, based on the related principal balance as of the maturity date net of the $443,705 upfront earnout reserve (which reserve will be subject to release based on debt yield triggers as described in the definition of “Cut-off Date LTV Ratio” above). The LTV Ratio at Maturity is 56.2% based on the full scheduled principal balance at maturity.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 660 NCX, representing approximately 0.7% of the Initial Pool Balance, the LTV Ratio at Maturity is based on the mortgage loan amount net of the $670,000 holdback reserve that was escrowed at origination. $410,000 of this holdback was reserved for Southwest Tow whose rent commencement date is scheduled for January 1, 2018, and $260,000 of this holdback was reserved for Verizon whose lease commences when the tenant starts installation of the cell tower. Each holdback will be released to the borrower once the tenants are in occupancy, paying rent, and have delivered a tenant estoppel satisfactory to the lender. The LTV Ratio at Maturity based on the total mortgage loan amount including the holdback reserve is 59.3%.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

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“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property;

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

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●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

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“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases

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involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures

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used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service

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Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport, representing approximately 1.1% of the Initial Pool Balance, the Underwritten NCF Debt Yield is calculated, unless otherwise indicated, based on the related Cut-off Date Balance net of the $443,705 upfront earnout reserve (which reserve will be subject to release based on debt yield triggers as described in the definition of “Cut-off Date LTV Ratio” above). The Underwritten NCF Debt Yield is 10.5% based on the full Cut-off Date Balance.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 660 NCX, representing approximately 0.7% of the Initial Pool Balance, the Cut-off Date LTV Ratio is based on the Mortgage Loan amount net of the $670,000 holdback reserve that was escrowed at origination. $410,000 of this holdback was reserved for Southwest Tow whose rent commencement date is scheduled for January 1, 2018, and $260,000 of this holdback was reserved for Verizon whose lease commences when the tenant starts installation of the cell tower. Each holdback will be released to the borrower once the tenants are in occupancy, paying rent, and have delivered a tenant estoppel satisfactory to the lender. The Underwritten NCF Debt Yield based on the total Mortgage Loan amount including the holdback reserve is 10.7%.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s)

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(and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport, representing approximately 1.1% of the Initial Pool Balance, the Underwritten NOI Debt Yield is calculated, unless otherwise indicated, based on the related Cut-off Date Balance net of the $443,705 upfront earnout reserve (which reserve will be subject to release based on debt yield triggers as described in the definition of “Cut-off Date LTV Ratio” above). The Underwritten NOI Debt Yield is 11.9% based on the full Cut-off Date Balance.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 660 NCX, representing approximately 0.7% of the Initial Pool Balance, the Cut-off Date LTV Ratio is based on the Mortgage Loan amount net of the $670,000 holdback reserve that was escrowed at origination. $410,000 of this holdback was reserved for Southwest Tow whose rent commencement date is scheduled for January 1, 2018, and $260,000 of this holdback was reserved for Verizon whose lease commences when the tenant starts installation of the cell tower. Each holdback will be released to the borrower once the tenants are in occupancy, paying rent, and have delivered a tenant estoppel satisfactory to the lender. The Underwritten NOI Debt Yield based on the total Mortgage Loan amount including the holdback reserve is 13.0%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operating as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

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Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$890,961,565
Number of Mortgage Loans	48
Number of Mortgaged Properties	109
Range of Cut-off Date Balances	$2,900,000 to $62,220,000
Average Cut-off Date Balance	$18,561,699
Range of Mortgage Rates	3.4300% to 5.6900%
Weighted average Mortgage Rate	4.6063%
Range of original terms to maturity	60 months to 181 months
Weighted average original term to maturity	119 months
Range of remaining terms to maturity	59 months to 181 months
Weighted average remaining term to maturity	119 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	299 months to 360 months
Weighted average remaining amortization term(2)	354 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	21.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	57.8%
Range of LTV Ratios as of the maturity date(3)(4)(5)	21.8% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	51.3%
Range of U/W NCF DSCRs(3)(6)	1.30x to 4.87x
Weighted average U/W NCF DSCR(3)(6)	2.06x
Range of U/W NOI Debt Yields(3)(5)	6.8% to 20.9%
Weighted average U/W NOI Debt Yield(3)(5)	11.8%
Percentage of Initial Pool Balance consisting of:
Amortizing	38.2%
Full IO	33.9%
Partial IO	27.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eleven (11) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as One State Street, AFIN Portfolio, Griffin Portfolio, General Motors Building, Plaza Del Sol, Greenpoint Multifamily Portfolio, Harmon Corner, Elysian Brewery, Town Center Commons, Nautilus FedEx Portfolio and 55 Northwest 25th Street, representing approximately 33.9% of the Initial Pool Balance, that are interest only for the entire term.

(3)	In the case of twelve (12) Mortgage Loans, representing approximately 47.2% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the DSCR, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as One State Street, representing approximately 7.0% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 64.3% and 1.51x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 47.9% and 2.77x, respectively.

(4)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date have been calculated using the “as-is” appraised value.

(5)	In the case of the Mortgage Loans identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport and 660 NCX, representing approximately 1.8% of the Initial Pool Balance, the related LTV Ratio and debt yield were calculated based on the related principal balance as of the Cut-off Date or maturity date, as applicable, as reduced by an earnout reserve.

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(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include seven (7) Mortgage Loans, representing approximately 26.6% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office
Suburban	32	$114,306,884	12.8%
CBD	2	99,620,000	11.2
Subtotal:	34	$213,926,884	24.0%
Retail
Anchored	21	$181,161,639	20.3%
Free-Standing	1	2,900,000	0.3
Subtotal:	22	$184,061,639	20.7%

Mixed Use
Office/Retail	2	$48,500,000	5.4%
Retail/Industrial	1	27,390,000	3.1
Office/Industrial	1	23,725,000	2.7
Retail/Office	1	21,825,000	2.4
Retail/Signage	1	20,800,000	2.3
Subtotal:	6	$142,240,000	16.0%
Multifamily
Garden	11	$100,748,620	11.3%
Mid Rise	9	30,500,000	3.4
Student Housing	1	8,025,000	0.9
Subtotal:	21	$139,273,620	15.6%
Hospitality
Limited Service	11	$78,571,564	8.8%
Extended Stay	5	31,203,466	3.5
Subtotal:	16	$109,775,030	12.3%
Industrial
Flex	3	$62,995,393	7.1%
Warehouse/Distribution	4	26,189,000	2.9
Subtotal:	7	$89,184,393	10.0%
Self Storage
Self Storage	3	$12,500,000	1.4%
Subtotal:	3	$12,500,000	1.4%

Total	109	$890,961,565	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Airport Investment & Airport Overlook - Airport Investment, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, approximately 90% of the Mortgaged Property is built-out as a sensitive compartmented information facility (“SCIF”) (i.e., a secure room).

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The SCIF is a data and communication secured space for the handling of sensitive/classified data. The Mortgaged Property is 100% leased to Northrop Grumman, an American aerospace and defense technology company. In addition, such Mortgaged Property provides support to the National Security Agency, which is headquartered in the area and has a large annex campus of approximately one million sq. ft. across the street from the Mortgaged Property and the two properties have direct communication lines that run between them.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured in part by Mortgaged Property identified on Annex A-1 as AFIN Portfolio – San Pedro Crossing, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, Toys “R” Us is a tenant representing approximately 29.3% of the net rentable area at the Mortgaged Property. Toys “R” Us filed for Chapter 11 bankruptcy in September 2017. The Toys “R” Us space was underwritten as vacant.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Belden Park Crossing, representing approximately 1.5% of the Initial Pool Balance, the borrower sponsor owns a shopping center 1.5 miles from the Mortgaged Property that competes with the Mortgaged Property.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail, office, industrial and signage components. See “Risk Factors Risks—Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable.

●	Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Multifamily Properties

With respect to the multifamily and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Eagle Multifamily Portfolio, representing approximately 6.7% of the Initial Pool Balance, all of the Mortgaged Properties accept housing vouchers issued by local housing authorities pursuant to the Department of Housing and Urban Development’s Housing Choice Voucher program, also known as Section 8. The vouchers provide monthly payments of a portion of the rental fees charged on the applicable unit. Currently, approximately 101 units of the 1,242 units at the Mortgaged Properties are occupied by tenants who provide partial payment through such vouchers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lockefield Gardens, representing approximately 3.9% of the Initial Pool Balance, approximately 60% of the apartment units are occupied by students.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, representing approximately 2.9% of the Initial Pool Balance, the Mortgaged Property identified as 673 Meeker Avenue does not currently have a certificate of occupancy. At the time the borrower sponsor acquired the Mortgaged Properties, 673 Meeker Avenue had been operating under an expired temporary certificate of occupancy since 2003. The New York City Department of Buildings indicated that, given the circumstances, the borrower should apply for a permanent certificate of occupancy without first obtaining a temporary certificate of occupancy. The borrower applied for the permanent certificate of occupancy and expects to receive it within 12 months. The Mortgage Loan is recourse to the guarantor for losses resulting from the failure to obtain a certificate occupancy.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as RPI Student Housing Portfolio, representing approximately 0.9% of the Initial Pool Balance, the related Mortgaged Property is used solely for student housing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as the HRC Hotels Portfolio, representing approximately 4.7% of the Initial Pool Balance, the property manager for the Mortgaged Properties also manages three properties that directly compete with certain of the Mortgaged Properties.

●	Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Holiday Inn Express & Suites Charlotte Airport, Hampton Inn – Gulf Shores, TownePlace Meridian and Hampton Inn – South Haven, representing approximately 3.5% of the Initial Pool Balance, require seasonality

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reserves to be funded on an ongoing basis in an amount specified in the related loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn & Suites Lake City, representing approximately 1.1% of the Initial Pool Balance, the related appraisal indicates that a 95-room La Quinta Inn & Suites has been proposed for development near the Mortgaged Property that would be directly competitive.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Candlewood Suites Fayetteville, representing approximately 1.0% of the Initial Pool Balance, a 111-key Homewood Suites adjacent to the Mortgaged Property is scheduled to open in January 2018 and is expected to directly compete with the Mortgaged Property.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as HRC Hotels Portfolio - Homewood Suites by Hilton Indianapolis-Downtown, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, a 146-key TownePlace Suites hotel is under construction and is scheduled for completion in May 2018 and is expected to directly compete with the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as TownePlace Meridian, representing approximately 0.9% of the Initial Pool Balance, a 92-key Tru by Hilton is scheduled to open in June 2018 adjacent to the related Mortgaged Property and is expected to directly compete with the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn & Suites Blythe, representing approximately 0.9% of the Initial Pool Balance, the related appraisal indicates that an 80-room Holiday Inn Express has been proposed for development near the Mortgaged Property that is expected to be directly competitive.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as HRC Hotels Portfolio – Homewood Suites by Hilton Indianapolis-Airport/Plainfield, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, a 175-key Embassy Suites hotel is under construction and is scheduled for completion in the spring of 2018 and is expected to compete with the Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
HRC Hotels Portfolio - Hampton Inn Traverse City	$ 7,949,471	0.9%	6/30/2035	11/1/2027
HRC Hotels Portfolio - Homewood Suites by Hilton Indianapolis-Downtown	$ 7,914,908	0.9%	3/9/2026	11/1/2027
HRC Hotels Portfolio - Homewood Suites by Hilton Indianapolis-Airport/Plainfield	$ 5,426,378	0.6%	7/28/2024	11/1/2027
HRC Hotels Portfolio - Homewood Suites by Hilton Indianapolis Northwest	$ 5,080,749	0.6%	6/2/2027	11/1/2027
HRC Hotels Portfolio - Homewood Suites by Hilton Bloomington	$ 4,631,431	0.5%	5/9/2027	11/1/2027
HRC Hotels Portfolio - Hampton Inn & Suites Petoskey	$ 4,043,861	0.5%	5/23/2022	11/1/2027
HRC Hotels Portfolio - Hampton Inn & Suites Valparaiso	$ 3,559,981	0.4%	8/16/2022	11/1/2027
HRC Hotels Portfolio - Hampton Inn & Suites Kalamazoo-Oshtemo	$ 3,283,477	0.4%	4/29/2023	11/1/2027
Springhill Suites Wichita Airport	$ 10,600,000	1.2%	1/23/2035	1/1/2028
Holiday Inn Express & Suites Charlotte Airport	$ 10,000,000	1.1%	6/15/2036	12/6/2022
Hampton Inn & Suites Lake City	$ 9,500,000	1.1%	8/3/2026	12/1/2027
Candlewood Suites Fayetteville	$ 8,984,774	1.0%	1/18/2021	11/1/2027
Hampton Inn – Gulf Shores	$ 8,800,000	1.0%	8/31/2035	12/6/2027
TownePlace Meridian	$ 8,150,000	0.9%	11/29/2028	12/6/2027
Hampton Inn & Suites Blythe	$ 7,800,000	0.9%	10/31/2032	12/1/2027
Hampton Inn – South Haven	$ 4,050,000	0.5%	7/31/2032	12/6/2027

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” as well as “—Specialty Use Concentrations”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self Storage Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Restaurant(1)	8	11.0%
Gym, fitness center or a health club(2)	3	5.8%
Medical/laboratory(3)	10	5.4%
Grocery store(4)	2	5.2%
Brewery(5)	3	4.1%
Hair and/or nail salon(6)	1	1.8%
Bank Branch(7)	2	1.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Griffin Portfolio - CHRISTUS Health HQ, 5th Street Public Market, Harmon Corner, Covington Center II, Alliance Crossing, Town Center Commons, Murrieta Plaza and CVS - Tiverton.

(2)	Includes the Mortgaged Properties identified on Annex A-1 as Plaza Del Sol, Covington Center II and Murrieta Plaza.

(3)	Includes the Mortgaged Properties identified on Annex A-1 as National Office Portfolio - Northlake – 2295 Parklake Dr NE, National Office Portfolio - The Centre – 4101 McEwen Road, National Office Portfolio - The Centre – 4099 McEwen Road, National Office Portfolio - 10000 North 31st Ave, National Office Portfolio - The Centre – 4001 McEwen Road, National Office Portfolio - 4425 W Airport Fwy, National Office Portfolio - Northlake – 2302 Parklake Dr NE, National Office Portfolio - 12100 Ford Road, North Creek Parkway Center and South Coast Plaza.

(4)	Includes the Mortgaged Properties identified on Annex A-1 as Plaza Del Sol and New Garden Crossing.

(5)	Includes the Mortgaged Properties identified on Annex A-1 as 5th Street Public Market, Elysian Brewery and 55 Northwest 25th Street.

(6)	Includes the Mortgaged Property identified on Annex A-1 as Covington Center II.

(7)	Includes the Mortgaged Properties identified on Annex A-1 as Griffin Portfolio - Wells Fargo Operations Center and Murrieta Plaza.

In addition, the Mortgaged Property identified on Annex A-1 as New Garden Crossing, representing approximately 2.1% of the Initial Pool Balance, includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
One State Street	$62,220,000	7.0%	$137	4.87	x	21.8%	Office
AFIN Portfolio	$60,000,000	6.7%	$87	2.34	x	56.5%	Retail
Eagle Multifamily Portfolio	$59,500,000	6.7%	$47,907	1.48	x	72.2%	Multifamily
National Office Portfolio	$54,864,814	6.2%	$72	1.64	x	64.1%	Office
Tryad Industrial & Business Center	$54,000,000	6.1%	$33	1.42	x	52.6%	Industrial
HRC Hotels Portfolio	$41,890,256	4.7%	$100,601	1.88	x	54.1%	Hospitality
Griffin Portfolio	$37,500,000	4.2%	$101	2.49	x	61.5%	Various
General Motors Building	$37,400,000	4.2%	$739	4.33	x	30.6%	Mixed Use
AvidXchange Headquarters	$37,400,000	4.2%	$186	1.91	x	43.5%	Office
Lockefield Gardens	$34,500,000	3.9%	$69,980	1.38	x	71.7%	Multifamily
Plaza Del Sol	$27,390,000	3.1%	$165	2.12	x	60.0%	Mixed Use
Greenpoint Multifamily Portfolio	$25,400,000	2.9%	$347,945	1.40	x	58.4%	Multifamily
Marketplace at Four Corners	$25,000,000	2.8%	$80	1.33	x	72.4%	Retail
North Creek Parkway Center	$23,725,000	2.7%	$116	1.67	x	65.0%	Mixed Use
5th Street Public Market	$21,825,000	2.4%	$276	1.38	x	75.0%	Mixed Use
Top 3 Total/Weighted Average	$181,720,000	20.4%		2.92	x	49.8%
Top 5 Total/Weighted Average	$290,584,814	32.6%		2.40	x	53.0%
Top 15 Total/Weighted Average	$602,615,070	67.6%		2.24	x	55.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan Per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.3% of the Initial Pool Balance.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 33.3% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan(s).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
AFIN Portfolio	$60,000,000	6.7%
Eagle Multifamily Portfolio	59,500,000	6.7
National Office Portfolio	54,864,814	6.2
HRC Hotels Portfolio	41,890,256	4.7
Griffin Portfolio	37,500,000	4.2
Greenpoint Multifamily Portfolio	25,400,000	2.9
Nautilus FedEx Portfolio	6,389,000	0.7
Airport Investment & Airport Overlook	5,992,070	0.7
Concord Multifamily Portfolio	4,744,013	0.5
Total	$296,280,153	33.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

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The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Mini U Storage - Livonia	1	$4,300,000	0.5%
Mini U Storage - Denver	1	4,300,000	0.5
Mini U Storage – Highlands Ranch	1	3,900,000	0.4
Total for Group 1:	3	$12,500,000	1.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	12	$187,045,000	21.0%
North Carolina	8	$90,136,559	10.1%
Florida	11	$85,225,714	9.6%
Texas	17	$77,590,678	8.7%
Indiana	7	$73,713,446	8.3%
California	8	$55,734,013	6.3%
Washington	4	$53,572,139	6.0%
Ohio	5	$50,879,286	5.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout nineteen (19) other states, with no more than 4.2% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Thirteen (13) Mortgaged Properties, collectively representing approximately 14.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were

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prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties With Limited Prior Operating History

With respect to eleven (11) of the Mortgaged Properties or the portfolio of Mortgaged Properties securing four (4) Mortgage Loans collectively representing approximately 8.7% of the Initial Pool Balance, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are subject to triple net leases with a related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Mortgaged Properties identified on Annex A-1 as 900 on Nine, Alliance Crossing, Airport Commerce Center and 660 NCX, representing in the aggregate 4.3% of the Initial Pool Balance, the related Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “— Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Three (3) of the Mortgaged Properties, identified on Annex A-1 as HRC Hotels Portfolio – Hampton Inn & Suites Petoskey, Plaza Del Sol and Essex Centre, collectively representing approximately 4.0% of the Initial Pool Balance by allocated loan amount, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgaged Properties, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as HRC Hotels Portfolio - Hampton Inn & Suites Petoskey, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, is secured by the related borrower’s interest in one unit in a condominium. With respect to such Mortgaged Property, the borrower does not control the appointment or voting of the condominium board.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)(3)	108	$856,461,565	96.1%
Leasehold	1	34,500,000	3.9
Total	109	$890,961,565	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to the Mortgage Loan secured in part by the Mortgaged Properties identified on Annex A-1 as HRC Hotels Portfolio – Hampton Inn Traverse City, representing approximately 0.9% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is partially secured by the related borrower’s leasehold interest in a portion of the parking lot related to the Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as

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warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also “—Non-Recourse Carveout Limitations” for disclosure regarding Mortgage Loans as to which there is no third-party environmental indemnitor. See also representation and warranty no. 40 in Annex D-1.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the Initial Pool Balance, the related ESAs did not note any recognized environmental conditions; however, the ESA for the Mortgaged Property identified as Shoppes of West Melbourne indicated the former presence of a dry cleaner as a business environmental risk. The borrower obtained an environmental insurance policy from Berkeley Specialty Underwriting Managers, which has an A.M. Best rating of A- or better, with limits of $1,000,000 per occurrence and $1,000,000 in the aggregate. The policy provides coverage during the term of the Whole Loan and an optional three year tail.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lockefield Gardens, representing approximately 3.9% of the Initial Pool Balance, a dry cleaner operated at the related Mortgaged Property’s commercial building as early as the mid-1980s until 2010. Subsurface investigations conducted at the related Mortgaged Property confirmed soil and groundwater contamination at concentrations above Indiana Department of Environmental Management closure guidelines. Limited indoor air sampling was conducted at the related Mortgaged Property in 2016 and detectable concentrations of tetrachloroethylene were present in each of the samples; however, none were above EPA Vapor Intrusion Screening Levels for residential properties. Because vapor levels can fluctuate, the related ESA recommended three rounds of testing for contamination over the next three quarters, which testing is required to be performed by the related borrower. This known contamination and associated vapor migration concern for the related Mortgaged Property is considered a REC. An environmental reserve of $119,125, equal to approximately 125% of the estimated costs of testing and remedial actions if required in the future, was established at origination of the Mortgage Loan. In addition, the lender obtained a Premises Environmental Liability – Commercial Lenders insurance policy from Great American E&S Insurance Company, with a $3 million policy limit per incident and in the aggregate, a $50,000 self-insured retention and a term expiring on November 1, 2030.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, representing approximately 2.9% of the Initial Pool Balance, the related Phase I ESAs identified a REC at each of the Mortgaged Properties related to up-gradient off-site properties that have adversely impacted groundwater and sub-slab soil vapor and indoor and indoor air that contained levels of volatile organic compounds that exceed their target concentrations. Pursuant to the recommendations described in the ESAs, the

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Mortgage Loan documents require that the Mortgagor implement periodic indoor air testing and perform any and all actions to comply with applicable Environmental Statutes, if any. At origination, the Mortgagor procured an environmental insurance policy issued by Great American Insurance Group with limits of $2,000,000 per occurrence and $8,000,000 in the aggregate.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Elysian Brewery, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property is listed on federal and state regulatory databases under Preservative Paint Company and Kelly Moore Paint Company (“Kelly Moore”). These listings indicate Preservative Paint Company entered into the Washington Department of Ecology Voluntary Cleanup Program on July 22, 2010 following the removal of multiple underground storage tanks at the Mortgaged Property. In addition, Kelly Moore, the prior owner and occupant of the property, is noted as the responsible party for existing soil and groundwater contamination at the Mortgaged Property. The contamination, caused by the Mortgaged Property’s prior use as a paint manufacturing facility, represents a REC and the potential for vapor intrusion is high. A voluntary cleanup plan is in place, pursuant to which certain remedial actions have been undertaken including installation of a vapor extraction system, which pending approval from the Washington Department of Ecology is ready to be activated. Monitoring wells have been installed onsite to monitor the groundwater contamination levels until no further action is required. It is expected that the remediation process will take approximately 3 years to reach the no further action stage, with a cost of approximately $1,100,000. Kelly Moore has taken full responsibility for remediation efforts and obtained a premises pollution liability policy from Illinois Union Insurance Company, with a $10,000,000 policy limit per incident and in the aggregate, a $100,000 self-insured retention and a term expiring on December 1, 2020. Per the terms of the related loan documents, the related borrower also maintains a premises pollution liability policy from Illinois Union Insurance Company, with a $10,000,000 policy limit per incident and in the aggregate, a $100,000 self-insured retention and a term expiring on November 29, 2022. The lender is named as an additional insured on each of the foregoing policies.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as CVS – Tiverton, representing approximately 0.7% of the Initial Pool Balance, a drycleaner using tetrachloroethylene (“PCE”) began operations at the Mortgaged Property in 1979. The drycleaner tenant space was serviced by a private septic system. PCE-impacted wastewater was identified in the septic system in 1991. The Rhode Island Department of Environmental Management subsequently ordered that the septic system be cleaned out, and an annual sampling program be implemented. Several soil borings and groundwater monitoring wells were installed in 2006. Concentrations of PCE above applicable cleanup standards were detected in both soil and groundwater from the vicinity of the drycleaner and associated septic tank. The dry cleaner and the adjacent grocery store vacated the Mortgaged Property in 2006, prior to demolition of the building. Beginning in May 2009, remedial activities were conducted at the building site within the Mortgaged Property, including excavation of impacted soils and the implementation of a groundwater monitoring plan. During subsequent groundwater sampling events, concentrations of PCE and associated breakdown products were observed to be increasing. Approximately 1,200 gallons of fluid was pumped from one of the monitoring wells, but no decline in PCE concentrations was observed during subsequent groundwater monitoring. In February 2014, sodium persulfate was

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injected into wells installed upgradient of the contaminated monitoring wells. Subsequent groundwater sampling events identified PCE and associated breakdown products above applicable reporting standards, although the concentrations were found to have decreased. A ground penetrating radar survey then identified a structure similar to a septic tank. The area was excavated in July 2016, and the septic tank was removed from the ground. Additionally, approximately 18 cubic yards of impacted soils were excavated from around and beneath the tank. Confirmatory soil samples collected from the septic excavation grave indicated that PCE was present in soil above the applicable cleanup standard. Quarterly groundwater monitoring at the site is ongoing. The responsible party will conduct groundwater sampling until such time as PCE and breakdown product concentrations are identified below the applicable standards for three consecutive groundwater monitoring quarters. Additional remediation may be required should this goal not be met. At origination, the borrower obtained an environmental insurance policy from Beazley (Lloyd’s of London Syndicates 623 and 2623) (rated “A: XV” by A.M. Best), which lists the borrower as the first named insured and the lender, with its successors, assigns, and/or affiliates named as additional named insured. The environmental insurance policy will have a term of ten years and 30 days with an optional extended reporting period of 36 months. Under the policy, the minimum per incident and aggregate limits will be $2,000,000 with a $50,000 deductible per incident.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Eagle Multifamily Portfolio - Bay, representing approximately 1.8% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is undergoing renovations that include rehabilitation of the swimming pool and gym equipment, installation of security cameras, painting and pressure washing of the buildings and renovations to the playground, dog park and rental units. The lender reserved $2,100,000 for these renovations, representing approximately 120% of the estimated cost of completion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as HRC Hotels Portfolio, representing approximately 4.7% of the Initial Pool Balance, the related borrower plans to perform future renovations related to PIPs. At origination, the lender reserved $3,486,000 to fund immediate PIP work at the Mortgaged Property identified on Annex A-1 as Hampton Inn Traverse City. The Mortgaged Properties identified on Annex A-1 as Hampton Inn & Suites Kalamazoo-Oshtemo, Hampton Inn & Suites Valparaiso, and Hampton Inn & Suites Petoskey will require PIP renovations within the next three years, but no budgets have been discussed and no amounts were reserved at origination for such PIPs. The Mortgaged Property identified on Annex A-1 as Homewood Suites by Hilton Bloomington is currently undergoing a non-required $2,264,100 renovation and no funds were reserved at origination related to such renovation.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, the fourth largest tenant, Apple, has its flagship retail location

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at the Mortgaged Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the Mortgaged Property (the “Apple Cube Space”). The Apple store is undergoing a renovation to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade (the “Apple Cube Space Renovation”). Apple has the right to terminate its entire lease if the newly renovated space is not delivered by February 3, 2020, subject to force majeure. During the Apple Cube Space Renovation, Apple is occupying the former FAO Schwarz space pursuant to a lease amendment that expires on the earlier of completion of the renovations or December 31, 2018. See “Tenant Issues—Lease Expirations and Terminations—Other” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Belden Park Crossing, representing approximately 1.5% of the Initial Pool Balance, $2,500,000 of the purchase price for the Mortgaged Property was deposited into escrow with a title company for use by the related borrower to replace and repair the roofs at the related Mortgaged Property. To the extent that actual roof replacement costs are less than $2,500,000, the seller of the related Mortgaged Property will receive the difference. The estimated cost of the roof replacement is $1,240,425. The lender will be entitled to access the funds for replacing and repairing the roofs upon an event of default. The related loan agreement requires that the repairs be completed within 12 months of origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn - South Haven, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to a PIP, which includes upgrades to the exterior and signage. The renovations are scheduled to be completed by the end of 2018. At origination, the borrower reserved approximately $399,244, which represents approximately 125% of the estimated cost to complete the renovations.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation,

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even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 8 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the Initial Pool Balance, the owner of 99.99% of the interests in the borrower sponsor, American Finance Trust, Inc. (“AFIN”), and American Realty Capital – Retail Centers of America, Inc. (“RCA”), among others, are named defendants in a stockholder derivative action that was filed on January 13, 2017 related to the merger of AFIN and RCA. AFIN and RCA are under the common control of AR Global Investments, LLC (“AR Global”), which is also a named defendant. The plaintiffs are owners of common stock in RCA. The merger of AFIN and RCA was consummated on February 16, 2017. On June 19, 2017, the plaintiffs filed an amended complaint that alleges, among other allegations, that the defendants violated Section 14(a) of the Securities Exchange Act of 1934, Sections 11, 12(a), 13(e) and 15 of the Securities Act of 1933 and Rule 14a-9 under the Exchange Act by issuing a proxy statement and prospectus containing false and misleading statements intending to induce stockholder approval of a proposed merger between AFIN and RCA. The plaintiffs seek rescission of the merger, damages in an amount equal to the difference between the amount paid for the security and (i) the value thereof at the time the suit was brought, (ii) the price of such security prior to the suit or (iii) the price of such security after filing the suit but before judgment pursuant to certain conditions and unspecified damages that resulted from the alleged acts and transactions. The case is before the United States District Court for the District of Maryland and is currently in the pre-trial motion stage. The most recent activity in such case was a reply in response to a

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motion to dismiss the amended complaint, filed on November 17, 2017. In addition, affiliates of AFIN and AR Global have been named in several individual and class action securities fraud suits and investigations, including an ongoing SEC and FBI investigation of American Realty Capital Properties, Inc. (“ARCP”), which is under common control with the related borrower. relating to allegedly falsifying financial information included in public filings with the SEC. On June 29, 2016, ARCP’s chief accounting officer pled guilty to making misleading statements and material misrepresentations related to such filings made in 2014.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Eagle Multifamily Portfolio, representing approximately 6.7% of the Initial Pool Balance, one of the borrower sponsors was party to a term sheet related to a proposed mortgage loan transaction that would have encumbered, among other properties, some of the Mortgaged Properties. The transaction was not consummated and the prospective lender filed suit for reimbursement of certain costs and expenses. The borrower sponsor is currently pursuing mediation and the prospective lender has suggested a settlement of $50,000. The Mortgage Loan documents require that the borrower sponsor maintains an ongoing net worth and liquidity of $20 million and $2 million, respectively.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the Initial Pool Balance, the related borrower had indicated prior to origination that it was marketing the Mortgaged Property and intended to sell such Mortgaged Property, however, two of the borrowers omitted to inform the lender that they had entered into a conditional purchase and sale contract for the Mortgaged Property. Such omission resulted in a breach of certain representations which the lender subsequently waived in connection with amending the Mortgage Loan documents to provide for the assumption of the Mortgage Loan by, or transfer of all of the ownership interests in the related borrower to, the prospective purchaser of the Mortgaged Property, subject to conditions precedent set forth in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the Initial Pool Balance, the borrower sponsors, Brett Torino and Paul C. Kanavos, then directors of Circle Entertainment Inc. (the “Company”), were named as defendants in a 2010 lawsuit brought by stockholders of the Company. The suit alleged, among other things, breach of fiduciary duty of care and loyalty by engaging in self-dealing and usurping corporate opportunities. In 2012, pursuant to a settlement agreement, the Company paid the stockholders $950,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn & Suites Lake City, representing approximately 1.1% of the Initial Pool Balance, the borrower sponsor is a defendant in a lawsuit related to his attempted purchase of a gas station in early 2014. Rather than purchase the gas station property, the borrower sponsor entered into a long term lease with an option to purchase the property based on statements that the lessor made. The borrower sponsor chose to break the lease, because he believed the lessor was obstructing his ability to exercise the purchase option. The lessor is seeking damages of approximately $2,000,000 for breach of contract and the sponsor is counterclaiming seeking approximately $6,000,000 for damages, alleging that the lessor made false representations to induce him into entering into the lease. The

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parties are scheduled for trial in February 2018, but are currently in settlement discussions. The borrower sponsor’s net worth is approximately $15,295,399.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Griffin Portfolio - State Farm Regional HQ, representing approximately 0.8% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is currently subject to a condemnation proceeding pursuant to which such Mortgaged Property may lose up to two parking spaces relating to a permanent easement and right-of-way in connection with an off-ramp project by the Georgia Department of Transportation. The related borrower is not required to apply any such condemnation proceeds to prepay the related Mortgage Loan. The parcel of the Mortgaged Property subject to the condemnation proceedings has not been assigned any value in underwriting the related Mortgage Loan. See “Risk Factors—Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 in Annex D-1.

Loan Purpose

●	Thirty-six (36) of the Mortgage Loans, representing approximately 73.1% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Four (4) of the Mortgage Loans, representing approximately 18.2% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	Eight (8) of the Mortgage Loans, representing approximately 8.6% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Modified and Refinanced Loans

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property previously secured an approximately $46.6 million loan, which loan was an asset in the BSCMS 2007-PW18 securitization and which loan went into default in 2009. In April 2010, the borrower under the prior loan filed a voluntary petition for bankruptcy. In February 2011, the prior loan was modified to permit the use of funds held in lender controlled accounts to be used for leasing costs and to waive late fees and default interest that had accrued prior to the modification. The Mortgage Loan paid off the prior loan in full, including the accrued interest. In connection with the origination of the Mortgage Loan, the borrower sponsors formed a new borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Essex Centre, representing approximately 0.4% of the Initial Pool Balance, due to unavailability of financing, the prior loan encumbering the Mortgaged Property, which was securitized in the JPMCC 2003-CB6 transaction, entered into maturity default in 2013. The loan was modified to extend the maturity date, provide an interest only period and a

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lowered interest rate. The borrower made payments in compliance with the terms of the modified loan until it was paid off in full with the proceeds of the Mortgage Loan.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to sixteen (16) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, AvidXchange Headquarters, Marketplace at Four Corners, Harmon Corner, 900 on Nine, Belden Park Crossing, West Carmel Marketplace, Hampton Inn & Suites Lake City, TownePlace Meridian, RPI Student Housing Portfolio, Airport Investment & Airport Overlook, Mini U Storage – Livonia, Mini U Storage – Denver, Hampton Inn – South Haven, Essex Centre and Mini U Storage - Highlands Ranch, representing in the aggregate approximately 25.7% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 6.2% of the Initial Pool Balance, certain of the related Mortgaged Properties were purchased by the related borrower in distressed states. For example, an affiliate of the related borrower sponsor previously owned the Mortgaged Property identified on Annex A-1 as National Office Portfolio - 12100 Ford Road, which was foreclosed on in June 2011 and the related borrower acquired such Mortgaged Property from the foreclosing lender in July 2012. In addition, the Mortgaged Properties identified on Annex A-1 as National Office Portfolio—11225 North 28th Drive, National Office Portfolio—10000 North 31st Ave and National Office Portfolio—4425 W Airport Fwy were acquired by the related borrower in June 2011, August 2012 and April 2015, respectively, out of special servicing after a default. Several other Mortgaged

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Properties in the portfolio experienced low occupancy and were purchased by the related borrower in distressed situations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as AvidXchange Headquarters, representing 4.2% of the Initial Pool Balance, affiliates of the borrower sponsor have been involved with prior deeds-in-lieu of foreclosure, discounted payoffs, foreclosure proceedings and loan modifications unrelated to the Mortgaged Property. In addition, as of October 2017, the borrower sponsor and its affiliates are currently involved in a foreclosure proceeding unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the Initial Pool Balance, the related borrower had indicated prior to origination that it was marketing the Mortgaged Property and intended to sell such Mortgaged Property, however, the borrower omitted to inform the lender that it had entered into a conditional purchase and sale contract for the Mortgaged Property. Such omission resulted in a breach of certain representations which the lender subsequently waived in connection with amending the Mortgage Loan documents to provide for the assumption of the Mortgage Loan by, or transfer of all of the ownership interests in the related borrower to, the prospective purchaser of the Mortgaged Property, subject to conditions precedent set forth in the Mortgage Loan documents.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Sixteen (16) of the Mortgaged Properties or portfolio of Mortgaged Properties, identified on Annex A-1 as National Office Portfolio - The Centre – 4000 N&S McEwen Road, Griffin Portfolio - Restoration Hardware Distribution, Griffin Portfolio - North Pointe I, Griffin Portfolio - Corporate Campus at Norterra, Griffin Portfolio - CHRISTUS Health HQ, Griffin Portfolio - Duke Bridges I, Griffin Portfolio - Wells Fargo Operations Center, Griffin Portfolio - Ace Hardware HQ, Griffin Portfolio - Royal Ridge V, Griffin Portfolio - Comcast Regional HQ, AvidXchange Headquarters, Nautilus FedEx Portfolio, Airport Investment & Airport Overlook – Airport Investment, Concord Multifamily Portfolio – 1500 Willow Pass Court and 55 Northwest 25th Street, representing in the aggregate approximately 9.5% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	Eleven (11) Mortgaged Properties, identified on Annex A-1 as AFIN Portfolio – Riverbend Marketplace, National Office Portfolio - 1750 East Golf Road, National Office Portfolio - The Centre – 4001 McEwen Road, Griffin Portfolio – State Farm Regional HQ, Griffin Portfolio – CHRISTUS Health HQ, Covington Center II, 900 on Nine, Elysian Brewery, Town Center Commons, CVS – Tiverton and Essex Centre,

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representing in the aggregate approximately 9.4% of the Initial Pool Balance by allocated loan amount, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, National Office Portfolio, Tryad Industrial & Business Center, Griffin Portfolio, General Motors Building, AvidXchange Headquarters, Plaza del Sol, Marketplace at Four Corners, North Creek Parkway Center and 5th Street Public Market.

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With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
National Office Portfolio – The Centre – 4000 N&S McEwen Road	0.1%	No	12/31/2020	10/6/2027
Griffin Portfolio - North Pointe I	0.4%	No	3/31/2020	10/1/2027
Griffin Portfolio – Corporate Campus at Norterra	0.4%	No	7/31/2023	10/1/2027
Griffin Portfolio - Duke Bridges I	0.3%	No	4/30/2027	10/1/2027
Griffin Portfolio - Wells Fargo Operations Center	0.3%	No	1/31/2025	10/1/2027
Griffin Portfolio - Ace Hardware HQ	0.3%	No	11/30/2024	10/1/2027
Griffin Portfolio - Royal Ridge V	0.2%	No	3/31/2026	10/1/2027
Griffin Portfolio – Comcast Regional HQ	0.2%	No	7/31/2027	10/1/2027
AvidXchange Headquarters	4.2%	No	4/30/2032	1/6/2033
Nautilus FedEx Portfolio - Littleton	0.4%	No	9/30/2023	12/6/2027
Nautilus FedEx Portfolio – Mason City	0.3%	No	8/31/2024	12/6/2027
Airport Investment & Airport Overlook – Airport Investment	0.6%	No	6/30/2024	11/6/2027
55 Northwest 25th Street	0.3%	No	7/30/2028	11/6/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For

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example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties, as applicable):

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 6.2% of the Initial Pool Balance, (i) Trinity Universal Insurance Co (June 30, 2025 lease expiration date), the largest tenant at the Mortgaged Property identified on Annex A-1 as National Office Portfolio - 8330 LBJ Freeway and the second largest tenant in the entire portfolio of related Mortgaged Properties, representing 3.3% of the net rentable area and 3.9% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on June 30, 2022 with 9 months’ notice, and (ii) Assurance Agency, Ltd (September 30, 2023 lease expiration date), the second largest tenant at the Mortgaged Property identified on Annex A-1 as National Office Portfolio - 1750 East Golf Road and the third largest tenant in the entire portfolio of related Mortgaged Properties, representing 2.5% of the net rentable area and 4.8% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on September 30, 2019 with 12 months’ notice. Several other tenants that are, in each case, a top five tenant at the respective related Mortgaged Property, also have lease termination options, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tryad Industrial & Business Center, representing approximately 6.1% of the Initial Pool Balance, the third largest tenant, Kodak Alaris, representing approximately 7.4% of the net rentable area, is permitted to terminate its lease on or after December 31, 2025 with one year’s written notice to the borrower. The fourth largest tenant, Maximus, representing 5.8% of the net rentable area, may terminate its lease with 90 days’ written notice to the borrower if its contract with the government has been terminated, materially altered or permitted to expire.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, (i) the sole tenant at the Mortgaged Property identified on Annex A-1 as Wells Fargo Operations Center, Wells Fargo Bank, has the right to terminate its lease effective January 31, 2023 with notice by April 30, 2022 and payment of a termination fee of approximately $1,491,930, (ii) the sole tenant at the Mortgaged Property identified on Annex A-1 as Royal Ridge V, NEC, has the right to terminate its lease effective March 31, 2024 with payment of a termination fee of approximately $2,695,119 and (iii) the sole tenant at the Mortgaged Property identified on Annex A-1 as Comcast Regional HQ, Comcast, has an early termination option in year 7 of its lease, effective as of November 30, 2024, with notice given by August 31, 2023. The tenant must pay a termination fee equal to the sum of base rent payable between December 1, 2024 through April 30, 2025 plus unamortized tenant improvements and leasing commissions and abated rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, the largest tenant, Weil, Gotshal & Manges, which represents 24.6% of the net rentable square footage, has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet of space on the 32nd floor, on or after August 31, 2022.

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Additionally, with respect to the Mortgage Loan, the fourth largest tenant, Apple, which represents 5.3% of the net rentable square footage, may terminate its lease if its space is not delivered by February 3, 2020, subject to force majeure. The second largest tenant by underwritten base rent, Under Armour, which represents 11.3% of the total underwritten base rent, and is not yet in occupancy, may terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 5th Street Public Market, representing approximately 2.4% of the Initial Pool Balance, the fifth largest tenant, Elephant’s Trunk, representing approximately 4.4% of the net rentable area, can terminate its lease at any time after giving 180 days’ prior written notice.

Set forth below are certain leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
One State Street	7.0%	NYS Department of Financial Services	29.7%	28.5%
South Coast Plaza	1.2%	United States of America Armed Forces	7.9%	10.8%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased), see Annex A-1 and the accompanying footnotes, as well as the charts titled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

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For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as One State Street, representing approximately 7.0% of the Initial Pool Balance, the fifth largest tenant, Continental Stock Transfer & Trust Company, has free rent totaling $37,500 to be provided in five equal installments of $7,500 in each of September 2018, 2019, 2020, 2021 and 2022.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property identified as Jefferson Commons, Aldi, representing approximately 11.7% of the net rentable area, has executed a lease and is currently in a free rent period. The tenant is expected to take full occupancy of its space on January 5, 2018 and will commence rent payments on July 4, 2018. At origination, the borrower reserved approximately $166,062 in connection with the tenant’s rent.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 6.2% of the Initial Pool Balance, numerous tenants at various of the related Mortgaged Properties have executed leases but have not taken occupancy and/or are in free rent and rent abatement periods, including some such tenants that are, in each case, a top five tenant at the respective related Mortgaged Property but not a top five tenant for the portfolio. At origination, the borrower deposited $1,656,704 in a free rent reserve. With respect to the top five tenants in the portfolio, all are in occupancy. However, Assurance Agency, Ltd, the portfolio’s third largest tenant by NRA, is entitled to free rent (solely with respect to a portion of its leased premises and only as to the month of January in each of 2018, 2019 and 2020).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tryad Industrial & Business Center, representing approximately 6.1% of the Initial Pool Balance, the third largest tenant, Kodak Alaris, representing approximately 7.4% of the net rentable area, executed a lease in July 2017. The tenant is currently building out its space and in a free rent period until September 2018. The tenant is expected to take occupancy of a portion of its space in March 2018 and of the remainder in May 2018. At origination, the borrower reserved approximately $8,729,407 to in connection with the buildout of its space and approximately $1,917,974 in connection with free rent.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, the underwritten base rent includes straight-lined rent for all investment grade rated tenants equal to $1,589,396.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, the sole tenant at the Dukes Bridges I Mortgaged Property, T-Mobile West and the sole tenant at the Comcast Regional HQ Mortgaged Property, Comcast, are each currently in a free rent period. T-Mobile West and Comcast are each expected to commence paying rent in July 2018 and December 2017,

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respectively. At origination $401,177 was reserved for T-Mobile West’s free rent period and $262,155 was reserved for Comcast’s free rent period.

●	With respect to the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, Apple, the fourth largest tenant, representing approximately 5.3% of the net rentable area, recently executed an extension for 102,994 square feet through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the Mortgaged Property, while the Apple Cube Space undergoes the Apple Cube Space Renovation, as described above under “—Redevelopment, Renovation and Expansion”. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017. In addition, Under Armour, which represents 2.5% of net rentable square footage at the Mortgaged Property, but is the second largest tenant by underwritten rent (approximately 11.3% of underwritten rent) is not yet in occupancy or required to pay rent. Under Armour’s space is currently occupied by Apple while the Apple Cube Space Renovation is under construction. Under Armour’s lease commences on the substantial completion of landlord’s work. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date. In lieu of a reserve, Boston Properties Limited Partnership (“BPLP”), a borrower sponsor, provided a payment guarantee for the gap rent between the rent that Apple is currently paying to occupy the space that is expected to be occupied by Under Armour, and the rent Under Armour will be required to pay once its lease commences, as well as for the rent due during Under Armour’s free rent period. BPLP also provided a payment guarantee for the free rent due to Apple for its expansion space.

In addition, percentage rent of $4,921,916 was underwritten for Apple. Apple has an abatement period for its percentage rent component that commences in October 2017 until it moves into its expanded/redeveloped space. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a payment guarantee for the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

Further, underwritten rent for the Mortgaged Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil, Gotshal & Manges LLP and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the Mortgaged Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal. Further, rent for certain tenants was underwritten based on future rent increases. See the summary relating to General Motors Building on Annex A-3.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as North Creek Parkway Center, representing approximately 2.7% of the Initial Pool Balance, the second largest tenant, Brooks Applied Labs, LLC, is both a current tenant and is expanding its space at the Mortgaged Property. Brooks Applied Labs, LLC has signed a lease but has not yet taken occupancy of

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the expansion space and is currently in a rent abatement period. Brooks Applied Labs, LLC is expected to take occupancy in February 2018. At origination, the lender reserved approximately $16,538 in connection with free rent and $19,135 in leasing commissions for Brooks Applied Labs, LLC.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 55 Northwest 25th Street, representing approximately 0.3% of the Initial Pool Balance, the related sole tenant is currently in a free rent period for approximately 19 months from the rent commencement date in August 2017. At origination of the Mortgage Loan, $346,224 was reserved in respect of free rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to twenty-seven (27) of the Mortgaged Properties, identified on Annex A-1 as National Office Portfolio, Griffin Portfolio – Ace Hardware HQ, AvidXchange Headquarters, Lockefield Gardens, Marketplace at Four Corners, 5th Street Public Market, South Coast Plaza, TownePlace Meridian, CVS – Tiverton and 660 NCX, collectively representing approximately 23.3% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a prior owner of the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a lender, or another third party. See “Yield and Maturity Considerations”. See also representation and warranty nos. 5 and 6 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 6.2% of the Initial Pool Balance, the direct or indirect parent of the related borrower has a corporate facility with Beal Bank USA. Equity interests in the borrower have been pledged to secure the obligation of that parent to submit to Beal Bank USA any and all distributions received from the borrower, including periodic distributions and net proceeds of any sale or refinancing. Beal Bank USA has a purchase option with respect to the related Mortgaged Properties if the related Mortgage Loan is accelerated after an event of default or the lender receives written notice from the related borrower that the borrower will no longer perform under the related Mortgage Loan.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property identified on Annex

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A-1 as Ace Hardware HQ, Ace Hardware Corporation, has a right of first refusal in connection with any bona fide third party offer to purchase its leased premises, which offer the borrower desires to accept. Pursuant to a subordination, non-disturbance, and attornment agreement, the related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as AvidXchange Headquarters, representing approximately 4.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, AvidXchange, has a right of first offer in connection with any sale to a third party of the Mortgaged Property. The related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents pursuant to the terms of the lease or, pursuant to a subordination, non-disturbance, and attornment agreement, the first subsequent sale to a third party after such foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lockefield Gardens, representing approximately 3.9% of the Initial Pool Balance, at any time after December 31, 2030, the related ground lessor has the option to purchase the borrower’s leasehold interests and titles in the Mortgaged Property. The purchase price is based on the higher of two MAI appraisals and must not be less than the full amount of the then outstanding balance of any leasehold mortgage, plus all anticipated closing costs, including any prepayment fees payable with respect to such leasehold mortgage loan. The proceeds of the purchase price is required to first be used to satisfy the then outstanding balance of any leasehold mortgage loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the Initial Pool Balance, Wal-mart Supercenter, which leases land from the borrower, has a right of first refusal to purchase such land in the event that the borrower elects to sell solely such leased land. The tenant’s lease is subordinate to the lien of the Mortgage Loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 5th Street Public Market, representing approximately 2.4% of the Initial Pool Balance, Inn at 5th, which ground leases a portion of the Mortgaged Property, has a right of first offer to purchase portions of the Mortgaged Property should the borrower choose to sell or transfer any or all such portions. The right of first offer is extinguished by foreclosure and does not apply in the event of foreclosure or deed-in-lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 6 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of

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Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 5th Street Public Market, representing approximately 2.4% of the Initial Pool Balance, the largest tenant, Provisions Market Hall, representing approximately 11.9% of the net rentable area, and the third largest tenant, Marche Restaurant & Bar, representing approximately 5.4% of the net rentable area, are each affiliated with the borrower. In addition, revenue from a ground lease with Inn at 5th, which is also affiliated with the borrower, comprises approximately 10% of the income of the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lynchburg Apartments, representing approximately 0.6% of Initial Pool Balance, the Mortgaged Property is a historic structure, and as such, the building renovations qualified for state and federal historic tax credits. In order to realize the value of the federal historic credits, the borrower entered into a master lease of the Mortgaged Property and a tax credit pass-through agreement with an affiliate (the “Master Tenant”), which affiliate is controlled by the borrower sponsor. In exchange for an investment of approximately $966,800, the Sherwin-Williams Company (“Sherwin Williams”) obtained a 92.0% equity interest in the Master Tenant, and thus received, in addition to other distributions based on its membership interest, an allocation of the federal historic tax credits. Pursuant to the master lease, the Master Tenant is required to make monthly payments to the borrower of 1/12th of the annual base rental payments pursuant to a schedule (ranging from $381,416 in 2014 to $360,985 in 2036). The master lease term expires on August 22, 2036; however, on or prior to December 31, 2018, the master lease may not be terminated nor may rent payable under such lease be accelerated and there are restrictions on the transferees that can assume ownership of the Mortgaged Property. According to the borrower, the federal historic tax credits have an estimated value of $1,245,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Essex Centre, representing approximately 0.4% of Initial Pool Balance, the largest tenant, Maddin, Hauser, et. al. (law firm), representing approximately 55.5% of the net rentable area, is affiliated with an entity in the borrower’s ownership structure. In addition, the sponsor, The Farbman Group, is the second largest tenant at the Mortgaged Property, representing approximately 24.2% of the net rentable area. Both tenants pay above market rent.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Concord Multifamily Portfolio - 1500 Willow Pass Court, representing approximately 0.1% of Initial Pool Balance by allocated loan amount, the single tenant is affiliated with the sponsor of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties, securing Mortgage Loans collectively representing 14.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AvidXchange Headquarters, New Garden Crossing, Elysian Brewery and CVS - Tiverton, representing in the aggregate approximately 8.3% of the Initial Pool Balance, each related borrower may rely on the applicable single tenant’s or a significant tenant’s insurance or self-insurance, so long as such single tenant’s or significant tenant’s lease is in effect and no default has occurred under the lease and either (i) the tenant’s insurance meets the requirements under the related Mortgage Loan documents or (ii) the tenant’s insurance requirements under its lease, including any permitted self-insurance, were otherwise acceptable to the originator. If the single tenant or significant tenant fails to provide acceptable insurance coverage, the related borrower must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents or the lease (as applicable under the circumstances).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. In some cases involving major tenants, the application of insurance proceeds and condemnation awards to repair or restore a Mortgaged Property may be subject to the

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related lease. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lockefield Gardens, representing approximately 3.9% of the Initial Pool Balance, certain of the units at the related Mortgaged Property are on the National Register of Historic Places. In addition, the related Mortgaged Property is subject to the Historic Area Preservation Plan for Lockefield Gardens. Prior to commencing any exterior architectural feature or reconstruction, alteration or demolition of any exterior or designed interior structure or feature in a historic area, an applicant must obtain a certificate of appropriateness.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lynchburg Apartments, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is listed on the National Register of Historic Places. The listing subjects the Mortgaged Property to restrictions limiting the borrower’s right to make structural modifications to the building inconsistent with the Department of Interior’s standards for rehabilitation of historic structures. In addition, any structural modifications at the Mortgaged Property on or prior to December 31, 2018, require the consent of Sherwin Williams as allocatee of the federal historic credits. See “—Affiliated Leases”.

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Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgaged Property	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Eagle Multifamily Portfolio(1)	6.7%	72.2%	63.7%	$ 82,400,000	74.7%	65.8%	$ 79,700,000
HRC Hotels Portfolio(2)	4.7%	54.1%	44.6%	$ 129,000,000	60.3%	49.7%	$ 115,800,000
Griffin Portfolio(3)	4.2%	61.5%	61.5%	$ 610,000,000	63.3%	63.3%	$ 592,060,000

(1)	Calculated on the basis of an appraised value that represents an “as renovated” appraised value of $22,200,000 for the Mortgaged Property identified as Bay. The “as is” appraised value is $19,500,000.

(2)	The appraised value represents the “as portfolio” appraised value of $129,000,000, which reflects a 7.1% premium attributed to the aggregate “as-is” and “as-complete” value of the HRC Hotels Portfolio Mortgaged Properties as a whole. The sum of the “as-is” and “as-complete” values, as applicable, for each of the HRC Hotels Portfolio Mortgaged Properties on an individual basis is $120,500,000. Additionally, the “as-complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “as-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(3)	The appraised value represents an “as-portfolio” appraised value which reflects a 3.0% premium attributed to the aggregate “as-is” value of the Mortgaged Properties as a whole.

In addition, while the Mortgaged Property may have been underwritten based on an “as-is” Appraised Value as noted in the related Appraisal, we cannot assure you that such Mortgaged Property will be sold at a price that is equal to or greater than such Appraised Value. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Marketplace at Four Corners, representing approximately 2.8% of the Initial Pool Balance, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio have been calculated based on the “as-is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio based on the agreed upon purchase price are 75.0% and 75.0%, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans

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have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan documents do not require a non-recourse carveout guarantor or environmental indemnitor. Only the single purpose entity borrower, 767 Fifth Partners LLC, is liable for customary non-recourse carveouts. No minimum net worth or liquidity was required under the Mortgage Loan documents. The Mortgaged Property is covered against certain environmental matters by a pollution legal liability-type environmental insurance policy issued by Chartis Specialty Insurance Company (a member company of American International Group Inc.) with limits of $20 million per incident and $40 million in the aggregate, subject to a $50,000 deductible. American International Group Inc. has an S&P rating of “BBB+”. The policy period ends September 15, 2018. Upon expiration of the existing policy, the Mortgage Loan documents require the borrower to provide a replacement policy, issued by an insurer having an minimum A.M. Best’s rating of “A-/VIII” that is maintained and renewed annually with a combined single limit of $5 million and a deductible no greater than $100,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Plaza Del Sol, representing approximately 3.1% of the Initial Pool

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Balance, in lieu of an environmental indemnitor, the borrower sponsor provided an environmental insurance policy issued by Indian Harbor Insurance Co. (XL), which has an A.M. Best rating of “A”, with limits of $5,000,000 per occurrence and $5,000,000 in the aggregate. The policy provides coverage during the term of the Mortgage Loan with a two year extension option.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Tryad Industrial & Business Center, representing approximately 6.1% of the Initial Pool Balance, in August 2007, the borrower entered into a 20-year payment in lieu of taxes (“PILOT”) agreement with the County of Monroe Industrial Development Agency (“IDA”) pursuant to which the borrower is required to pay, in lieu of taxes, an amount equal to $1,082,118 (the “Base Amount”) in special district charges and assessments during years 1-5 with a 3% per annum increase in the Base Amount in years 6-20; provided that the agreement permits the reduction of the Base Amount in the event there are special charges and assessments in excess of $60,000; and provided, further, that in the event the borrower constructs additional improvements that lead to an increase in the assessed value, the Base Amount may increase. In connection with the PILOT agreement, the borrower leased the Mortgaged Property to IDA pursuant to a ground lease that requires rent of $1.00 per year and its co-terminus with the PILOT agreement. The IDA subleased the Mortgaged Property back to the borrower to operate the related property. The lender has the right to terminate the ground lease and the related sub-lease in connection with a foreclosure proceeding against the borrower.

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 as Griffin Portfolio - State Farm Regional HQ, representing approximately 0.8% of the Initial Pool Balance by allocated loan amount, title to the Mortgaged Property is currently vested in the name of the Dunwoody Development Authority as part of a taxable revenue bond inducement program with the City of Dunwoody, which qualifies the Mortgaged Property for a sliding scale abatement on real property taxes commencing in 2013 for a 10-year period. The tax abatement savings are as follows for the remainder of the period: 2017 (49%), 2018 (40%), 2019 (31%), 2020 (22%), 2021 (13%) and 2022 (4%). The lender obtained a joinder executed by the Dunwoody Development Authority joining the fee interest in the Mortgaged Property to the borrower’s leasehold deed to secure debt in favor of the lender, thereby giving the lender a fee and leasehold deed to secure debt on the entire Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

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Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans, representing approximately 38.2% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Eleven (11) Mortgage Loans, representing approximately 33.9% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Fourteen (14) Mortgage Loans, representing approximately 27.9% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and one hundred twenty-one (121) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Amortizing	23	$340,452,565	38.2%
Full IO	11	302,184,000	33.9
Partial IO	14	248,325,000	27.9
Total:	48	$890,961,565	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	20	$372,095,681	41.8%
6	27	481,465,884	54.0
9	1	37,400,000	4.2
Total:	48	$890,961,565	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	38	$685,465,914	76.9%
2 (once per 12-month period)	1	37,400,000	4.2
4	1	5,100,000	0.6
5	8	162,995,651	18.3
Total:	48	$890,961,565	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 61 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

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Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-five (35) of the Mortgage Loans, collectively representing approximately 71.4% of the Initial Pool Balance, each prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Ten (10) of the Mortgage Loans, collectively representing approximately 16.4% of the Initial Pool Balance, each prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

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●	One (1) of the Mortgage Loans, representing approximately 6.7% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period, and thereafter for a specified period, permits the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 3.1% of the Initial Pool Balance, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and, thereafter for a specified period of time, permits the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 2.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2	1	6.7%
3	13	20.8
4	21	35.4
5	6	14.2
6	2	5.1
7	4	13.5
61	1	4.2
Total	48	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

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●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in a borrower will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of thirty-eight (38) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 83.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the

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Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as AFIN Portfolio, representing approximately 6.7% of the Initial Pool Balance, after January 1, 2019, the borrower is permitted to obtain the release of any individual Mortgaged Property in connection with a bona fide third-party sale; provided that, the borrowers make a prepayment of principal in an amount equal to the greater of (i) 100% of the net sales proceeds and (ii) the percentage of the allocated loan amount for such Mortgaged Property, together with a yield maintenance premium. In addition, the borrower is permitted to release and substitute one or more individual Mortgaged Properties; provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all Mortgaged Properties theretofore substituted do not exceed 25% of the original principal balance of the AFIN Portfolio Whole Loan, (iii) unless otherwise agreed to by the lender in its sole discretion, the total number of substitutions requested by the borrower (taking into account the then-requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding 1/1/2028, (v) the borrower will deliver to lender a rating agency confirmation as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the Mortgaged Properties will be no less than the debt service coverage ratio for the Mortgaged Properties immediately preceding such substitution, (vii) the borrower will deliver to the lender an acceptable appraisal of each proposed substitute property and each proposed released Mortgage Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released Mortgaged Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson

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Common, such properties may only be substituted if the net operating income of the substitute property is equal to or greater than 110% of the net operating income of the released Mortgaged Property and (ix) the borrowers will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization).

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Eagle Multifamily Portfolio, representing approximately 6.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain a release of one or more of the Mortgaged Properties in connection with a bona fide third-party sale (1) at any time after two years from the closing date of the last promissory note to be securitized or (2) after one year from the origination date; provided that among other conditions, (a) no event of default has occurred and is continuing, (b) (x) in the event of (1) above, the borrower provides defeasance collateral in the amount of 115% of the released property’s allocated loan amount and (y) in the event of (2) above, the related borrower pays an amount equal to 115% of the released property’s allocated loan amount plus a yield maintenance premium, (c) the loan-to-value ratio with respect to the remaining properties is no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining properties is no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as HRC Hotels Portfolio, representing approximately 4.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to obtain a release of one or more of the related Mortgaged Properties pursuant to a partial defeasance, subject to the satisfaction of certain conditions, including that: (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Mortgage Loan equal to the greater of (a) 120% of the allocated loan amount in respect of the related Mortgaged Property or (b) 80% of the net proceeds from the sale of the related Mortgaged Property, (iii) the debt yield for the remaining Mortgaged Properties is no less than the greater of (a) 12.28% and (b) the debt yield immediately prior to the proposed release, (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 57.67% and (v) the debt service coverage ratio for the remaining Mortgaged Properties based upon the trailing twelve month period is no less than the greater of (a) 1.89x and (b) the debt service coverage ratio immediately preceding such release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Griffin Portfolio, representing approximately 4.2% of the Initial Pool Balance, provided that no event of default is continuing, the borrower has the right to obtain the release of one or more of the Mortgaged Properties after October 2019, subject to the satisfaction of certain conditions, including, among others: (i) payment of a release amount equal to 110% of the allocated loan amount for the Mortgaged Property being released together with any applicable yield maintenance, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (x) 8.9% and (y) the debt yield immediately prior to such release and (iii) the satisfaction of

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certain REMIC requirements. In addition, provided that no event of default is continuing, the related borrower also has the right to substitute of one or more of the Mortgaged Properties, subject to the satisfaction of certain conditions, including, among others: (i) either each replaced Mortgaged Property must have less than two years remaining on the term of its related lease or the substitution of such replaced Mortgaged Property with one or more replacement Mortgaged Properties must cure a cash sweep period under the Mortgage Loan documents, (ii) the aggregate allocated loan amounts for all replaced Mortgaged Properties during the term of the Mortgage Loan may not exceed $84,375,000, (iii) receipt of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion. A Mortgaged Property may be released to a borrower affiliate, subject to the satisfaction of certain conditions, including, among others, the payment of the release price is 120% of the allocated loan amount.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Plaza Del Sol, representing approximately 3.1% of the Initial Pool Balance, the Mortgage Loan documents permit the release of certain portions of the Mortgaged Property (1) after December 31, 2019 or (2) at any time, subject to certain conditions including (i) (A) with respect to (1) above, delivery of a substitute promissory note (the “Defeased Note”) with a principal balance that is (x) the lesser of the outstanding principal balance of the Mortgage Loan (the “Release Amount”) or (y) 115% of the allocated loan amount for the parcel being released and delivery of a substitute promissory note with a principal balance equal to the difference between the principal amount of the Mortgage Loan immediately prior to the release over the amount of the Defeased Note or (B) with respect to (2) above, prepayment of the Release Amount and a yield maintenance premium; (iii) delivery of a rating agency confirmation, (iii) the debt service coverage ratio with respect to the remaining Mortgaged Property is greater than or equal to 2.00x and (iv) delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, representing approximately 2.9% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property after the lockout period, upon, among other things, (i) the delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties will be no less than the greater of (x) the debt service ratio as of the Mortgage Loan origination date and (y) the debt service coverage ratio of 1.55x, and (b) the loan to value ratio for the remaining Mortgaged Properties is no more than 55%, (iii) delivery of a REMIC opinion and (iv) delivery of a rating agency confirmation from each applicable rating agency.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 5th Street Public Market, representing approximately 2.4% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a portion of the Mortgaged Property in connection with a partial defeasance and in the event of a bona fide sale of such parcel to a third party, subject to certain conditions, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount for the release property, (b) an amount that would result in the post-release debt service coverage ratio of the remaining property being not less than 1.40x based on the value at origination and (c) 100% of the net proceeds from the sale of the released parcel, (ii) rating

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agency confirmation and (iii) opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Nautilus FedEx Portfolio, representing approximately 0.7% of the Initial Pool Balance, the borrower is permitted to obtain the release of an individual Mortgaged Property; provided that, among other things, that the borrower pays, together with the applicable yield maintenance premium, an amount equal to the greater of (i) 85% of the net sales proceeds from the sale of such individual Mortgaged Property, (ii) 120% of the allocated loan amount for such individual Mortgaged Property, or (iii) the amount, after giving effect to such partial release, necessary so that (a) the debt service coverage ratio for the remaining Mortgaged Property is not less than (x) 2.70x or (y) the debt service coverage ratio immediately prior to such partial release, (b) the loan-to-value ratio for the remaining Mortgaged Property is not greater than (x) 49.9% or (y) the loan-to-value ratio immediately prior to such partial release and (c) the debt yield for the remaining Mortgaged Property is not less than (x) 13.5% or (y) the debt yield immediately prior to such partial release; provided, however, that to the extent the conditions described in clause (iii) are not satisfied, the borrower may make an additional principal reduction payment (together with a yield maintenance premium) such that the conditions of clause (iii) are satisfied.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Airport Investment & Airport Overlook, representing approximately 0.7% of the Initial Pool Balance; provided that no event of default under the Mortgage Loan documents has occurred and is continuing, the borrowers have the right, at any time after December 6, 2019 to obtain the release of one or more of the Mortgaged Properties from the liens of the related mortgages in connection with the sale of such property or properties to a unaffiliated purchaser in an arm’s length transaction, subject to the satisfaction of certain conditions, including among others: (i) prepayment of the Mortgage Loan in an amount equal to 120% of the allocated loan amount for the Mortgaged Property to be released and the applicable yield maintenance premium, (ii) the debt service coverage ratio of the remaining Mortgaged Property is at least the greater of (x) the debt service coverage ratio of the Mortgaged Properties at origination and (y) the debt service coverage ratio of the Mortgaged Properties immediately prior to such release, (iii) the debt yield of the remaining Mortgaged Property is at least the greater of (x) 12.2% and (y) the debt yield of the Mortgaged Properties immediately prior to such release, (iv) the loan to value ratio of the remaining Mortgaged Property is no more than the lesser of (x) 60.5% and (y) the loan to value ratio of the Mortgaged Properties immediately prior to such release, (v) the satisfaction of certain REMIC requirements and (vi) the receipt of a Rating Agency Confirmation.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are

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satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-three (43) of the Mortgage Loans, representing approximately 86.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-four (24) of the Mortgage Loans, representing approximately 75.4% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties along with the portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Thirty-four (34) of the Mortgage Loans, representing approximately 68.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-seven (37) of the Mortgage Loans, representing approximately 66.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty (20) of the Mortgage Loans, representing approximately 53.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	19	$470,616,914	52.8%
Springing	21	224,705,651	25.2
Hard/In Place	5	102,589,000	11.5
Soft/Springing	3	93,050,000	10.4
Total:	48	$890,961,565	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

Notwithstanding the foregoing, in connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager and, in some cases, such deposit may be net of fees payable to and reserves maintained by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Société Générale—Société Générale’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Eagle Multifamily Portfolio	$59,500,000	6.7%	$5,000,000	N/A	N/A	$64,500,000	5.38%(2)	72.2%	78.3%	1.48x	1.27x
Tryad Industrial & Business Center	$54,000,000	6.1%	$19,500,000	N/A	$56,500,000	$130,000,000	5.88%	52.6%	61.9%	1.42x	1.10x
AvidXchange Headquarters(3)	$37,400,000	4.2%	$8,000,000	N/A	N/A	$45,400,000	5.25%	43.5%	52.8%	1.91x	1.91x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Reflects an interest rate of 12.00% on the related mezzanine loan. The interest rate on such mezzanine loan is 11.00% until 11/30/2020 and 12.00% on and after 12/1/2020.

(3)	Future advances under the same mezzanine loan are permitted for an aggregate maximum principal amount of $12,000,000. The future advances permitted under the mezzanine loan will be made to the mezzanine borrower upon additional investors each making $500,000 investments into the mezzanine lender and filing their visa petitions with the applicable government agencies pursuant to the Employment Based Fifth Preference Immigration Visa Program (“EB-5”). At origination of the related Mortgage Loan, there were 19 investors in the mezzanine lender’s $8,000,000 mezzanine loan participating in the EB-5 program. According to the mezzanine loan documents, no more than 24 EB-5 investors may make investments in the mezzanine lender.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A-1 as Eagle Multifamily Portfolio, Tryad Industrial & Business Center and AvidXchange Headquarters, representing approximately 16.9% of the Initial Pool Balance, are subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The related intercreditor agreements provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after receipt by the related mezzanine lender of notice of an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds

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other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the payment in full of the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if an event of default occurs under the Mortgage Loan documents and the Mortgage Loan lender notifies the Mortgage Loan borrower of its intention to exercise (or, in some cases, actually exercises) its remedies against the real property collateral for the related Mortgage Loan the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any unreimbursed servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
National Office Portfolio(4)	$54,864,814	N/A	70.0%	N/A	11.12%	Yes	Yes
AvidXchange Headquarters(5)	$37,400,000	$12,000,000	57.4%	1.82x	10.1%	Yes	No
5th Street Public Market	$21,825,000	N/A	80.0%	1.20x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of, or the lender’s ability to request delivery of, Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	If the related borrower transfers the related Mortgaged Properties subject to the subject Mortgage Loan, and the transferee assumes the subject Mortgage Loan in accordance with the related Mortgage Loan documents, then the holders of direct or indirect equity interests in the replacement borrower may obtain mezzanine financing, provided that the conditions indicated above, among others, are satisfied.

(5)	Future advances under the same mezzanine loan are permitted for an aggregate maximum principal amount of $12,000,000. The future advances permitted under the mezzanine loan will be made to the mezzanine borrower upon additional investors each making $500,000 investments into the mezzanine lender and filing their visa petitions with the applicable government agencies pursuant to the Employment Based Fifth Preference Immigration Visa Program (“EB-5”). At origination of the related Mortgage Loan, there were 19 investors in the mezzanine lender’s $8,000,000 mezzanine loan participating in the EB-5 program. According to the mezzanine loan documents, no more than 24 EB-5 investors may make investments in the mezzanine lender.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related purchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which

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could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as National Office Portfolio, representing approximately 6.2% of the Initial Pool Balance, the related Mortgaged Properties had been collateral under a corporate facility that the direct or indirect parent of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the parent of the related borrower is obligated to submit any and all distributions received from the related borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related borrower. An intercreditor agreement exists between Beal Bank USA and the mortgage lender, which permits Beal Bank USA or another qualified transferee to foreclose on the equity in the borrower if the parent of the related borrower fails to submit to Beal Bank USA the distributions it receives from the related borrower or upon the occurrence of an event of default under the related Whole Loan. Beal Bank USA has certain cure rights with respect to the related Whole Loan and a purchase option with respect to each of the related Mortgaged Properties if the related Whole Loan is accelerated after an event of default or the mortgage lender receives written notice from the related borrower that the related borrower will no longer perform under the related Whole Loan. The current outstanding balance of the entire facility is equal to approximately $38,023,568 as of October 23, 2017.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn & Suites Blythe, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is encumbered by a transient occupancy tax loan with an approximate principal balance of $329,627 as of September 2017, pursuant to which the borrower pays an occupancy tax to the City of Blythe (the “City”) and the City loans such funds back to the borrower with interest. The City disburses the loaned funds to the borrower in monthly disbursements that may not exceed an aggregate amount of $1,212,578 and the borrower commences repayment of the loan on the earlier of (i) April 15, 2025, (ii) the date that the maximum aggregate amount of disbursements is reached, (iii) the termination of the related loan agreement or (iv) thirty days after the date that the borrower notifies the City in writing that it wants to discontinue receiving monthly loan disbursements. The loan must be repaid in full by 2035. The loan is fully subordinate to the Mortgage Loan, is payable only out of excess cash flow and the related disbursements were not included in the underwriting of the Mortgage Loan.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

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Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Amelia Court Apartments, representing approximately 0.3% of the Initial Pool Balance, the seller of the related Mortgaged Property contributed approximately $200,000 of cash equity at origination of the Mortgage Loan. The $200,000 is structured with a 5.0% preferred return. In the fifth year of the Mortgage Loan term (i.e., December 9, 2021 to December 8, 2022), the related borrower sponsor will have the option to buy out the seller’s equity for $250,000. If the option is not exercised in the fifth year of the Mortgage Loan term, the buy-out price increases $1,000 per month thereafter until the related Mortgaged Property is either sold or refinanced at maturity.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan documents permit the pledge of ownership interests in the borrower by certain indirect owners of the borrower so long as the named borrower sponsor directly or indirectly owns at least 20% of the interests in the borrower and directly or indirectly retains day-to-day management and operational control rights over the borrower (subject to certain customary major decision consent rights of certain indirect owners of the borrower).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the Initial Pool Balance, the Mortgage Loan documents permit intercompany loans from members and affiliates of the borrower to the borrower in order to cover cash flow shortfalls necessary for operation of the Mortgaged Property, so long as such loans are (a) unsecured, (b) in an aggregate amount not to exceed 5% of the outstanding principal balance of the Mortgage Loan, (c) payable only out of excess cash and (d) subordinated to the Mortgage Loan in all respects, pursuant to a subordination and standstill agreement that is reasonably satisfactory to the lender.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5%

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of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as One State Street, AFIN Portfolio, National Office Portfolio, Tryad Industrial & Business Center, HRC Hotels Portfolio, Griffin Portfolio, General Motors Building, Marketplace at Four Corners, Harmon Corner, Belden Park Crossing, Murrieta Plaza and Airport Investment & Airport Overlook are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means each of the Serviced AB Whole Loans and the Non-Serviced AB Whole Loans.

“AFIN Portfolio PSA” means the pooling and servicing agreement relating to the securitization of the AFIN Portfolio Controlling Companion Loan.

“BANK 2017-BNK8 PSA” means the pooling and servicing agreement, dated as of November 1, 2017, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

“BXP 2017-GM TSA” means the trust and servicing agreement, dated as of June 9, 2017, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator and custodian.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Controlling Companion Loan” means, with respect to each of the Servicing Shift Whole Loans, the related Pari Passu Companion Loan related to which, upon the securitization of

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such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Natixis Real Estate Capital LLC is currently the holder of the “Controlling Companion Loan” with respect to the One State Street Whole Loan. Société Générale is currently the holder of the “Controlling Companion Loan” with respect to the AFIN Portfolio Whole Loan. CCRE Lending is currently the holder of the “Controlling Companion Loan” with respect to the Tryad Industrial & Business Center Whole Loan.

“Control Appraisal Period” means, with respect to the One State Street Whole Loan, a One State Street Control Appraisal Period.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement or the note held by the “Controlling Noteholder” or “Directing Holder” as specified in the related Intercreditor Agreement.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement or any related promissory note other than the related Control Note. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the General Motors Building Whole Loan. After the related Servicing Shift Securitization Date, the One State Street Whole Loan will be a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the Griffin Portfolio Whole Loan, the certificate administrator under the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the certificate administrator under the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole loan and the Airport Investment & Airport Overlook Whole Loan, the certificate administrator under the UBS 2017-C6 PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Directing Certificateholder” means with respect to (i) the Griffin Portfolio Whole Loan, the directing certificateholder (or its equivalent) under the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the directing certificateholder (or its equivalent) under the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole Loan and the Airport Investment & Airport Overlook Whole Loan, the directing certificateholder (or its equivalent) under the UBS 2017-C6 PSA.

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“Non-Serviced Master Servicer” means with respect to (i) the Griffin Portfolio Whole Loan, the master servicer under the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the master servicer under the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole loan and the Airport Investment & Airport Overlook Whole Loan, the master servicer under the UBS 2017-C6 PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Griffin Portfolio Mortgage Loan, (ii) the General Motors Building Mortgage Loan, (iii) the Harmon Corner Mortgage Loan, (iv) the Murrieta Plaza Mortgage Loan and (v) the Airport Investment & Airport Overlook Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Griffin Portfolio Mortgage Loan, (ii) the General Motors Building Mortgage Loan, (iii) the Harmon Corner Mortgage Loan, (iv) the Murrieta Plaza Mortgage Loan and (v) the Airport Investment & Airport Overlook Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Griffin Portfolio Whole Loan, (ii) the General Motors Building Whole Loan, (iii) the Harmon Corner Whole Loan, (iv) the Murrieta Plaza Whole Loan and (v) the Airport Investment & Airport Overlook Whole Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced PSA” means with respect to (i) the Griffin Portfolio Whole Loan, the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole Loan and the Airport Investment & Airport Overlook Whole Loan, the UBS 2017-C6 PSA.

“Non-Serviced Special Servicer” means with respect to (i) the Griffin Portfolio Whole Loan, the special servicer under the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the special servicer under the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole loan and the Airport Investment & Airport Overlook Whole Loan, the special servicer under the UBS 2017-C6 PSA.

“Non-Serviced Subordinate Companion Loan” means the General Motors Building Subordinate Companion Loans. After the applicable Servicing Shift Securitization Date, the One State Street Subordinate Companion Loans will be Non-Serviced Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to (i) the Griffin Portfolio Whole Loan, the trustee under the BANK 2017-BNK8 PSA, (ii) the General Motors Building Whole Loan, the trustee under the BXP 2017-GM TSA and (iii) the Harmon Corner Whole Loan, the Murrieta Plaza Whole loan and the Airport Investment & Airport Overlook Whole Loan, the trustee under the UBS 2017-C6 PSA.

“Non-Serviced Whole Loan” means each of (i) the Griffin Portfolio Whole Loan, (ii) the General Motors Building Whole Loan, (iii) the Harmon Corner Whole Loan, (iv) the Murrieta Plaza Whole Loan and (v) the Airport Investment & Airport Overlook Whole Loan. On and after the applicable Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

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“One State Street PSA” means the pooling and servicing agreement relating to the securitization of the One State Street Controlling Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means, prior to the related Servicing Shift Securitization Date, the One State Street Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans. Prior to the applicable Servicing Shift Securitization Date, each of the One State Street Pari Passu Companion Loans, the AFIN Portfolio Pari Passu Companion Loans and the Tryad Industrial & Business Center Pari Passu Companion Loans will be Serviced Companion Loans.

“Serviced Mortgage Loan” means each of (i) the National Office Portfolio Mortgage Loan, (ii) the HRC Hotels Portfolio Mortgage Loan, (iii) the Marketplace at Four Corners Mortgage Loan and (iv) the Belden Park Crossing Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the National Office Portfolio Mortgage Loan, (ii) the HRC Hotels Portfolio Mortgage Loan, (iii) the Marketplace at Four Corners Mortgage Loan and (iv) the Belden Park Crossing Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the National Office Portfolio Whole Loan, (ii) the HRC Hotels Portfolio Whole Loan, (iii) the Marketplace at Four Corners Whole Loan and (iv) the Belden Park Crossing Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means, prior to the related Servicing Shift Securitization Date, the One State Street Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the National Office Portfolio Whole Loan, (ii) the HRC Hotels Portfolio Whole Loan, (iii) the Marketplace at Four Corners Whole Loan and (iv) the Belden Park Crossing Whole Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the One State Street Mortgage Loan, the AFIN Portfolio Mortgage Loan and the Tryad Industrial & Business Center Mortgage Loan will each be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means the One State Street PSA, the AFIN Portfolio PSA and the Tryad Industrial & Business Center PSA.

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“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the One State Street Whole Loan, the AFIN Portfolio Whole Loan and the Tryad Industrial & Business Center Whole Loan will each be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” each of the Serviced Subordinate Companion Loans and the Non-Serviced Subordinate Companion Loans.

“Tryad Industrial & Business Center PSA” means the pooling and servicing agreement relating to the securitization of the Tryad Industrial & Business Center Controlling Companion Loan.

“UBS 2017-C6 PSA” means the pooling and servicing agreement, dated and effective as of December 1, 2017, among UBS Commercial Mortgage Securitization Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)		Whole Loan Cut-off Date LTV Ratio(2)(3)		Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
One State Street	$62,220,000	7.0%	$59,780,000	$238,000,000	21.8%		64.3%		4.87x	1.51x
AFIN Portfolio	$60,000,000	6.7%	$150,000,000	N/A	56.5%		56.5%		2.34x	2.34x
National Office Portfolio	$54,864,814	6.2%	$129,680,470	N/A	64.1%		64.1%		1.64x	1.64x
Tryad Industrial & Business Center	$54,000,000	6.1%	$56,500,000	N/A	52.6%		52.6%		1.42x	1.42x
HRC Hotels Portfolio	$41,890,256	4.7%	$27,926,837	N/A	54.1%	(4)	54.1%	(4)	1.88x	1.88x
Griffin Portfolio	$37,500,000	4.2%	$337,500,000	N/A	61.5%	(5)	61.5%	(5)	2.49x	2.49x
General Motors Building	$37,400,000	4.2%	$1,432,600,000	$830,000,000	30.6%		47.9%		4.33x	2.77x
Marketplace at Four Corners	$25,000,000	2.8%	$17,000,000	N/A	72.4%	(6)	72.4%	(6)	1.33x	1.33x
Harmon Corner	$20,800,000	2.3%	$122,200,000	N/A	56.5%		56.5%		2.02x	2.02x
Belden Park Crossing	$13,000,000	1.5%	$38,000,000	N/A	74.3%		74.3%		1.61x	1.61x
Murrieta Plaza	$8,000,000	0.9%	$25,000,000	N/A	65.0%		65.0%		1.37x	1.37x
Airport Investment & Airport Overlook	$5,992,070	0.7%	$21,970,924	N/A	60.4%		60.4%		1.80x	1.80x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related Companion Loans and any related Subordinate Companion Loan but excluding any mezzanine debt.

(4)	Calculated on the basis of an appraised value that represents the “as portfolio” appraised value of $129,000,000, which reflects a 7.1% premium attributed to the aggregate “as-is” and “as-complete” value of the HRC Hotels Portfolio Mortgaged Properties as a whole. The sum of the “as-is” and “as-complete” values, as applicable, for each of the HRC Hotels Portfolio mortgaged properties on an individual basis is $120,500,000. The Mortgage Loan LTV Ratio, Whole Loan LTV Ratio, Mortgage Loan Underwritten NCF DSCR, and Whole Loan Underwritten NCF DSCR based on the appraised value on a stand-alone basis are 57.9%, 57.9%, 1.88x, and 1.88x respectively. Additionally, the “as-complete” appraised value of $23,000,000 is being utilized for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “as-is” appraised value for the mortgaged property identified on Annex A-1 as Hampton Inn Traverse City is $18,300,000. See “Description of the Mortgage Pool—Appraised Value”.

(5)	Calculated on the basis of an appraised value that represents an “as-portfolio” appraised value, which reflects a 3.0% premium attributed to the aggregate “as-is” value of the mortgaged properties as a whole. See “Description of the Mortgage Pool—Appraised Value”.

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(6)	The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio have been calculated based on the “as-is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio based on the agreed upon purchase price are 75.0% and 75.0%, respectively. See “Description of the Mortgage Pool—Appraised Value”.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Griffin Portfolio	BANK 2017-BNK8	BANK 2017-BNK8	Eightfold Real Estate Capital Fund V, L.P.
General Motors Building	BXP Trust 2017-GM	BXP Trust 2017-GM	Core Credit Partners A LLC
Harmon Corner	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Murrieta Plaza	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Airport Investment & Airport Overlook	UBS 2017-C6	UBS 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Does not include the One State Street whole loan, AFIN Portfolio whole loan or the Tryad Industrial & Business Center whole loan, servicing for which will be transferred on the related servicing shift securitization date. The initial controlling noteholder for the One State Street whole loan will be Natixis Real Estate Capital LLC or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the AFIN Portfolio whole loan will be Société Générale or an affiliate thereof, as holder of the related controlling companion loan. The initial controlling noteholder for the Tryad Industrial & Business Center whole loan will be CCRE Lending or an affiliate thereof, as holder of the related controlling companion loan. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	As of the closing date of the related securitization.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
One State Street	Note A-A-1 Note A-A-2 Note A-A-3 Note A-A-4 Note A-A-5 Note A-A-6 Note A-A-7 Note A-A-8 Note A-A-9 Note A-A-10 Note A-B Note B-1-A Note B-1-B Note B-2

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

$40,000,000 $9,780,000 $5,000,000 $5,000,000 $25,000,000 $25,000,000 $3,000,000 $3,000,000 $3,000,000 $3,220,000 $84,496,000 $45,504,000 $83,000,000 $25,000,000

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

UBS 2017-C7

UBS 2017-C7

UBS 2017-C7

UBS 2017-C7

UBS 2017-C7

UBS 2017-C7

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
AFIN Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10 Note A-11 Note A-12 Note A-13 Note A-14 Note A-15 Note A-16

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$25,000,000 $25,000,000 $20,000,000 $12,000,000 $10,000,000 $10,000,000 $5,000,000 $5,000,000 $20,000,000 $20,000,000 $15,000,000 $15,000,000 $10,000,000 $8,000,000 $5,000,000 $5,000,000

Société Générale

Société Générale

UBS 2017-C7

UBS 2017-C7

Société Générale

Société Générale

Société Générale

Société Générale

UBS 2017-C7

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS 2017-C7

UBS AG, New York Branch

UBS AG, New York Branch

National Office Portfolio	Note A-1-A Note A-1-B Note A-2-A Note A-3 Note A-4-B Note A-5-A	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$34,913,973 $19,950,842 $24,938,552 $29,926,262 $39,901,683 $34,913,973	UBS 2017-C7 UBS 2017-C7 CCUBS 2017-C1 WFCM 2017-C41 UBS 2017-C6 UBS 2017-C5
Tryad Industrial & Business Center	Note A-1-1 Note A-1-2 Note A-1-3 Note A-1-4 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4	Non-Control Note Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$27,000,000 $13,000,000 $10,000,000 $5,250,000 $27,000,000 $13,000,000 $10,000,000 $5,250,000

UBS 2017-C7

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P.

UBS 2017-C7

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

HRC Hotels Portfolio	Note A-1 Note A-2	Control Note Non-Control Note	$41,890,256 $27,926,837	UBS 2017-C7 UBS 2017-C6
Griffin Portfolio	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4 Note A-2-5 Note A-2-6 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$100,000,000 $96,250,000 $10,000,000 $35,000,000 $30,000,000 $25,000,000 $20,000,000 $15,000,000 $6,250,000 $37,500,000	BANK 2017-BNK8 BANK 2017-BNK9 BANK 2017-BNK8 Deutsche Bank AG, New York Branch UBS 2017-C6 UBS 2017-C5 Deutsche Bank AG, New York Branch UBS 2017-C5 UBS 2017-C6 UBS 2017-C7

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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
General Motors Building

Note A-1-S

Note A-1-C1

Note A-1-C2

Note A-1-C3-1

Note A-1-C3-2

Note A-1-C4

Note A-1-A1

Note A-1-A2

Note A-1-A3

Note A-2-S

Note A-2-C1

Note A-2-C2-1

Note A-2-C2-2-A

Note A-2-C2-2-B

Note A-2-C3

Note A-2-A1

Note A-2-A2

Note A-2-A3

Note A-3-S

Note A-3-C1

Note A-3-C2

Note A-3-C3-1

Note A-3-C3-2

Note A-3-A1

Note A-3-A2-1

Note A-3-A2-2

Note A-3-A3

Note A-4-S

Note A-4-C1

Note A-4-C2

Note A-4-C3

Note A-4-A1

Note A-4-A2

Note A-4-A3

Note B-1-S

Note B-2-S

Note B-3-S
Note B-4-S

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note
Non-Control Note

$176,800,000

$69,700,000

$37,500,000

$22,300,000

$15,200,000

$74,400,000

$28,900,000

$37,500,000

$37,500,000

$114,400,000

$45,100,000

$50,000,000

$20,000,000

$5,000,000

$30,000,000

$18,700,000

$10,200,000

$30,000,000

$114,400,000

$45,100,000

$37,500,000

$25,000,000

$12,500,000

$18,700,000

$22,500,000

$15,000,000

$32,700,000

$114,400,000

$45,100,000

$37,500,000

$32,400,000

$18,700,000

$45,100,000

$30,200,000

$282,200,000

$182,600,000

$182,600,000
$182,600,000

BXP Trust 2017-GM

BXP Trust 2017-GM

BANK 2017-BNK6

BANK 2017-BNK6

CGCMT 2017-B1

BANK 2017-BNK7

CCUBS 2017-C1

CGCMT 2017-B1

BANK 2017-BNK7

BXP Trust 2017-GM

BXP Trust 2017-GM

CD 2017-CD5

UBS 2017-C2

JPMDB 2017-C7

UBS 2017-C2

CCUBS 2017-C1

JPMDB 2017-C7

JPMDB 2017-C7

BXP Trust 2017-GM

BXP Trust 2017-GM

CD 2017-CD5

CGCMT 2017-B1

CD 2017-CD5

UBS 2017-C7

CGCMT 2017-P8

CGCMT 2017-B1

CGCMT 2017-P8

BXP Trust 2017-GM

BXP Trust 2017-GM

WFCM 2017-C38

WFCM 2017-C38

UBS 2017-C7

WFCM 2017-C38

BANK 2017-BNK6

BXP Trust 2017-GM

BXP Trust 2017-GM

BXP Trust 2017-GM
BXP Trust 2017-GM

Marketplace at Four Corners	Note A-1 Note A-2	Control Note Non-Control Note	$25,000,000 $17,000,000	UBS 2017-C7 UBS 2017-C6
Harmon Corner	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$30,000,000 $25,000,000 $20,800,000 $10,000,000 $30,000,000 $27,200,000	UBS 2017-C6 CCUBS 2017-C1 UBS 2017-C7 CCUBS 2017-C1 MSC 2017-HR2 MSC 2017-HR2
Belden Park Crossing	Note A-1-A Note A-1-B Note A-2	Control Note Non-Control Note Non-Control Note	$13,000,000 $15,000,000 $23,000,000	UBS 2017-C7 UBS 2017-C6 WFCM 2017-C41

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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
Murrieta Plaza	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$15,000,000 $10,000,000 $8,000,000	UBS 2017-C6 UBS 2017-C5 UBS 2017-C7
Airport Investment & Airport Overlook	Note A-1 Note A-2	Control Note Non-Control Note	$21,970,924 $5,992,070	UBS 2017-C6 UBS 2017-C7

(1)	The lender provides no assurances that any non-securitized notes will not be split further and/or reissued with reallocated balances. In certain cases, identifies the expected holder as of the Closing Date.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain

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securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to The Servicing Shift Whole Loans

With respect to a Servicing Shift Whole Loan prior to the applicable Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder appointed by the Controlling Class under the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to a Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the

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operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has

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delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The One State Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as One State Street, representing approximately 7.0% of the Initial Pool Balance (the “One State Street Mortgage Loan”), is part of the One State Street Whole Loan (as defined below) comprised of fourteen (14) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “One State Street Mortgaged Property”).

The One State Street Mortgage Loan is evidenced by the senior pari passu promissory note A-A-5, note A-A-6, note A-A-7, note A-A-8, note A-A-9 and note A-A-10 with an aggregate Cut-off Date Balance of $62,220,000. The related Pari Passu Companion Loan evidenced by the promissory note A-A-1 with an original principal balance as of the Cut-off Date of $40,000,000 (the “One State Street Lead Pari Passu Companion Loan”). The related Pari Passu Companion Loans evidenced by the promissory note A-A-2, note A-A-3 and note A-A-4 have an aggregate principal balance as of the Cut-off Date of $19,780,000 (the “One State Street Non-Lead Pari Passu Companion Loans” and together with the One State Street Lead Pari Passu Companion Loan, the “One State Street Pari Passu Companion Loans”). The One State Street Lead Pari Passu Companion Loan and the One State Street Non-Lead Pari Passu Companion Loans, together with the One State Street Mortgage Loan, are collectively referred to as the “One State Street Senior Loans”. The One State Street Mortgage Loan and the One State Street Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also four (4) Subordinate Companion Loans with an aggregate principal balance as of the Cut-off Date of $238,000,000 (the “One State Street Subordinate Companion Loans” and together with the One State Street Pari Passu Companion Loans, the “One State Street Companion Loans”) that are subordinate to the One State Street Mortgage Loan and the One State Street Pari Passu Companion Loans. One of four related Subordinate Companion Loans (the “One State Street Subordinate Companion Loan Note A-B”) is evidenced by a subordinate promissory note A-B with an original principal balance of $84,496,000. One of four related Subordinate Companion Loans (the “One State Street Subordinate Companion Loan Note B-1-A”) is evidenced by a subordinate promissory note B-1-A with an original principal balance of $45,504,000. One of four related Subordinate Companion Loans (the “One State Street Subordinate Companion Loan Note B-1-B”) is evidenced by a subordinate promissory note B-1-B with an original principal balance of $83,000,000. One of four related Subordinate Companion Loans (the “One State Street Subordinate Companion Loan Note B-2”) is evidenced by a subordinate promissory note B-2 with an original principal balance of $25,000,000. Prior to the Closing Date, Natixis intends to sell the One State Street Subordinate Companion Loan Note B-2 to Paramount Group, Inc. or an affiliate thereof. None of the One State Street Subordinate Companion Loans or

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the One State Street Pari Passu Companion Loans will be included in the issuing entity. The One State Street Mortgage Loan, together with the One State Street Companion Loans, are referred to in this prospectus as the “One State Street Whole Loan”. The holders of the One State Street Whole Loan have entered into a co-lender agreement that sets forth the respective rights of each One State Street note holder (the “One State Street Intercreditor Agreement”).

Servicing

Prior to the date that the One State Street Lead Pari Passu Companion Loan is included in a securitization trust (the “One State Street Lead Pari Passu Companion Loan Securitization Date”), the One State Street Whole Loan will be serviced pursuant to the pooling and servicing agreement and the terms of the One State Street Intercreditor Agreement.

After the One State Street Lead Pari Passu Companion Loan Securitization Date, the One State Street Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the One State Street Lead Pari Passu Companion Loan and the terms of the One State Street Intercreditor Agreement. As used herein, the “One State Street Pooling and Servicing Agreement” refers to (i) prior to the One State Street Lead Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement entered into in connection with this securitization transaction, and (ii) on or after the One State Street Lead Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement entered into in connection with the securitization of the One State Street Lead Pari Passu Companion Loan. In servicing the One State Street Whole Loan, the servicing standard set forth in the One State Street Pooling and Servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests, as a collective whole, of the certificateholders as the holder of the One State Street Mortgage Loan, the holder of the One State Street Pari Passu Companion Loans and the holders of the One State Street Subordinate Companion Loans (taking into account the subordinate nature of the One State Street Subordinate Companion Loans).

The One State Street Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the One State Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the One State Street Intercreditor Agreement, the holders of the One State Street Subordinate Companion Loans have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The One State Street Intercreditor Agreement sets forth the respective rights of the holders of the One State Street Mortgage Loan and the One State Street Companion Loans with respect to distributions of funds received on the One State Street Whole Loan, and provides, in general, that:

First, the One State Street Mortgage Loan and One State Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

Second, the One State Street Subordinate Companion Loans are, generally, junior, subject and subordinate to the One State Street Mortgage Loan and One State Street Pari Passu Companion Loans, and the rights of the holders of the One State Street

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Subordinate Companion Loans to receive payments with respect to the One State Street Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the One State Street Mortgage Loan and One State Street Pari Passu Companion Loans (as further described below) to receive payments with respect to the One State Street Whole Loan;

Third, the One State Street Subordinate Companion Loan Note A-B is, generally, at all times, junior, subject and subordinate to the rights of the holders of the One State Street Senior Loans (as further described below) to receive payments with respect to the One State Street Whole Loan;

Fourth, the One State Street Subordinate Companion Loan Note B-1-A is, generally, at all times, junior, subject and subordinate to the rights of the holders of One State Street Subordinate Companion Loan Note A-B and the One State Street Senior Loans (as further described below) to receive payments with respect to the One State Street Whole Loan;

Fifth, the One State Street Subordinate Companion Loan Note B-1-B is, generally, at all times, junior, subject and subordinate to the rights of the holders of, the One State Street Subordinate Companion Loan Note B-1-A, One State Street Subordinate Companion Loan Note A-B and the One State Street Senior Loans (as further described below) to receive payments with respect to the One State Street Whole Loan;

Sixth, the One State Street Subordinate Companion Loan Note B-2 is, generally, at all times, junior, subject and subordinate to the rights of the holders of the One State Street Subordinate Companion Loan Note B-1-B, the One State Street Subordinate Companion Loan Note B-1-A, the One State Street Subordinate Companion Loan Note A-B and the One State Street Senior Loans (as further described below) to receive payments with respect to the One State Street Whole Loan;

Seventh, all expenses and losses relating to the One State Street Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the One State Street Subordinate Companion Loan Note B-2, second to the holder of the One State Street Subordinate Companion Loan Note B-1-B, third to the holder of the One State Street Subordinate Companion Loan Note B-1-A, fourth to the holder of the One State Street Subordinate Companion Loan Note A-B and fifth to the issuing entity, as holder of the One State Street Mortgage Loan, and the holders of the One State Street Pari Passu Companion Loans on a pro rata and pari passu basis;

Eighth, if no One State Street Sequential Pay Event (as defined below) has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the One State Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

Ninth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the One State Senior Loans (other than default interest) to the holders of the One State Street Senior Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Tenth, on a pro rata and pari passu basis, to holders of the One State Street Senior Loans an amount equal to their respective percentage interests of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

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Eleventh, to the extent the holder of the One State Street Subordinate Companion Loan Note A-B has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note A-B for all such cure payments;

Twelfth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note A-B (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Thirteenth, to the holder of the One State Street Subordinate Companion Loan Note A-B, an amount equal to its percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Fourteenth, to the extent the holder of the One State Street Subordinate Companion Loan Note B-1-A has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note B-1-A for all such cure payments;

Fifteenth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-1-A (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note B-1-A in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Sixteenth, to the holder of the One State Street Subordinate Companion Loan Note B-1-A, an amount equal to its percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Seventeenth, to the extent the holder of the One State Street Subordinate Companion Loan Note B-1-B has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note B-1-B for all such cure payments;

Eighteenth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-1-B (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note B-1-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Nineteenth, to the holder of the One State Street Subordinate Companion Loan Note B-1-B, an amount equal to its percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Twentieth, to the extent the holder of the One State Street Subordinate Companion Loan Note B-2 has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note B-2 for all such cure payments;

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Twenty-first, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-2 (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note B-2 in an amount equal to the accrued and unpaid interest on its note principal balance at the net note rate;

Twenty-second, to the holder of the One State Street Subordinate Companion Loan Note B-2, an amount equal to its percentage interest of all principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date;

Twenty-third, to pay any yield maintenance premium then due and payable on the One State Street Senior Loans, to the holders of the One State Street Senior Loans on a pro rata and pari passu basis, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note A-B to the holder of the One State Street Subordinate Companion Loan Note A-B, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note B-1-A to the holder of the One State Street Subordinate Companion Loan Note B-1-A, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note B-1-B to the holder of the One State Street Subordinate Companion Loan Note B-1-B, and finally, any yield maintenance premium then due and payable on the One State Street Subordinate Companion Loan Note B-2 to the holder of the One State Street Subordinate Companion Loan Note B-2;

Twenty-fourth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the One State Street Mortgage Loan, One State Street Pari Passu Companion Loans and the One State Street Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Twenty-fifth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holder of the One State Street Senior Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of each of the One State Street Senior Loans at the applicable default rate, (B) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note A-B at the applicable default rate, (C) to the holder of the One State Street Subordinate Companion Loan Note B-1-A in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-1-A at the applicable default rate, (D) to the holder of the One State Street Subordinate Companion Loan Note B-1-B in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-1-B at the applicable default rate and (E) to the holder of the One State Street Subordinate Companion Loan Note B-2 in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-2 at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the master servicer or special servicer, as applicable, pursuant to the One State Street Pooling and Servicing Agreement; and

Twenty-sixth, if any excess amount is available to be distributed of the One State Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through seventeenth, any remaining amount will be paid pro rata to each holder of the One State Street Mortgage Loan, One State Street Pari Passu

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Companion Loans and the One State Street Subordinate Companion Loans based on their respective initial note principal balances.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the One State Street Whole Loan, (ii) a non-monetary event of default as to which the One State Street Whole Loan becomes a specially serviced loan (other than as a result of a foreseeable default) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case; provided that the holders of the One State Street Subordinate Companion Loans (or a designee of such holder) have not exercised their cure rights under the One State Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “One State Street Sequential Pay Event”), amounts tendered by the borrower and otherwise available for payment on the One State Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the One State Street Senior Loans (other than default interest) to the holders of the One State Street Senior Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the One State Street Senior Loans an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note A-B (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to the holders of the One State Street Senior Loans an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Fifth, to the extent the holder of the One State Street Subordinate Companion Loan Note A-B has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note A-B for all such cure payments;

Sixth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note A-B (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Seventh, to the holder of the One State Street Subordinate Companion Loan Note A-B an amount equal to all remaining amounts received with respect to the related monthly payment date until its note principal balance has been reduced to zero;

Eighth, to the extent the holder of the One State Street Subordinate Companion Loan Note B-1-A has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to

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reimburse the holder of the One State Street Subordinate Companion Loan Note B-1-A for all such cure payments;

Ninth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-1-A (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note B-1-A in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Tenth, to the holder of the One State Street Subordinate Companion Loan Note B-1-A an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Eleventh, to the extent the holder of the One State Street Subordinate Companion Loan Note B-1-B has made any payments or advances to cure defaults pursuant to the One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note B-1-B for all such cure payments;

Twelfth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-1-B (other than default interest) to the One State Street Subordinate Companion Loan Note A-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Thirteenth, to the holder of the One State Street Subordinate Companion Loan Note B-1-B an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Fourteenth, to the extent the holder of the One State Street Subordinate Companion Loan Note B-2 has made any payments or advances to cure defaults pursuant to One State Street Intercreditor Agreement (as described below under “—Cure Rights”), to reimburse the holder of the One State Street Subordinate Companion Loan Note B-2 for all such cure payments;

Fifteenth, to pay accrued and unpaid interest on the One State Street Subordinate Companion Loan Note B-2 (other than default interest) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Sixteenth, to the holder of the One State Street Subordinate Companion Loan Note B-2 an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

Seventeenth, to pay any yield maintenance premium then due and payable on the One State Street Senior Loans, to the holders of the One State Street Senior Loans on a pro rata and pari passu basis, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note A-B to the holder of the One State Street Subordinate Companion Loan Note A-B, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note B-1-A to the holder of the One State Street Subordinate Companion Loan Note B-1-A, then any yield maintenance premium then due and payable on One State Street Subordinate Companion Loan Note B-1-B to the holder of the One State Street

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Subordinate Companion Loan Note B-1-B, and finally, any yield maintenance premium then due and payable on the One State Street Subordinate Companion Loan Note B-2 to the holder of the One State Street Subordinate Companion Loan Note B-2;

Eighteenth, to the extent late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to compensate the master servicer or special servicer, as applicable, any such late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the holders of the One State Street Mortgage Loan, One State Street Pari Passu Companion Loans and the One State Street Subordinate Companion Loans, pro rata, based on their respective initial note principal balances;

Nineteenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the One State Street Senior Loans on a pro rata and pari passu basis in an amount calculated on the note principal balance of each of the One State Street Senior Loans at the applicable default rate, (B) to the holder of the One State Street Subordinate Companion Loan Note A-B in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note A-B at the applicable default rate, (C) to the holder of the One State Street Subordinate Companion Loan Note B-1-A in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-1-A at the applicable default rate, (D) to the holder of the One State Street Subordinate Companion Loan Note B-1-B in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-1-B at the applicable default rate, and (E) to the holder of the One State Street Subordinate Companion Loan Note B-2 in an amount calculated on the note principal balance of the One State Street Subordinate Companion Loan Note B-2 at the applicable default rate, in each case, to the extent actually paid by the related borrower and not payable to the master servicer or special servicer, as applicable, pursuant to the One State Street Pooling and Servicing Agreement; and

Twentieth, if any excess amount is available to be distributed on the Mortgage Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through nineteenth, any remaining amount will be paid pro rata to the holders of the One State Street Mortgage Loan, One State Street Pari Passu Companion Loans and the One State Street Subordinate Companion Loans based on their respective initial note principal balances.

The Directing Holder

The controlling noteholder (the “One State Street Directing Holder”) under the One State Street Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder of the One State Street Subordinate Companion Loan Note B-2;

●	if a One State Street Subordinate Companion Loan Note B-2 Control Appraisal Period has occurred and is continuing, but a One State Street Subordinate Companion Loan Note B-1-B Control Appraisal Period has not occurred and is continuing, the holder of the One State Street Subordinate Companion Loan Note B-1-B;

●	if a One State Street Subordinate Companion Loan Note B-1-B has occurred and is continuing, but a One State Street Subordinate Companion Loan Note B-1-A

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Control Appraisal Period has not occurred and is continuing, the holder of the One State Street Subordinate Companion Loan Note B-1-B;

●	if a One State Street Subordinate Companion Loan Note B-1-A Control Appraisal Period has occurred and is continuing, but a One State Street Subordinate Companion Loan Note A-B Control Appraisal Period has not occurred and is continuing, the holder of the One State Street Subordinate Companion Loan Note A-B; and

●	if a One State Street Subordinate Companion Loan Note A-B Control Appraisal Period has occurred and is continuing, the holder of the One State Street Mortgage Loan.

At any time after a One State Street Companion Loan is included in a securitization and the holder of such note is the Directing Holder, then the rights of the One State Street Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class,” to the extent provided in the One State Street Pooling and Servicing Agreement.

A “One State Street Subordinate Companion Loan Note B-2 Control Appraisal Period” will exist with respect to the One State Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-2 minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the One State Street Subordinate Companion Loan Note B-2, (y) any appraisal reduction amount for the One State Street Whole Loan that is allocated to the One State Street Subordinate Companion Loan Note B-2 and (z) any losses realized with respect to the One State Street Mortgaged Property or the One State Street Whole Loan that are allocated to the One State Street Subordinate Companion Loan Note B-2, plus (iii) the One State Street Subordinate Companion Loan Note B-2 Threshold Event Collateral, if any, is less than (b) 25%, or, for so long as Paramount Group, Inc. or an affiliate is the holder of the One State Street Subordinate Companion Loan Note B-2, 15% of the of the remainder of the (i) initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the One State Street Subordinate Companion Loan Note B-2; or (2) any interest in the One State Street Subordinate Companion Loan Note B-2 is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the One State Street Subordinate Companion Loan Note B-2 as the One State Street Directing Holder.

A “One State Street Subordinate Companion Loan Note B-1-B Control Appraisal Period” will exist with respect to the One State Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-1-B minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the One State Street Subordinate Companion Loan Note B-1-B, (y) any appraisal reduction amount for the One State Street Whole Loan that is allocated to the One State Street Subordinate Companion Loan Note B-1-B and (z) any losses realized with respect to the One State Street Mortgaged Property or the One State Street Whole Loan that are allocated to the One State Street Subordinate Companion Loan Note B-1-B, plus (iii) the One State Street Subordinate Companion Loan Note B-1-B Threshold Event Collateral, if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-1-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the One

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State Street Subordinate Companion Loan Note B-1-B; or (2) any interest in the One State Street Subordinate Companion Loan Note B-1-B is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the One State Street Subordinate Companion Loan Note B-1-B as the One State Street Directing Holder.

A “One State Street Subordinate Companion Loan Note B-1-A Control Appraisal Period” will exist with respect to the One State Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-1-A minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the One State Street Subordinate Companion Loan Note B-1-A, (y) any appraisal reduction amount for the One State Street Whole Loan that is allocated to the One State Street Subordinate Companion Loan Note B-1-A and (z) any losses realized with respect to the One State Street Mortgaged Property or the One State Street Whole Loan that are allocated to the One State Street Subordinate Companion Loan Note B-1-A, plus (iii) the One State Street Subordinate Companion Loan Note B-1-A Threshold Event Collateral, if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note B-1-A less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the One State Street Subordinate Companion Loan Note B-1-A; or (2) any interest in the One State Street Subordinate Companion Loan Note B-1-A is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the One State Street Subordinate Companion Loan Note B-1-A as the One State Street Directing Holder.

A “One State Street Subordinate Companion Loan Note A-B Control Appraisal Period” will exist with respect to the One State Street Whole Loan, if and for so long as: (1)(a)(i) the initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note A-B minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the One State Street Subordinate Companion Loan Note A-B, (y) any appraisal reduction amount for the One State Street Whole Loan that is allocated to the One State Street Subordinate Companion Loan Note A-B and (z) any losses realized with respect to the One State Street Mortgaged Property or the One State Street Whole Loan that are allocated to the One State Street Subordinate Companion Loan Note A-B, plus (iii) the One State Street Subordinate Companion Loan Note A-B Threshold Event Collateral, if any, is less than (b) 25% of the of the remainder of the (i) initial unpaid note principal balance of the One State Street Subordinate Companion Loan Note A-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the One State Street Subordinate Companion Loan Note A-B; or (2) any interest in the One State Street Subordinate Companion Loan Note A-B is held by the related borrower or a borrower party, or the related borrower or a borrower party would otherwise be entitled to exercise the rights of the holder of the One State Street Subordinate Companion Loan Note A-B as the One State Street Directing Holder.

The holder of a One State Street Subordinate Companion Loan is entitled to avoid a control appraisal period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the other note holders or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the One State Street Intercreditor Agreement (either (x) or (y), the “One State Street Subordinate Companion

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Loan Threshold Event Collateral” in an amount that when added to the appraised value of the related Mortgaged Property as determined pursuant to the One State Street Pooling and Servicing Agreement, would cause the applicable control appraisal period not to exist.

Consultation and Control

The master servicer and special servicer will be required to notify the One State Street Directing Holder (as defined above) (or its designee) and receive written consent with respect to major decisions, as defined in the One State Street Intercreditor Agreement (“One State Street Major Decisions”).

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the One State Street Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the One State Street Intercreditor Agreement or the One State Street Pooling and Servicing Agreement, require or cause such master servicer or special servicer, as applicable, to violate the terms of the One State Street Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the One State Street Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition, pursuant to the terms of the One State Street Intercreditor Agreement, after a One State Street Subordinate Companion Loan Note A-B Control Appraisal Period (and for so long as such One State Street Subordinate Companion Loan Note A-B Control Appraisal Period remains in effect), and following the One State Street Lead Pari Passu Companion Loan Securitization Date, (1) the holder of the One State Street Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will be required to provide to the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (i) notice, information and reports with respect to any One State Street Major Decisions (similar to such notice, information and report it is required to deliver to the directing certificateholder under the securitization trust pursuant to the One State Street Pooling and Servicing Agreement) without regard to whether a control termination event has occurred) and (ii) a summary of the asset status report relating to the One State Street Whole Loan and (2) the holder of the One State Street Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will be required to consult with the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives) on a non-binding basis with respect to any such One State Street Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the One State Street Whole Loan, and consider alternative actions recommended by the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives); provided that after the expiration of a period of 10 business days from the delivery to the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives) by the holder of the One State Street Lead Pari Passu Companion Loan of written notice of a proposed action, together with copies of the notice, information and report required to be provided, the holder of the One State Street Lead Pari Passu Companion Loan (or the special servicer acting on its behalf) will no longer be obligated to consult with such holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives), whether or not such holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives) have responded within such 10 business day consultation period (unless, the holder of the One State Street

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Lead Pari Passu Companion Loan (or the master servicer or the special servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives) described above, the holder of the One State Street Lead Pari Passu Companion Loan (or special servicer acting on its behalf) may make any One State Street Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the holder of the One State Street Lead Pari Passu Companion Loan (or special servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans. The holder of the One State Street Lead Pari Passu Companion Loan (or master servicer or special servicer, acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by any of the holders of the One State Street Mortgage Loan and the One State Street Non-Lead Pari Passu Companion Loans (or their representatives).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the One State Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the One State Street Whole Loan, the holder of the One State Street Subordinate Companion Loan Note A-B (at any time that the One State Street Subordinate Companion Loan Note A-B is not included in a securitization), the holder of the One State Street Subordinate Companion Loan Note B-1-A, the holder of the One State Street Subordinate Companion Loan Note B-1-B and/or the holder of the One State Street Subordinate Companion Loan Note B-2, will each have the right to cure such event of default subject to certain limitations on the number of such cures set forth in the One State Street Intercreditor Agreement. So long as a holder of a One State Street Subordinate Companion Loan has made a permitted cure payment under the One State Street Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the One State Street Whole Loan to special servicing or exercising remedies. In the event that more than one of the holders of a One State Street Subordinate Companion Loan elects to cure a monetary event of default, the holder of the most subordinate One State Street Subordinate Companion Loan will be deemed the curing party and any payments made by the holder of a more senior One State Street Subordinate Companion Loan will be returned to such holder.

Purchase Option

If an event of default with respect to the One State Street Whole Loan has occurred and is continuing, then, each holder of a One State Street Subordinate Companion Loan (with respect to the One State Street Subordinate Companion Loan Note A-B, at any time that the One State Street Subordinate Companion Loan Note A-B is not included in a securitization) upon written notice from the applicable holder of a One State Street Subordinate Companion Loan (“Note Holder Purchase Option Notice”), will have the right to purchase one or more of the notes that are immediately senior to such note or senior to a purchased note (the One State Street Senior Loans will be treated as a single note) for the purchase price provided in the One State Street Intercreditor Agreement on a date (i) not more than ten (10) business days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the purchasing noteholder deposits 10% of the purchase

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price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) business days after written notice.

The respective rights of the holders of the One State Street Subordinate Companion Loans to purchase the One State Street Senior Loans) or a relatively more senior One State Street Subordinate Companion Loan, will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the One State Street Mortgaged Property (and special servicer is required to give the holders of the One State Street Subordinate Companion Loans thirty (30) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the One State Street Mortgaged Property is transferred to the special servicer (or another nominee on behalf of the special servicer) less than fifteen (15) days after the acceleration of the One State Street Whole Loan, the holders of the One State Street Mortgage Loan and the One State Street Pari Passu Companion Loans must notify the holders of the One State Street Subordinate Companion Loans and the holders of the One State Street Subordinate Companion Loans will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the applicable holder of a One State Street Subordinate Companion Loan will be obligated to purchase the One State Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the One State Street Intercreditor Agreement, if an event of default has occurred and is continuing, and if the special servicer determines to sell the One State Street Mortgage Loan and the One State Street Companion Loans, then the special servicer will have (i) the right and obligation to sell the One State Street Mortgage Loan together with the One State Street Pari Passu Companion Loans and (ii) the right but not the obligation to sell the One State Street Mortgage Loan, One State Street Pari Passu Companion and the One State Street Subordinate Companion Loans as notes evidencing one whole loan in accordance with the terms of the One State Street Intercreditor Agreement and the pooling and servicing agreement, subject to the applicable consent rights of the One State Street Directing Holder. In connection with any such sale, the special servicer will be required to follow the procedures set forth in the One State Street Intercreditor Agreement and the pooling and servicing agreement, including the provision that requires fifteen (15) business days’ prior written notice to the holders of the One State Street Subordinate Companion Loans of the special servicer’s intention to sell the One State Street Whole Loan.

Special Servicer Appointment Rights

Pursuant to the One State Street Intercreditor Agreement, the One State Street Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the One State Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of any other noteholder.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced

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Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to a Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the applicable Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such

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Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than Servicing Shift Whole Loans on or after the applicable Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including a Servicing Shift Whole Loan after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced

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Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of

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any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

General Motors Building Whole Loan

General

The General Motors Building Mortgage Loan, representing approximately 4.2% of the Initial Pool Balance, is part of a Whole Loan that is part of a split loan structure comprised of thirty-four (34) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $2,300,000,000. Two senior promissory notes, Note A-3-A1 and Note A-4-A1 with an aggregate initial principal balance of $37,400,000 (the “GM Building Mortgage Loan”), will be deposited into this securitization.

The GM Building Whole Loan (as defined below), is evidenced by (i) the GM Building Mortgage Loan, (ii) eight (8) senior promissory notes designated as Note A-1-S, Note A-2-S, Note A-3-S, Note A-4-S, Note A-1-C1, Note A-2-C1, Note A-3-C1 and Note A-4-C1 (the “GM Building Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $725,000,000; (iii) twenty-four (24) senior promissory notes designated as Note A-1-A1, Note A-1-A2, Note A-1-C2, Note A-1-C3-1, Note A-1-C3-2, Note A-1-C4, Note A-1-A3, Note A-2-C2-1, Note A-2-C2-A, Note A-2-C2-2-B, Note A-2-C3, Note A-2-A1, Note A-2-A2, Note A-2-A3, Note A-3-C2, Note A-3-C3-1, Note A-3-C3-2, Note A-3-A2-1, Note A-3-A2-2, Note A-3-A3, Note A-4-C2, Note A-4-C3, Note A-4-A2 and Note A-4-A3, which have an aggregate initial principal balance of $707,600,000 (the “GM Building Non-Standalone Pari Passu Companion Loans” and, together with the GM Building Standalone Pari Passu Companion Loans, the “GM Building Pari Passu Companion Loans”); and (iv) four (4) subordinate promissory notes designated as Note B-1-S, Note B-2-S, Note B-3-S and Note B-4-S (the “GM Building Subordinate Companion Loans and, together with the GM Building Standalone Pari Passu Companion Loans, the “GM Building Standalone Companion Loans”, which have an aggregate initial principal balance of $830,000,000.

The GM Building Mortgage Loan, the GM Building Pari Passu Companion Loans and the GM Building Subordinate Companion Loans are referred to herein, collectively, as the “GM Building Whole Loan, and the GM Building Pari Passu Companion Loans and the GM Building Subordinate Companion Loans are referred to herein as the “GM Building Companion Loans”. The GM Building Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the GM Building Mortgage Loan. The GM Building Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the GM Building Mortgage Loan and GM Building Pari Passu Companion Loans.

Only the GM Building Mortgage Loan is included in the issuing entity. The GM Building Standalone Companion Loans have been contributed to a securitization trust governed by

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the BXP Trust 2017-GM TSA. The remaining GM Building Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to contribute such notes to other securitizations.

The rights of the holders of the promissory notes evidencing the GM Building Whole Loan are subject to an Intercreditor Agreement (the “GM Building Intercreditor Agreement”). The following summaries describe certain provisions of the GM Building Intercreditor Agreement.

Servicing

The GM Building Whole Loan (including the GM Building Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BXP Trust 2017-GM TSA by Wells Fargo Bank, National Association as servicer (the “GM Building Servicer”), and, if necessary, AEGON USA Realty Advisors, LLC, as special servicer (the “GM Building Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the GM Building Mortgage Loan”, but subject to the terms of the GM Building Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the GM Building Mortgage Loan (but not on the GM Building Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the GM Building Mortgage Loan. Principal and interest advances in respect of the GM Building Companion Loans and property protection advances in respect of the GM Building Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Distributions

Generally, as long as no (i) event of default with respect to an obligation of the GM Building Whole Loan borrower to pay money due under the GM Building Whole Loan or (ii) non-monetary event of default as a result of which the GM Building Whole Loan becomes a specially serviced mortgage loan under the BXP Trust 2017-GM TSA (a “GM Building Triggering Event of Default” has occurred and is continuing, all amounts available for payment on the GM Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the trustee under the BXP Trust 2017-GM TSA (the “GM Building Trustee”), the GM Building Servicer or the GM Building Special Servicer, and (iii) certain amounts payable or reimbursable to the GM Building Servicer, the GM Building Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a GM Building Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the GM Building Intercreditor Agreement, as follows:

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First, to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the GM Building Servicer, the GM Building Special Servicer or the GM Building Trustee, as applicable) with respect to the GM Building Whole Loan pursuant to the terms of the GM Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Second, to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

Third, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note;

Fourth, pro rata, to the holders of the GM Building Pari Passu Companion Loans and to the issuing entity, as holder of the GM Building Mortgage Loan, in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the GM Building Pari Passu Companion Loans and GM Building Mortgage Loan;

Fifth, if the proceeds of any foreclosure sale or any liquidation of the GM Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of GM Building Mortgage Loan and GM Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP Trust 2017-GM TSA notwithstanding a workout by reason of the insufficiency of the GM Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the GM Building Whole Loan;

Sixth, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the GM Building Subordinate Companion Loans (or paid or advanced by the GM Building Servicer, the GM Building Special Servicer or the GM Building Trustee, as applicable) with respect to the GM Building Whole Loan pursuant to the terms of the GM Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Seventh, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the GM Building Subordinate Companion Loans;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the GM Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the GM Building Subordinate Companion Loans have

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been reduced, such excess amount will be paid to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the GM Building Subordinate Companion Loans as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the GM Building Whole Loan;

Ninth, to the holders of the GM Building Pari Passu Companion Loans, the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the GM Building Whole Loan borrower;

Tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the GM Building Whole Loan borrower are not required to be otherwise applied under the BXP Trust 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the GM Building Servicer or the GM Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the GM Building Whole Loan), any such fees or expenses, to the extent actually paid by the GM Building borrower, will be paid to the holders of the GM Building Pari Passu Companion Loans, the holders of the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, pro rata; and

Eleventh, if any excess amount is available to be distributed in respect of the GM Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the GM Building Pari Passu Companion Loans, the holders of the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan;

provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the GM Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) are required to be allocated to reduce the principal balance of the GM Building Pari Passu Companion Loans, the GM Building Subordinate Companion Loans and the GM Building Mortgage Loan in the manner permitted or required by such REMIC provisions.

Generally, for so long as a GM Building Triggering Event of Default has occurred and is continuing, all amounts available for payment on the GM Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the GM Building Trustee, the GM Building Servicer or the GM Building Special Servicer, and (iii) certain amounts payable or reimbursable to the GM Building Servicer, the GM Building Special Servicer, the master servicer, the trustee and each master servicer and trustee for any securitization relating to a GM Building Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the GM Building Intercreditor Agreement, as follows:

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Twelfth, to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the GM Building Servicer, the GM Building Special Servicer or the GM Building Trustee, as applicable) with respect to the GM Building Whole Loan pursuant to the terms of the GM Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Thirteenth, to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

Fourteenth, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes;

Fifteenth, to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis, until the principal balances of the GM Building Pari Passu Companion Loan and the GM Building Mortgage Loan have been reduced to zero;

Sixteenth, if the proceeds of any foreclosure sale or any liquidation of the GM Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of GM Building Mortgage Loan and GM Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP Trust 2017-GM TSA notwithstanding a workout by reason of the insufficiency of the GM Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the GM Building Pari Passu Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the GM Building Whole Loan;

Seventeenth, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the GM Building Subordinate Companion Loans (or paid or advanced by the GM Building Servicer, the GM Building Special Servicer or the GM Building Trustee, as applicable) with respect to the GM Building Whole Loan pursuant to the terms of the GM Building Intercreditor Agreement or the BXP Trust 2017-GM TSA;

Eighteenth, to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis until the principal balances of the GM Building Subordinate Companion Loans have been reduced to zero;

Nineteenth, if the proceeds of any foreclosure sale or any liquidation of the GM Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the GM Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the GM Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an

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amount up to the reduction, if any, of the aggregate principal balances of the GM Building Subordinate Companion Loans as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the GM Building Whole Loan;

Twentieth, to the holders of the GM Building Pari Passu Companion Loans, the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the GM Building Whole Loan borrower;

Twenty-first, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the GM Building Whole Loan borrower are not required to be otherwise applied under the BXP Trust 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any Advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the GM Building Servicer or the GM Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the GM Building Servicer or the GM Building Special Servicer), any such fees or expenses, to the extent actually paid by the GM Building borrower, will be paid to the holders of the GM Building Pari Passu Companion Loans, the holders of the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan, pro rata; and

Twenty-second, if any excess amount is available to be distributed in respect of the GM Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the GM Building Pari Passu Companion Loans, the holders of the GM Building Subordinate Companion Loans and the issuing entity, as holder of the GM Building Mortgage Loan;

provided that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the GM Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) are required to be allocated to reduce the principal balance of the GM Building Pari Passu Companion Loans, the GM Building Subordinate Companion Loans and the GM Building Mortgage Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the GM Building Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance will be reimbursed out of funds on deposit in the collection account under the BXP Trust 2017-GM TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the GM Building Mortgage Loan, or to the holders of the GM Building Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the GM Building Whole Loan in accordance with the BXP Trust 2017-GM TSA and the GM Building Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the GM Building Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph

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would be determined by allocating such unanticipated trust expenses, as the case may be, first to the GM Building Subordinate Companion Loans).

To the extent collections received after the final liquidation of the GM Building Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the GM Building Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the GM Building Subordinate Companion Loans) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the GM Building Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BXP Trust 2017-GM TSA. Pursuant to the terms of the BXP Trust 2017-GM TSA, the related controlling class representative (the “GM Building Directing Certificateholder”) will have consent and/or consultation rights with respect to the GM Building Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the GM Building Mortgage Loan”.

In addition, pursuant to the terms of the GM Building Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the GM Building Servicer or the GM Building Special Servicer, as applicable, is required to provide to the GM Building Directing Certificateholder (within the same time frame such notices, information and reports to the GM Building Directing Certificateholder without regard to whether or not the GM Building Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BXP Trust 2017-GM TSA) with respect to any major decisions to be taken with respect to the GM Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the GM Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the GM Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the GM Building Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the GM Building Servicer or the GM Building Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the GM Building Servicer or the GM Building Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the GM Building Mortgage Loan, the related the GM Building Pari Passu Companion Loans and the related the GM Building Subordinate Companion Loans. Neither the GM Building Servicer nor the GM Building Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the GM Building Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation

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rights under the PSA with respect to the GM Building Whole Loan or any related REO Property.

Sale of Defaulted GM Building Whole Loan

Pursuant to the terms of the GM Building Intercreditor Agreement, if the GM Building Whole Loan becomes a defaulted loan pursuant to the terms of the BXP Trust 2017-GM TSA, and if the GM Building Special Servicer determines to sell the GM Building Pari Passu Companion Loans in accordance with the BXP Trust 2017-GM TSA, then the GM Building Special Servicer will be required to sell the GM Building Mortgage Loan together with the GM Building Pari Passu Companion Loans and the GM Building Subordinate Companion Loans as one whole loan. In connection with any such sale, the GM Building Special Servicer will be required to follow the procedures set forth under the BXP Trust 2017-GM TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”. Proceeds of the sale of the GM Building Whole Loan will be distributed in accordance with the priority of payments described in “—Distributions” above.

Notwithstanding the foregoing, the GM Building Special Servicer will not be permitted to sell the GM Building Pari Passu Companion Loans together with the GM Building Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the GM Building Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the GM Building Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GM Building Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the GM Building Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GM Building Servicer or the GM Building Special Servicer in connection with the proposed sale. Subject to the terms of the BXP Trust 2017-GM TSA, the holder of the GM Building Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the GM Building Intercreditor Agreement and the BXP Trust 2017-GM TSA, the securitization trust created pursuant to the BXP Trust 2017-GM TSA, as the controlling noteholder, will have the right, with or without cause, to replace the GM Building Special Servicer then acting with respect to the GM Building Whole Loan and appoint a replacement special servicer. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an

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individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2017 and ending on a hypothetical Determination Date in December 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Société Générale, Ladder Capital Finance LLC, KeyBank National Association, Cantor Commercial Real Estate Lending, L.P. and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Cantor Commercial Real Estate Lending, L.P., Ladder Capital Finance LLC, Société Générale, KeyBank National Association and Natixis Real Estate Capital LLC on or about December 28, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management,

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Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $3,089,037,109 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it. The AFIN Portfolio Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller, was co-originated by Société Générale and UBS AG, New York Branch. The Tryad Industrial & Business Center Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, was originated by Cantor Commercial Real Estate Lending, L.P. The Murrieta Plaza Whole Loan, a portion of which UBS AG, New York Branch is the mortgage loan seller of, and the Lynchburg Apartments Mortgage Loan, for which UBS AG, New York Branch is the mortgage loan seller of, were each originated by Regions Bank.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make

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a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

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●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

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The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York

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Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

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Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2017. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2017, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate

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loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through September 30, 2017, Société Générale has securitized 129 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $2.8 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real

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estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal

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regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report

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suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the

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jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal

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Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested

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updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the Qualification Criteria. Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2017. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2017, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

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The information set forth under “—Société Générale” has been provided by Société Générale.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2017, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6,412,040,000, total liabilities of approximately $4,946,521,000 and total capital of approximately $1,465,519,000.

Wells Fargo Bank, National Association, the trustee, certificate administrator, custodian, 17g-5 information provider, certificate registrar and tax administrator with respect to this securitization, and certain other third party lenders provide warehouse financing to affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of December 8, 2017, Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to two of the LCF Mortgage Loans, secured by the portfolio of Mortgaged Properties and the Mortgaged Property identified on Annex A-1 as National Office Portfolio and Belden Park Crossing, which have Cut-off Date Balances of $54,864,814 and $13,000,000, respectively, and represent approximately 6.2% and 1.5%, respectively, of the Initial Pool Balance. However, Wells Fargo Bank, National Association may become the repurchase counterparty with respect to one or more additional LCF Mortgage Loans prior to the Closing Date.

Wells Fargo Bank, National Association acts (or, as of the Closing Date, is expected to act) as interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans, representing approximately 18.5% of the Initial Pool Balance.

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LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During the first nine calendar months of 2017 (through September 30), LCF contributed approximately $0.660 billion of commercial, multifamily and manufactured housing community mortgage loans to one commercial mortgage securitization.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and during the first nine calendar months of 2017 (through September 30).

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017(1)	61	$1,014,609,000

(1)	Through September 30, 2017.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the

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issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association acts as interim servicer (and, in the case of the Belden Park Crossing Mortgage Loan, as master servicer under the pooling and servicing agreement governing the WFCM 2017-C41 securitization transaction (the “WFCM 2017-C41 PSA”)) with respect to nine (9) of the LCF Mortgage Loans, representing approximately 12.4% of the Initial Pool Balance. On the Closing Date, servicing and administration of the Belden Park Crossing Whole Loan will shift from the WFCM 2017-C41 PSA to the PSA.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower

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identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an

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interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment

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may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

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The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance

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premiums in advance of their due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance

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amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.

None of the LCF Mortgage Loans were originated with any material exceptions to the related above-disclosed underwriting criteria.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.

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After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan,

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the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2017. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2014 to and including September 30, 2017, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, prior to the Closing Date, LCF or its affiliates may determine that they wish to retain certain certificates. In addition, LCF and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

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KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator of all of the Mortgage Loans that KeyBank is contributing to this securitization (other than the Griffin Portfolio, which was originated by Bank of America, N.A.), representing approximately 13.6% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2016, KeyBank’s Real Estate Capital Group originated a total of $15.6 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $8.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of September 30, 2017, KeyBank had originated approximately $15.9 billion of commercial mortgage loans that have been securitized in 75 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market

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trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

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Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a

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high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on August 1, 2017 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2016 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including September 30, 2017, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although, for the avoidance of doubt, KeyBank, as primary servicer for certain of the serviced mortgage loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such mortgage loans). However, KeyBank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, an affiliate of Berkeley Point Capital LLC, a primary servicer, and an affiliate of Newmark Group, Inc., which entity (or an affiliate) is the property manager for the Mortgaged Property identified on Annex A-1 as Airport Commerce Center, which Mortgaged Property secures a CCRE Mortgage Loan. Newmark Group, Inc. (or an affiliate) may serve as property manager for other Mortgaged Properties or other properties owned by affiliates of certain borrowers. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

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CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010 through September 30, 2017, CCRE Lending has originated or acquired approximately 1,394 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $26.1 billion and has acted as a sponsor and mortgage loan seller on 68 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex C to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information”.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm

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that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and

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its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)  Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of

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Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)  Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)  Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)  Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

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Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance

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endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that

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such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to,

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(i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P., an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 12, 2017. The depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including June 30, 2017, the depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 10, 2017. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including June 30, 2017, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”).

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The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE. Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of July 17, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $40.4 billion and the total amount of these loans that were securitized is in excess of $20.7 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the

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depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

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Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse

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included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a

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letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a

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sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

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●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2014 to September 30, 2017.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00l	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of September 30, 2017. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The special servicer withdrew its demand on August 15, 2017.

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Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary UBS AG, New York Branch.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties

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under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2017-C7 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As

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of June 30, 2017, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $224 billion, of which approximately 262 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $169 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator

Wells Fargo Bank will act as the trustee, the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $2 trillion in assets and approximately 273,000 employees as of March 31, 2017, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships

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with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2017, Wells Fargo Bank was acting as securities administrator with respect to more than $414 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2017, Wells Fargo Bank was acting as custodian of more than 223,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a

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putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). On July 11, 2017, certain PIMCO investment funds filed a civil complaint relating to Wells Fargo Bank's setting aside reserves for legal fees and expenses in connection with the liquidation of 11 RMBS trusts at issue in the State Court Complaint.  The complaint seeks, among other relief, declarations that Wells Fargo Bank is not entitled to (i) indemnification from, (ii) advancement of funds from, or (iii) taking reserves from trust funds for legal fees and expenses it incurs in defending the claims in the State Court Complaint. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Except as set forth herein with respect to Wells Fargo Bank as Master Servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate

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administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for certain of the Mortgage Loans and Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also (i) the certificate administrator and the custodian under the PSA, (ii) the master servicer, certificate administrator and custodian under the BANK 2017-BNK8 PSA, which governs the servicing and administration of the Griffin Portfolio Whole Loan, (iii) the servicer, certificate administrator and custodian under the BXP 2017-GM TSA, which governs the servicing and administration of the General Motors Building Whole Loan, (iv) expected to be the master servicer, certificate administrator and custodian under the UBS 2017-C6 PSA, which is expected to govern the servicing and administration of the Harmon Corner Whole Loan, the Murrieta Plaza Whole Loan and the Airport Investment & Airport Overlook Whole Loan and, prior to the Closing Date, is expected to govern the servicing and administration of the HRC Hotels Portfolio Whole Loan and the Marketplace at Four Corners Whole Loan, (v) the trustee, certificate administrator and custodian under the pooling and servicing agreement for the UBS 2017-C5 transaction, which, prior to the Closing Date, governs the servicing and administration of the National Office Portfolio Whole Loan, and (vi) the master servicer, certificate administrator and custodian under the WFCM 2017-C41 PSA, which, prior to the Closing Date, governs the servicing and administration of the Belden Park Crossing Whole Loan. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

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Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
By Approximate Number:	33,605	32,716	31,128	29,591
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$508.20

Within this portfolio, as of September 30, 2017, are approximately 20,291 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $387.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $899.3 million.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

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Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
YTD Q3 2017	$377,858,855,749	$665,406,508	0.18%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo Bank are rated “AA-” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable

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law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	Insurance Tracking and Compliance;

●	Onboarding-New Loan Setup;

●	Lien Release-Filing & Tracking;

●	Credit Investigation & Background Checks; and

●	Defeasance Calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

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Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Société Générale or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Société Générale Mortgage Loans and Serviced Companion Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LCF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Wells Fargo Bank expects to enter into a primary servicing agreement with KeyBank pursuant to which KeyBank is expected to act as primary servicer with respect to all of the KeyBank Mortgage Loans and any related Serviced Companion Loan.

Wells Fargo Bank, in its capacity as master servicer under the UBS 2017-C6 PSA, expects to enter into a primary servicing agreement with Berkeley Point Capital, LLC pursuant to which Berkeley Point Capital, LLC is expected to act as primary servicer with respect to the Harmon Corner Whole Loan.

Wells Fargo Bank expects to enter into a limited sub-servicing agreement with Berkeley Point Capital, LLC pursuant to which Berkeley Point Capital, LLC is expected to assume certain limited subservicing duties with respect to some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and NREC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00125% (.125 bps)) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo Bank as

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master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

KeyBank National Association, a national banking association (“KeyBank”), will be appointed as the special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the trustee, the custodian, the certificate administrator, any other sponsor, any other originator, the master servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

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Loans	12/31/2014	12/31/2015	12/31/2016	9/30/2017
By Approximate Number	16,772	16,876	17,866	16,530
By Approximate Aggregate
Principal Balance (in billions)	$174.6	$185.2	$189.3	188

Within this servicing portfolio are, as of September 30, 2017, approximately 8,338 loans with a total principal balance of approximately $142.6 billion that are included in approximately 516 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2017, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of September 30, 2017, KeyBank was named as special servicer with respect to commercial mortgage loans in 155 commercial mortgaged-backed securities transactions totaling approximately $65.1 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 44 commercial mortgage loans with an aggregate outstanding principal balance of approximately $364.9 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2014	12/31/2015	12/31/2016	9/30/2017
By Approximate Number of Transactions	102	111	132	155
By Approximate Aggregate Principal Balance (in billions)	$47.3	$56.2	$60.5	65.1

KeyBank has resolved over $15 billion of U.S. commercial mortgage loans over the past 10 years, $16 million of U.S. commercial mortgage loans during 2007, $1.32 billion of U.S. commercial mortgage loans during 2008, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, and $1.89 billion of U.S. commercial mortgage loans during 2012 and $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, and $263.6 million of U.S. commercial mortgage loans during 2016.

KeyBank is approved as the master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer and special servicer. Fitch has assigned to KeyBank the ratings of

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“CMS1” as a master servicer, “CPS2+” as a primary servicer and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer or special servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the issuing entity are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the underlying mortgage loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing

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functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Properties. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in this information circular under “Pooling and Servicing Agreement—Accounts.” Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of a CMBS Trust in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the pooling and servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—The Special Servicer” has been provided by KeyBank.

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The Primary Servicers

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“BPC”), is the primary servicer for the CCRE Mortgage Loan identified on Annex A-1 as Harmon Corner, representing approximately 2.3% of the Initial Pool Balance, and in such capacity, will be responsible for the primary servicing and administration of this Mortgage Loan. In addition, with respect to three (3) CCRE Mortgage Loans secured by Mortgaged Properties or a portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, Airport Commerce Center and Nautilus FedEx Portfolio, representing approximately 4.5% of the Initial Pool Balance, Berkeley Point Capital LLC will perform limited subservicing duties consisting of collecting financial statements and other reporting information from the related borrowers and in some cases may perform inspections. BPC is an affiliate under common control with CCRE Lending, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. BPC is a wholly owned subsidiary of BGC Partners, Inc., a publicly traded company which is controlled by Cantor Fitzgerald, L.P. BPC is also affiliated with Newmark Group, Inc., which entity (or an affiliate) is the property manager for the Mortgaged Property identified on Annex A-1 as Airport Commerce Center, which Mortgaged Property secures a CCRE Mortgage Loan. Newmark Group, Inc. (or an affiliate) may serve as property manager for other Mortgaged Properties or other properties owned by affiliates of certain borrowers. CCRE Lending and Cantor Fitzgerald & Co. are subsidiaries of Cantor Fitzgerald, L.P.

The principal executive offices of BPC are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of BPC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

BPC serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA

Primary Servicer	CPS2	Above Average	Approved

Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015 and one Freddie Mac SB-Series securitization in 2017. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, Raleigh, North Carolina, San Diego, California, Santa Monica, California, Seattle, Washington, and Tampa, Florida.

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As of September 30, 2017, BPC’s primary servicing portfolio was comprised of approximately 2097 loans with an aggregate outstanding principal balance of approximately $37.76 billion, of which BPC is the primary servicer through sub-servicing agreements with master servicers on 122 Freddie Mac K-Series securitizations for 466 loans with an approximate aggregate outstanding principal balance of approximately $11.08 billion, and 85 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.35 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by BPC as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 9/30/2017
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$4.842 billion	$7.82 billion	$11.21 billion	$13.43 billion

By Number	67 pools (177 loans)	99 pools (313 loans)	133 pools (444 loans)	154 pools (551 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance		$14.05 billion	$15.83 billion	$15.67 billion

By Number		49 pools (830 loans)	58 pools (928 loans)	61 pools (927 loans)

The commercial real estate loans that BPC originates and for which BPC provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series UBS 2017-C7 certificates. Accordingly, the assets that BPC services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

BPC has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. BPC uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, BPC provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

BPC may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. BPC does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly BPC does not believe that its financial condition will have any adverse effect on the performance of its duties under the series UBS 2017-C7 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series UBS 2017-C7 certificates.

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BPC will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, BPC may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that BPC has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

BPC is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series UBS 2017-C7 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which BPC is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by BPC in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by BPC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which BPC was acting as primary servicer or special servicer.

From time to time, BPC and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. BPC does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series UBS 2017-C7 certificateholder.

BPC expects to enter into a primary servicing agreement with Wells Fargo Bank in Wells Fargo Bank’s capacity as master servicer under the UBS 2017-C6 PSA pursuant to which BPC will act as primary servicer with respect to the Harmon Corner Whole Loan, which was originated by CCRE Lending.

Neither BPC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of BPC Primary Servicing Agreement

General. BPC has acquired the right to be appointed as the primary servicer of the Harmon Corner mortgage loan, representing approximately 2.3% of the aggregate Initial Pool Balance, which such mortgage loan is to be transferred to the depositor by CCRE Lending and the primary servicer of the related Non-Serviced Companion Loans.

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Accordingly, Wells Fargo, as master servicer under the UBS 2017-C6 PSA (in such capacity, the “UBS 2017-C6 Master Servicer”), and BPC, as primary servicer, will enter into a primary servicing agreement dated as of December 1, 2017 (the “BPC Primary Servicing Agreement”) with respect to this mortgage loan (the “BPC Primary Serviced Mortgage Loan”). The primary servicing of such BPC Primary Serviced Mortgage Loan will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loan. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the BPC Primary Serviced Mortgage Loan, BPC, as primary servicer, will be responsible for performing the primary servicing of such mortgage loan and companion loan in a manner consistent with the UBS 2017-C6 PSA and the servicing standard under the UBS 2017-C6 PSA. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the UBS 2017-C6 PSA and the BPC Primary Servicing Agreement,

●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the UBS 2017-C6 Master Servicer and forwarding a copy of such repurchase communication to the UBS 2017-C6 Master Servicer and such information in its possession reasonably requested by the UBS 2017-C6 Master Servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the UBS 2017-C6 Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the UBS 2017-C6 Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the UBS 2017-C6 PSA) to hold such collections,

●	remitting to the UBS 2017-C6 Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to BPC, as primary servicer,

●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the UBS 2017-C6 Master Servicer from time to time,

●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the UBS 2017-C6 Master Servicer under the UBS 2017-C6 PSA and providing inspection reports to the UBS 2017-C6 Master Servicer,

●	monitoring borrower insurance obligations on such loan and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

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●	notifying the UBS 2017-C6 Master Servicer of any borrower requests or transactions and performing certain duties of the UBS 2017-C6 Master Servicer with respect to such borrower request or transaction; provided, however, that BPC will not permit or consent to any borrower request or transaction without confirming that the UBS 2017-C6 Master Servicer is either obligated to process or the UBS 2017-C6 Master Servicer and the special servicer under the UBS 2017-C6 PSA have mutually agreed that the UBS 2017-C6 Master Servicer will process such request and obtaining the prior written consent of the UBS 2017-C6 Master Servicer,

●	promptly notifying the UBS 2017-C6 Master Servicer of any defaults under the BPC Primary Serviced Mortgage Loan, collection issues or customer issues; provided that BPC will not take any action with respect to enforcing such loan without the prior written approval of the UBS 2017-C6 Master Servicer,

●	in connection with any request for materials by the asset representations reviewer with respect to the UBS 2017-C6 PSA or any other asset representations reviewer, promptly providing the UBS 2017-C6 Master Servicer with any documents requested by the UBS 2017-C6 Master Servicer and cooperating with the UBS 2017-C6 Master Servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the UBS 2017-C6 Master Servicer under the UBS 2017-C6 PSA which are not being performed by BPC under the BPC Primary Servicing Agreement, BPC will reasonably cooperate with the UBS 2017-C6 Master Servicer to facilitate the timely performance of such servicing responsibilities.

BPC’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the UBS 2017-C6 Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the UBS 2017-C6 Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the UBS 2017-C6 Master Servicer, in its sole discretion.

BPC will provide to the UBS 2017-C6 Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by BPC with respect to the BPC Primary Serviced Mortgage Loan for audit and review. BPC will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the UBS 2017-C6 Master Servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the trust created under the UBS 2017-C6 PSA or cause either REMIC created under the UBS 2017-C6 PSA to fail to qualify as a REMIC or cause the grantor trust created under the UBS 2017-C6 PSA to fail to qualify as a grantor trust. BPC will fully cooperate with the UBS 2017-C6 Master Servicer in connection with avoiding the imposition of a tax on any portion of the trust created under the UBS 2017-C6 PSA or cause either REMIC created under the UBS 2017-C6 PSA to fail to qualify as a REMIC or cause the grantor trust created under the UBS 2017-C6 PSA to fail to qualify as a grantor trust.

BPC will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the UBS 2017-C6 Master Servicer to permit it to comply with the UBS 2017-C6 PSA and the depositor under the UBS 2107-C6 PSA to comply with its Exchange Act reporting obligations.

BPC will not communicate directly with the special servicer under the UBS 2017-C6 PSA, the directing certificateholder under the UBS 2107-C6 PSA or any rating agency rating any

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certificates issued under the UBS 2107-C6 PSA except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

BPC will have no obligation to make any principal and interest advance or any servicing advances. BPC will not make any “Major Decisions” (as defined in the UBS 2017-C6 PSA) or “Special Servicer Decisions” (as defined in the UBS 2017-C6 PSA) or take any other action requiring the approval of the UBS 2017-C6 Master Servicer under the BPC Primary Servicing Agreement without the prior written approval of the UBS 2017-C6 Master Servicer. Such consent will be subject to the consent of the special servicer under the UBS 2017-C6 PSA and the special servicer under the UBS 2017-C6 PSA will process such request unless mutually agreed by the special servicer under the UBS 2017-C6 PSA and the UBS 2017-C6 Master Servicer that the UBS 2017-C6 Master Servicer will process such request. The UBS 2017-C6 Master Servicer will request any such approvals or rating agency confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the UBS 2017-C6 Master Servicer receives the servicing fee with respect to the BPC Primary Serviced Mortgage Loan under the UBS 2017-C6 PSA. BPC is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. BPC will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement.

Generally, if received and the UBS 2017-C6 Master Servicer is entitled to retain such amounts under the UBS 2017-C6 PSA, BPC will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loan and the related Non-Serviced Companion Loans, as additional primary servicing compensation, the following:

●	50% of the UBS 2017-C6 Master Servicer’s share of late fees to the extent BPC is performing the related collection work and to the extent not required to offset with respect to the BPC Primary Serviced Mortgage Loan under the UBS 2017-C6 PSA (1) advances made under the UBS 2017-C6 PSA, including interest on such advances or (2) additional trust fund expenses under the UBS 2017-C6 PSA;

●	100% of the UBS 2017-C6 Master Servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	100% of the UBS 2017-C6 Master Servicer’s share of any assumption application fees to the extent BPC performs the related assumption;

●	50% of the UBS 2017-C6 Master Servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by BPC; and

●	subject to certain limitations set forth in the UBS 2017-C6 PSA, any interest or other income earned on deposits in the related accounts held by BPC.

BPC will be required to remit to the UBS 2017-C6 Master Servicer any additional servicing compensation or other amounts received by it which BPC is not entitled to retain. Except as otherwise provided, BPC will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither BPC nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of BPC (the “BPC Parties”) will be under any liability to the UBS 2017-C6 Master Servicer for any

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action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on BPC by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the servicing standard under the UBS 2017-C6 PSA) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the UBS 2017-C6 Master Servicer against any loss, liability or expense (collectively, the “Losses”) incurred by BPC in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the UBS 2017-C6 Master Servicer’s willful misconduct, bad faith or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the trust created under the UBS 2017-C6 PSA, to the extent provided in the UBS 2017-C6 PSA, against any Losses incurred by BPC in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by BPC without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by BPC or (B) willful misconduct, bad faith or negligence of BPC in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the UBS 2017-C6 Master Servicer under the UBS 2017-C6 PSA as a result of pursuing the trust created under the UBS 2017-C6 PSA on behalf of BPC for such indemnification.

BPC will indemnify and hold harmless the UBS 2017-C6 Master Servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the UBS 2017-C6 Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the UBS 2017-C6 PSA or the certificates issued under the UBS 2017-C6 PSA by reason of (1) any breach by BPC of a representation or warranty made by BPC in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by BPC in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the UBS 2017-C6 PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will provide that BPC may not resign from the obligations and duties imposed on it thereunder except by mutual consent of BPC and the UBS 2017-C6 Master Servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by BPC.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to BPC if any of the following occurs:

●	the UBS 2017-C6 Master Servicer elects to terminate BPC following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	upon resignation by BPC;

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●	upon the later of the final payment or other liquidation of the last BPC Primary Serviced Mortgage Loan and remittance of all funds thereunder or if the last BPC Primary Serviced Mortgage Loan becomes an REO Loan or the related Mortgaged Property becomes an REO Property;

●	by mutual consent of BPC and the UBS 2017-C6 Master Servicer in writing;

●	upon termination of the UBS 2017-C6 PSA;

●	in the event any BPC Primary Serviced Mortgage Loan becomes a specially serviced loan, solely with respect to such BPC Primary Serviced Mortgage Loan;

●	at the option of the purchaser of any BPC Primary Serviced Mortgage Loan pursuant to the terms of the UBS 2017-C6 PSA, solely with respect to such BPC Primary Serviced Mortgage Loan; or

●	if the UBS 2017-C6 Master Servicer’s responsibilities and duties as UBS 2017-C6 Master Servicer under the UBS 2017-C6 PSA have been assumed by the trustee under the UBS 2017-C6 PSA, and the trustee under the UBS 2017-C6 PSA has the right to terminate BPC pursuant to the UBS 2017-C6 PSA.

“BPC Primary Servicer Termination Event”, means any one of the following events:

●	any failure by BPC (i) to make a required deposit to the accounts maintained by BPC on the day and by the time such deposit was first required to be made, or (ii) to remit to the UBS 2017-C6 Master Servicer any amount required to be so deposited or remitted by BPC, which failure is not cured within 1 business day after such deposit or remittance is due;

●	any failure on the part of BPC to observe or perform its obligations and duties with respect to the insurance provisions under the UBS 2017-C6 PSA;

●	any failure on the part of BPC to deliver to the UBS 2017-C6 Master Servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

●	BPC fails three times within any 12-month period to (a) timely deposit or remit any amounts required to be deposited or remitted under the BPC Primary Servicing Agreement or (b) timely provide any report required by the BPC Primary Servicing Agreement to be provided to the UBS 2017-C6 Master Servicer;

●	any failure by BPC duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of payment of an insurance premium) after written notice of the failure has been given to BPC by the UBS 2017-C6 Master Servicer; provided, if that failure is capable of being cured and BPC is diligently pursuing that cure, that such period will be extended an additional 30 days;

●	any breach on the part of BPC of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the UBS 2017-C6 Master Servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given BPC, by the UBS 2017-C6

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Master Servicer; provided, if that breach is capable of being cured and BPC is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to BPC and certain actions by or on behalf BPC indicating its insolvency or inability to pay its obligations;

●	Moody’s or KBRA (or any Rating Agency rating the Certificates) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (or classes of certificates issued under the UBS 2017-C6 PSA) or (B) placed one or more Classes of Certificates (or classes of certificates issued under the UBS 2017-C6 PSA) on “watch status” in contemplation of possible rating downgrade or withdrawal (in the case of clause (A) and (B), and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by such rating agency, within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such rating agency publicly cited servicing concerns with the UBS 2017-C6 Master Servicer (because of actions of BPC) or BPC as the sole or a material factor in such rating action;

●	BPC is no longer rated at least “CPS3” by Fitch and BPC is not reinstated to at least that rating within 60 days of delisting;

●	the net worth of BPC, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

●	a “Servicer Termination Event” (as defined in the UBS 2017-C6 PSA) by the UBS 2017-C6 Master Servicer under the UBS 2017-C6 PSA, which “Servicer Termination Event” (as defined in the UBS 2017-C6 PSA) occurred as a result of the failure of BPC to perform any obligation required under the BPC Primary Servicing Agreement;

●	BPC assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

●	(1) so long as the trust created under the UBS 2017-C6 PSA is subject to Exchange Act reporting requirements, the BPC fails to deliver by the due date any Exchange Act reporting items required to be delivered to the UBS 2017-C6 Master Servicer, the certificate administrator under the UBS 2107-C6 PSA or the depositor under the UBS 2017-C6 PSA or under the BPC Primary Servicing Agreement or to the UBS 2017-C6 Master Servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) BPC fails to perform in any material respect any of its covenants or obligations contained in the BPC Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the BPC Primary Servicing Agreement or for any party to the UBS 2017-C6 PSA to perform its obligations under Article XI of the UBS 2017-C6 PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of BPC, BPC will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the UBS 2017-C6 Master Servicer to transition

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primary servicing of the BPC Primary Serviced Mortgage Loan to the UBS 2017-C6 Master Servicer or its designee.

In addition, pursuant to a limited sub-servicing agreement between BPC, and Wells Fargo, as master servicer, BPC has or will have limited subservicing duties with respect to one or more other mortgage loans (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of BPC, performing inspections), and will be entitled to receive a fee calculated at 0.0200% per annum for such mortgage loans, regardless of whether the applicable limited sub-servicing agreement has been terminated.

The foregoing information set forth in this “—The Primary Servicers—Berkeley Point Capital, LLC—Summary of BPC Primary Servicing Agreement” section has been provided by Wells Fargo Bank.

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (other than the Griffin Portfolio Mortgage Loan) (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other mortgage loan seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2014	12/31/2015	12/31/2016	9/30/2017
By Approximate Number	16,772	16,876	17,866	16,530
By Approximate Aggregate Principal Balance (in billions)	$174.6	$185.2	$189.3	188.0

Within this servicing portfolio are, as of September 30, 2017, approximately 8,338 loans with a total principal balance of approximately $142.6 billion that are included in approximately 516 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2017, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial

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Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2+” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies

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and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the applicable servicing agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original loan documents.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the applicable servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of a commercial mortgage-backed securities trust in the Supreme Court of New York, County of New York, in connection with KeyBank's determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the KeyBank Primary Servicing Agreement.

KeyBank is not aware of any other lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain, on the Closing Date, any certificates issued by the issuing entity or any other economic interest in this securitization (and, for the avoidance of doubt, KeyBank, as primary servicer for the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described

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in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

KeyBank National Association is expected to be, prior to the Closing Date, a primary servicer under the UBS 2017-C6 PSA with respect to the HRC Hotels Portfolio Whole Loan, and on and after the Closing Date, a primary servicer under the PSA with respect to the HRC Hotels Portfolio Whole Loan.

The information set forth above under this heading “—The Primary Servicers—KeyBank National Association” has been provided by KeyBank and none of the depositor, any underwriter nor any of their affiliates takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans, representing approximately 13.6% of the aggregate Initial Pool Balance, which such mortgage loans are to be transferred to the depositor by KeyBank and the primary servicer of any related Serviced Pari Passu Companion Loans. Accordingly, Wells Fargo, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of December 1, 2017 (the “KeyBank Primary Servicing Agreement”) with respect to these mortgage loans (the “KeyBank Primary Serviced Mortgage Loans”). The primary servicing of such KeyBank Primary Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Primary Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Primary Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans and companion loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the KeyBank Primary Servicing Agreement,

●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

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●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,

●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Primary Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or Special Servicer Non-

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Major Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the KeyBank Primary Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Primary Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan, as additional primary servicing compensation, the following:

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	50% of the master servicer’s share of any assumption application fees and assumption fees;

●	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or from refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement

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or by reason of negligent disregard by the master servicer of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the PSA, against any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the KeyBank Primary Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

Resignation. The KeyBank Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);

●	upon resignation by KeyBank;

●	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds due under the KeyBank Primary Servicing Agreement;

●	by mutual consent of KeyBank and the master servicer in writing;

●	upon termination of the PSA;

●	at the option of the purchaser of any KeyBank Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such KeyBank Primary Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

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“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;

●	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank Primary Servicing Agreement subject to cure periods specified in the KeyBank Primary Servicing Agreement;

●	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank Primary Servicing Agreement within one business day following the date such reports are due;

●	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of KeyBank's obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;

●	any breach on the part of KeyBank of any representation or warranty in the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;

●	Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) or (B) placed one or more Classes of Certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of possible rating downgrade or withdrawal (and in the case of clause (A) and (B) such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by such rating agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such rating agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;

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●	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank Primary Servicing Agreement except as permitted by the KeyBank Primary Servicing Agreement; or

●	(1) the KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the KeyBank Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicers—KeyBank National Association—Summary of KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S.

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Government. As of October 31, 2017, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 123 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $126 billion since October 2010. As of October 31, 2017, Pentalpha Surveillance has acted as asset representations reviewer in 32 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $31 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the SEC in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

As of the Closing Date, neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

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The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

Credit Risk Retention

General

This transaction is required to comply with the credit risk retention regulations promulgated pursuant to Section 15G of the Exchange Act, as such regulations relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). UBS AG, New York Branch has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and UBS AG, New York Branch will elect to satisfy its risk retention requirements through the purchase by a “third-party purchaser” of an “eligible horizontal residual interest” (each as defined in the Credit Risk Retention Rules). It is expected that Prime Finance CMBS B-Piece Holdco XV, LP, a Delaware limited partnership (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below under “—Material Terms of the Yield-Priced Principal Balance Certificates”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining

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Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Yield-Priced Principal Balance Certificates

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. The Third Party Purchaser is expected to purchase the Yield–Priced Principal Balance Certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

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Eligible Horizontal Residual Interest

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Values of Retained Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class D-RR	$21,160,000	1.20% - 1.23%/$10,790,762(5)	50.99604%
Class E-RR	$17,820,000	0.96% - 1.01%/$9,087,495	50.99604%
Class F-RR	$17,819,000	0.96% - 1.01%/$9,086,985	50.99604%
Class G-RR	$8,909,000	0.44% - 0.46%/$4,155,092	46.63926%
Class NR-RR	$31,184,565	1.43% - 1.50%/$13,517,654	43.34726%

(1)	The approximate initial Certificate Balance of the Class D-RR certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class D-RR Certificate Balance is expected to fall within a range of $21,160,000 and $22,642,000.

(2)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the Retaining Sponsor determined the estimated fair value of the certificates, see “—Determination of Amount of Required Credit Risk Retention” below.

(3)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Yield-Priced Principal Balance Certificates” and “—Calculation of Estimated Fair Value”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $46,637,988 excluding accrued interest.

(5)	The Class D-RR Certificates are expected to have an estimated fair value that falls within a range of $10,790,762 and $11,546,524.

The aggregate estimated fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class C Certificates, third, to the Class B Certificates, fourth, to the Class A-S Certificates, and fifth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Yield-Priced Principal Balance Certificates” section, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

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The Third Party Purchaser

Prime Finance CMBS B-Piece Holdco XV, LP a Delaware limited partnership (“Holdco”) is expected, on the Closing Date, (i) to purchase for cash the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates and (ii) to act as the initial retaining Third Party Purchaser (the “Retaining Third Party Purchaser”).

Holdco is a subsidiary of Prime Finance CMBS B-Piece Fund I, L.P., a Delaware limited partnership and Prime Finance CMBS B-Piece Fund I (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Fund”) formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. The Fund commenced operations on May 23, 2017 and has total investor capital commitments of $282.18 million. This will represent the Fund’s sixteenth purchase of CMBS B-Piece Securities.

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of Prime Finance’s investment committee had an average of more than 24 years of real estate experience as of November 30th, 2017. Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of November 30, 2017, funds advised by Prime Finance own approximately 170 separate real estate credit investments, including fifteen CMBS B-Piece Securities.

As of November 30, 2017, Prime Finance affiliates have originated or acquired over $9 billion of commercial real estate debt investments. Prime is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Credit Risk Retention

General

A number of inputs factored into the Retaining Sponsor’s determination of the range of estimated fair values of the classes of certificates presented above. The Retaining Sponsor computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

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Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.8034%	2.0149%	2.2264%
3YR	1.8681%	2.1106%	2.3531%
4YR	1.9186%	2.1731%	2.4276%
5YR	1.9647%	2.2197%	2.4747%
6YR	2.0105%	2.2620%	2.5135%
7YR	2.0514%	2.3005%	2.5496%
8YR	2.0926%	2.3374%	2.5822%
9YR	2.1336%	2.3717%	2.6098%
10YR	2.1655%	2.4003%	2.6351%
11YR	2.1954%	2.4319%	2.6684%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.26%	0.32%
Class A-2	0.42%	0.48%	0.54%
Class A-SB	0.62%	0.70%	0.78%
Class A-3	0.73%	0.81%	0.89%
Class A-4	0.75%	0.83%	0.91%
Class A-S	1.03%	1.18%	1.33%
Class B(1)	1.20%	1.45%	1.70%
Class C(1)	1.55%	2.00%	2.45%

(1)	Class B and Class C may accrue interest at the WAC Rate.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	2.0501%	2.3440%	2.6378%
Class A-2	2.3810%	2.6960%	3.0109%
Class A-SB	2.6836%	3.0114%	3.3392%
Class A-3	2.8872%	3.2029%	3.5185%
Class A-4	2.9138%	3.2288%	3.5438%
Class A-S	3.1943%	3.5793%	3.9642%
Class B	3.3669%	3.8518%	4.3367%
Class C	3.7169%	4.4018%	5.0867%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage an NRSRO for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized

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Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates(1)	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-SB	103.00%
Class A-3	101.00%
Class A-4	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%

(1)	The Target Price may not be realized with respect to Class B and Class C if such classes accrue interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

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Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	2.072%	2.367%	2.663%
Class A-2	3.041%	3.360%	3.680%
Class A-SB	3.141%	3.473%	3.804%
Class A-3	3.001%	3.316%	3.631%
Class A-4	3.258%	3.576%	3.893%
Class A-S	3.541%	3.929%	4.316%
Class B	3.712%	4.200%	4.588%(1)
Class C	4.065%	4.588%(1)	4.588%(1)

(1)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

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Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	2.055%	2.302%	2.549%
10YR	2.141%	2.389%	2.637%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.50%
Class X-B	1.10%	1.35%	1.60%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in

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the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.1011%	3.5986%	4.0961%
Class X-B	3.2338%	3.7318%	4.2297%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield to maturity of 13.9492% (inclusive of agreed upon price adjustments) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the Retaining Sponsor and the Third Party Purchaser.

Were the Structuring Assumptions modified to assume that on or after the first distribution date after January 2028 a person entitled to exercise its right of optional termination as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” did so exercise such right, the targeted discount yield to optional termination

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(inclusive of agreed upon price adjustments) at which the Yield Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser is 14.8341%.

Under either discount yield scenario presented above, the aggregate fair value of the Yield Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$33,906,758	$33,906,276	$33,906,941
Class A-2	$51,332,017	$51,330,117	$51,331,275
Class A-SB	$48,861,486	$48,862,168	$48,860,872
Class A-3	$233,776,700	$233,771,832	$233,773,612
Class A-4	$268,832,675	$268,844,053	$268,840,455
Class X-A	$39,531,044	$54,783,427	$70,707,044
Class X-B	$2,485,280	$6,921,247	$13,362,424
Class A-S	$100,940,021	$100,944,575	$100,944,896
Class B	$37,693,188	$37,852,843	$37,854,208
Class C(1)	$34,453,656	$36,361,680	$35,180,393
Class D-RR(2)	$10,790,762	$10,790,762	$11,546,524
Class E-RR	$9,087,495	$9,087,495	$9,087,495
Class F-RR	$9,086,985	$9,086,985	$9,086,985
Class G-RR	$4,155,092	$4,155,092	$4,155,092
Class NR-RR	$13,517,654	$13,517,654	$13,517,654
Total:	$898,450,815	$920,216,206	$942,155,868

(1)	The approximate initial Certificate Balance of the Class C Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The

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Class C Certificate Balance is expected to fall within a range of $34,156,000 and $35,638,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

(2)	The approximate initial Certificate Balance of the Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class D-RR Certificate Balance is expected to fall within a range of $21,160,000 and $22,642,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The estimated range of fair value for all the Certificates is approximately $898,450,815 to $942,155,868.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until December 29, 2022, except that the Third Party Purchaser will be permitted to transfer the Yield-Priced Principal Balance Certificates to a “majority-owned affiliate” as such term is defined in the Credit Risk Retention Rules, at any time, subject to the satisfaction of certain conditions and the approval of the Retaining Sponsor. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability corporation. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

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●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Pentalpha Surveillance LLC as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been made by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see

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“Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, CCRE Lending, LCF, Société Générale, KeyBank and NREC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of its decision to include the UBS AG, New York Branch Mortgage Loans in this transaction, UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the CCRE Mortgage Loans in this transaction, CCRE Lending determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE Lending that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE Lending that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender's security

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interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE Lending based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CCRE Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of the its decision to include the LCF Mortgage Loans in this transaction, LCF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full-recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to the materiality of related risks and remediation, as appropriate; (iii) cash or letter-of-credit funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefitting the loan, including title insurance, property and liability insurance, environmental insurance or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors) or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, a desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LCF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LCF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LCF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry

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experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.  Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Société Générale Mortgage Loans in this transaction, Société Générale determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Société Générale that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Société Générale that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Société Générale based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the KeyBank National Association Mortgage Loans in this transaction, KeyBank National Association determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank National Association that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank National Association that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or

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other circumstances upon which KeyBank National Association based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable KeyBank National Association Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C7 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$33,907,000
A-2	$49,837,000
A-SB	$47,439,000
A-3	$231,470,000
A-4	$261,020,000
X-A	$623,673,000
X-B	$170,396,000
A-S	$98,005,000
B	$36,753,000
C(1)	$35,638,000

Non-Offered Certificates
D-RR(1)	$21,160,000
E-RR	$17,820,000
F-RR	$17,819,000
G-RR	$8,909,000
NR-RR	$31,184,565
R	NAP

(1)	The approximate initial certificate balances of the Class C and Class D-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The (a) Class C certificate balances are expected to fall within a range of $34,156,000 and $35,638,000 and (b) Class D-RR certificate balances are expected to fall within a range of $21,160,000 and $22,642,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time.

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The initial Notional Amount of the Class X-A certificates will be approximately $623,673,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $170,396,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

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Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

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(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the

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Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then

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interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, first up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to [____]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

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The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to

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such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

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The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

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The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

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(ii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

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Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in

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subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2,

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Class A-SB, Class A-3 and Class A-4 certificates as described above and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●    under no circumstances will the Base Interest Fraction be greater than one;

●    if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●    if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●    if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●    if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in

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connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	November 2022
Class A-2	January 2023
Class A-SB	June 2027
Class A-3	November 2027
Class A-4	December 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	December 2027
Class B	January 2028
Class C	January 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the

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Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.001250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

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If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Non-Serviced Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation

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of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates, the Class G-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the

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then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D-RR certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a

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reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

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(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●         a CREFC® property file;

●         a CREFC® financial file;

●         a CREFC® loan setup file (to the extent delivery is required under the PSA)

●         a CREFC® loan periodic update file; and

●         a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than P&I Advance Date, the master servicer will deliver to the certificate administrator by electronic means:

●         a CREFC® Schedule AL File.

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In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●    Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●    Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized

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statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Mortgage Loan or a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the

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trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc.,

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Interactive Data Corporation, CMBS.com, Inc., Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●         the following “deal documents”:

○    this prospectus;

○    the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○    the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●         the following “SEC EDGAR filings”:

○    any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●         the following documents, which will be made available under a tab or heading designated “periodic reports”:

○    the Distribution Date Statements;

○    the CREFC® bond level files;

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○    the CREFC® collateral summary files;

○    the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

○    a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

○    the annual reports as provided by the operating advisor;

●         the following documents, which will be made available under a tab or heading designated “additional documents”:

○    the summary of any Final Asset Status Report as provided by the special servicer;

○    any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○    any appraisals delivered in connection with any Asset Status Report; and

○    any CREFC® appraisal reduction template received by the certificate administrator;

●         the following documents, which will be made available under a tab or heading designated “special notices”:

○    notice of any release based on an environmental release under the PSA;

○    notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○    notice of final payment on the certificates;

○    all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○    any notice of resignation or termination of the master servicer or special servicer;

○    notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○    any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○    any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○    notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

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○    notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○    officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○    any notice of the termination of the issuing entity;

○    any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○    any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○    any notice of the occurrence of an Operating Advisor Termination Event;

○    any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○    any Proposed Course of Action Notice;

○    any Assessment of Compliance delivered to the certificate administrator;

○    any Attestation Reports delivered to the certificate administrator;

○    any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○    any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●    the “Investor Q&A Forum”;

●    solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●    the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that UBS AG, New York Branch in its capacity as the retaining sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of

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such non-compliance to the Certificate Administrator who will post such notice on its website under the “Risk Retention Special Notices” tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

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In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other

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Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

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Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other

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information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash

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received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – UBS 2017-C7

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

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Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)   the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)   the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same

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pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)   any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)   the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)   with regard to any related Mortgaged Properties that are hotel properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

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In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)         the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

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(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

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If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)      such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii)     in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such

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Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or, except in the case of a Servicing Shift Mortgage Loan, the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and

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records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to the AFIN Portfolio Mortgage Loan, each of Société Générale and UBS AG, New York Branch will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the AFIN Portfolio Mortgage Loan was a separate Mortgage Loan. With respect to the Tryad Industrial & Business Center Mortgage Loan, each of CCRE Lending and UBS AG, New York Branch will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the Tryad Industrial & Business Center Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan, the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

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A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the

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Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of LCF, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings

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LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by LCF, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of LCF, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master

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Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the related Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the

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Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

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(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of

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its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion

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Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual

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knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a

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determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage

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Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not

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timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net

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operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

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The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by

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any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

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(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

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The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee equal to $290.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of realized losses to such Certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

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In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.05125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement and that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer);

●	100% of all assumption application fees and other similar items received on any Mortgage Loans, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related

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Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which do not involve a Special Servicer Major Decision or a Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid;

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its

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portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such modification, extension, waiver or amendment and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other

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than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum with respect to the Griffin Portfolio Mortgage Loan, the Harmon Corner Mortgage Loan and the Murrieta Plaza Mortgage Loan and 0.00125% per annum with respect to the General Motors Building Mortgage Loan and the Airport Investment & Airport Overlook Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus. With respect to each Servicing Shift Mortgage Loans, the master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.00250% per annum, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at the maturity date) received on the Corrected Loan for so long

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as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan or if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan solely because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and such payoff thereafter timely occurs within the specified timeframe.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently

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becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in

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such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full provided such Specially Serviced Loan only became a Specially Serviced Loan on or after its maturity date.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)       100% of all assumption application fees and other similar items received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement), only for which the special servicer is processing the underlying assumption related transaction;

(iii)       100% of all assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans;

(iv)       100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(v)       50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees and similar fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced

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Mortgage Loan) that are not Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions;

(vi)       100% of charges by the special servicer collected for checks returned for insufficient funds with respect to the accounts held by the special servicer;

(vii)       100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer; and

(viii)       late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

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Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00758% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be

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calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to 0.00150% with respect to each Mortgage Loan and REO Loan (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower under the terms of the related Mortgage Loan documents in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

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Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of realized losses to such Certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on

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the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole

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Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which

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taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using

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reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with

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each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the One State Street Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such

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party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and the special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

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For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class C certificates, seventh, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, and fifth, to the Class D-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such

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Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if

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the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with the consent of the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan) or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional

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excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for

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properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan), neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan and any Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on

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REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (ii)(A) and (ii)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (ii)(A) and (ii)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions or Special Servicer Non-Major Decisions, as applicable, without the consent of the special servicer (which consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Intercreditor Agreement) (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior written consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement).

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in

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clauses (ii)(A) and (ii)(B) of “Special Servicer Non-Major Decision”) (or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (ii)(A) and (ii)(B) of “Special Servicer Non-Major Decision”)), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine (subject to the discussion under “—The Directing Certificateholder” below) in accordance with the Servicing Standard whether the Special Servicer, on behalf of the issuing entity as lender, should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease shall be paid by the master servicer as a Servicing Advance.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, (y) with respect to a Serviced AB Whole Loan, subject to any rights of the related holder of the Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the

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related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to any Excluded Loan prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced

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Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to any Serviced AB Whole Loan, so long as no Control Appraisal Period under the related Intercreditor Agreement has occurred and is continuing, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” (or analogous term) under the related Intercreditor Agreement may be made without the consent of the holder of the related Control Note, which must be obtained by the master servicer or the special servicer, as applicable, in accordance with the terms of the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following to the extent such actions do not constitute Major Decisions:

(i)       approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(ii)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iii)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan (which Mortgage Loans are identified on a schedule to the PSA), but excluding (subject to clause (vi) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating

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expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and special servicer;

(iv)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan; provided that the foregoing is not otherwise a Major Decision);

(v)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; and

(vi)       in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

provided, however, that with respect to clauses (ii)(A) and (ii)(B) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent. If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer

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Non-Major Decision, with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or to (b) waive its right to exercise such rights, provided, however, (i) with respect to such

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consent or waiver of rights that is a Major Decision, (x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan or, prior to the occurrence and continuance of a related Control Appraisal Period, a Serviced AB Whole Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an applicable Excluded Loan, upon consultation with the Directing Certificateholder) and (y) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the master servicer or the special servicer, as applicable, has obtained the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $20,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Certificateholder discussed under “—The Directing Certificateholder” and any Controlling Holder of a Serviced AB Whole Loan.

It is expected that any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2018 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case

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of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward a copy of such document to the special servicer and the Directing Certificateholder, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)       as to which any Periodic Payment other than a Balloon Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the controlling class representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

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(4)       as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Serviced Companion Loan, as applicable; provided that, any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Certificateholder)) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate. Prior to a Consultation Termination Event, promptly upon a determination by the master servicer pursuant to clauses (5), (6) or (7) above, the master servicer will notify the Directing Certificateholder of such determination.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through

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foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

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●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

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●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process“.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Controlling Holder with respect to an AB Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or between the special servicer and the Controlling Holder with respect to an AB Whole Loan with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an AB Whole Loan (to the extent required by the terms of the related Intercreditor Agreement). For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing

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Certificateholder” and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, other than with respect to any Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult

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with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

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(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or

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sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic

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interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (or, with respect to the Serviced AB Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan) 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

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If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking

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into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer (other than with respect to a sale involving a Serviced AB Whole Loan) will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced AB Whole Loan”.

In connection with any such sale involving a Serviced AB Whole Loan, the special servicer will also have the right, but not the obligation, to purchase or sell the related Subordinate Companion Loan if the special servicer determines that such purchase or sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan) and subject to any rights of the holder of the related Control Note pursuant to the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable

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expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder Appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan), as to all Special Servicer Major Decisions and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Master Servicer Major Decisions. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to any matter for which the consent of the Directing Certificateholder is required, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within ten (10) business days following written request for consent and its receipt of all reasonably requested information on any required consent, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

With respect to the One State Street Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the One State Street Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each

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Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii)) above in this definition)

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Prime Finance CMBS B-Piece Holdco XV, LP, or its affiliate.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to the Servicing Shift Mortgage Loans, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Mortgage Loans will be the holder of the related Controlling Companion Loan, which, in the case of the One State Street Whole Loan, is currently Natixis Real Estate Capital LLC or an affiliate, in the case of the AFIN Portfolio Whole Loan, is currently Société Générale or an affiliate, and in the case of the Tryad Industrial & Business Center Whole Loan, is currently CCRE Lending or an affiliate. On and after the Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

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A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be either of the Class D-RR, Class E-RR, Class F-RR, Class G-RR or Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

The Class D-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within

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ten business days (or thirty (30) days with respect to clause (xviii) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)   releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

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(ix)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings or other exercise of remedies under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(x)   approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xi)   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii)   any consent to incurrence of mezzanine debt by a direct or indirect parent of a borrower;

(xiii)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xiv)   other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xv)   any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way;

(xvi)   any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xvii)   any modification, waiver or amendment of a material term of an Intercreditor Agreement, intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder or holder of a Pari Passu Companion Loan related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto;

(xviii)   any determination of an Acceptable Insurance Default;

(xix)   any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

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(xx)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xxi)   approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan).

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer's consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. For the avoidance of doubt, the master servicer and the special servicer have mutually agreed that the master servicer will process the items listed in clauses (ii)(A) and (ii)(B) of “Special Servicer Non-Major Decision” with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA.

Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer's consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer, any Directing Certificateholder or the operating advisor.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control

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Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (xvi) through (xxi) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision with respect to a Specially Serviced Loan and, with respect to a non-Specially Serviced Loan, any Major Decision under clauses (i) through (xv) of the definition of “Major Decision”.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any One State Street Major Decision, as applicable with respect to the related Whole Loan will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the One State Street Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will consult (on a non-binding basis) with the Directing Certificateholder in connection with any Major Decision in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) will have no direction, consultation or consent rights in connection with any Major Decision and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

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Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “Pooling and Servicing Agreement—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by either the holder of the related Subordinate Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the One State Street Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan, (ii) an Excluded Loan or (iii) a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period under the related Intercreditor Agreement) and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other

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than a Non-Serviced Mortgage Loan or any Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by either the holder of the related Subordinate

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Companion Loan (prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan) or the One State Street Directing Holder, as applicable (following the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan), in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class D-RR certificates and the Class D-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class D-RR certificates, the successor Class D-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class D-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class D-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class D-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class D-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with

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respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Loan Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Loan Holder)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Loan Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class will be entitled to exercise such consultation rights of the issuing entity pursuant to the

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terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder appointed by the Controlling Class:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or a Companion Loan that is part of the Servicing Shift Whole Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

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(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i)   after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating

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advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform all of its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor, the operating advisor will ((i) if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “platform-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on

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instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

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●    to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●    to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)   that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y)

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has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means any (i) correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) strategically sensitive information (including any such information contained within an Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from such other securitizations will not be imputed to the operating advisor in its role in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for

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the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or

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similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses

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and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

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We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the fifty-two (52) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2011 and September 30, 2017 was approximately 98.55%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.65%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 20.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a

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copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)   a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

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(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review

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Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans), and the related mortgage loan seller. The special servicer may review such preliminary report and determine whether any information contained in such report shall be labeled as “Privileged Information” and thus be excluded from the Asset Review Report and Asset Review Report Summary; provided, however, that any such determination must be made and communicated to the asset representations reviewer within two business days of delivery of such preliminary report. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be

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required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within (1) 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator, (2) six business days after delivery to the special servicer of the preliminary report pursuant to the previous paragraph or (3) within 10 days after the expiration of the Cure/Contest Period (whichever is latest), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of LCF, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing

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Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its

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personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

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(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

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In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the One State Street Directing Holder, as applicable, will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. See

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“Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The One State Street Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related

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Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more

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classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s internet website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates

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evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above under “—Replacement of the Special Servicer Without Cause” and this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” regarding the replacement of the special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master

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servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)  either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA or such Companion Loan Rating Agency within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder,

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which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), and if the master

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servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or

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qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or

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administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination

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and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

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The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect

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to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party

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Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). If the master servicer is the enforcing servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred and is continuing) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of

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Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator's tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action that involves referring the matter to

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mediation or arbitration, as the case may be, that is approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other

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Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, any mortgage loan seller with respect to the subject mortgage loan and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the

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Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections

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and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2017-C7 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of

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the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

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●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2017-C7 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required), and even if notice to or rating agency confirmation from the rating agencies under the related Non-Serviced PSA is required as to any particular matter involving the subject Non-Serviced Whole Loan, notice to or rating agency confirmation from the Rating Agencies under the PSA may not be required in connection with such matter.

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under

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which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Notwithstanding the foregoing, the servicing of a Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the General Motors Building Mortgage Loan

The General Motors Building Mortgage Loan is serviced pursuant to the BXP Trust 2017-GM TSA. The servicing terms of the BXP 2017-GM TSA are similar in all material respects to the servicing terms of the under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The master servicer under the BXP 2017-GM TSA earns a servicing fee with respect to the General Motors Building Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the General Motors Building Whole Loan becoming a specially serviced loan under the BXP Trust 2017-GM TSA, the special servicer under the BXP 2017-GM TSA will earn a special servicing fee payable monthly with respect to the General Motors Building Mortgage Loan accruing at a rate equal to 0.05% per annum, until such time as the General Motors Building Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The special servicer under the BXP 2017-GM TSA will be entitled to a workout fee equal to 0.15% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the General Motors Building Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The special servicer under the BXP 2017-GM TSA will be entitled to a liquidation fee equal to 0.15% of net liquidation proceeds received in connection with the liquidation

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of the General Motors Building Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The BXP 2017-GM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to BXP 2017-GM TSA.

●	The BXP 2017-GM TSA does not provide for an operating advisor (or equivalent party) with respect to the General Motors Building Whole Loan.

●	The BXP 2017-GM TSA does not require the master servicer under the BXP 2017-GM TSA to make the equivalent of compensating interest payments in respect of the General Motors Building Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan”.

Prospective investors are encouraged to review the full provisions of the BXP 2017-GM TSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such

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requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iv) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

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Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent a rating agency confirmation is required under the PSA in connection with any servicing action involving a Mortgage Loan that is part of a Serviced Whole Loan, a rating agency confirmation will generally be required from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any affected Serviced Pari Passu Companion Loan Securities, provided that such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects

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throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate

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Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after January 2028 and the AvidXchange Headquarters Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the then-aggregate principal balance of the pool of Mortgage Loans and from the Initial Pool Balance of the Mortgage Loans). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the

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party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each

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Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)  to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA,

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without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a prohibited party under the PSA.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

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New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

North Carolina

Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid, which may be made within 10 days after foreclosure). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that

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physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause

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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with

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or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the

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Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the

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commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon

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the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been

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recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought

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approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that

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is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the

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operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the

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property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military

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service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the

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forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG, New York Branch. UBS AG, New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the AFIN Portfolio Pari Passu Companion Loans and the Tryad Industrial & Business Center Pari Passu Companion Loans. However, UBS AG, New York Branch intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

Société Générale, a mortgage loan seller, an originator and a sponsor, currently holds one of the AFIN Portfolio Pari Passu Companion Loans. In addition, it is an affiliate of SG Americas Securities, LLC, one of the underwriters.

KeyBank, a mortgage loan seller, a primary servicer, an originator, a sponsor and the special servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is expected to be, prior to the Closing Date, a primary servicer under the UBS 2017-C6 PSA with respect to the HRC Hotels Portfolio Whole Loan, and on and after the Closing Date, a primary servicer under the PSA with respect to the HRC Hotels Portfolio Whole Loan.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank is the master servicer, the certificate administrator, the REMIC administrator, 17g-5 information provider, the custodian and the certificate registrar under this securitization. In addition, Wells Fargo Bank, National Association is also (1) the master servicer, certificate administrator and custodian under the BANK 2017-BNK8 PSA, which governs the servicing and administration of the Griffin Portfolio Whole Loan, (2) the servicer, certificate administrator and custodian under the BXP 2017-GM TSA, which governs the servicing and administration of the General Motors Building Whole Loan, (3) expected to be the master servicer, certificate administrator and custodian under the UBS 2017-C6 PSA, which is expected to govern the servicing and administration of the Harmon Corner Whole Loan, the Murrieta Plaza Whole Loan and the Airport Investment & Airport Overlook Whole Loan and, prior to the Closing Date, is expected to govern the servicing and administration of the HRC Hotels Portfolio Whole Loan and the Marketplace at Four Corners Whole Loan, (4) the trustee, certificate administrator and custodian under the pooling and servicing agreement for the UBS 2017-C5 transaction, which, prior to the Closing Date, governs the servicing and administration of the National Office Portfolio Whole Loan, and (5) the master servicer, certificate administrator and custodian under the WFCM 2017-C41 PSA, which, prior to the Closing Date, governs the servicing and administration of the Belden Park Crossing Whole Loan.

Pursuant to certain interim servicing agreements between Société Générale, a sponsor, an originator, a mortgage loan seller, and certain affiliates of Société Générale, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time,

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as interim servicer with respect to certain mortgage loans owned from time to time by Société Générale and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Société Générale Mortgage Loans.

Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor, an originator, a mortgage loan seller and the holder of certain of the One State Street Pari Passu Companion Loans and the One State Street Subordinate Companion Loans. However, Natixis Real Estate Capital LLC or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator, a mortgage loan seller and the holder of certain of the Tryad Industrial & Business Center Pari Passu Companion Loans, and an affiliate of Berkeley Point Capital LLC, a primary servicer and an affiliate of Newmark Group Inc. With respect to the Tryad Industrial & Business Center Pari Passu Companion Loans, Cantor Commercial Real Estate Lending, L.P. or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time. Newmark Group, Inc. (or an affiliate) is the property manager for the Mortgaged Property identified on Annex A-1 as Airport Commerce Center, which Mortgaged Property secures a CCRE Mortgage Loan. Newmark Group, Inc. (or an affiliate) may serve as property manager for other Mortgaged Properties or other properties owned by affiliates of certain borrowers.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to the related LCF Financing Affiliate, Wells Fargo Bank has agreed to purchase mortgage loans from LCF on a revolving basis. As of November 8, 2017, there are two LCF Mortgage Loans, representing approximately 7.6% of the Initial Pool Balance, that are subject to that repurchase facility. However, one or more additional LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date.

Wells Fargo Bank, National Association acts (or, as of the Closing Date, is expected to act) as interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans, representing approximately 18.5% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between LCF, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank described above), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

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LCF or an affiliate thereof holds (subject to any applicable financing arrangements and pending inclusion in the UBS 2017-C6 securitization transaction) one of the National Office Portfolio Pari Passu Companion Loans and one of the Belden Park Crossing Pari Passu Companion Loans.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of CCRE Lending, on the one hand, and Wells Fargo Bank, on the other hand, Berkeley Point Capital LLC is expected to have full cashiering subservicing duties with respect to one (1) of the CCRE Mortgage Loans, representing approximately 2.3% of the Initial Pool Balance. In addition, Berkeley Point Capital LLC will perform limited subservicing duties consisting of collecting financial statements and other reporting information from the related borrowers and, in some cases, may perform inspections with respect to three (3) CCRE Mortgage Loans, representing approximately 4.5% of the Initial Pool Balance.

Wilmington Trust, National Association, the trustee, is also the trustee under the BANK 2017-BNK8 PSA, the trustee under the BXP 2017-GM TSA and the trustee under the UBS 2017-C6 PSA.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application of earnout reserve funds, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional

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Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (e.g., due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, provisions relating to the application of earnout reserve funds and amortization terms that require balloon payments), the exercise of a purchase option by the holder of a mezzanine loan, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

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Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by,

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among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to a Serviced AB Whole Loan, principal payments will be allocated to the related Mortgage Loan) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

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●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2018; and

●	the Offered Certificates are settled with investors on December 28, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual

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prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	85%	85%	85%	85%	85%
December 2019	68%	68%	68%	68%	68%
December 2020	47%	47%	47%	47%	47%
December 2021	22%	22%	22%	22%	22%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.72	2.71	2.71	2.71	2.70

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.89	4.86	4.64

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	79%	79%	79%	79%	79%
December 2024	57%	57%	57%	57%	57%
December 2025	35%	35%	35%	35%	35%
December 2026	11%	11%	11%	11%	11%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.30	7.30	7.30	7.30	7.30

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	99%	98%	84%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.74	9.70	9.66	9.60	9.38

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.94	9.93	9.89	9.68

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	79%	54%	15%	0%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.05	10.03	10.01	9.98	9.77

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	0%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	10.05	10.05	10.05	10.05	9.83

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on

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any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of

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the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

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A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) Mortgaged Properties representing 15.6% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the

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certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

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Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments

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on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments

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acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption

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would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable

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to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property

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held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest

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corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“Tax Matters Persons”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a Tax Matters Person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form

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W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject

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to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and

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partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
SG Americas Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Cantor Fitzgerald & Co.	$ [__]	$ [__]	$ [__]	$ [__]
KeyBanc Capital Markets Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Natixis Securities Americas LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [___]	$ [___]	$ [___]	$ [___]
Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
UBS Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
SG Americas Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Cantor Fitzgerald & Co.	$ [__]	$ [__]	$ [__]	$ [__]
KeyBanc Capital Markets Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Natixis Securities Americas LLC	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__	$ [__]	$ [__
Total	$ [___]	$ [___]	$ [___]	$ [___]
Underwriter	Class B	Class C
UBS Securities LLC	$ [__]	$ [__]
SG Americas Securities, LLC	$ [__]	$ [__]
Cantor Fitzgerald & Co.	$ [__]	$ [__]
KeyBanc Capital Markets Inc.	$ [__]	$ [__]
Natixis Securities Americas LLC	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]
Total	$ [___]	$ [___]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [___]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2017, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The

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underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller, an affiliate of the depositor and the holder of certain of the AFIN Portfolio Pari Passu Companion Loans and the Tryad Industrial & Business Center Pari Passu Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Cantor Fitzgerald & Co., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters and a joint bookrunner and co-manager for this offering and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)  the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)  the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CCRE Lending.

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(3)  the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale; and

(4)  the payment by the depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by KeyBank; and

(5)  the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC and KeyBanc Capital Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus (and any supplement hereto) to the public in that Relevant Member State other than:

(a)       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Offered Certificates will require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

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(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207340) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis

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and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with

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respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991), as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

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The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

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If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency;

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(b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Offered Certificates, as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the

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ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a

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security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class A-S, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class A-S, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

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We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such

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certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to three NRSROs. Based on final feedback from those three NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates. Had the depositor selected other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings such other NRSROs would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor.

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Index of Defined Terms

1

17g-5 Information Provider	393
1986 Act	572
1996 Act	549

2

2015 Budget Act	581

3

30/360 Basis	432

4

401(c) Regulations	594

A

AB Modified Loan	446
Accelerated Mezzanine Loan Lender	386
Acceptable Insurance Default	450
Acting General Counsel’s Letter	150
Actual/360 Basis	206
Actual/360 Loans	420
ADA	552
Additional Exclusions	450
Administrative Cost Rate	368
ADR	155
Advances	415
Advisers Act	592
Affirmative Asset Review Vote	496
AFIN	186
AFIN Portfolio PSA	224
Annual Debt Service	156
Apple Cube Space	185
Apple Cube Space Renovation	185
Appraisal Reduction Amount	441
Appraisal Reduction Event	441
Appraised Value	156
Appraised-Out Class	447
AR Global	186
ARCP	187
ASR Consultation Process	465
Assessment of Compliance	529
Asset Representations Reviewer Asset Review Fee	440
Asset Representations Reviewer Fee	440
Asset Representations Reviewer Fee Rate	440
Asset Representations Reviewer Termination Event	501
Asset Representations Reviewer Upfront Fee	440
Asset Review	497
Asset Review Notice	496
Asset Review Quorum	496
Asset Review Report	499
Asset Review Report Summary	499
Asset Review Standard	498
Asset Review Trigger	494
Asset Review Vote Election	495
Asset Status Report	462
Assumed Certificate Coupon	349
Assumed Final Distribution Date	377
Assumed Scheduled Payment	370
ASTM	181
Attestation Report	529
Available Funds	362

B

Balloon Payment	160
BANK 2017-BNK8 PSA	224
Bankruptcy Code	542
Base Amount	204
Base Interest Fraction	376
Beds	167
Borrower Party	385
Borrower Party Affiliate	385
BPC	324
BPC Parties	329
BPC Primary Serviced Mortgage Loan	327
BPC Primary Servicer Termination Event	331
BPC Primary Servicing Agreement	327
Breach Notice	405
BRRD	131
BXP 2017-GM TSA	224

C

C(WUMP)O	21
Cash Flow Analysis	156
CCRE Data Tape	293

599

CCRE Deal Team	293
CCRE Lending	292
CCRE Mortgage Loans	292
CERCLA	549
Certificate Administrator/Trustee Fee	438
Certificate Administrator/Trustee Fee Rate	438
Certificate Balance	360
Certificate Owners	396
Certificateholder	386
Certificateholder Quorum	504
Certificateholder Repurchase Request	516
Class A Certificates	359
Class A-SB Planned Principal Balance	371
Class X Certificates	359
Clearstream	394
Clearstream Participants	397
Closing Date	155, 259
CMBS	63, 293
Code	570
Collateral Deficiency Amount	446
Collection Account	419
Collection Period	363
Communication Request	399
Companion Distribution Account	420
Companion Holder	224
Companion Holders	224
Companion Loan Rating Agency	224
Companion Loans	153
Company	187
Compensating Interest Payment	378
Constant Prepayment Rate	561
Constraining Level	348
Consultation Termination Event	481
Control Appraisal Period	225
Control Eligible Certificates	474
Control Note	225
Control Termination Event	481
Controlling Class	474
Controlling Class Certificateholder	474
Controlling Companion Loan	224
Controlling Holder	225
Corrected Loan	462
Council	131
CPP	561
CPR	561
CPY	561
Credit Risk Retention Rules	343
CREFC®	382
CREFC® Intellectual Property Royalty License Fee	440
CREFC® Intellectual Property Royalty License Fee Rate	441
CREFC® Reports	382
Cross-Over Date	366
CRR Amendment Regulation	131
Cumulative Appraisal Reduction Amount	446, 447
Cure/Contest Period	498
Cut-off Date	153
Cut-off Date Balance	157
Cut-off Date Loan-to-Value Ratio	158
Cut-off Date LTV Ratio	158

D

Debt Service Coverage Ratio	159
DEF(#)	161
DEF/@(#)	162
DEF/YM(#)	162
DEF/YM@(#)	162
Defaulted Loan	469
Defeasance Deposit	210
Defeasance Loans	210
Defeasance Lock-Out Period	210
Defeasance Option	210
Definitive Certificate	394
Delinquent Loan	495
Depositories	395
Determination Date	361
Diligence File	402
Directing Certificateholder	472
Directing Certificateholder Approval Process	464
Disclosable Special Servicer Fees	438
Discount Rate	376
Discount Yield	348
Dispute Resolution Consultation	519
Dispute Resolution Cut-off Date	518
Distribution Accounts	420
Distribution Date	361
Distribution Date Statement	382
District Court	314
Dodd-Frank Act	131
DOL	590
DSCR	159
DTC	394
DTC Participants	395
DTC Rules	396
Due Date	205, 363

600

E

EDGAR	589
Effective Gross Income	156
Eligible Asset Representations Reviewer	500
Eligible Operating Advisor	489
Enforcing Party	516
Enforcing Servicer	516
ESA	181
EU Risk Retention and Due Diligence Requirements	130
Euroclear	394
Euroclear Operator	397
Euroclear Participants	397
European Commission	131
Exception Schedules	356
Excess Modification Fee Amount	434
Excess Modification Fees	432
Excess Prepayment Interest Shortfall	379
Exchange Act	259, 310
Excluded Controlling Class Holder	385
Excluded Controlling Class Loan	386
Excluded Information	386
Excluded Loan	386
Excluded Plan	592
Excluded Special Servicer	504
Excluded Special Servicer Loan	504
Exemption	590
Exemption Rating Agency	591

F

FATCA	582
FDIA	149
FDIC	149
Federal Court Complaint	314
FIEL	22
Final Asset Status Report	464
Final Dispute Resolution Election Notice	519
Financial Promotion Order	19
FIRREA	151
Fitch	527
FPO Persons	19
FSMA	20, 588
Fund	346

G

Gain-on-Sale Entitlement Amount	363
Gain-on-Sale Remittance Amount	363
Gain-on-Sale Reserve Account	421
Garn Act	551
General Motors Building Directing Certificateholder	257
GM Building Companion Loans	251
GM Building Intercreditor Agreement	252
GM Building Mortgage Loan	251
GM Building Non-Standalone Pari Passu Companion Loans	251
GM Building Pari Passu Companion Loans	251
GM Building Servicer	252
GM Building Special Servicer	252
GM Building Standalone Companion Loans	251
GM Building Standalone Pari Passu Companion Loans	251
GM Building Subordinate Companion Loans	251
GM Building Triggering Event of Default	252
GM Building Trustee	252
GM Building Whole Loan	251
Government Securities	207

H

High Net Worth Companies, Unincorporated Associations, Etc.	19
Holdco	346

I

IDA	204
Indirect Participants	395
Initial Delivery Date	462
Initial Pool Balance	153
Initial Requesting Certificateholder	516
Initial Subordinate Companion Loan Holder	473
In-Place Cash Management	159
Insurance and Condemnation Proceeds	419
Intercreditor Agreement	224
Interest Accrual Amount	369
Interest Accrual Period	369
Interest Distribution Amount	368
Interest Reserve Account	420
Interest Shortfall	369
Interested Person	471
Interest-Only Certificates	344
Interest-Only Expected Price	352

601

Interpolated Yield	347, 351
Investor Certification	386

K

KBRA	527
Kelly Moore	183
KeyBank	286, 320
KeyBank Data Tape	287
KeyBank Mortgage Loans	286
KeyBank Parties	338
KeyBank Primary Serviced Mortgage Loans	336
KeyBank Primary Servicer Termination Event	340
KeyBank Primary Servicing Agreement	336
KeyBank Qualification Criteria	288
KeyBank Review Team	286
KeyBank Serviced Mortgage Loans	333

L

Ladder Capital Group	274
Ladder Capital Review Team	283
Ladder Holdings	274
LCF	274
LCF Data Tape	284
LCF Financing Affiliates	274
LCF Mortgage Loans	274
Liquidation Fee	435
Liquidation Fee Rate	435
Liquidation Proceeds	419
LO(#)	162
Loan Per Unit	159
Loan-Specific Directing Certificateholder	473
Lock-out Period	207
Loss of Value Payment	406
Losses	330
Lower-Tier Regular Interests	570
Lower-Tier REMIC	361, 570
LTV	296
LTV Ratio	157
LTV Ratio at Maturity	160

M

MAI	408
Major Decision	475
Major Decision Reporting Package	478
MAS	21
Master Servicer	315
Master Servicer Major Decision	478
Master Servicer Proposed Course of Action Notice	517
Master Tenant	199
Material Defect	405
Maturity Date Balloon Payment	160
MLPA	399
Modification Fees	432
Moody’s	527
Mortgage	155
Mortgage File	400
Mortgage Loans	153
Mortgage Note	155
Mortgage Pool	153
Mortgage Rate	368
Mortgaged Property	155

N

Natixis	301
Net Mortgage Rate	368
Net Operating Income	161
NFIP	93
NI 33-105	23
NOI Date	161
Non-Control Note	225
Non-Controlling Holder	225
Nonrecoverable Advance	416
Non-Serviced AB Whole Loan	225
Non-Serviced Certificate Administrator	225
Non-Serviced Companion Loan	225
Non-Serviced Directing Certificateholder	225
Non-Serviced Master Servicer	226
Non-Serviced Mortgage Loan	226
Non-Serviced Pari Passu Mortgage Loan	226
Non-Serviced Pari Passu Whole Loan	226
Non-Serviced PSA	226
Non-Serviced Securitization Trust	226
Non-Serviced Special Servicer	226
Non-Serviced Subordinate Companion Loan	226
Non-Serviced Trustee	226
Non-Serviced Whole Loan	226
Non-U.S. Person	582
Note Holder Purchase Option Notice	246
Notional Amount	360
NRA	161
NREC	301
NREC Data Tape	303

602

NREC Deal Team	303
NREC Mortgage Loans	303
NRSRO	385
NRSRO Certification	387

O

O(#)	162
Occupancy Rate	161
Offered Certificates	359
OID Regulations	573
OLA	150
One State Street Companion Loans	235, 236
One State Street Control Appraisal Period	243, 244
One State Street Directing Holder	242
One State Street Intercreditor Agreement	236
One State Street Lead Pari Passu Companion Loan	235
One State Street Major Decisions	245
One State Street Mortgage Loan	235
One State Street Mortgaged Property	235
One State Street Non-Lead Pari Passu Companion Loans	235
One State Street Pari Passu Companion Loan Securitization Date	236
One State Street Pari Passu Companion Loans	235
One State Street Pooling and Servicing Agreement	236
One State Street PSA	227
One State Street Senior Loans	235
One State Street Sequential Pay Event	240
One State Street Subordinate Companion Loan Note A-B	235
One State Street Subordinate Companion Loan Note B-1-A	235
One State Street Subordinate Companion Loan Note B-1-B	235
One State Street Subordinate Companion Loan Note B-2	235
One State Street Subordinate Companion Loan Threshold Event Collateral	245
One State Street Subordinate Companion Loans	235
One State Street Whole Loan	236
Operating Advisor	341
Operating Advisor Annual Report	487
Operating Advisor Consultation Event	355, 482
Operating Advisor Consulting Fee	439
Operating Advisor Expenses	439
Operating Advisor Fee	439
Operating Advisor Fee Rate	439
Operating Advisor Standard	487
Operating Advisor Termination Event	491

P

P&I Advance	414
P&I Advance Date	414
Par Purchase Price	469
Pari Passu Companion Loans	153
Pari Passu Mortgage Loan	227
Participants	394
Parties in Interest	589
Pass-Through Rate	367
Patriot Act	553
PCE	183
PCIS Persons	19
Pentalpha Surveillance	341
Percentage Interest	361
Periodic Payments	362
Permitted Investments	361, 421
Permitted Special Servicer/Affiliate Fees	438
PILOT	204
PIPs	184
Plan Fiduciary	592
Plans	589
PML	298
PRC	20
Preliminary Dispute Resolution Election Notice	518
Prepayment Assumption	575
Prepayment Interest Excess	378
Prepayment Interest Shortfall	378
Prepayment Premium	376
Prepayment Provisions	161
Prime Finance	346
Prime Rate	419
Principal Balance Certificates	359
Principal Distribution Amount	369
Principal Shortfall	371
Privileged Information	490
Privileged Information Exception	490
Privileged Person	384
Professional Investors	21
PROFESSIONAL INVESTORS	21

603

Prohibited Prepayment	379
PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	19
Proposed Course of Action	517
Proposed Course of Action Notice	517
Prospectus Directive	18
PSA	359
PSA Party Repurchase Request	516
PTCE	593
PTE	590
Purchase Price	407

Q

Qualification Criteria	285
Qualified Investor	18
Qualified Replacement Special Servicer	505
Qualified Substitute Mortgage Loan	408
Qualifying CRE Loan Percentage	344

R

RAC No-Response Scenario	526
Rated Final Distribution Date	377
Rating Agencies	527
Rating Agency Confirmation	527
RCA	186
REA	74
Realized Loss	381
REC	182
Record Date	361
Registration Statement	588
Regular Certificates	359
Regular Interestholder	573
Regular Interests	570
Regulation AB	529
Reimbursement Rate	419
REIT LLLP	274
Related Proceeds	418
Release Date	210
Relevant Member State	18
Relevant Persons	19
Relief Act	552
Remaining Term to Maturity	162
REMIC	570
REMIC Regulations	570
REO Account	421
REO Loan	372
REO Property	461
Repurchase Request	516
Requesting Certificateholder	519
Requesting Holders	447
Requesting Investor	399
Requesting Party	526
Required Credit Risk Retention Percentage	344
Requirements	553
Residual Certificates	359
Resolution Authority	131
Resolution Failure	517
Resolved	517
Restricted Group	591
Restricted Party	490
Retaining Sponsor	343
Review Materials	496
RevPAR	162
RMBS	313
Rooms	167
Rule 17g-5	387

S

Scheduled Certificate Interest Payments	350
Scheduled Certificate Principal Payments	344
Scheduled Principal Distribution Amount	370
SCIF	171
SEC	259
Securities Act	529
Securitization Accounts	359, 421
Securitization Regulations	131
SEL	298
Senior Certificates	359
Serviced AB Whole Loan	227
Serviced Companion Loan	227
Serviced Companion Loan Securities	510
Serviced Mortgage Loan	227
Serviced Pari Passu Companion Loan	227
Serviced Pari Passu Companion Loan Securities	509
Serviced Pari Passu Mortgage Loan	227
Serviced Pari Passu Whole Loan	227
Serviced Subordinate Companion Loan	227
Serviced Whole Loan	227
Servicer Termination Event	508
Servicing Advances	415
Servicing Fee	430

604

Servicing Fee Rate	430
Servicing Shift Mortgage Loan	227
Servicing Shift PSA	227
Servicing Shift Securitization Date	228
Servicing Shift Whole Loan	228
Servicing Standard	413
SF	162
SFA	21
SFO	21
Sherwin Williams	199
Similar Law	589
SMMEA	594
Société Générale	266
Société Générale Data Tape	272
Société Générale Deal Team	271
Société Générale Mortgage Loans	267
Special Servicer Major Decision	478
Special Servicer Non-Major Decision	455
Special Servicing Fee	433
Special Servicing Fee Rate	433
Specially Serviced Loans	460
Sq. Ft.	162
Square Feet	162
Startup Day	571
State Court Complaint	314
Stated Principal Balance	371
Structured Product	21
Structuring Assumptions	561
STS Securitization Regulation	131
Subordinate Certificates	359
Subordinate Companion Loan	153, 228
Subsequent Asset Status Report	462
Sub-Servicing Agreement	414
Swap-Priced Expected Price	350
Swap-Priced Principal Balance Certificates	344

T

T12	162
Target Price	349
Tax Matters Persons	581
Term to Maturity	162
Terms and Conditions	397
Tests	497
Third Party Purchaser	343
Title V	552
Total Operating Expenses	157
Transaction Parties	592
TRIPRA	94
TRS LLLP	274
Trust	311
Trust REMICs	361, 570
Tryad Industrial & Business Center PSA	228
TTM	162

U

U.S. Person	582
U/W DSCR	159
U/W Expenses	163
U/W NCF	163
U/W NCF Debt Yield	166
U/W NCF DSCR	159, 165
U/W NOI	166
U/W NOI Debt Yield	167
U/W NOI DSCR	166
U/W Revenues	167
UBS 2017-C6 Master Servicer	327
UBS 2017-C6 PSA	228
UBS AG, New York Branch	25, 259
UBS AG, New York Branch Data Tape	261
UBS AG, New York Branch Deal Team	261
UBS AG, New York Branch Mortgage Loans	260
UBS Qualification Criteria	263
UBSRES	260
UCC	537
Underwriter Entities	118
Underwriting Agreement	585
Underwritten Debt Service Coverage Ratio	159
Underwritten Expenses	163
Underwritten NCF	163
Underwritten NCF Debt Yield	166
Underwritten Net Cash Flow	163
Underwritten Net Cash Flow Debt Service Coverage Ratio	165
Underwritten Net Operating Income	166
Underwritten Net Operating Income Debt Service Coverage Ratio	166
Underwritten NOI	166
Underwritten NOI Debt Yield	167
Underwritten Revenues	167
Units	167
Unscheduled Principal Distribution Amount	370
Unsolicited Information	497
Upper-Tier REMIC	361, 570

605

V

Volcker Rule	132
Voting Rights	394

W

WAC Rate	368
Wachovia	315
Weighted Average Mortgage Rate	167
Weighted Averages	168
Wells Fargo Bank	315
WFCM 2017-C41 PSA	276
Whole Loan	153
Withheld Amounts	420
Workout Fee	433
Workout Fee Rate	433
Workout-Delayed Reimbursement Amount	419
WTNA	311

Y

Yield Maintenance Charge	376
Yield-Priced Expected Price	353
Yield-Priced Principal Balance Certificates	344
YM(#)	162
YM@(#)	162

606

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator	Cross-Collateralized and Cross-Defaulted	Address(27)	City	County	State	Zip Code	General Property Type(25)	Specific Property Type(25)
1	Loan	One State Street	Natixis	Natixis Real Estate Capital LLC	No	One State Street Plaza	New York	New York	NY	10004	Office	CBD
2	Loan	AFIN Portfolio	SG; UBS AG	SG; UBS AG	No	Various	Various	Various	Various	Various	Retail	Anchored
2.01	Property	Montecito Crossing	SG; UBS AG	SG; UBS AG	No	6610-6750 North Durango Drive	Las Vegas	Clark	NV	89149	Retail	Anchored
2.02	Property	Jefferson Commons	SG; UBS AG	SG; UBS AG	No	4901 Outer Loop	Louisville	Jefferson	KY	40219	Retail	Anchored
2.03	Property	Best on the Boulevard	SG; UBS AG	SG; UBS AG	No	3810-3910 South Maryland Parkway	Las Vegas	Clark	NV	89119	Retail	Anchored
2.04	Property	Northpark Center	SG; UBS AG	SG; UBS AG	No	8221-8301 Old Troy Pike	Huber Heights	Montgomery	OH	45424	Retail	Anchored
2.05	Property	Anderson Station	SG; UBS AG	SG; UBS AG	No	100 Station Drive	Anderson	Anderson	SC	29621	Retail	Anchored
2.06	Property	Cross Pointe Center	SG; UBS AG	SG; UBS AG	No	5075 Morganton Road	Fayetteville	Cumberland	NC	28314	Retail	Anchored
2.07	Property	San Pedro Crossing	SG; UBS AG	SG; UBS AG	No	303-333 Northwest Loop 410	San Antonio	Bexar	TX	78216	Retail	Anchored
2.08	Property	Riverbend Marketplace	SG; UBS AG	SG; UBS AG	No	129 Bleachery Boulevard	Asheville	Buncombe	NC	28803	Retail	Anchored
2.09	Property	Shops at RiverGate South	SG; UBS AG	SG; UBS AG	No	13540 Hoover Creek Boulevard	Charlotte	Mecklenburg	NC	28273	Retail	Anchored
2.10	Property	Centennial Plaza	SG; UBS AG	SG; UBS AG	No	5801 North May Avenue	Oklahoma City	Oklahoma	OK	73112	Retail	Anchored
2.11	Property	Shoppes of West Melbourne	SG; UBS AG	SG; UBS AG	No	1501 West New Haven Avenue	West Melbourne	Brevard	FL	32904	Retail	Anchored
2.12	Property	North Lakeland Plaza	SG; UBS AG	SG; UBS AG	No	4241 North US Highway 98	Lakeland	Polk	FL	33809	Retail	Anchored
3	Loan	Eagle Multifamily Portfolio	SG	SG	No	Various	Various	Various	FL	Various	Multifamily	Garden
3.01	Property	Bay	SG	SG	No	1225 S Beach Street	Daytona Beach	Volusia	FL	32114	Multifamily	Garden
3.02	Property	Brookside	SG	SG	No	3997 Rosewood Way	Orlando	Orange	FL	32808	Multifamily	Garden
3.03	Property	Millennium	SG	SG	No	4255 Barwood Drive	Orlando	Orange	FL	32839	Multifamily	Garden
3.04	Property	Ridge	SG	SG	No	2050 S Ridgewood Avenue	Daytona Beach	Volusia	FL	32119	Multifamily	Garden
3.05	Property	Rose	SG	SG	No	200 Robert Street	New Smyrna Beach	Volusia	FL	32168	Multifamily	Garden
3.06	Property	Park	SG	SG	No	1049 Brentwood Drive	Daytona Beach	Volusia	FL	32117	Multifamily	Garden
4	Loan	National Office Portfolio	LCF	LCF	No	Various	Various	Various	Various	Various	Office	Suburban
4.01	Property	8330 LBJ Freeway	LCF	LCF	No	8330 & 8360 LBJ Freeway	Dallas	Dallas	TX	75243	Office	Suburban
4.02	Property	101 East Park Boulevard	LCF	LCF	No	101 East Park Boulevard	Plano	Collin	TX	75074	Office	Suburban
4.03	Property	13601 Preston Road	LCF	LCF	No	13601 Preston Road	Dallas	Dallas	TX	75240	Office	Suburban
4.04	Property	1750 East Golf Road	LCF	LCF	No	1750 East Golf Road	Schaumburg	Cook	IL	60173	Office	Suburban
4.05	Property	14800 Quorum Drive	LCF	LCF	No	14800 Quorum Drive	Addison	Dallas	TX	75254	Office	Suburban
4.06	Property	1995 North Park Place	LCF	LCF	No	1995 North Park Place	Atlanta	Cobb	GA	30339	Office	Suburban
4.07	Property	Northlake - 2295 Parklake Dr NE	LCF	LCF	No	2295 Parklake Drive	Atlanta	DeKalb	GA	30345	Office	Suburban
4.08	Property	4751 Best Road	LCF	LCF	No	4751 Best Road	Atlanta	Fulton	GA	30337	Office	Suburban
4.09	Property	The Centre - 4101 McEwen Road	LCF	LCF	No	4101 McEwen Road	Farmers Branch	Dallas	TX	75244	Office	Suburban
4.10	Property	The Centre - 4099 McEwen Road	LCF	LCF	No	4099 McEwen Road	Farmers Branch	Dallas	TX	75244	Office	Suburban
4.11	Property	11225 North 28th Drive	LCF	LCF	No	11225 North 28th Drive	Phoenix	Maricopa	AZ	85029	Office	Suburban
4.12	Property	10000 North 31st Ave	LCF	LCF	No	10000 North 31st Ave	Phoenix	Maricopa	AZ	85051	Office	Suburban
4.13	Property	The Centre - 4001 McEwen Road	LCF	LCF	No	4001 McEwen Road	Farmers Branch	Dallas	TX	75244	Office	Suburban
4.14	Property	4425 W Airport Fwy	LCF	LCF	No	4425 West Airport Freeway	Irving	Dallas	TX	75062	Office	Suburban
4.15	Property	Northlake - 2302 Parklake Dr NE	LCF	LCF	No	2302 Parklake Drive	Atlanta	DeKalb	GA	30346	Office	Suburban
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	LCF	LCF	No	2305-2309 Parklake Drive	Atlanta	DeKalb	GA	30345	Office	Suburban
4.17	Property	12100 Ford Road	LCF	LCF	No	12000 & 12100 Ford Road	Farmers Branch	Dallas	TX	75234	Office	Suburban
4.18	Property	The Centre - 4000N&S McEwen Road	LCF	LCF	No	4000N McEwen Road	Farmers Branch	Dallas	TX	75244	Office	Suburban
5	Loan	Tryad Industrial & Business Center	CCRE; UBS AG	CCRE	No	Rochester Technology Park	Rochester	Monroe	NY	14624	Industrial	Flex
6	Loan	HRC Hotels Portfolio	KeyBank	KeyBank	No	Various	Various	Various	Various	Various	Hospitality	Various
6.01	Property	Hampton Inn Traverse City	KeyBank	KeyBank	No	1000 U.S. 31 North	Traverse City	Grand Traverse	MI	49686	Hospitality	Limited Service
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	KeyBank	KeyBank	No	211 & 219 South Meridian Street	Indianapolis	Marion	IN	46225	Hospitality	Extended Stay
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	KeyBank	KeyBank	No	2264 East Perry Road	Plainfield	Hendricks	IN	46168	Hospitality	Extended Stay
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	KeyBank	KeyBank	No	4140 West 94th Street	Indianapolis	Marion	IN	46268	Hospitality	Extended Stay
6.05	Property	Homewood Suites by Hilton Bloomington	KeyBank	KeyBank	No	1399 South Liberty Drive	Bloomington	Monroe	IN	47403	Hospitality	Extended Stay
6.06	Property	Hampton Inn & Suites Petoskey	KeyBank	KeyBank	No	920 Spring Street	Petoskey	Emmet	MI	49770	Hospitality	Limited Service
6.07	Property	Hampton Inn & Suites Valparaiso	KeyBank	KeyBank	No	1451 South Silhavy Road	Valparaiso	Porter	IN	46383	Hospitality	Limited Service
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	KeyBank	KeyBank	No	5059 South 9th Street	Kalamazoo	Kalamazoo	MI	49009	Hospitality	Limited Service
7	Loan	Griffin Portfolio	KeyBank	Bank of America, N.A.	No	Various	Various	Various	Various	Various	Various	Various
7.01	Property	Restoration Hardware Distribution	KeyBank	Bank of America, N.A.	No	825 Rogers Road	Patterson	Stanislaus	CA	95363	Industrial	Warehouse/Distribution
7.02	Property	State Farm Regional HQ	KeyBank	Bank of America, N.A.	No	64 and 66 Perimeter Center East	Atlanta	DeKalb	GA	30346	Office	Suburban
7.03	Property	North Pointe I	KeyBank	Bank of America, N.A.	No	6440 & 6380 Aviation Way	West Chester	Butler	OH	45069	Office	Suburban
7.04	Property	Corporate Campus at Norterra	KeyBank	Bank of America, N.A.	No	25500 & 25600 North Norterra Parkway	Phoenix	Maricopa	AZ	85085	Office	Suburban
7.05	Property	CHRISTUS Health HQ	KeyBank	Bank of America, N.A.	No	919 Hidden Ridge	Irving	Dallas	TX	75038	Office	Suburban
7.06	Property	Duke Bridges I	KeyBank	Bank of America, N.A.	No	7668 Warren Parkway	Frisco	Collin	TX	75034	Office	Suburban
7.07	Property	Wells Fargo Operations Center	KeyBank	Bank of America, N.A.	No	8740 Research Drive	Charlotte	Mecklenburg	NC	28262	Office	Suburban
7.08	Property	Ace Hardware HQ	KeyBank	Bank of America, N.A.	No	2200 and 2222 Kensington Court	Oak Brook	DuPage	IL	60523	Office	Suburban
7.09	Property	Royal Ridge V	KeyBank	Bank of America, N.A.	No	3929 West John Carpenter Freeway	Irving	Dallas	TX	75063	Office	Suburban
7.10	Property	Comcast Regional HQ	KeyBank	Bank of America, N.A.	No	15815 25th Avenue	Lynnwood	Unincorporated Snohomish	WA	98036	Office	Suburban
8	Loan	General Motors Building	CCRE	MSBNA; CITI; DBNY; WFB	No	767 Fifth Avenue	New York	New York	NY	10153	Mixed Use	Office/Retail
9	Loan	AvidXchange Headquarters	UBS AG	UBS AG	No	1210 AvidXchange Lane	Charlotte	Mecklenburg	NC	28206	Office	CBD
10	Loan	Lockefield Gardens	LCF	LCF	No	737 Lockefield Lane	Indianapolis	Marion	IN	46202	Multifamily	Garden
11	Loan	Plaza Del Sol	SG	SG	No	10950, 10960 and 10970 Sherman Way	Burbank	Los Angeles	CA	91505	Mixed Use	Retail/Industrial
12	Loan	Greenpoint Multifamily Portfolio	CCRE	CCRE	No	Various	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.01	Property	164-166 Kingsland	CCRE	CCRE	No	164-166 Kingsland Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.02	Property	673 Meeker Ave	CCRE	CCRE	No	673 Meeker Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.03	Property	657 Meeker Ave	CCRE	CCRE	No	657 Meeker Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.04	Property	669 Meeker Ave	CCRE	CCRE	No	669 Meeker Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.05	Property	3 Sutton Street	CCRE	CCRE	No	3 Sutton Street	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.06	Property	5 Sutton Street	CCRE	CCRE	No	5 Sutton Street	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.07	Property	667 Meeker Ave	CCRE	CCRE	No	667 Meeker Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
12.08	Property	661 Meeker Ave	CCRE	CCRE	No	661 Meeker Avenue	Brooklyn	Kings	NY	11222	Multifamily	Mid Rise
13	Loan	Marketplace at Four Corners	CCRE	CCRE	No	7100 Market Place Drive	Aurora	Geauga	OH	44202	Retail	Anchored
14	Loan	North Creek Parkway Center	KeyBank	KeyBank	No	18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway	Bothell	King	WA	98011	Mixed Use	Office/Industrial
15	Loan	5th Street Public Market	SG	SG	No	296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue	Eugene	Lane	OR	97401	Mixed Use	Retail/Office
16	Loan	Harmon Corner	CCRE	CCRE; CREFI	No	3717 Las Vegas Boulevard South	Las Vegas	Clark	NV	89109	Mixed Use	Retail/Signage
17	Loan	New Garden Crossing	LCF	LCF	No	1571-1599 New Garden Road	Greensboro	Guilford	NC	27410	Retail	Anchored
18	Loan	Covington Center II	KeyBank	KeyBank	No	17002 Southeast 270th Place; 16908 Southeast 269th Place	Covington	King	WA	98042	Retail	Anchored
19	Loan	900 on Nine	UBS AG	UBS AG	No	900 U.S. Route 9 North	Woodbridge	Middlesex	NJ	07095	Office	Suburban
20	Loan	Belden Park Crossing	LCF	LCF	No	5496 Dressler Road	Canton	Stark	OH	44720	Retail	Anchored
21	Loan	West Carmel Marketplace	KeyBank	KeyBank	No	9965 & 10025 North Michigan Road	Carmel	Hamilton	IN	46032	Retail	Anchored
22	Loan	Elysian Brewery	LCF	LCF	No	5400, 5410, and 5510 Airport Way South	Seattle	King	WA	98108	Industrial	Warehouse/Distribution

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator	Cross-Collateralized and Cross-Defaulted	Address(27)	City	County	State	Zip Code	General Property Type(25)	Specific Property Type(25)
23	Loan	Alliance Crossing	UBS AG	UBS AG	No	2400, 2401 and 2420 Westport Parkway	Fort Worth	Tarrant	TX	76177	Mixed Use	Office/Retail
24	Loan	South Coast Plaza	UBS AG	UBS AG	No	1620 South Padre Island Drive	Corpus Christi	Nueces	TX	78416	Retail	Anchored
25	Loan	Springhill Suites Wichita Airport	SG	SG	No	6633 West Kellogg Drive	Wichita	Sedgwick	KS	67209	Hospitality	Limited Service
26	Loan	Town Center Commons	UBS AG	UBS AG	No	725 Ernest W Barrett Parkway Northwest	Kennesaw	Cobb	GA	30144	Retail	Anchored
27	Loan	Holiday Inn Express & Suites Charlotte Airport	LCF	LCF	No	108 Airport Commons Drive	Charlotte	Mecklenburg	NC	28208	Hospitality	Limited Service
28	Loan	Hampton Inn & Suites Lake City	SG	SG	No	450 Southwest Florida Gateway Drive	Lake City	Columbia	FL	32024	Hospitality	Limited Service
29	Loan	Candlewood Suites Fayetteville	KeyBank	KeyBank	No	4108 Legend Avenue	Fayetteville	Cumberland	NC	28303	Hospitality	Limited Service
30	Loan	Hampton Inn - Gulf Shores	UBS AG	UBS AG	No	1701 Gulf Shores Parkway	Gulf Shores	Baldwin	AL	36542	Hospitality	Limited Service
31	Loan	TownePlace Meridian	LCF	LCF	No	1415 South Eagle Road	Meridian	Ada	ID	83642	Hospitality	Extended Stay
32	Loan	RPI Student Housing Portfolio	LCF	LCF	No	Various	Troy	Rensselaer	NY	12180	Multifamily	Student Housing
33	Loan	Murrieta Plaza	UBS AG	Regions Bank	No	40388-40484 Murrieta Hot Springs Road	Murrieta	Riverside	CA	92563	Retail	Anchored
34	Loan	Airport Commerce Center	CCRE	CCRE	No	7602 15th Street East	Sarasota	Manatee	FL	34243	Industrial	Flex
35	Loan	Hampton Inn & Suites Blythe	SG	SG	No	2011 East Donlon Street	Blythe	Riverside	CA	92225	Hospitality	Limited Service
36	Loan	CVS - Tiverton	UBS AG	UBS AG	No	500 Main Road	Tiverton	Newport	RI	02878	Retail	Anchored
37	Loan	Nautilus FedEx Portfolio	CCRE	CCRE	No	Various	Various	Various	Various	Various	Industrial	Warehouse/Distribution
37.01	Property	Littleton	CCRE	CCRE	No	833 Industrial Park Road	Littleton	Grafton	NH	03561	Industrial	Warehouse/Distribution
37.02	Property	Mason City	CCRE	CCRE	No	1755 15th Street Southwest	Mason City	Cerro Gordo	IA	50401	Industrial	Warehouse/Distribution
38	Loan	660 NCX	UBS AG	UBS AG	No	660 North Central Expressway	Plano	Collin	TX	75074	Office	Suburban
39	Loan	Airport Investment & Airport Overlook	UBS AG	UBS AG	No	Various	Linthicum	Anne Arundel	MD	21090	Office	Suburban
39.01	Property	Airport Investment	UBS AG	UBS AG	No	793 Elkridge Landing Road	Linthicum	Anne Arundel	MD	21090	Office	Suburban
39.02	Property	Airport Overlook	UBS AG	UBS AG	No	785 Elkridge Landing Road	Linthicum	Anne Arundel	MD	21090	Office	Suburban
40	Loan	Lynchburg Apartments	UBS AG	Regions Bank	No	1001 Jefferson Street	Lynchburg	Lynchburg	VA	24504	Multifamily	Mid Rise
41	Loan	Concord Multifamily Portfolio	KeyBank	KeyBank	No	Various	Concord	Contra Costa	CA	94520	Various	Various
41.01	Property	Bloomfield Rental Townhomes	KeyBank	KeyBank	No	1655 Bloomfield Lane	Concord	Contra Costa	CA	94520	Multifamily	Garden
41.02	Property	1500 Willow Pass Court	KeyBank	KeyBank	No	1500 Willow Pass Court	Concord	Contra Costa	CA	94520	Industrial	Flex
41.03	Property	California Street Townhomes	KeyBank	KeyBank	No	2180 California Street	Concord	Contra Costa	CA	94520	Multifamily	Garden
41.04	Property	Grant Street Townhomes	KeyBank	KeyBank	No	2812 Grant Street	Concord	Contra Costa	CA	94520	Multifamily	Garden
42	Loan	Mini U Storage - Livonia	KeyBank	KeyBank	No	32455 and 32701 West Eight Mile Road	Livonia	Wayne	MI	48152	Self Storage	Self Storage
43	Loan	Mini U Storage - Denver	KeyBank	KeyBank	No	3900 East 45th Avenue	Denver	Denver	CO	80216	Self Storage	Self Storage
44	Loan	Hampton Inn - South Haven	UBS AG	UBS AG	No	04299 Cecilia Drive	South Haven	Van Buren	MI	49090	Hospitality	Limited Service
45	Loan	Essex Centre	SG	SG	No	28400 Northwestern Highway	Southfield	Oakland	MI	48034	Office	Suburban
46	Loan	Mini U Storage - Highlands Ranch	KeyBank	KeyBank	No	1400 East County Line Road	Littleton	Douglas	CO	80126	Self Storage	Self Storage
47	Loan	Amelia Court Apartments	LCF	LCF	No	1381 West Ohio Pike	Amelia	Clermont	OH	45102	Multifamily	Garden
48	Loan	55 Northwest 25th Street	LCF	LCF	No	55 Northwest 25th Street	Miami	Miami-Dade	FL	33127	Retail	Free-Standing

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Number of Properties	Year Built	Year Renovated	Number of Units(24)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(25)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date(26)	Payment Day	Gross Mortgage Rate
1	Loan	One State Street	1	1970	2008-2017	891,573	Sq. Ft.	137	62,220,000	62,220,000	7.0%	12/6/2027	62,220,000	No	N/A	11/29/2017	1/6/2018	6	4.095610%
2	Loan	AFIN Portfolio	12	Various	Various	2,418,910	Sq. Ft.	87	60,000,000	60,000,000	6.7%	01/01/2028	60,000,000	No	N/A	12/08/2017	01/01/2018	1	4.191000%
2.01	Property	Montecito Crossing	1	2005	N/A	179,721	Sq. Ft.		9,440,000	9,440,000	1.1%		9,440,000
2.02	Property	Jefferson Commons	1	2014	N/A	205,918	Sq. Ft.		6,982,857	6,982,857	0.8%		6,982,857
2.03	Property	Best on the Boulevard	1	1996	2000	204,568	Sq. Ft.		6,957,143	6,957,143	0.8%		6,957,143
2.04	Property	Northpark Center	1	1994	2017	318,330	Sq. Ft.		5,814,286	5,814,286	0.7%		5,814,286
2.05	Property	Anderson Station	1	2001	N/A	244,171	Sq. Ft.		4,531,429	4,531,429	0.5%		4,531,429
2.06	Property	Cross Pointe Center	1	1986, 2004, 2007	2003	226,089	Sq. Ft.		4,494,286	4,494,286	0.5%		4,494,286
2.07	Property	San Pedro Crossing	1	1995-1999	N/A	207,121	Sq. Ft.		4,477,143	4,477,143	0.5%		4,477,143
2.08	Property	Riverbend Marketplace	1	2004	N/A	142,617	Sq. Ft.		4,034,286	4,034,286	0.5%		4,034,286
2.09	Property	Shops at RiverGate South	1	2014	N/A	140,697	Sq. Ft.		4,025,714	4,025,714	0.5%		4,025,714
2.10	Property	Centennial Plaza	1	1992-1994	N/A	233,797	Sq. Ft.		3,817,143	3,817,143	0.4%		3,817,143
2.11	Property	Shoppes of West Melbourne	1	1984	N/A	144,484	Sq. Ft.		3,565,714	3,565,714	0.4%		3,565,714
2.12	Property	North Lakeland Plaza	1	1986	N/A	171,397	Sq. Ft.		1,860,000	1,860,000	0.2%		1,860,000
3	Loan	Eagle Multifamily Portfolio	6	Various	2016	1,242	Units	47,907	59,500,000	59,500,000	6.7%	12/01/2027	52,455,657	No	N/A	12/01/2017	01/01/2018	1	4.820000%
3.01	Property	Bay	1	1974	2016	248	Units		15,871,498	15,871,498	1.8%		13,992,434
3.02	Property	Brookside	1	1984	2016	343	Units		13,117,540	13,117,540	1.5%		11,564,524
3.03	Property	Millennium	1	1975	2016	200	Units		11,957,978	11,957,978	1.3%		10,542,245
3.04	Property	Ridge	1	1973	2016	232	Units		10,363,581	10,363,581	1.2%		9,136,613
3.05	Property	Rose	1	1973	2016	100	Units		4,203,410	4,203,410	0.5%		3,705,758
3.06	Property	Park	1	1964	2016	119	Units		3,985,993	3,985,993	0.4%		3,514,082
4	Loan	National Office Portfolio	18	Various	Various	2,572,700	Sq. Ft.	72	55,000,000	54,864,814	6.2%	10/6/2027	44,631,076	No	N/A	10/6/2017	11/6/2017	6	4.610000%
4.01	Property	8330 LBJ Freeway	1	1984	2010	381,383	Sq. Ft.		10,183,027	10,157,998	1.1%		8,263,263
4.02	Property	101 East Park Boulevard	1	1983	2012	225,445	Sq. Ft.		7,973,514	7,953,915	0.9%		6,470,300
4.03	Property	13601 Preston Road	1	1973	2009	261,975	Sq. Ft.		6,405,568	6,389,823	0.7%		5,197,952
4.04	Property	1750 East Golf Road	1	1985	2013	212,212	Sq. Ft.		5,202,703	5,189,915	0.6%		4,221,859
4.05	Property	14800 Quorum Drive	1	1981	2011	103,877	Sq. Ft.		2,889,730	2,882,627	0.3%		2,344,941
4.06	Property	1995 North Park Place	1	1985	2013	99,920	Sq. Ft.		2,568,649	2,562,335	0.3%		2,084,392
4.07	Property	Northlake - 2295 Parklake Dr NE	1	1973	2014	121,528	Sq. Ft.		2,536,541	2,530,306	0.3%		2,058,337
4.08	Property	4751 Best Road	1	1987	2013	93,084	Sq. Ft.		2,408,108	2,402,189	0.3%		1,954,117
4.09	Property	The Centre - 4101 McEwen Road	1	1979	2013	124,326	Sq. Ft.		2,092,378	2,087,235	0.2%		1,697,911
4.10	Property	The Centre - 4099 McEwen Road	1	1979	2013	123,711	Sq. Ft.		2,092,378	2,087,235	0.2%		1,697,911
4.11	Property	11225 North 28th Drive	1	1982	2011	135,501	Sq. Ft.		1,958,595	1,953,781	0.2%		1,589,349
4.12	Property	10000 North 31st Ave	1	1982	2012	128,180	Sq. Ft.		1,758,811	1,754,488	0.2%		1,427,229
4.13	Property	The Centre - 4001 McEwen Road	1	1980	2013	95,192	Sq. Ft.		1,635,135	1,631,116	0.2%		1,326,870
4.14	Property	4425 W Airport Fwy	1	1981	2015	85,212	Sq. Ft.		1,380,649	1,377,255	0.2%		1,120,361
4.15	Property	Northlake - 2302 Parklake Dr NE	1	1979	2014	111,223	Sq. Ft.		1,218,919	1,215,923	0.1%		989,121
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	1	1973	2014	65,158	Sq. Ft.		1,000,703	998,243	0.1%		812,044
4.17	Property	12100 Ford Road	1	1979	2012	158,004	Sq. Ft.		921,622	919,356	0.1%		747,872
4.18	Property	The Centre - 4000N&S McEwen Road	1	1979	2013	46,769	Sq. Ft.		772,973	771,073	0.1%		627,248
5	Loan	Tryad Industrial & Business Center	1	1966-1983	2000-2004, 2017	3,353,230	Sq. Ft.	33	54,000,000	54,000,000	6.1%	1/6/2028	44,418,654	No	N/A	12/11/2017	1/6/2018	6	5.021000%
6	Loan	HRC Hotels Portfolio	8	Various	Various	694	Rooms	100,601	41,940,000	41,890,256	4.7%	11/1/2027	34,554,098	No	N/A	10/5/2017	12/1/2017	1	5.070000%
6.01	Property	Hampton Inn Traverse City	1	1987	2009	124	Rooms		7,958,911	7,949,471	0.9%		6,557,296
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	1	2006	2013	92	Rooms		7,924,307	7,914,908	0.9%		6,528,786
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	1	2003	2016	82	Rooms		5,432,822	5,426,378	0.6%		4,476,067
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	1	2007	2017	82	Rooms		5,086,782	5,080,749	0.6%		4,190,967
6.05	Property	Homewood Suites by Hilton Bloomington	1	2006	2017	82	Rooms		4,636,931	4,631,431	0.5%		3,820,338
6.06	Property	Hampton Inn & Suites Petoskey	1	2002	2013	77	Rooms		4,048,663	4,043,861	0.5%		3,335,668
6.07	Property	Hampton Inn & Suites Valparaiso	1	2001	2013	77	Rooms		3,564,208	3,559,981	0.4%		2,936,528
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	1	2003	2013-2014	78	Rooms		3,287,376	3,283,477	0.4%		2,708,448
7	Loan	Griffin Portfolio	10	Various	Various	3,708,698	Sq. Ft.	101	37,500,000	37,500,000	4.2%	10/1/2027	37,500,000	No	N/A	9/29/2017	11/1/2017	1	3.770000%
7.01	Property	Restoration Hardware Distribution	1	2015	N/A	1,501,387	Sq. Ft.		7,800,000	7,800,000	0.9%		7,800,000
7.02	Property	State Farm Regional HQ	1	1971; 1985	2012	584,785	Sq. Ft.		6,946,100	6,946,100	0.8%		6,946,100
7.03	Property	North Pointe I	1	2010	N/A	409,798	Sq. Ft.		3,965,000	3,965,000	0.4%		3,965,000
7.04	Property	Corporate Campus at Norterra	1	2000	N/A	232,648	Sq. Ft.		3,900,000	3,900,000	0.4%		3,900,000
7.05	Property	CHRISTUS Health HQ	1	1997	2012	253,340	Sq. Ft.		3,619,850	3,619,850	0.4%		3,619,850
7.06	Property	Duke Bridges I	1	2005	N/A	158,135	Sq. Ft.		2,747,550	2,747,550	0.3%		2,747,550
7.07	Property	Wells Fargo Operations Center	1	1984	2014	155,579	Sq. Ft.		2,697,500	2,697,500	0.3%		2,697,500
7.08	Property	Ace Hardware HQ	1	1974	2012	206,030	Sq. Ft.		2,275,000	2,275,000	0.3%		2,275,000
7.09	Property	Royal Ridge V	1	2004	N/A	119,611	Sq. Ft.		2,138,500	2,138,500	0.2%		2,138,500
7.10	Property	Comcast Regional HQ	1	2007	N/A	87,385	Sq. Ft.		1,410,500	1,410,500	0.2%		1,410,500
8	Loan	General Motors Building	1	1968	2017	1,989,983	Sq. Ft.	739	37,400,000	37,400,000	4.2%	6/9/2027	37,400,000	No	N/A	6/7/2017	7/9/2017	9	3.430000%
9	Loan	AvidXchange Headquarters	1	2017	N/A	201,450	Sq. Ft.	186	37,400,000	37,400,000	4.2%	1/6/2033	34,649,353	No	N/A	12/8/2017	1/6/2018	6	5.298000%
10	Loan	Lockefield Gardens	1	1935	1987	493	Units	69,980	34,500,000	34,500,000	3.9%	11/6/2027	29,557,708	No	N/A	11/1/2017	12/6/2017	6	4.618000%
11	Loan	Plaza Del Sol	1	1984	2005-2006	165,528	Sq. Ft.	165	27,390,000	27,390,000	3.1%	12/01/2027	27,390,000	No	N/A	11/30/2017	01/01/2018	1	4.060000%
12	Loan	Greenpoint Multifamily Portfolio	8	Various	Various	73	Units	347,945	25,400,000	25,400,000	2.9%	11/6/2022	25,400,000	No	N/A	11/1/2017	12/6/2017	6	4.770000%
12.01	Property	164-166 Kingsland	1	2008	2016-2017	16	Units		6,414,534	6,414,534	0.7%		6,414,534
12.02	Property	673 Meeker Ave	1	2001	2017	10	Units		3,132,562	3,132,562	0.4%		3,132,562
12.03	Property	657 Meeker Ave	1	2003	2017	10	Units		3,085,387	3,085,387	0.3%		3,085,387
12.04	Property	669 Meeker Ave	1	2002	2017	9	Units		2,985,543	2,985,543	0.3%		2,985,543
12.05	Property	3 Sutton Street	1	2001	2017	7	Units		2,867,249	2,867,249	0.3%		2,867,249
12.06	Property	5 Sutton Street	1	2001	2017	7	Units		2,593,182	2,593,182	0.3%		2,593,182
12.07	Property	667 Meeker Ave	1	2004	2017	7	Units		2,163,741	2,163,741	0.2%		2,163,741
12.08	Property	661 Meeker Ave	1	2003	2017	7	Units		2,157,802	2,157,802	0.2%		2,157,802
13	Loan	Marketplace at Four Corners	1	2002; 2004	N/A	525,708	Sq. Ft.	80	25,000,000	25,000,000	2.8%	12/6/2027	20,495,241	No	N/A	11/9/2017	1/6/2018	6	4.916000%
14	Loan	North Creek Parkway Center	1	1986	N/A	205,298	Sq. Ft.	116	23,725,000	23,725,000	2.7%	12/1/2027	21,650,388	No	N/A	11/22/2017	1/1/2018	1	4.330000%
15	Loan	5th Street Public Market	1	1929-1994	2011	78,955	Sq. Ft.	276	21,825,000	21,825,000	2.4%	11/01/2027	19,154,072	No	N/A	10/18/2017	12/01/2017	1	4.620000%
16	Loan	Harmon Corner	1	2012	N/A	68,613	Sq. Ft.	2,084	20,800,000	20,800,000	2.3%	12/6/2027	20,800,000	No	N/A	11/8/2017	1/6/2018	6	4.250000%
17	Loan	New Garden Crossing	1	2000	2012	168,950	Sq. Ft.	110	18,500,000	18,500,000	2.1%	6/6/2027	15,967,736	No	N/A	5/30/2017	7/6/2017	6	4.900000%
18	Loan	Covington Center II	1	2006, 2007	N/A	106,674	Sq. Ft.	154	16,500,000	16,436,639	1.8%	9/1/2027	13,338,401	No	N/A	8/8/2017	10/1/2017	1	4.500000%
19	Loan	900 on Nine	1	1977	2013	112,705	Sq. Ft.	120	13,500,000	13,500,000	1.5%	12/6/2027	10,981,821	No	N/A	11/29/2017	1/6/2018	6	4.683000%
20	Loan	Belden Park Crossing	1	1995, 1997	2016	483,984	Sq. Ft.	105	13,000,000	13,000,000	1.5%	11/6/2027	11,156,174	No	N/A	10/13/2017	12/6/2017	6	4.681000%
21	Loan	West Carmel Marketplace	1	2005	N/A	121,000	Sq. Ft.	104	12,600,000	12,600,000	1.4%	1/1/2028	9,301,544	No	N/A	12/7/2017	1/1/2018	1	4.660000%
22	Loan	Elysian Brewery	1	1998, 2015, 2016	N/A	77,269	Sq. Ft.	155	12,000,000	12,000,000	1.3%	12/6/2027	12,000,000	No	N/A	11/30/2017	1/6/2018	6	4.392000%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Number of Properties	Year Built	Year Renovated	Number of Units(24)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(25)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date(26)	Payment Day	Gross Mortgage Rate
23	Loan	Alliance Crossing	1	1992 -1998	N/A	64,487	Sq. Ft.	172	11,100,000	11,100,000	1.2%	12/6/2027	9,021,695	No	N/A	12/5/2017	1/6/2018	6	4.657400%
24	Loan	South Coast Plaza	1	1982; 1999	N/A	101,171	Sq. Ft.	109	11,000,000	11,000,000	1.2%	12/6/2027	9,007,737	No	N/A	11/17/2017	1/6/2018	6	4.881800%
25	Loan	Springhill Suites Wichita Airport	1	2015	N/A	121	Rooms	87,603	10,600,000	10,600,000	1.2%	01/01/2028	8,726,023	No	N/A	12/05/2017	01/01/2018	1	5.045000%
26	Loan	Town Center Commons	1	1998	N/A	72,168	Sq. Ft.	141	10,185,000	10,185,000	1.1%	12/6/2022	10,185,000	No	N/A	12/8/2017	1/6/2018	6	5.452500%
27	Loan	Holiday Inn Express & Suites Charlotte Airport	1	2016	N/A	117	Rooms	85,470	10,000,000	10,000,000	1.1%	12/6/2022	8,991,524	No	N/A	12/1/2017	1/6/2018	6	5.646000%
28	Loan	Hampton Inn & Suites Lake City	1	2006	2017	89	Rooms	106,742	9,500,000	9,500,000	1.1%	12/01/2027	7,017,606	No	N/A	11/14/2017	01/01/2018	1	4.675000%
29	Loan	Candlewood Suites Fayetteville	1	2011	N/A	114	Rooms	78,814	9,000,000	8,984,774	1.0%	11/1/2027	6,715,708	No	N/A	10/27/2017	12/1/2017	1	4.950000%
30	Loan	Hampton Inn - Gulf Shores	1	2016	N/A	89	Rooms	98,876	8,800,000	8,800,000	1.0%	12/6/2027	7,330,124	No	N/A	12/6/2017	1/6/2018	6	5.412000%
31	Loan	TownePlace Meridian	1	2008	2016-2017	100	Rooms	81,500	8,150,000	8,150,000	0.9%	12/6/2027	6,664,682	No	N/A	12/1/2017	1/6/2018	6	4.840000%
32	Loan	RPI Student Housing Portfolio	1	1850-1976	Various	259	Beds	30,985	8,025,000	8,025,000	0.9%	11/6/2027	6,500,077	No	N/A	10/31/2017	12/6/2017	6	5.050000%
33	Loan	Murrieta Plaza	1	2005-2008	N/A	141,122	Sq. Ft.	234	8,000,000	8,000,000	0.9%	11/1/2027	7,329,491	No	N/A	10/5/2017	12/1/2017	1	4.577000%
34	Loan	Airport Commerce Center	1	1985	N/A	183,227	Sq. Ft.	43	7,900,000	7,900,000	0.9%	1/6/2028	6,502,301	No	N/A	12/7/2017	1/6/2018	6	5.040000%
35	Loan	Hampton Inn & Suites Blythe	1	2015	N/A	81	Rooms	96,296	7,800,000	7,800,000	0.9%	12/01/2027	6,329,392	No	N/A	11/30/2017	01/01/2018	1	4.610000%
36	Loan	CVS - Tiverton	1	1954; 2009	N/A	17,835	Sq. Ft.	361	6,440,000	6,440,000	0.7%	12/6/2027	5,269,819	No	N/A	11/28/2017	1/6/2018	6	4.860000%
37	Loan	Nautilus FedEx Portfolio	2	Various	Various	94,659	Sq. Ft.	67	6,389,000	6,389,000	0.7%	12/6/2027	6,389,000	No	N/A	11/30/2017	1/6/2018	6	4.940000%
37.01	Property	Littleton	1	2008	2013	51,620	Sq. Ft.		3,696,000	3,696,000	0.4%		3,696,000
37.02	Property	Mason City	1	2003	2016	43,039	Sq. Ft.		2,693,000	2,693,000	0.3%		2,693,000
38	Loan	660 NCX	1	1986	N/A	80,577	Sq. Ft.	78	6,250,000	6,250,000	0.7%	12/6/2027	5,275,050	No	N/A	12/8/2017	1/6/2018	6	4.991000%
39	Loan	Airport Investment & Airport Overlook	2	Various	N/A	228,685	Sq. Ft.	122	6,000,000	5,992,070	0.7%	11/6/2027	4,846,917	No	N/A	10/25/2017	12/6/2017	6	4.480000%
39.01	Property	Airport Investment	1	1975	N/A	194,457	Sq. Ft.		5,170,626	5,163,793	0.6%		4,176,933
39.02	Property	Airport Overlook	1	2006	N/A	34,228	Sq. Ft.		829,374	828,277	0.1%		669,984
40	Loan	Lynchburg Apartments	1	1918	2012	59	Units	86,441	5,100,000	5,100,000	0.6%	12/1/2027	4,221,256	No	N/A	11/9/2017	1/1/2018	1	4.462000%
41	Loan	Concord Multifamily Portfolio	4	Various	N/A	Various	Various		4,750,000	4,744,013	0.5%	11/1/2027	3,871,171	No	N/A	10/17/2017	12/1/2017	1	4.740000%
41.01	Property	Bloomfield Rental Townhomes	1	2006-2007	N/A	15	Units		1,947,500	1,945,045	0.2%		1,587,180
41.02	Property	1500 Willow Pass Court	1	2008	N/A	10,400	Sq. Ft.		1,096,775	1,095,393	0.1%		893,853
41.03	Property	California Street Townhomes	1	2001-2002	N/A	6	Units		915,800	914,646	0.1%		746,362
41.04	Property	Grant Street Townhomes	1	1999	N/A	6	Units		789,925	788,929	0.1%		643,776
42	Loan	Mini U Storage - Livonia	1	1976	N/A	73,875	Sq. Ft.	58	4,300,000	4,300,000	0.5%	12/1/2027	3,937,357	No	N/A	11/22/2017	1/1/2018	1	4.540000%
43	Loan	Mini U Storage - Denver	1	1984	N/A	65,660	Sq. Ft.	65	4,300,000	4,300,000	0.5%	12/1/2027	3,937,357	No	N/A	11/22/2017	1/1/2018	1	4.540000%
44	Loan	Hampton Inn - South Haven	1	1999	2015-2016	62	Rooms	65,323	4,050,000	4,050,000	0.5%	12/6/2027	3,074,939	No	N/A	11/21/2017	1/6/2018	6	5.431000%
45	Loan	Essex Centre	1	1986	N/A	55,027	Sq. Ft.	73	4,000,000	4,000,000	0.4%	12/01/2022	3,725,969	No	N/A	12/01/2017	01/01/2018	1	5.690000%
46	Loan	Mini U Storage - Highlands Ranch	1	1984	N/A	45,637	Sq. Ft.	85	3,900,000	3,900,000	0.4%	12/1/2027	3,571,092	No	N/A	11/22/2017	1/1/2018	1	4.540000%
47	Loan	Amelia Court Apartments	1	1978	N/A	95	Units	32,632	3,100,000	3,100,000	0.3%	1/6/2028	2,597,831	No	N/A	12/8/2017	1/6/2018	6	5.610000%
48	Loan	55 Northwest 25th Street	1	2017	N/A	5,001	Sq. Ft.	580	2,900,000	2,900,000	0.3%	11/6/2027	2,900,000	No	N/A	10/24/2017	12/6/2017	6	5.270000%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Administrative Fee Rate	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD(26)	Original IO Term	Remaining IO Term(26)	Original Amortization Term	Remaining Amortization Term	Seasoning(26)	Prepayment Provisions(5)(6)(26)
1	Loan	One State Street	0.012430%	4.083180%	N/A	Actual/360	215,306.79	Full IO	120	120	120	120	0	0	0	LO(24);DEF(89);O(7)
2	Loan	AFIN Portfolio	0.012430%	4.178570%	N/A	Actual/360	212,460.42	Full IO	121	121	121	121	0	0	0	LO(12);YM1(107);O(2)
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	0.012430%	4.807570%	N/A	Actual/360	312,895.58	Partial IO	120	120	36	36	360	360	0	LO(12);YM1(12);DEF/YM1(92);O(4)
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	0.013680%	4.596320%	N/A	Actual/360	282,283.19	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	0.013680%	5.007320%	N/A	Actual/360	290,577.12	Amortizing	121	121	1	1	360	360	0	LO(24);DEF(92);O(5)
6	Loan	HRC Hotels Portfolio	0.021180%	5.048820%	N/A	Actual/360	226,940.63	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(92);O(3)
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	0.013680%	3.756320%	N/A	Actual/360	119,448.78	Full IO	120	118	120	118	0	0	2	LO(24);YM1(90);O(6)
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building	0.012430%	3.417570%	N/A	Actual/360	108,386.41	Full IO	120	114	120	114	0	0	6	LO(30);DEF(83);O(7)
9	Loan	AvidXchange Headquarters	0.012430%	5.285570%	N/A	Actual/360	207,637.49	Partial IO	181	181	121	121	360	360	0	LO(24);DEF(96);O(61)
10	Loan	Lockefield Gardens	0.052430%	4.565570%	N/A	Actual/360	177,233.63	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(92);O(3)
11	Loan	Plaza Del Sol	0.032430%	4.027570%	N/A	Actual/360	93,956.58	Full IO	120	120	120	120	0	0	0	YM0.5(24);DEF/YM0.5(91);O(5)
12	Loan	Greenpoint Multifamily Portfolio	0.032430%	4.737570%	N/A	Actual/360	102,367.29	Full IO	60	59	60	59	0	0	1	LO(25);DEF(31);O(4)
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	0.012430%	4.903570%	N/A	Actual/360	132,924.92	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(91);O(5)
14	Loan	North Creek Parkway Center	0.021180%	4.308820%	N/A	Actual/360	117,826.56	Partial IO	120	120	60	60	360	360	0	LO(24);DEF(93);O(3)
15	Loan	5th Street Public Market	0.012430%	4.607570%	N/A	Actual/360	112,145.65	Partial IO	120	119	36	35	360	360	1	LO(25);DEF/YM1(91);O(4)
16	Loan	Harmon Corner	0.013680%	4.236320%	N/A	Actual/360	74,689.81	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)
17	Loan	New Garden Crossing	0.012430%	4.887570%	N/A	Actual/360	98,184.44	Partial IO	120	114	24	18	360	360	6	LO(30);DEF(87);O(3)
18	Loan	Covington Center II	0.021180%	4.478820%	N/A	Actual/360	83,603.08	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(90);O(3)
19	Loan	900 on Nine	0.012430%	4.670570%	N/A	Actual/360	69,878.23	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
20	Loan	Belden Park Crossing	0.013680%	4.667320%	N/A	Actual/360	67,274.54	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)
21	Loan	West Carmel Marketplace	0.021180%	4.638820%	N/A	Actual/360	71,184.08	Amortizing	121	121	1	1	300	300	0	LO(24);DEF(94);O(3)
22	Loan	Elysian Brewery	0.012430%	4.379570%	N/A	Actual/360	44,530.00	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Administrative Fee Rate	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD(26)	Original IO Term	Remaining IO Term(26)	Original Amortization Term	Remaining Amortization Term	Seasoning(26)	Prepayment Provisions(5)(6)(26)
23	Loan	Alliance Crossing	0.061180%	4.596220%	N/A	Actual/360	57,284.93	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(89);O(7)
24	Loan	South Coast Plaza	0.012430%	4.869370%	N/A	Actual/360	58,258.32	Amortizing	120	120	0	0	360	360	0	LO(12);YM1(104);O(4)
25	Loan	Springhill Suites Wichita Airport	0.012430%	5.032570%	N/A	Actual/360	57,194.97	Amortizing	121	121	1	1	360	360	0	LO(24);DEF(93);O(4)
26	Loan	Town Center Commons	0.012430%	5.440070%	N/A	Actual/360	46,920.85	Full IO	60	60	60	60	0	0	0	LO(24);DEF(32);O(4)
27	Loan	Holiday Inn Express & Suites Charlotte Airport	0.012430%	5.633570%	N/A	Actual/360	62,283.70	Amortizing	60	60	0	0	300	300	0	LO(24);DEF(29);O(7)
28	Loan	Hampton Inn & Suites Lake City	0.012430%	4.662570%	N/A	Actual/360	53,752.14	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)
29	Loan	Candlewood Suites Fayetteville	0.021180%	4.928820%	N/A	Actual/360	52,351.26	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(92);O(3)
30	Loan	Hampton Inn - Gulf Shores	0.012430%	5.399570%	N/A	Actual/360	49,480.65	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
31	Loan	TownePlace Meridian	0.012430%	4.827570%	N/A	Actual/360	42,957.50	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)
32	Loan	RPI Student Housing Portfolio	0.052430%	4.997570%	N/A	Actual/360	47,147.43	Partial IO	120	119	24	23	300	300	1	LO(25);DEF(90);O(5)
33	Loan	Murrieta Plaza	0.013680%	4.563320%	N/A	Actual/360	40,901.66	Partial IO	120	119	60	59	360	360	1	LO(49);YM1(67);O(4)
34	Loan	Airport Commerce Center	0.032430%	5.007570%	N/A	Actual/360	42,602.24	Amortizing	121	121	1	1	360	360	0	LO(24);DEF(91);O(6)
35	Loan	Hampton Inn & Suites Blythe	0.012430%	4.597570%	N/A	Actual/360	40,032.89	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)
36	Loan	CVS - Tiverton	0.012430%	4.847570%	N/A	Actual/360	34,022.40	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(91);O(5)
37	Loan	Nautilus FedEx Portfolio	0.032430%	4.907570%	N/A	Actual/360	26,666.68	Full IO	120	120	120	120	0	0	0	LO(23);YM1(93);O(4)
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	0.012430%	4.978570%	N/A	Actual/360	33,516.98	Partial IO	120	120	12	12	360	360	0	LO(24);DEF(92);O(4)
39	Loan	Airport Investment & Airport Overlook	0.012430%	4.467570%	N/A	Actual/360	30,329.86	Amortizing	120	119	0	0	360	359	1	LO(24);YM0.5(91);O(5)
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	0.012430%	4.449570%	N/A	Actual/360	26,853.79	Partial IO	120	120	24	24	330	330	0	LO(24);DEF(92);O(4)
41	Loan	Concord Multifamily Portfolio	0.021180%	4.718820%	N/A	Actual/360	24,749.63	Amortizing	120	119	0	0	360	359	1	LO(25);YM1(92);O(3)
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia	0.021180%	4.518820%	N/A	Actual/360	21,889.79	Partial IO	120	120	60	60	360	360	0	LO(24);YM1(93);O(3)
43	Loan	Mini U Storage - Denver	0.021180%	4.518820%	N/A	Actual/360	21,889.79	Partial IO	120	120	60	60	360	360	0	LO(24);YM1(93);O(3)
44	Loan	Hampton Inn - South Haven	0.012430%	5.418570%	N/A	Actual/360	24,703.93	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)
45	Loan	Essex Centre	0.012430%	5.677570%	N/A	Actual/360	23,190.68	Amortizing	60	60	0	0	360	360	0	LO(24);DEF(32);O(4)
46	Loan	Mini U Storage - Highlands Ranch	0.021180%	4.518820%	N/A	Actual/360	19,853.53	Partial IO	120	120	60	60	360	360	0	LO(24);YM1(93);O(3)
47	Loan	Amelia Court Apartments	0.012430%	5.597570%	N/A	Actual/360	17,816.00	Amortizing	121	121	1	1	360	360	0	LO(24);DEF(94);O(3)
48	Loan	55 Northwest 25th Street	0.012430%	5.257570%	N/A	Actual/360	12,912.72	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Default(30)	Grace Period Late	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)(23)	LTV Ratio at Maturity or ARD(3)(4)(23)	U/W NOI Debt Yield(3)(23)	U/W NCF Debt Yield(3)(23)	U/W EGI
1	Loan	One State Street	0	0	0	560,000,000	10/1/2017	5.02	4.87	21.8%	21.8%	20.9%	20.2%	47,729,972
2	Loan	AFIN Portfolio	0	0	0	371,735,000	Various	2.62	2.34	56.5%	56.5%	11.1%	9.9%	33,252,972
2.01	Property	Montecito Crossing				52,450,000	11/01/2017							4,326,440
2.02	Property	Jefferson Commons				38,800,000	10/23/2017							3,364,160
2.03	Property	Best on the Boulevard				38,650,000	11/01/2017							3,232,152
2.04	Property	Northpark Center				36,330,000	11/01/2017							4,094,859
2.05	Property	Anderson Station				28,000,000	11/01/2017							3,091,780
2.06	Property	Cross Pointe Center				27,675,000	10/25/2017							2,654,383
2.07	Property	San Pedro Crossing				39,800,000	11/02/2017							2,926,568
2.08	Property	Riverbend Marketplace				22,580,000	11/01/2017							1,876,278
2.09	Property	Shops at RiverGate South				25,000,000	11/01/2017							1,868,180
2.10	Property	Centennial Plaza				25,600,000	10/24/2017							2,038,766
2.11	Property	Shoppes of West Melbourne				21,900,000	10/29/2017							2,329,861
2.12	Property	North Lakeland Plaza				14,950,000	10/27/2017							1,449,545
3	Loan	Eagle Multifamily Portfolio	5	5	5	82,400,000	Various	1.57	1.48	72.2%	63.7%	9.9%	9.3%	11,252,082
3.01	Property	Bay				22,200,000	10/24/2018							2,416,862
3.02	Property	Brookside				18,100,000	10/23/2017							2,860,016
3.03	Property	Millennium				16,500,000	10/23/2017							1,984,790
3.04	Property	Ridge				14,300,000	10/24/2017							2,154,261
3.05	Property	Rose				5,800,000	10/24/2017							842,246
3.06	Property	Park				5,500,000	10/24/2017							993,907
4	Loan	National Office Portfolio	0	0	0	287,750,000	Various	1.81	1.64	64.1%	52.2%	11.2%	10.1%	38,630,025
4.01	Property	8330 LBJ Freeway				42,750,000	7/15/2017							5,864,932
4.02	Property	101 East Park Boulevard				36,100,000	7/15/2017							4,277,940
4.03	Property	13601 Preston Road				27,500,000	7/14/2017							3,875,726
4.04	Property	1750 East Golf Road				35,400,000	7/13/2017							5,773,927
4.05	Property	14800 Quorum Drive				13,550,000	7/15/2017							1,518,306
4.06	Property	1995 North Park Place				12,200,000	7/18/2017							1,627,072
4.07	Property	Northlake - 2295 Parklake Dr NE				10,600,000	7/18/2017							1,927,363
4.08	Property	4751 Best Road				11,900,000	7/18/2017							1,551,928
4.09	Property	The Centre - 4101 McEwen Road				12,100,000	7/14/2017							1,383,837
4.10	Property	The Centre - 4099 McEwen Road				11,800,000	7/14/2017							1,647,099
4.11	Property	11225 North 28th Drive				9,070,000	7/13/2017							1,412,021
4.12	Property	10000 North 31st Ave				9,900,000	7/13/2017							1,326,083
4.13	Property	The Centre - 4001 McEwen Road				10,000,000	7/14/2017							1,177,647
4.14	Property	4425 W Airport Fwy				8,400,000	7/14/2017							1,216,108
4.15	Property	Northlake - 2302 Parklake Dr NE				11,800,000	7/18/2017							910,557
4.16	Property	Northlake - 2305&2309 Parklake Dr NE				5,880,000	7/18/2017							1,050,901
4.17	Property	12100 Ford Road				12,500,000	7/14/2017							1,274,376
4.18	Property	The Centre - 4000N&S McEwen Road				6,300,000	7/14/2017							814,202
5	Loan	Tryad Industrial & Business Center	0	0	0	210,000,000	12/1/2017	1.63	1.42	52.6%	43.3%	10.5%	9.2%	20,742,660
6	Loan	HRC Hotels Portfolio	0	0	0	129,000,000	9/1/2017	2.10	1.88	54.1%	44.6%	13.6%	12.2%	24,959,398
6.01	Property	Hampton Inn Traverse City				23,000,000	8/12/2019							4,024,444
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown				22,200,000	8/21/2017							5,052,061
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield				15,700,000	8/21/2017							2,870,916
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest				14,700,000	8/21/2017							2,752,140
6.05	Property	Homewood Suites by Hilton Bloomington				13,400,000	8/21/2017							2,899,978
6.06	Property	Hampton Inn & Suites Petoskey				11,700,000	8/12/2017							2,620,034
6.07	Property	Hampton Inn & Suites Valparaiso				10,300,000	8/14/2017							2,493,605
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo				9,500,000	8/14/2017							2,246,220
7	Loan	Griffin Portfolio	0	0	0	610,000,000	9/21/2017	2.67	2.49	61.5%	61.5%	10.2%	9.5%	54,906,442
7.01	Property	Restoration Hardware Distribution				120,000,000	9/1/2017							7,923,304
7.02	Property	State Farm Regional HQ				122,000,000	9/6/2017							12,485,699
7.03	Property	North Pointe I				61,000,000	9/6/2017							6,609,735
7.04	Property	Corporate Campus at Norterra				60,000,000	9/6/2017							6,336,045
7.05	Property	CHRISTUS Health HQ				55,690,000	9/8/2017							6,395,756
7.06	Property	Duke Bridges I				42,270,000	9/8/2017							4,202,308
7.07	Property	Wells Fargo Operations Center				41,500,000	9/6/2017							3,002,029
7.08	Property	Ace Hardware HQ				35,000,000	9/5/2017							2,998,140
7.09	Property	Royal Ridge V				32,900,000	9/8/2017							3,034,446
7.10	Property	Comcast Regional HQ				21,700,000	9/5/2017							1,918,980
8	Loan	General Motors Building	2 day grace period permitted once every 12-month period	0	0	4,800,000,000	5/8/2017	4.45	4.33	30.6%	30.6%	15.5%	15.1%	334,764,418
9	Loan	AvidXchange Headquarters	0	0	0	86,000,000	10/20/2017	2.00	1.91	43.5%	40.3%	13.4%	12.7%	5,149,365
10	Loan	Lockefield Gardens	0	0, One 3 day grace period during loan term	0	48,100,000	8/2/2017	1.44	1.38	71.7%	61.5%	8.9%	8.5%	5,402,713
11	Loan	Plaza Del Sol	5	5	0	45,650,000	10/20/2017	2.23	2.12	60.0%	60.0%	9.2%	8.7%	3,719,187
12	Loan	Greenpoint Multifamily Portfolio	0	0	0	43,500,000	10/3/2017	1.40	1.40	58.4%	58.4%	6.8%	6.8%	2,513,485
12.01	Property	164-166 Kingsland				10,970,000	10/3/2017							554,646
12.02	Property	673 Meeker Ave				5,360,000	10/3/2017							335,698
12.03	Property	657 Meeker Ave				5,250,000	10/3/2017							325,064
12.04	Property	669 Meeker Ave				5,090,000	10/3/2017							299,636
12.05	Property	3 Sutton Street				5,000,000	10/3/2017							271,794
12.06	Property	5 Sutton Street				4,430,000	10/3/2017							257,803
12.07	Property	667 Meeker Ave				3,700,000	10/3/2017							234,357
12.08	Property	661 Meeker Ave				3,700,000	10/3/2017							234,488
13	Loan	Marketplace at Four Corners	0	0	0	58,000,000	10/3/2017	1.43	1.33	72.4%	59.4%	9.1%	8.5%	5,240,068
14	Loan	North Creek Parkway Center	5	0	0	36,500,000	10/6/2017	2.02	1.67	65.0%	59.3%	12.0%	10.0%	4,309,021
15	Loan	5th Street Public Market	0	0	0	29,100,000	09/15/2017	1.44	1.38	75.0%	65.8%	8.9%	8.5%	3,265,886
16	Loan	Harmon Corner	0	0	0	253,000,000	6/28/2017	2.04	2.02	56.5%	56.5%	8.8%	8.7%	15,385,192
17	Loan	New Garden Crossing	0	0	0	28,000,000	4/7/2017	1.66	1.54	66.1%	57.0%	10.6%	9.8%	2,419,151
18	Loan	Covington Center II	5	0	0	24,000,000	6/21/2017	1.49	1.38	68.5%	55.6%	9.1%	8.4%	1,632,520
19	Loan	900 on Nine	0	0	0	22,600,000	10/16/2017	1.98	1.73	59.7%	48.6%	12.3%	10.8%	2,769,878
20	Loan	Belden Park Crossing	0	0	0	68,600,000	9/1/2017	1.71	1.61	74.3%	63.8%	10.6%	10.0%	7,866,498
21	Loan	West Carmel Marketplace	5	5	0	21,400,000	9/26/2017	1.67	1.54	58.9%	43.5%	11.3%	10.4%	2,077,718
22	Loan	Elysian Brewery	0	0	0	22,000,000	10/24/2017	2.01	2.01	54.5%	54.5%	9.0%	9.0%	1,320,190

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period Default(30)	Grace Period Late	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)(23)	LTV Ratio at Maturity or ARD(3)(4)(23)	U/W NOI Debt Yield(3)(23)	U/W NCF Debt Yield(3)(23)	U/W EGI
23	Loan	Alliance Crossing	0	0	0	16,000,000	10/31/2017	1.83	1.72	69.4%	56.4%	11.3%	10.6%	1,791,984
24	Loan	South Coast Plaza	0	0	0	17,400,000	10/8/2017	1.52	1.40	63.2%	51.8%	9.7%	8.9%	1,538,789
25	Loan	Springhill Suites Wichita Airport	5	5	0	16,200,000	10/31/2017	2.25	2.00	65.4%	53.9%	14.6%	12.9%	3,488,549
26	Loan	Town Center Commons	0	0	0	14,550,000	11/8/2017	1.87	1.76	70.0%	70.0%	10.3%	9.7%	1,322,775
27	Loan	Holiday Inn Express & Suites Charlotte Airport	0	0	0	16,000,000	10/1/2017	1.59	1.41	59.7%	53.4%	12.5%	11.0%	3,464,735
28	Loan	Hampton Inn & Suites Lake City	0	0	0	15,900,000	09/16/2017	2.49	2.26	59.7%	44.1%	16.9%	15.3%	3,680,021
29	Loan	Candlewood Suites Fayetteville	0	15	0	15,100,000	9/20/2017	2.09	1.90	59.5%	44.5%	14.6%	13.3%	2,398,387
30	Loan	Hampton Inn - Gulf Shores	0	0	0	14,600,000	10/27/2017	1.89	1.72	60.3%	50.2%	12.8%	11.6%	2,654,035
31	Loan	TownePlace Meridian	0	0	0	13,000,000	11/1/2017	2.08	1.85	62.7%	51.3%	13.1%	11.7%	2,903,787
32	Loan	RPI Student Housing Portfolio	0	0	0	12,600,000	9/18/2017	1.62	1.50	63.7%	51.6%	11.5%	10.6%	1,723,540
33	Loan	Murrieta Plaza	5	5	0	50,800,000	8/20/2017	1.43	1.37	65.0%	59.5%	8.8%	8.4%	3,968,219
34	Loan	Airport Commerce Center	0	0	0	11,000,000	12/6/2017	1.56	1.37	71.8%	59.1%	10.1%	8.9%	1,304,073
35	Loan	Hampton Inn & Suites Blythe	0	0	0	13,100,000	11/07/2017	2.47	2.24	59.5%	48.3%	15.2%	13.8%	2,831,737
36	Loan	CVS - Tiverton	0	0	0	9,480,000	8/3/2017	1.33	1.30	67.9%	55.6%	8.4%	8.3%	642,031
37	Loan	Nautilus FedEx Portfolio	0	0	0	12,800,000	Various	2.75	2.56	49.9%	49.9%	13.8%	12.8%	1,058,022
37.01	Property	Littleton				7,400,000	10/26/2017							618,782
37.02	Property	Mason City				5,400,000	10/24/2017							439,240
38	Loan	660 NCX	0	0	0	8,900,000	10/26/2017	2.02	1.66	62.7%	51.7%	14.6%	12.0%	1,394,081
39	Loan	Airport Investment & Airport Overlook	0	0	0	46,300,000	9/12/2017	2.01	1.80	60.4%	48.9%	12.2%	10.9%	4,116,559
39.01	Property	Airport Investment				39,900,000	9/12/2017							3,320,014
39.02	Property	Airport Overlook				6,400,000	9/12/2017							796,545
40	Loan	Lynchburg Apartments	4	5	0	7,200,000	8/30/2017	1.36	1.33	70.8%	58.6%	8.6%	8.4%	657,993
41	Loan	Concord Multifamily Portfolio	5	0	0	8,660,000	8/25/2017	1.48	1.40	54.8%	44.7%	9.3%	8.8%	708,308
41.01	Property	Bloomfield Rental Townhomes				3,550,000	8/25/2017							277,813
41.02	Property	1500 Willow Pass Court				2,000,000	8/25/2017							200,066
41.03	Property	California Street Townhomes				1,670,000	8/25/2017							125,248
41.04	Property	Grant Street Townhomes				1,440,000	8/25/2017							105,181
42	Loan	Mini U Storage - Livonia	0	0	0	7,500,000	10/19/2017	1.72	1.68	57.3%	52.5%	10.5%	10.2%	783,802
43	Loan	Mini U Storage - Denver	0	0	0	7,300,000	10/13/2017	1.68	1.65	58.9%	53.9%	10.3%	10.1%	783,667
44	Loan	Hampton Inn - South Haven	0	0	0	7,200,000	10/12/2017	2.29	2.06	56.3%	42.7%	16.8%	15.1%	1,721,832
45	Loan	Essex Centre	0	0	0	5,800,000	11/06/2017	1.65	1.45	69.0%	64.2%	11.5%	10.1%	889,721
46	Loan	Mini U Storage - Highlands Ranch	0	0	0	6,900,000	10/13/2017	1.72	1.70	56.5%	51.8%	10.5%	10.4%	828,631
47	Loan	Amelia Court Apartments	0	0	0	4,150,000	10/26/2017	1.51	1.38	74.7%	62.6%	10.4%	9.5%	578,459
48	Loan	55 Northwest 25th Street	0	0	0	4,500,000	6/2/2017	1.45	1.39	64.4%	64.4%	7.7%	7.4%	312,514

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(20)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI
1	Loan	One State Street	22,278,246	25,451,725	133,736	626,552	24,691,437	86.3%	11/1/2017	TTM 8/31/2017	40,243,472	22,220,397	18,023,075	12/31/2016	40,544,371	22,204,387	18,339,984
2	Loan	AFIN Portfolio	9,911,495	23,341,476	406,890	2,096,069	20,838,518	90.3%	11/28/2017	TTM 9/30/2017	37,067,823	11,060,915	26,006,908	12/31/2016	37,394,183	10,389,232	27,004,951
2.01	Property	Montecito Crossing	883,953	3,442,487	48,525	292,206	3,101,756	94.3%	11/28/2017	TTM 9/30/2017	4,459,736	912,039	3,547,697	12/31/2016	4,371,471	855,965	3,515,506
2.02	Property	Jefferson Commons	799,133	2,565,027	8,237	132,029	2,424,762	94.4%	11/28/2017	TTM 9/30/2017	3,238,890	825,566	2,413,324	12/31/2016	3,444,240	861,289	2,582,951
2.03	Property	Best on the Boulevard	649,545	2,582,607	59,325	262,793	2,260,490	91.0%	11/28/2017	TTM 9/30/2017	3,797,966	695,223	3,102,743	12/31/2016	3,669,121	634,734	3,034,387
2.04	Property	Northpark Center	1,480,817	2,614,042	28,650	190,597	2,394,795	97.4%	11/28/2017	TTM 9/30/2017	4,311,414	2,142,753	2,168,661	12/31/2016	3,844,916	1,923,822	1,921,094
2.05	Property	Anderson Station	1,029,130	2,062,650	70,810	127,834	1,864,006	84.3%	11/28/2017	TTM 9/30/2017	2,963,729	996,728	1,967,001	12/31/2016	3,173,257	915,773	2,257,484
2.06	Property	Cross Pointe Center	736,639	1,917,744	40,696	190,414	1,686,633	100.0%	11/28/2017	TTM 9/30/2017	2,898,647	766,937	2,131,710	12/31/2016	2,753,067	685,622	2,067,445
2.07	Property	San Pedro Crossing	1,406,310	1,520,258	12,427	109,669	1,398,161	87.8%	11/28/2017	TTM 9/30/2017	4,508,366	1,551,760	2,956,606	12/31/2016	4,593,896	1,532,682	3,061,214
2.08	Property	Riverbend Marketplace	497,196	1,379,082	19,966	121,671	1,237,445	90.5%	11/28/2017	TTM 9/30/2017	2,099,325	569,861	1,529,464	12/31/2016	2,096,136	545,442	1,550,694
2.09	Property	Shops at RiverGate South	679,324	1,188,855	5,628	101,254	1,081,973	65.4%	11/28/2017	TTM 9/30/2017	2,451,691	721,631	1,730,060	12/31/2016	2,872,251	664,277	2,207,974
2.10	Property	Centennial Plaza	516,667	1,522,099	46,759	265,877	1,209,463	78.6%	11/28/2017	TTM 9/30/2017	2,441,135	599,488	1,841,647	12/31/2016	2,775,847	687,286	2,088,561
2.11	Property	Shoppes of West Melbourne	720,082	1,609,779	14,448	65,623	1,529,708	98.3%	11/28/2017	TTM 9/30/2017	2,324,971	733,086	1,591,885	12/31/2016	2,210,704	595,279	1,615,425
2.12	Property	North Lakeland Plaza	512,698	936,846	51,419	236,103	649,325	94.9%	11/28/2017	TTM 9/30/2017	1,571,953	545,843	1,026,110	12/31/2016	1,589,277	487,061	1,102,216
3	Loan	Eagle Multifamily Portfolio	5,366,008	5,886,073	337,246	0	5,548,827	97.6%	11/15/2017	TTM 9/30/2017	11,413,595	4,651,828	6,761,767	N/A	N/A	N/A	N/A
3.01	Property	Bay	1,147,583	1,269,280	76,474	0	1,192,806	97.2%	11/15/2017	TTM 9/30/2017	2,485,979	864,455	1,621,524	N/A	N/A	N/A	N/A
3.02	Property	Brookside	1,438,672	1,421,343	86,824	0	1,334,519	96.8%	11/15/2017	TTM 9/30/2017	2,897,263	1,312,605	1,584,658	N/A	N/A	N/A	N/A
3.03	Property	Millennium	939,064	1,045,725	53,094	0	992,631	99.0%	11/15/2017	TTM 9/30/2017	1,942,469	835,350	1,107,119	N/A	N/A	N/A	N/A
3.04	Property	Ridge	991,022	1,163,239	64,153	0	1,099,086	98.7%	11/15/2017	TTM 9/30/2017	2,287,094	869,782	1,417,313	N/A	N/A	N/A	N/A
3.05	Property	Rose	324,880	517,366	25,000	0	492,366	97.0%	11/15/2017	TTM 9/30/2017	823,581	292,331	531,250	N/A	N/A	N/A	N/A
3.06	Property	Park	524,788	469,119	31,701	0	437,418	96.6%	11/15/2017	TTM 9/30/2017	977,209	477,306	499,903	N/A	N/A	N/A	N/A
4	Loan	National Office Portfolio	18,051,854	20,578,171	643,175	1,286,350	18,648,646	77.5%	8/31/2017	TTM 8/31/2017	34,604,835	17,986,810	16,618,026	12/31/2016	32,062,523	17,768,808	14,293,715
4.01	Property	8330 LBJ Freeway	2,378,455	3,486,477	95,346	190,692	3,200,440	85.3%	8/31/2017	TTM 8/31/2017	4,835,602	2,348,873	2,486,729	12/31/2016	4,377,524	2,151,230	2,226,294
4.02	Property	101 East Park Boulevard	1,429,865	2,848,075	56,361	112,723	2,678,991	87.1%	8/31/2017	TTM 8/31/2017	3,520,341	1,326,254	2,194,088	12/31/2016	3,180,538	1,394,729	1,785,810
4.03	Property	13601 Preston Road	1,661,164	2,214,562	65,494	130,988	2,018,081	82.0%	8/31/2017	TTM 8/31/2017	3,300,928	1,652,905	1,648,023	12/31/2016	3,005,621	1,570,121	1,435,500
4.04	Property	1750 East Golf Road	2,991,546	2,782,381	53,053	106,106	2,623,222	97.3%	8/31/2017	TTM 8/31/2017	5,575,355	3,024,178	2,551,177	12/31/2016	5,327,020	3,048,095	2,278,925
4.05	Property	14800 Quorum Drive	612,070	906,236	25,969	51,939	828,328	76.7%	8/31/2017	TTM 8/31/2017	1,391,459	608,168	783,291	12/31/2016	1,521,458	653,758	867,700
4.06	Property	1995 North Park Place	727,946	899,126	24,980	49,960	824,186	76.9%	8/31/2017	TTM 8/31/2017	1,660,349	730,040	930,309	12/31/2016	1,631,479	761,208	870,271
4.07	Property	Northlake - 2295 Parklake Dr NE	900,434	1,026,929	30,382	60,764	935,783	79.8%	8/31/2017	TTM 8/31/2017	1,601,423	910,515	690,908	12/31/2016	1,342,103	892,898	449,205
4.08	Property	4751 Best Road	672,927	879,001	23,271	46,542	809,188	84.2%	8/31/2017	TTM 8/31/2017	1,474,324	685,470	788,854	12/31/2016	1,344,457	751,674	592,783
4.09	Property	The Centre - 4101 McEwen Road	738,917	644,920	31,082	62,163	551,675	61.3%	8/31/2017	TTM 8/31/2017	1,245,140	737,212	507,928	12/31/2016	914,170	737,961	176,209
4.10	Property	The Centre - 4099 McEwen Road	827,041	820,058	30,928	61,856	727,275	77.6%	8/31/2017	TTM 8/31/2017	1,505,536	815,542	689,994	12/31/2016	1,304,485	786,570	517,915
4.11	Property	11225 North 28th Drive	918,942	493,079	33,875	67,751	391,454	78.6%	8/31/2017	TTM 8/31/2017	1,266,871	920,148	346,723	12/31/2016	1,180,406	927,020	253,386
4.12	Property	10000 North 31st Ave	854,686	471,397	32,045	64,090	375,262	64.4%	8/31/2017	TTM 8/31/2017	1,221,055	868,720	352,335	12/31/2016	1,161,945	825,547	336,398
4.13	Property	The Centre - 4001 McEwen Road	515,000	662,647	23,798	47,596	591,253	70.3%	8/31/2017	TTM 8/31/2017	1,054,799	516,535	538,264	12/31/2016	1,016,963	508,609	508,354
4.14	Property	4425 W Airport Fwy	593,500	622,608	21,303	42,606	558,699	71.6%	8/31/2017	TTM 8/31/2017	1,118,170	595,559	522,610	12/31/2016	896,676	568,996	327,680
4.15	Property	Northlake - 2302 Parklake Dr NE	679,542	231,014	27,806	55,612	147,597	42.3%	8/31/2017	TTM 8/31/2017	1,157,645	710,348	447,297	12/31/2016	1,083,453	644,130	439,324
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	423,736	627,165	16,290	32,579	578,297	70.0%	8/31/2017	TTM 8/31/2017	442,332	405,168	37,164	12/31/2016	723,558	477,486	246,072
4.17	Property	12100 Ford Road	764,345	510,031	39,501	79,002	391,528	57.2%	8/31/2017	TTM 8/31/2017	1,439,079	770,107	668,971	12/31/2016	1,266,542	711,864	554,678
4.18	Property	The Centre - 4000N&S McEwen Road	361,738	452,464	11,692	23,385	417,387	100.0%	8/31/2017	TTM 8/31/2017	794,427	361,067	433,360	12/31/2016	784,123	356,912	427,211
5	Loan	Tryad Industrial & Business Center	9,102,025	11,640,635	611,684	871,840	10,157,111	68.3%	12/7/2017	TTM 9/30/2017	20,065,147	9,305,710	10,759,437	12/31/2016	18,720,741	9,192,277	9,528,464
6	Loan	HRC Hotels Portfolio	15,433,318	9,526,079	998,376	0	8,527,704	74.7%	7/31/2017	TTM 7/31/2017	25,659,730	15,669,094	9,990,636	12/31/2016	25,366,259	15,557,480	9,808,779
6.01	Property	Hampton Inn Traverse City	2,264,209	1,760,235	160,978	0	1,599,257	67.7%	7/31/2017	TTM 7/31/2017	4,024,444	2,280,880	1,743,564	12/31/2016	3,974,890	2,243,098	1,731,792
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	3,168,410	1,883,651	202,082	0	1,681,569	80.1%	7/31/2017	TTM 7/31/2017	5,059,549	3,207,847	1,851,702	12/31/2016	5,167,969	3,264,506	1,903,463
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	1,756,749	1,114,167	114,837	0	999,330	85.5%	7/31/2017	TTM 7/31/2017	3,160,522	1,834,390	1,326,132	12/31/2016	2,873,182	1,741,071	1,132,111
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	1,859,516	892,624	110,086	0	782,538	70.0%	7/31/2017	TTM 7/31/2017	2,752,140	1,853,359	898,781	12/31/2016	3,009,086	1,900,257	1,108,829
6.05	Property	Homewood Suites by Hilton Bloomington	1,760,449	1,139,529	115,999	0	1,023,530	80.0%	7/31/2017	TTM 7/31/2017	2,979,459	1,796,921	1,182,538	12/31/2016	2,906,036	1,759,316	1,146,720
6.06	Property	Hampton Inn & Suites Petoskey	1,566,474	1,053,560	104,801	0	948,759	70.2%	7/31/2017	TTM 7/31/2017	2,747,957	1,576,988	1,170,969	12/31/2016	2,680,331	1,585,915	1,094,416
6.07	Property	Hampton Inn & Suites Valparaiso	1,571,263	922,342	99,744	0	822,598	76.0%	7/31/2017	TTM 7/31/2017	2,574,323	1,609,011	965,312	12/31/2016	2,500,775	1,579,274	921,501
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	1,486,247	759,973	89,849	0	670,124	70.2%	7/31/2017	TTM 7/31/2017	2,361,336	1,509,698	851,638	12/31/2016	2,253,990	1,484,043	769,947
7	Loan	Griffin Portfolio	16,595,713	38,310,729	591,601	2,066,126	35,653,002	98.4%	Various	TTM 6/30/2017	53,078,885	16,389,774	36,689,111	12/31/2016	52,468,474	16,049,042	36,419,432
7.01	Property	Restoration Hardware Distribution	1,806,767	6,116,537	150,139	300,277	5,666,121	100.0%	12/1/2017	TTM 6/30/2017	8,028,759	1,995,571	6,033,188	12/31/2016	7,922,342	1,735,336	6,187,006
7.02	Property	State Farm Regional HQ	4,833,549	7,652,150	116,957	467,828	7,067,365	89.6%	9/1/2017	TTM 6/30/2017	11,675,335	4,275,112	7,400,223	12/31/2016	11,859,572	4,454,970	7,404,602
7.03	Property	North Pointe I	1,798,899	4,810,836	81,960	327,838	4,401,038	100.0%	12/1/2017	TTM 6/30/2017	6,619,695	1,853,901	4,765,794	12/31/2016	6,772,011	1,906,212	4,865,800
7.04	Property	Corporate Campus at Norterra	2,530,233	3,805,812	46,530	186,118	3,573,164	100.0%	12/1/2017	TTM 6/30/2017	6,201,249	2,563,259	3,637,990	12/31/2016	6,158,229	2,434,617	3,723,611
7.05	Property	CHRISTUS Health HQ	2,651,837	3,743,919	50,668	202,672	3,490,579	100.0%	9/1/2017	TTM 6/30/2017	6,149,427	2,691,404	3,458,023	12/31/2016	6,124,702	2,679,469	3,445,233
7.06	Property	Duke Bridges I	1,106,492	3,095,816	31,627	126,508	2,937,681	100.0%	12/1/2017	TTM 6/30/2017	3,230,469	1,114,136	2,116,333	12/31/2016	3,349,104	1,017,641	2,331,463
7.07	Property	Wells Fargo Operations Center	367,890	2,634,139	31,116	124,463	2,478,560	100.0%	12/1/2017	TTM 6/30/2017	3,116,003	332,110	2,783,893	12/31/2016	3,043,730	391,963	2,651,767
7.08	Property	Ace Hardware HQ	328,603	2,669,537	41,206	164,824	2,463,507	100.0%	12/1/2017	TTM 6/30/2017	3,079,587	296,059	2,783,528	12/31/2016	3,013,303	270,234	2,743,069
7.09	Property	Royal Ridge V	915,275	2,119,171	23,922	95,689	1,999,560	100.0%	12/1/2017	TTM 6/30/2017	2,885,615	1,007,695	1,877,920	12/31/2016	2,152,998	874,647	1,278,351
7.10	Property	Comcast Regional HQ	256,168	1,662,812	17,477	69,908	1,575,427	100.0%	12/1/2017	TTM 6/30/2017	2,092,746	260,527	1,832,219	12/31/2016	2,072,482	283,952	1,788,530
8	Loan	General Motors Building	107,458,009	227,306,409	397,997	5,363,618	221,544,794	95.0%	6/1/2017	12/31/2016	256,349,455	104,924,109	151,425,346	12/31/2015	249,768,162	99,256,499	150,511,664
9	Loan	AvidXchange Headquarters	154,481	4,994,884	30,218	201,450	4,763,216	100.0%	12/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	Loan	Lockefield Gardens	2,342,446	3,060,267	123,250	0	2,937,017	95.3%	10/18/2017	TTM 9/30/2017	5,188,627	2,462,441	2,726,186	12/31/2016	5,078,703	2,443,370	2,635,333
11	Loan	Plaza Del Sol	1,200,435	2,518,752	41,382	82,764	2,394,606	100.0%	10/01/2017	TTM 9/30/2017	3,423,040	999,408	2,423,633	12/31/2016	3,091,969	931,991	2,159,978
12	Loan	Greenpoint Multifamily Portfolio	791,853	1,721,632	0	0	1,721,632	98.6%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.01	Property	164-166 Kingsland	120,271	434,375	0	0	434,375	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.02	Property	673 Meeker Ave	124,559	211,139	0	0	211,139	90.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.03	Property	657 Meeker Ave	116,461	208,603	0	0	208,603	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.04	Property	669 Meeker Ave	97,721	201,915	0	0	201,915	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.05	Property	3 Sutton Street	78,978	192,816	0	0	192,816	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.06	Property	5 Sutton Street	82,603	175,200	0	0	175,200	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.07	Property	667 Meeker Ave	83,315	151,042	0	0	151,042	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.08	Property	661 Meeker Ave	87,945	146,543	0	0	146,543	100.0%	10/30/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Marketplace at Four Corners	1,420,559	3,819,509	82,004	168,000	3,569,505	98.9%	9/6/2017	TTM 8/31/2017	5,289,411	1,374,376	3,915,035	12/31/2016	5,229,106	1,338,800	3,890,306
14	Loan	North Creek Parkway Center	1,455,478	2,853,543	51,325	439,892	2,362,327	92.7%	10/19/2017	TTM 8/31/2017	4,275,750	1,436,164	2,839,586	12/31/2016	4,026,326	1,468,032	2,558,294
15	Loan	5th Street Public Market	1,323,250	1,942,636	23,687	60,256	1,858,694	97.2%	10/1/2017	TTM 8/31/2017	3,281,127	1,244,647	2,036,480	12/31/2016	3,232,661	1,204,630	2,028,031
16	Loan	Harmon Corner	2,836,810	12,548,382	13,723	102,920	12,431,740	100.0%	10/2/2017	TTM 9/30/2017	14,631,499	2,602,633	12,028,866	12/31/2016	13,362,707	2,301,291	11,061,416
17	Loan	New Garden Crossing	466,403	1,952,747	25,343	109,818	1,817,587	100.0%	5/1/2017	TTM 8/31/2017	2,446,939	452,968	1,993,971	12/31/2016	2,489,262	464,828	2,024,434
18	Loan	Covington Center II	132,745	1,499,776	21,335	91,058	1,387,383	100.0%	6/29/2017	TTM 5/31/2017	1,576,429	87,131	1,489,298	12/31/2016	1,553,981	86,218	1,467,763
19	Loan	900 on Nine	1,109,728	1,660,151	22,541	184,762	1,452,847	100.0%	10/10/2017	TTM 9/30/2017	2,272,695	1,085,395	1,187,300	12/31/2016	2,182,500	1,023,656	1,158,844
20	Loan	Belden Park Crossing	2,449,394	5,417,104	72,598	238,094	5,106,412	96.7%	9/29/2017	TTM 8/31/2017	7,367,583	2,308,322	5,059,261	12/31/2016	7,910,626	2,409,871	5,500,754
21	Loan	West Carmel Marketplace	648,677	1,429,040	30,564	85,088	1,313,388	100.0%	10/30/2017	TTM 10/31/2017	2,272,861	703,344	1,569,517	12/31/2016	2,073,386	666,911	1,406,475
22	Loan	Elysian Brewery	245,376	1,074,814	0	0	1,074,814	100.0%	11/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(20)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI
23	Loan	Alliance Crossing	535,359	1,256,625	12,253	63,192	1,181,181	93.6%	10/1/2017	TTM 10/31/2017	1,698,700	571,775	1,126,925	12/31/2016	1,659,517	604,074	1,055,443
24	Loan	South Coast Plaza	474,834	1,063,955	15,176	67,083	981,697	89.0%	8/31/2017	TTM 9/30/2017	1,497,937	402,034	1,095,902	12/31/2016	1,609,878	453,663	1,156,214
25	Loan	Springhill Suites Wichita Airport	1,944,069	1,544,481	174,427	0	1,370,053	73.0%	11/30/2017	TTM 10/31/2017	3,488,549	1,870,429	1,618,120	12/31/2016	3,467,686	1,979,399	1,488,287
26	Loan	Town Center Commons	271,715	1,051,060	10,825	51,411	988,823	100.0%	10/31/2017	TTM 10/31/2017	859,148	270,355	588,793	12/31/2016	1,148,059	286,346	861,712
27	Loan	Holiday Inn Express & Suites Charlotte Airport	2,274,953	1,189,782	138,589	0	1,051,192	67.2%	10/31/2017	TTM 10/31/2017	3,461,815	2,257,461	1,204,353	N/A	N/A	N/A	N/A
28	Loan	Hampton Inn & Suites Lake City	2,076,113	1,603,908	147,201	0	1,456,707	85.0%	10/24/2017	TTM 8/31/2017	3,763,883	2,107,033	1,656,850	12/31/2016	3,699,118	2,032,312	1,666,806
29	Loan	Candlewood Suites Fayetteville	1,084,856	1,313,530	117,884	0	1,195,647	88.1%	8/31/2017	TTM 8/31/2017	3,243,161	1,604,299	1,638,862	12/31/2016	3,145,452	1,626,081	1,519,371
30	Loan	Hampton Inn - Gulf Shores	1,529,244	1,124,791	106,161	0	1,018,629	65.1%	9/30/2017	TTM 9/30/2017	2,654,035	1,559,819	1,094,216	N/A	N/A	N/A	N/A
31	Loan	TownePlace Meridian	1,833,431	1,070,356	116,151	0	954,205	74.0%	9/30/2017	TTM 9/30/2017	2,903,787	1,842,469	1,061,319	12/31/2016	2,869,851	1,773,759	1,096,091
32	Loan	RPI Student Housing Portfolio	804,549	918,991	71,225	0	847,766	94.2%	10/23/2017	TTM 8/31/2017	1,612,139	638,154	973,986	T-8 8/31/2017	1,462,557	729,872	732,685
33	Loan	Murrieta Plaza	1,063,309	2,904,909	35,281	105,000	2,764,630	87.2%	9/30/2017	TTM 7/31/2017	4,381,410	929,201	3,452,210	12/31/2016	4,360,255	910,439	3,449,816
34	Loan	Airport Commerce Center	507,929	796,144	38,478	54,968	702,698	96.0%	10/31/2017	TTM 10/31/2017	1,278,295	473,410	804,885	12/31/2016	1,201,805	483,010	718,795
35	Loan	Hampton Inn & Suites Blythe	1,643,770	1,187,967	113,269	0	1,074,697	80.0%	11/18/2017	TTM 9/30/2017	2,855,965	1,656,910	1,199,055	12/31/2016	2,862,379	1,593,572	1,268,807
36	Loan	CVS - Tiverton	100,256	541,775	3,567	5,891	532,316	100.0%	7/27/2017	TTM 9/30/2017	654,283	130,598	523,685	12/31/2016	641,840	103,112	538,728
37	Loan	Nautilus FedEx Portfolio	177,000	881,022	14,199	47,330	819,494	100.0%	12/1/2017	12/31/2016	851,137	59,223	791,914	12/31/2015	771,090	54,080	717,010
37.01	Property	Littleton	101,936	516,846	7,743	25,810	483,293	100.0%	12/1/2017	12/31/2016	605,524	59,223	546,301	12/31/2015	599,656	54,080	545,576
37.02	Property	Mason City	75,064	364,176	6,456	21,520	336,201	100.0%	12/1/2017	12/31/2016	245,613	0	245,613	12/31/2015	171,434	0	171,434
38	Loan	660 NCX	581,269	812,812	13,698	131,949	667,165	82.1%	10/1/2017	TTM 9/30/2017	1,289,640	597,052	692,588	12/31/2016	1,368,296	601,435	766,861
39	Loan	Airport Investment & Airport Overlook	707,045	3,409,514	45,737	306,721	3,057,056	100.0%	Various	TTM 7/31/2017	3,830,299	739,765	3,090,534	12/31/2016	3,777,807	748,200	3,029,607
39.01	Property	Airport Investment	401,374	2,918,641	38,891	257,603	2,622,146	100.0%	12/1/2017	TTM 7/31/2017	3,041,279	432,974	2,608,305	12/31/2016	3,000,637	426,854	2,573,783
39.02	Property	Airport Overlook	305,672	490,873	6,846	49,118	434,909	100.0%	10/1/2017	TTM 7/31/2017	789,019	306,791	482,228	12/31/2016	777,170	321,346	455,824
40	Loan	Lynchburg Apartments	221,292	436,701	9,000	0	427,701	98.3%	9/22/2017	TTM 8/31/2017	673,457	194,689	478,768	12/31/2016	617,430	194,276	423,154
41	Loan	Concord Multifamily Portfolio	267,389	440,920	13,534	10,116	417,270	100.0%	Various	TTM 8/31/2017	695,331	215,959	479,373	12/31/2016	663,856	227,576	436,280
41.01	Property	Bloomfield Rental Townhomes	111,025	166,789	5,310	0	161,479	100.0%	8/23/2017	TTM 8/31/2017	280,435	96,672	183,763	12/31/2016	268,107	112,377	155,730
41.02	Property	1500 Willow Pass Court	55,290	144,776	2,704	10,116	131,956	100.0%	12/1/2017	TTM 8/31/2017	180,000	47,730	132,270	12/31/2016	180,000	19,156	160,844
41.03	Property	California Street Townhomes	54,641	70,607	2,676	0	67,931	100.0%	8/23/2017	TTM 8/31/2017	128,910	38,281	90,629	12/31/2016	115,129	53,600	61,529
41.04	Property	Grant Street Townhomes	46,434	58,748	2,844	0	55,904	100.0%	8/23/2017	TTM 8/31/2017	105,987	33,276	72,710	12/31/2016	100,620	42,443	58,177
42	Loan	Mini U Storage - Livonia	331,059	452,743	12,559	0	440,184	92.8%	9/30/2017	TTM 9/30/2017	811,924	290,220	521,704	12/31/2016	793,892	315,796	478,096
43	Loan	Mini U Storage - Denver	342,579	441,088	6,566	0	434,522	95.1%	9/30/2017	TTM 9/30/2017	798,733	336,924	461,809	12/31/2016	815,856	342,446	473,410
44	Loan	Hampton Inn - South Haven	1,042,540	679,292	68,873	0	610,419	57.1%	TTM 9/30/2017	TTM 9/30/2017	1,721,854	1,039,079	682,774	12/31/2016	1,646,852	1,007,572	639,280
45	Loan	Essex Centre	430,288	459,433	12,656	42,456	404,321	94.8%	10/31/2017	TTM 9/30/2017	900,251	421,756	478,495	12/31/2016	842,098	434,448	407,649
46	Loan	Mini U Storage - Highlands Ranch	419,284	409,347	4,564	0	404,784	91.5%	9/30/2017	TTM 9/30/2017	853,951	417,449	436,502	12/31/2016	840,125	411,741	428,384
47	Loan	Amelia Court Apartments	254,619	323,840	27,900	0	295,940	98.9%	11/8/2017	TTM 10/31/2017	578,669	154,395	424,273	12/31/2016	543,606	138,474	405,132
48	Loan	55 Northwest 25th Street	88,483	224,031	750	7,483	215,797	100.0%	9/1/2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(9)(10)(28)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(9)(10)(11)(12)
1	Loan	One State Street	12/31/2015	38,732,858	22,478,614	16,254,244	New York State Department of Financial Services	265,021	29.7%	10/31/2031	Ambac Assurance Corporation
2	Loan	AFIN Portfolio	N/A	N/A	N/A	N/A	Various	Various	N/A	Various	Various
2.01	Property	Montecito Crossing	N/A	N/A	N/A	N/A	HomeGoods	25,000	13.9%	07/31/2019	Petsmart
2.02	Property	Jefferson Commons	N/A	N/A	N/A	N/A	ACADEMY	71,914	34.9%	02/28/2030	Aldi
2.03	Property	Best on the Boulevard	N/A	N/A	N/A	N/A	Best Buy	57,726	28.2%	01/31/2025	Seafood City
2.04	Property	Northpark Center	N/A	N/A	N/A	N/A	N ELDER BEERMAN	101,840	32.0%	10/31/2019	KOHL’S
2.05	Property	Anderson Station	N/A	N/A	N/A	N/A	Hobby Lobby	55,000	22.5%	08/31/2019	Ross Dress For Less
2.06	Property	Cross Pointe Center	N/A	N/A	N/A	N/A	DEVELOPERS REALTY CORP	104,155	46.1%	01/31/2047	TJ MAXX #354
2.07	Property	San Pedro Crossing	N/A	N/A	N/A	N/A	TOYS R US	60,687	29.3%	1/31/2021	BARNES & NOBLE BOOKSTORE
2.08	Property	Riverbend Marketplace	N/A	N/A	N/A	N/A	Kohl’s	88,408	62.0%	04/30/2025	Petsmart
2.09	Property	Shops at RiverGate South	N/A	N/A	N/A	N/A	HomeGoods	24,000	17.1%	09/30/2024	Michaels Stores
2.10	Property	Centennial Plaza	N/A	N/A	N/A	N/A	HOME DEPOT	102,962	44.0%	01/31/2019	BEST BUY
2.11	Property	Shoppes of West Melbourne	N/A	N/A	N/A	N/A	JO ANN FABRIC AND CRAFT STOR	35,759	24.7%	01/31/2021	BED BATH & BEYOND
2.12	Property	North Lakeland Plaza	N/A	N/A	N/A	N/A	Beall’s Department Store	84,146	49.1%	04/30/2020	Best Buy Stores, L.P.
3	Loan	Eagle Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	Bay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	Brookside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property	Millennium	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	Ridge	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property	Rose	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.06	Property	Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	National Office Portfolio	12/31/2015	33,879,766	17,492,296	16,387,470	Various	Various	N/A	Various	Various
4.01	Property	8330 LBJ Freeway	12/31/2015	7,074,544	2,353,218	4,721,326	Trinity Universal Insurance Co	84,114	22.1%	6/30/2025	AZ College
4.02	Property	101 East Park Boulevard	12/31/2015	4,124,460	1,702,455	2,422,005	M. White & Associates, LLC	24,896	11.0%	9/30/2023	General Services Administration
4.03	Property	13601 Preston Road	12/31/2015	2,832,123	1,654,324	1,177,799	AT&T	13,358	5.1%	8/31/2021	Mbroh Engineering, Inc.
4.04	Property	1750 East Golf Road	12/31/2015	5,288,786	2,931,325	2,357,461	Career Education Corporation	116,387	54.8%	5/31/2020	Assurance Agency, Ltd
4.05	Property	14800 Quorum Drive	12/31/2015	1,650,576	660,180	990,396	Idea Grove LLC	6,845	6.6%	2/28/2019	On-Site Manager, Inc
4.06	Property	1995 North Park Place	12/31/2015	1,562,157	791,587	770,569	GSA - US Army	16,778	16.8%	2/3/2020	G4S Secure Solutions
4.07	Property	Northlake - 2295 Parklake Dr NE	12/31/2015	980,802	785,076	195,726	Leidos, Inc	16,372	13.5%	2/28/2022	Midwest Medical
4.08	Property	4751 Best Road	12/31/2015	1,130,105	626,278	503,827	Southeastrans, Inc	31,129	33.4%	10/31/2018	Greene Consulting Associates, LLC
4.09	Property	The Centre - 4101 McEwen Road	12/31/2015	1,047,017	653,652	393,365	SCIenergy, Inc	10,071	8.1%	1/31/2020	Nemeth & Reese, L.P.
4.10	Property	The Centre - 4099 McEwen Road	12/31/2015	1,295,737	749,163	546,574	American Medical Response Ambulance	15,479	12.5%	5/31/2021	Collecto, Inc
4.11	Property	11225 North 28th Drive	12/31/2015	960,197	889,449	70,748	Southwest Annuities Marketing, LLC	16,332	12.1%	2/28/2021	Sonovision USA, Inc
4.12	Property	10000 North 31st Ave	12/31/2015	1,095,545	749,773	345,772	FCNH, Inc	18,912	14.8%	3/31/2019	Duet Partners in Health & Aging
4.13	Property	The Centre - 4001 McEwen Road	12/31/2015	586,379	479,700	106,678	Nurtur Health, Inc.	47,780	50.2%	12/31/2020	Downing Labs, LLC
4.14	Property	4425 W Airport Fwy	12/31/2015	429,578	346,785	82,793	Air Serv Corporation	5,422	6.4%	1/31/2018	State of Florida Department of Revenue
4.15	Property	Northlake - 2302 Parklake Dr NE	12/31/2015	992,494	628,612	363,882	Babcock & Wilcox Power Generation	8,712	7.8%	1/31/2018	National Mentor Healthcare, LLC
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	12/31/2015	895,590	443,845	451,745	Department of Veterans Affairs	23,596	36.2%	9/30/2027	International Rescue Committee
4.17	Property	12100 Ford Road	12/31/2015	1,143,000	694,875	448,125	State of Texas - Health & Human Services	15,425	9.8%	10/31/2023	Apex TITAN, Inc.
4.18	Property	The Centre - 4000N&S McEwen Road	12/31/2015	790,677	351,999	438,678	Centene Corporation	46,769	100.0%	12/31/2020	N/A
5	Loan	Tryad Industrial & Business Center	12/31/2015	15,207,112	9,286,785	5,920,327	Hammer Packaging Corporation	268,109	8.0%	12/31/2018	Harris Corporation (formerly ITT Space Systems)
6	Loan	HRC Hotels Portfolio	12/31/2015	24,415,140	14,809,789	9,605,351	N/A	N/A	N/A	N/A	N/A
6.01	Property	Hampton Inn Traverse City	12/31/2015	3,660,319	2,114,622	1,545,697	N/A	N/A	N/A	N/A	N/A
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	12/31/2015	4,997,219	3,115,965	1,881,254	N/A	N/A	N/A	N/A	N/A
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	12/31/2015	2,832,910	1,723,853	1,109,057	N/A	N/A	N/A	N/A	N/A
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	12/31/2015	2,817,864	1,655,162	1,162,702	N/A	N/A	N/A	N/A	N/A
6.05	Property	Homewood Suites by Hilton Bloomington	12/31/2015	2,793,565	1,706,693	1,086,872	N/A	N/A	N/A	N/A	N/A
6.06	Property	Hampton Inn & Suites Petoskey	12/31/2015	2,444,484	1,464,716	979,768	N/A	N/A	N/A	N/A	N/A
6.07	Property	Hampton Inn & Suites Valparaiso	12/31/2015	2,451,380	1,535,628	915,752	N/A	N/A	N/A	N/A	N/A
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	12/31/2015	2,417,399	1,493,150	924,249	N/A	N/A	N/A	N/A	N/A
7	Loan	Griffin Portfolio	12/31/2015	37,692,649	10,913,927	26,778,722	Various	Various	N/A	Various	Various
7.01	Property	Restoration Hardware Distribution	12/31/2015	2,730,117	421,425	2,308,692	Restoration Hardware	1,501,387	100.0%	8/31/2030	N/A
7.02	Property	State Farm Regional HQ	12/31/2015	7,175,683	2,325,157	4,850,526	State Farm	503,201	86.0%	12/31/2023	BCD Travel USA
7.03	Property	North Pointe I	12/31/2015	5,779,627	1,659,836	4,119,792	General Electric Co.	409,798	100.0%	3/31/2020	N/A
7.04	Property	Corporate Campus at Norterra	12/31/2015	5,931,856	2,366,863	3,564,993	Cigna Health Care	232,648	100.0%	7/31/2023	N/A
7.05	Property	CHRISTUS Health HQ	12/31/2015	5,816,526	2,521,037	3,295,489	CHRISTUS Health	247,721	97.8%	11/30/2024	NTX Food (Mason’s Cafe)
7.06	Property	Duke Bridges I	12/31/2015	1,945,910	628,705	1,317,205	T-Mobile West	158,135	100.0%	4/30/2027	N/A
7.07	Property	Wells Fargo Operations Center	12/31/2015	3,277,710	478,244	2,799,466	Wells Fargo Bank	155,579	100.0%	1/31/2025	N/A
7.08	Property	Ace Hardware HQ	12/31/2015	3,031,467	264,608	2,766,860	Ace Hardware Corporation	206,030	100.0%	11/30/2024	N/A
7.09	Property	Royal Ridge V	N/A	N/A	N/A	N/A	NEC	119,611	100.0%	3/31/2026	N/A
7.10	Property	Comcast Regional HQ	12/31/2015	2,003,752	248,052	1,755,700	Comcast	87,385	100.0%	7/31/2027	N/A
8	Loan	General Motors Building	12/31/2014	257,318,784	92,003,166	165,315,617	Weil, Gotshal & Manges	489,867	24.6%	8/31/2019 (100,024 Sq. Ft.); 8/31/2034 (389,843 Sq. Ft.)	Aramis
9	Loan	AvidXchange Headquarters	N/A	N/A	N/A	N/A	AvidXchange	201,450	100.0%	4/30/2032	N/A
10	Loan	Lockefield Gardens	12/31/2015	5,166,762	2,320,523	2,846,239	N/A	N/A	N/A	N/A	N/A
11	Loan	Plaza Del Sol	12/31/2015	3,120,877	900,661	2,220,217	Vallarta Supermarket	45,000	27.2%	12/14/2023	Planet Fitness
12	Loan	Greenpoint Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.01	Property	164-166 Kingsland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.02	Property	673 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.03	Property	657 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.04	Property	669 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.05	Property	3 Sutton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.06	Property	5 Sutton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.07	Property	667 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.08	Property	661 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Marketplace at Four Corners	12/31/2015	5,123,480	1,228,162	3,895,318	Walmart	192,390	36.6%	12/31/2022	Kohl’s
14	Loan	North Creek Parkway Center	12/31/2015	3,331,982	1,416,523	1,915,459	Alder Biopharmaceuticals, Inc	68,700	33.5%	7/31/2023	Brooks Applied Labs, LLC
15	Loan	5th Street Public Market	12/31/2015	3,034,754	1,183,799	1,850,955	Provisions Market Hall	9,398	11.9%	04/30/2025	McKenzie Brewing (Steelhead Brewery)
16	Loan	Harmon Corner	12/31/2015	11,146,541	2,417,643	8,728,898	Rainforest Café	14,799	21.6%	9/30/2025	Bubba Gump Shrimp Co.
17	Loan	New Garden Crossing	12/31/2015	2,372,632	443,170	1,929,461	Lowe’s Foods, LLC	49,673	29.4%	5/8/2021	Marshalls of MA, Inc.
18	Loan	Covington Center II	12/31/2015	1,483,298	84,554	1,398,744	Kohl’s Corp.	97,843	91.7%	3/30/2026	Trapper Sushi
19	Loan	900 on Nine	12/31/2015	2,221,674	1,108,236	1,113,438	NIP/Extensis	65,664	58.3%	3/31/2028	Onyx Equities
20	Loan	Belden Park Crossing	12/31/2015	7,536,834	2,309,757	5,227,077	Kohl’s	99,776	20.6%	1/31/2021	Dick’s Sporting Goods
21	Loan	West Carmel Marketplace	12/31/2015	2,026,525	625,287	1,401,238	Marshall’s	33,000	27.3%	10/31/2021	Best Buy
22	Loan	Elysian Brewery	N/A	N/A	N/A	N/A	Elysian Brewery	73,079	94.6%	11/30/2035	New Core

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(9)(10)(28)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(9)(10)(11)(12)
23	Loan	Alliance Crossing	12/31/2015	1,479,916	646,329	833,587	Texas Health Resources	9,874	15.3%	4/30/2021 (6,716); 3/31/2024 (3,158)	Tarrant County Workforce
24	Loan	South Coast Plaza	12/31/2015	1,603,491	450,475	1,153,017	Big Lots	23,000	22.7%	1/31/2021	Brightwood College
25	Loan	Springhill Suites Wichita Airport	12/31/2015	2,659,527	1,556,543	1,102,984	N/A	N/A	N/A	N/A	N/A
26	Loan	Town Center Commons	12/31/2015	1,162,683	265,445	897,238	Field & Stream	42,728	59.2%	1/31/2033	Lifeway Christian Resource
27	Loan	Holiday Inn Express & Suites Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Hampton Inn & Suites Lake City	12/31/2015	3,863,379	2,143,419	1,719,960	N/A	N/A	N/A	N/A	N/A
29	Loan	Candlewood Suites Fayetteville	12/31/2015	2,797,648	1,528,106	1,269,542	N/A	N/A	N/A	N/A	N/A
30	Loan	Hampton Inn - Gulf Shores	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	TownePlace Meridian	12/31/2015	2,475,779	1,704,789	770,990	N/A	N/A	N/A	N/A	N/A
32	Loan	RPI Student Housing Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	Murrieta Plaza	12/31/2015	4,166,534	981,033	3,185,501	Dick’s Sporting Goods	60,000	42.5%	3/31/2022	24 Hour Fitness
34	Loan	Airport Commerce Center	12/31/2015	1,109,173	444,350	664,824	Amagic Holographics, Inc.	12,250	6.7%	5/31/2019	Exactech, Inc.
35	Loan	Hampton Inn & Suites Blythe	12/31/2015	1,822,475	1,093,679	728,796	N/A	N/A	N/A	N/A	N/A
36	Loan	CVS - Tiverton	12/31/2015	623,336	110,822	512,514	CVS	13,225	74.2%	1/31/2035	Sakonnet River Grille
37	Loan	Nautilus FedEx Portfolio	12/31/2014	794,639	76,004	718,635	Various	Various	N/A	Various	N/A
37.01	Property	Littleton	12/31/2014	623,205	76,004	547,201	FedEx Ground Littleton	51,620	100.0%	9/30/2023	N/A
37.02	Property	Mason City	12/31/2014	171,434	0	171,434	FedEx Ground Mason City	43,039	100.0%	8/31/2024	N/A
38	Loan	660 NCX	12/31/2015	1,424,904	598,640	826,265	US Bankruptcy Court	14,998	18.6%	6/30/2020	Outsourcing Solutions Group
39	Loan	Airport Investment & Airport Overlook	12/31/2015	3,673,146	753,943	2,919,203	Various	Various	N/A	Various	Various
39.01	Property	Airport Investment	12/31/2015	2,913,449	432,159	2,481,290	Northrop Grumman	194,457	100.0%	6/30/2024	N/A
39.02	Property	Airport Overlook	12/31/2015	759,697	321,784	437,913	Viasat, Inc.	11,608	33.9%	7/31/2021	Innovairre Studios, Inc.
40	Loan	Lynchburg Apartments	12/31/2015	587,721	191,222	396,499	N/A	N/A	N/A	N/A	N/A
41	Loan	Concord Multifamily Portfolio	12/31/2015	641,401	234,120	407,281	Various	Various	N/A	Various	N/A
41.01	Property	Bloomfield Rental Townhomes	12/31/2015	251,444	101,945	149,500	N/A	N/A	N/A	N/A	N/A
41.02	Property	1500 Willow Pass Court	12/31/2015	180,000	7,662	172,338	DeNova Homes, Inc.	10,400	100.0%	6/30/2037	N/A
41.03	Property	California Street Townhomes	12/31/2015	115,853	67,831	48,022	N/A	N/A	N/A	N/A	N/A
41.04	Property	Grant Street Townhomes	12/31/2015	94,104	56,682	37,422	N/A	N/A	N/A	N/A	N/A
42	Loan	Mini U Storage - Livonia	12/31/2015	757,899	364,912	392,987	N/A	N/A	N/A	N/A	N/A
43	Loan	Mini U Storage - Denver	12/31/2015	802,310	320,025	482,285	N/A	N/A	N/A	N/A	N/A
44	Loan	Hampton Inn - South Haven	12/31/2015	1,636,579	998,689	637,890	N/A	N/A	N/A	N/A	N/A
45	Loan	Essex Centre	12/31/2015	780,969	419,167	361,803	Maddin, Hauser, et. al. (law firm)	30,546	55.5%	11/30/2024	The Farbman Group
46	Loan	Mini U Storage - Highlands Ranch	12/31/2015	814,092	390,774	423,318	N/A	N/A	N/A	N/A	N/A
47	Loan	Amelia Court Apartments	12/31/2015	523,143	215,725	307,419	N/A	N/A	N/A	N/A	N/A
48	Loan	55 Northwest 25th Street	N/A	N/A	N/A	N/A	Miami Beer Ventures (Anheuser-Busch LLC)	5,001	100.0%	7/30/2028	N/A

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(10)(12)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(10)(12)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
1	Loan	One State Street	103,484	11.6%	9/30/2019 (77,613 SF); 12/31/2029 (25,871 SF)	SourceMedia, Inc.	79,296	8.9%	2/28/2025	Integro	54,060	6.1%
2	Loan	AFIN Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
2.01	Property	Montecito Crossing	22,400	12.5%	05/31/2023	Office Depot	17,000	9.5%	01/31/2020	Pier 1 Imports	10,800	6.0%
2.02	Property	Jefferson Commons	24,067	11.7%	05/31/2028	LIQUOR BARN	22,000	10.7%	05/31/2025	MICHAELS STORES INC.	17,005	8.3%
2.03	Property	Best on the Boulevard	42,618	20.8%	02/28/2022	Ross Dress For Less	31,847	15.6%	01/31/2025	Party City	19,331	9.4%
2.04	Property	Northpark Center	80,731	25.4%	01/31/2020	MARSHALLS	29,500	9.3%	05/31/2026	PETSMART	24,844	7.8%
2.05	Property	Anderson Station	30,187	12.4%	01/31/2022	Bed, Bath and Beyond, Inc.	22,285	9.1%	01/31/2022	Old Navy Clothing Co	20,000	8.2%
2.06	Property	Cross Pointe Center	30,000	13.3%	10/31/2026	BED BATH & BEYOND	29,427	13.0%	04/30/2024	SHOE CARNIVAL #207	17,317	7.7%
2.07	Property	San Pedro Crossing	35,475	17.1%	02/28/2021	THE CONTAINER STORE	22,817	11.0%	01/31/2023	OFFICE DEPOT	21,075	10.2%
2.08	Property	Riverbend Marketplace	19,107	13.4%	01/31/2025	Shoe Show	4,288	3.0%	11/30/2019	Rent-A-Center	3,715	2.6%
2.09	Property	Shops at RiverGate South	17,497	12.4%	02/28/2025	Ulta Salon	10,015	7.1%	08/31/2024	Pier 1 Imports	9,500	6.8%
2.10	Property	Centennial Plaza	45,753	19.6%	01/31/2023	GUITAR CENTER	15,200	6.5%	10/31/2025	FURNITURE BUY CONSIGNMENT C	6,812	2.9%
2.11	Property	Shoppes of West Melbourne	26,274	18.2%	01/31/2023	PARTY CITY	21,000	14.5%	08/31/2022	OFFICE DEPOT	19,187	13.3%
2.12	Property	North Lakeland Plaza	51,868	30.3%	01/31/2021	Jo-Ann Stores, LLC	19,100	11.1%	01/31/2021	Fantastic Sams	2,560	1.5%
3	Loan	Eagle Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	Bay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	Brookside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property	Millennium	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	Ridge	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property	Rose	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.06	Property	Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	National Office Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
4.01	Property	8330 LBJ Freeway	24,065	6.3%	8/31/2030	Shapiro Brown Corp	16,341	4.3%	3/31/2020	Total Quality Logistics, LLC	8,100	2.1%
4.02	Property	101 East Park Boulevard	18,753	8.3%	8/17/2030	Regus Group - North Dallas, LLC	17,353	7.7%	6/30/2023	GuideIT, LLC	16,025	7.1%
4.03	Property	13601 Preston Road	5,635	2.2%	6/30/2022	Amtech Solutions	5,505	2.1%	11/30/2021	Saenz-Rodriguez & Associates, P.C.	5,293	2.0%
4.04	Property	1750 East Golf Road	63,113	29.7%	9/30/2023	Kae Engineering Consultants, Inc	5,493	2.6%	1/31/2025	Stearns Lending, Inc	2,740	1.3%
4.05	Property	14800 Quorum Drive	6,838	6.6%	2/28/2018	Morrow Hill (formerly Finley Morrow)	5,979	5.8%	9/30/2027	National Tax Resource Group	5,302	5.1%
4.06	Property	1995 North Park Place	7,486	7.5%	10/31/2017	GSA OSHA	6,838	6.8%	1/6/2023	Merck & Hill Consultants, Inc	4,178	4.2%
4.07	Property	Northlake - 2295 Parklake Dr NE	8,654	7.1%	11/30/2018	Oakhurst Medical Centers, Inc	7,736	6.4%	6/30/2028	Village Podiatry Group, LLC	4,947	4.1%
4.08	Property	4751 Best Road	5,145	5.5%	3/31/2019	ICP Systems LLC	3,845	4.1%	9/30/2021	C.H. Powell Company	2,777	3.0%
4.09	Property	The Centre - 4101 McEwen Road	5,878	4.7%	10/31/2021	Zenith American Solutions, Inc	4,096	3.3%	5/31/2021	Century Hospice, LLC	4,060	3.3%
4.10	Property	The Centre - 4099 McEwen Road	10,170	8.2%	4/30/2021	STX Healthcare Management Services, Inc	9,247	7.5%	12/31/2018	Round-The-World Logistics (USA) Corp	7,261	5.9%
4.11	Property	11225 North 28th Drive	8,532	6.3%	11/30/2020	Beyond Today Co., an Arizona Corporation	4,130	3.0%	4/30/2020	Monica J. Stern. CPA, PLLC	3,616	2.7%
4.12	Property	10000 North 31st Ave	8,784	6.9%	5/31/2025	AFLAC Regional Office	3,964	3.1%	7/31/2020	Foothills Sports Medicine Physical Therapy	3,750	2.9%
4.13	Property	The Centre - 4001 McEwen Road	12,752	13.4%	12/31/2018	EVVDC, PC	3,533	3.7%	3/31/2020	Carlos Molina, MD, PA	2,533	2.7%
4.14	Property	4425 W Airport Fwy	5,417	6.4%	3/31/2021	The Persimmon Group	3,007	3.5%	5/31/2019	Carter Healthcare of North Texas, LLC	2,890	3.4%
4.15	Property	Northlake - 2302 Parklake Dr NE	7,739	7.0%	10/31/2022	Transitional Family Services, Inc	7,407	6.7%	5/31/2021	Odyssey Healthcare Operating B, L	6,426	5.8%
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	15,651	24.0%	3/31/2022	Catholic Charities of Atlanta	5,976	9.2%	10/31/2022	N/A	N/A	N/A
4.17	Property	12100 Ford Road	11,360	7.2%	11/30/2021	Safeguard Acquistions, Inc	8,367	5.3%	9/30/2021	Novaco Products	4,627	2.9%
4.18	Property	The Centre - 4000N&S McEwen Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	Tryad Industrial & Business Center	260,108	7.8%	12/31/2022;8/31/2020;4/30/2027	Kodak Alaris	248,184	7.4%	12/31/2028	Maximus	195,450	5.8%
6	Loan	HRC Hotels Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.01	Property	Hampton Inn Traverse City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.05	Property	Homewood Suites by Hilton Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.06	Property	Hampton Inn & Suites Petoskey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.07	Property	Hampton Inn & Suites Valparaiso	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	Griffin Portfolio	Various	N/A	Various	Various	Various	N/A	Various	N/A	N/A	N/A
7.01	Property	Restoration Hardware Distribution	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property	State Farm Regional HQ	7,081	1.2%	11/30/2023	Ventyx, Inc.	5,575	1.0%	4/30/2023	N/A	N/A	N/A
7.03	Property	North Pointe I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.04	Property	Corporate Campus at Norterra	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.05	Property	CHRISTUS Health HQ	2,117	0.8%	1/31/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.06	Property	Duke Bridges I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.07	Property	Wells Fargo Operations Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.08	Property	Ace Hardware HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.09	Property	Royal Ridge V	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.10	Property	Comcast Regional HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	General Motors Building	299,895	15.1%	3/31/2020	Perella Weinberg	130,155	6.5%	1/31/2022	Apple	105,748	5.3%
9	Loan	AvidXchange Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	Loan	Lockefield Gardens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	Plaza Del Sol	28,424	17.2%	12/31/2026	Oakwood Worldwide	28,347	17.1%	02/28/2022	WET Design	19,790	12.0%
12	Loan	Greenpoint Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.01	Property	164-166 Kingsland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.02	Property	673 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.03	Property	657 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.04	Property	669 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.05	Property	3 Sutton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.06	Property	5 Sutton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.07	Property	667 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12.08	Property	661 Meeker Ave	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Marketplace at Four Corners	86,584	16.5%	1/31/2027	Dick’s Sporting Goods	50,000	9.5%	1/31/2028	Marshalls	30,000	5.7%
14	Loan	North Creek Parkway Center	23,254	11.3%	1/31/2023	Comfort Systems USA, Inc	16,015	7.8%	9/30/2021	Mirabilis Medica, Inc	11,163	5.4%
15	Loan	5th Street Public Market	5,380	6.8%	03/31/2023	Gervais	4,300	5.4%	02/28/2021	Marche Restaurant & Bar	4,260	5.4%
16	Loan	Harmon Corner	12,794	18.6%	12/31/2022	Twin Peaks	11,834	17.2%	3/31/2023	McDonalds	6,217	9.1%
17	Loan	New Garden Crossing	28,000	16.6%	9/30/2022	Homegoods, Inc.	20,877	12.4%	3/31/2024	Office Depot, Inc.	20,000	11.8%
18	Loan	Covington Center II	2,850	2.7%	9/30/2021	Kid to Kid	2,546	2.4%	11/30/2018	Ronin Training	1,994	1.9%
19	Loan	900 on Nine	14,370	12.8%	6/30/2025	Green Group	10,847	9.6%	10/31/2024	Broadview Networks	6,620	5.9%
20	Loan	Belden Park Crossing	65,120	13.5%	10/31/2020	Value City Furniture	50,000	10.3%	1/31/2021	Jo-Ann Fabrics	46,042	9.5%
21	Loan	West Carmel Marketplace	30,000	24.8%	1/31/2022	Home Goods	25,000	20.7%	8/31/2022	OfficeMax	18,000	14.9%
22	Loan	Elysian Brewery	4,190	5.4%	12/31/2035	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(10)(12)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(10)(12)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
23	Loan	Alliance Crossing	6,648	10.3%	2/28/2025	US Postal Service	5,809	9.0%	10/30/2019	Sonny Bryan’s Smokehouse	4,334	6.7%
24	Loan	South Coast Plaza	20,669	20.4%	12/31/2022	Dollar Tree	8,200	8.1%	1/31/2021	United States of America Armed Forces	7,990	7.9%
25	Loan	Springhill Suites Wichita Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	Town Center Commons	7,800	10.8%	9/30/2018	Five Below, Inc	7,800	10.8%	5/31/2022	Original Mattress Factory	4,600	6.4%
27	Loan	Holiday Inn Express & Suites Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Hampton Inn & Suites Lake City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	Candlewood Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	Hampton Inn - Gulf Shores	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	TownePlace Meridian	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	RPI Student Housing Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	Murrieta Plaza	18,060	12.8%	4/30/2022	Walgreens	14,419	10.2%	4/30/2080	Buffalo Wild Wings	5,160	3.7%
34	Loan	Airport Commerce Center	10,500	5.7%	5/31/2019	Tops Vacuum & Sewing, Inc.	10,500	5.7%	4/30/2018	Metal Creations of Sarasota, LLC	8,000	4.4%
35	Loan	Hampton Inn & Suites Blythe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	CVS - Tiverton	2,815	15.8%	3/31/2020	The Andrus Agency - Allstate	1,795	10.1%	7/31/2022	N/A	N/A	N/A
37	Loan	Nautilus FedEx Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37.01	Property	Littleton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37.02	Property	Mason City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	660 NCX	4,482	5.6%	9/30/2020	BancLeasing, LLC	4,087	5.1%	7/31/2019	Omnikey	3,901	4.8%
39	Loan	Airport Investment & Airport Overlook	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
39.01	Property	Airport Investment	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39.02	Property	Airport Overlook	11,537	33.7%	5/31/2019	Foundation Financial Advisors	3,397	9.9%	4/30/2021	Domino’s Pizza LLC	2,574	7.5%
40	Loan	Lynchburg Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	Concord Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.01	Property	Bloomfield Rental Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.02	Property	1500 Willow Pass Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.03	Property	California Street Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.04	Property	Grant Street Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Mini U Storage - Livonia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	Mini U Storage - Denver	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan	Hampton Inn - South Haven	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan	Essex Centre	13,294	24.2%	11/30/2024	MCM Solutions, Inc.	3,570	6.5%	01/31/2018	United Advertising Publication	1,953	3.5%
46	Loan	Mini U Storage - Highlands Ranch	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	Amelia Court Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan	55 Northwest 25th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(10)(12)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(17)(18)	Environmental Report Date (Phase II)(17)(18)	Seismic Report Date	Seismic PML %	Loan Purpose(31)	Engineering Reserve / Deferred Maintenance
1	Loan	One State Street	9/30/2032	Continental Stock Transfer & Trust Company	37,773	4.2%	8/31/2027	10/13/2017	10/12/2017	N/A	N/A	N/A	Refinance
2	Loan	AFIN Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	N/A	N/A	Recapitalization	101,926
2.01	Property	Montecito Crossing	02/29/2020	Ulta	10,400	5.8%	02/28/2026	11/02/2017	11/02/2017	N/A	N/A	N/A
2.02	Property	Jefferson Commons	03/31/2025	SHOE CARNIVAL	17,000	8.3%	05/31/2025	10/31/2017	11/01/2017	N/A	N/A	N/A
2.03	Property	Best on the Boulevard	01/31/2024	WSS	9,985	4.9%	08/31/2020	11/04/2017	11/02/2017	N/A	N/A	N/A
2.04	Property	Northpark Center	01/31/2025	DOLLAR TREE	11,550	3.6%	03/31/2020	11/02/2017	11/02/2017	N/A	N/A	N/A
2.05	Property	Anderson Station	01/31/2022	Party City #294	12,096	5.0%	03/31/2022	11/01/2017	11/03/2017	N/A	N/A	N/A
2.06	Property	Cross Pointe Center	01/31/2021	ULTA BEAUTY #219	10,000	4.4%	07/31/2028	11/03/2017	11/03/2017	N/A	N/A	N/A
2.07	Property	San Pedro Crossing	12/31/2019	CAVENDER’S BOOT CITY	13,548	6.5%	06/30/2022	11/02/2017	11/02/2017	N/A	N/A	N/A
2.08	Property	Riverbend Marketplace	09/30/2022	Catherine’s #5557, LLC	3,600	2.5%	06/30/2020	10/30/2017	11/01/2017	N/A	N/A	N/A
2.09	Property	Shops at RiverGate South	08/31/2024	Kirkland’s	7,623	5.4%	01/31/2026	11/06/2017	11/03/2017	N/A	N/A	N/A
2.10	Property	Centennial Plaza	11/30/2020	EYEMART EXPRESS	5,400	2.3%	01/31/2019	11/06/2017	11/06/2017	N/A	N/A	N/A
2.11	Property	Shoppes of West Melbourne	03/31/2021	Five Below	7,815	5.4%	07/31/2025	11/03/2017	11/03/2017	N/A	N/A	N/A
2.12	Property	North Lakeland Plaza	06/30/2020	The Teaching Store	1,800	1.1%	03/31/2020	11/01/2017	11/02/2017	N/A	N/A	N/A
3	Loan	Eagle Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	271,799
3.01	Property	Bay	N/A	N/A	N/A	N/A	N/A	11/08/2017	11/07/2017	N/A	N/A	N/A
3.02	Property	Brookside	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	N/A	N/A
3.03	Property	Millennium	N/A	N/A	N/A	N/A	N/A	10/26/2017	10/27/2017	N/A	N/A	N/A
3.04	Property	Ridge	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	N/A	N/A
3.05	Property	Rose	N/A	N/A	N/A	N/A	N/A	10/25/2017	10/27/2017	N/A	N/A	N/A
3.06	Property	Park	N/A	N/A	N/A	N/A	N/A	10/25/2017	10/27/2017	N/A	N/A	N/A
4	Loan	National Office Portfolio	Various	Various	Various	N/A	Various	Various	Various	N/A	N/A	N/A	Refinance	196,044
4.01	Property	8330 LBJ Freeway	3/31/2019	Law Firm of Aaron A. Herbert, P.C.	6,256	1.6%	10/31/2023	8/1/2017	7/31/2017	N/A	N/A	N/A
4.02	Property	101 East Park Boulevard	9/30/2023	TriDigital Marketing	12,070	5.4%	6/30/2024	7/26/2017	7/26/2017	N/A	N/A	N/A
4.03	Property	13601 Preston Road	7/31/2022	Game Changing Benefits, LLC	5,275	2.0%	2/29/2024	8/1/2017	7/26/2017	N/A	N/A	N/A
4.04	Property	1750 East Golf Road	9/30/2018	Hartford Financial Services Inc.	2,693	1.3%	7/31/2021	8/2/2017	7/26/2017	N/A	N/A	N/A
4.05	Property	14800 Quorum Drive	12/31/2019	EPE Innovations LLC	4,673	4.5%	9/30/2018	8/2/2017	7/26/2017	N/A	N/A	N/A
4.06	Property	1995 North Park Place	3/31/2022	The Arrendale Group	3,742	3.7%	4/30/2020	7/26/2017	7/26/2017	N/A	N/A	N/A
4.07	Property	Northlake - 2295 Parklake Dr NE	7/31/2023	The Law Office of Tanya Mitchell	3,288	2.7%	9/30/2021	7/18/2017	7/28/2017	N/A	N/A	N/A
4.08	Property	4751 Best Road	8/31/2018	Hodges, Harbin, Newberry & Tribble, Inc.	2,733	2.9%	12/31/2019	7/26/2017	7/26/2017	N/A	N/A	N/A
4.09	Property	The Centre - 4101 McEwen Road	4/30/2018	Quillin Law Firm, PC	3,344	2.7%	4/30/2020	7/17/2017	7/20/2017	N/A	N/A	N/A
4.10	Property	The Centre - 4099 McEwen Road	8/4/2018	End Stage Renal Disease Network of Texas	5,252	4.2%	6/30/2024	7/17/2017	7/26/2017	N/A	N/A	N/A
4.11	Property	11225 North 28th Drive	10/31/2019	SGP Management Co, LLC dba	3,513	2.6%	2/29/2020	7/20/2017	7/20/2017	N/A	N/A	N/A
4.12	Property	10000 North 31st Ave	11/30/2019	American Focus Care, Inc	2,332	1.8%	11/30/2018	7/19/2017	7/20/2017	N/A	N/A	N/A
4.13	Property	The Centre - 4001 McEwen Road	10/31/2025	Thriving Solutions LLC	366	0.4%	11/30/2018	7/18/2017	7/26/2017	N/A	N/A	N/A
4.14	Property	4425 W Airport Fwy	8/31/2018	7 Point Group	2,706	3.2%	1/31/2023	7/25/2017	7/26/2017	N/A	N/A	N/A
4.15	Property	Northlake - 2302 Parklake Dr NE	5/31/2023	Robins, Eskew, Smith & Jordan	4,504	4.0%	11/30/2018	7/26/2017	7/28/2017	N/A	N/A	N/A
4.16	Property	Northlake - 2305&2309 Parklake Dr NE	N/A	N/A	N/A	N/A	N/A	7/28/2017	7/28/2017	N/A	N/A	N/A
4.17	Property	12100 Ford Road	6/30/2018	Bestcare Laboratory Services, LLC	4,314	2.7%	1/31/2018	7/28/2017	7/28/2017	N/A	N/A	N/A
4.18	Property	The Centre - 4000N&S McEwen Road	N/A	N/A	N/A	N/A	N/A	7/26/2017	7/26/2017	N/A	N/A	N/A
5	Loan	Tryad Industrial & Business Center	8/31/2019	Eastman Kodak Company	177,123	5.3%	11/30/2018	10/11/2017	10/12/2017	N/A	N/A	N/A	Refinance	45,250
6	Loan	HRC Hotels Portfolio	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A	Refinance	67,188
6.01	Property	Hampton Inn Traverse City	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.05	Property	Homewood Suites by Hilton Bloomington	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.06	Property	Hampton Inn & Suites Petoskey	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.07	Property	Hampton Inn & Suites Valparaiso	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo	N/A	N/A	N/A	N/A	N/A	8/23/2017	8/23/2017	N/A	N/A	N/A
7	Loan	Griffin Portfolio	N/A	N/A	N/A	N/A	N/A	9/13/2017	Various	N/A	Various	Various	Recapitalization
7.01	Property	Restoration Hardware Distribution	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/8/2017	N/A	9/11/2017	6.0%
7.02	Property	State Farm Regional HQ	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017; 9/14/2017	N/A	N/A	N/A
7.03	Property	North Pointe I	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	N/A	N/A
7.04	Property	Corporate Campus at Norterra	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
7.05	Property	CHRISTUS Health HQ	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
7.06	Property	Duke Bridges I	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
7.07	Property	Wells Fargo Operations Center	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
7.08	Property	Ace Hardware HQ	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	N/A	N/A
7.09	Property	Royal Ridge V	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/12/2017	N/A	N/A	N/A
7.10	Property	Comcast Regional HQ	N/A	N/A	N/A	N/A	N/A	9/13/2017	9/13/2017	N/A	9/11/2017	7.0%
8	Loan	General Motors Building	12/31/2018 (2,754 Sq. Ft.); 1/31/2034 (102,994 Sq. Ft.)	BAMCO	105,579	5.3%	5/31/2035	5/9/2017	5/9/2017	N/A	N/A	N/A	Refinance
9	Loan	AvidXchange Headquarters	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	N/A	N/A	Recapitalization
10	Loan	Lockefield Gardens	N/A	N/A	N/A	N/A	N/A	8/15/2017	8/16/2017	N/A	N/A	N/A	Refinance	154,625
11	Loan	Plaza Del Sol	03/31/2022	Diet to Go	17,382	10.5%	09/30/2024	11/10/2017	09/07/2017	N/A	09/12/2017	17.0%	Recapitalization
12	Loan	Greenpoint Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	10/16/2017	Various	N/A	N/A	N/A	Refinance	8,010
12.01	Property	164-166 Kingsland	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
12.02	Property	673 Meeker Ave	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
12.03	Property	657 Meeker Ave	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/24/2017	N/A	N/A	N/A
12.04	Property	669 Meeker Ave	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
12.05	Property	3 Sutton Street	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
12.06	Property	5 Sutton Street	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/24/2017	N/A	N/A	N/A
12.07	Property	667 Meeker Ave	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
12.08	Property	661 Meeker Ave	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
13	Loan	Marketplace at Four Corners	1/23/2023	Big Lots	27,117	5.2%	1/31/2022	11/8/2017	11/8/2017	N/A	N/A	N/A	Refinance	18,750
14	Loan	North Creek Parkway Center	5/4/2018	Eden Rock Communications	9,847	4.8%	6/30/2020	10/11/2017	10/11/2017	N/A	10/11/2017	17.0%	Acquisition
15	Loan	5th Street Public Market	10/31/2021	Elephant’s Trunk	3,454	4.4%	12/31/2020	09/25/2017	09/25/2017	N/A	09/28/2017	14.0%	Refinance
16	Loan	Harmon Corner	4/30/2022	Taco Bell Cantina	4,046	5.9%	11/30/2026	7/13/2017	7/13/2017	N/A	N/A	N/A	Refinance
17	Loan	New Garden Crossing	6/30/2027	Dollar Tree Stores, Inc.	10,000	5.9%	9/30/2022	4/24/2017	4/24/2017	N/A	N/A	N/A	Refinance	15,600
18	Loan	Covington Center II	12/31/2021	Hair Salon	1,441	1.4%	4/1/2027	7/6/2017	7/6/2017	N/A	7/5/2017	7.0%	Refinance	6,875
19	Loan	900 on Nine	1/31/2020	TRC Companies	3,861	3.4%	2/28/2019	10/26/2017	10/26/2017	N/A	N/A	N/A	Refinance	24,375
20	Loan	Belden Park Crossing	1/31/2023	DSW	31,859	6.6%	1/31/2022	9/12/2017	9/15/2017	N/A	N/A	N/A	Acquisition	2,500,000
21	Loan	West Carmel Marketplace	3/31/2022	Petco	15,000	12.4%	1/31/2026	11/14/2017	11/14/2017	N/A	N/A	N/A	Refinance	47,056
22	Loan	Elysian Brewery	N/A	N/A	N/A	N/A	N/A	11/1/2017	11/17/2017	N/A	11/3/2017	12.0%	Acquisition

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(10)(12)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(17)(18)	Environmental Report Date (Phase II)(17)(18)	Seismic Report Date	Seismic PML %	Loan Purpose(31)	Engineering Reserve / Deferred Maintenance
23	Loan	Alliance Crossing	10/31/2019	Snooty Pig Restaurant	3,828	5.9%	1/31/2019	11/7/2017	11/7/2017	N/A	N/A	N/A	Refinance
24	Loan	South Coast Plaza	10/31/2019	Ocean Dental of Texas, PC	7,467	7.4%	1/31/2023	10/17/2017	10/17/2017	N/A	N/A	N/A	Refinance	21,875
25	Loan	Springhill Suites Wichita Airport	N/A	N/A	N/A	N/A	N/A	11/10/2017	11/10/2017	N/A	N/A	N/A	Refinance
26	Loan	Town Center Commons	12/31/2019	Pinch of Spice Restaurant	3,000	4.2%	2/29/2020	11/14/2017	11/14/2017	N/A	N/A	N/A	Refinance	12,994
27	Loan	Holiday Inn Express & Suites Charlotte Airport	N/A	N/A	N/A	N/A	N/A	10/23/2017	10/20/2017	N/A	N/A	N/A	Refinance
28	Loan	Hampton Inn & Suites Lake City	N/A	N/A	N/A	N/A	N/A	09/22/2017	09/21/2017	N/A	N/A	N/A	Refinance
29	Loan	Candlewood Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	9/20/2017	9/20/2017	N/A	N/A	N/A	Refinance
30	Loan	Hampton Inn - Gulf Shores	N/A	N/A	N/A	N/A	N/A	10/23/2017	10/23/2017	N/A	N/A	N/A	Refinance
31	Loan	TownePlace Meridian	N/A	N/A	N/A	N/A	N/A	10/31/2017	11/1/2017	N/A	N/A	N/A	Refinance
32	Loan	RPI Student Housing Portfolio	N/A	N/A	N/A	N/A	N/A	9/29/2017	9/29/2017	N/A	N/A	N/A	Acquisition	62,056
33	Loan	Murrieta Plaza	12/31/2026	Bank of America	4,000	2.8%	11/30/2019	8/25/2017	8/25/2017	N/A	8/25/2017	11.0%	Refinance
34	Loan	Airport Commerce Center	10/31/2018	Massimo Coffee & Tea Machine Services, LLC	5,250	2.9%	8/31/2019	10/13/2017	10/16/2017	N/A	N/A	N/A	Acquisition	24,888
35	Loan	Hampton Inn & Suites Blythe	N/A	N/A	N/A	N/A	N/A	11/14/2017	11/14/2017	N/A	11/14/2017	3.0%	Refinance
36	Loan	CVS - Tiverton	N/A	N/A	N/A	N/A	N/A	8/2/2017	8/31/2017	N/A	N/A	N/A	Refinance
37	Loan	Nautilus FedEx Portfolio	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A	Acquisition
37.01	Property	Littleton	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
37.02	Property	Mason City	N/A	N/A	N/A	N/A	N/A	10/16/2017	10/16/2017	N/A	N/A	N/A
38	Loan	660 NCX	4/30/2024	G-C Partners	3,680	4.6%	5/31/2022	10/26/2017	10/24/2017	N/A	N/A	N/A	Refinance	2,500
39	Loan	Airport Investment & Airport Overlook	Various	Various	Various	N/A	Various	9/28/2017	9/27/2017	N/A	N/A	N/A	Refinance
39.01	Property	Airport Investment	N/A	N/A	N/A	N/A	N/A	9/28/2017	9/27/2017	N/A	N/A	N/A
39.02	Property	Airport Overlook	3/31/2022	Bank of Hampton Roads	1,661	4.9%	1/31/2019	9/28/2017	9/27/2017	N/A	N/A	N/A
40	Loan	Lynchburg Apartments	N/A	N/A	N/A	N/A	N/A	9/20/2017	9/20/2017	N/A	N/A	N/A	Refinance
41	Loan	Concord Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	8/30/2017	Various	N/A	8/30/2017	Various	Refinance
41.01	Property	Bloomfield Rental Townhomes	N/A	N/A	N/A	N/A	N/A	8/30/2017	8/30/2017	N/A	8/30/2017	5.0%
41.02	Property	1500 Willow Pass Court	N/A	N/A	N/A	N/A	N/A	8/30/2017	9/15/2017	N/A	8/30/2017	8.0%
41.03	Property	California Street Townhomes	N/A	N/A	N/A	N/A	N/A	8/30/2017	8/30/2017	N/A	8/30/2017	5.0%
41.04	Property	Grant Street Townhomes	N/A	N/A	N/A	N/A	N/A	8/30/2017	8/30/2017	N/A	8/30/2017	5.0%
42	Loan	Mini U Storage - Livonia	N/A	N/A	N/A	N/A	N/A	11/20/2017	11/20/2017	N/A	N/A	N/A	Refinance
43	Loan	Mini U Storage - Denver	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	N/A	N/A	Refinance
44	Loan	Hampton Inn - South Haven	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	No	N/A	Refinance
45	Loan	Essex Centre	07/31/2019	Swedler PC	1,062	1.9%	07/31/2019	11/08/2017	11/06/2017	N/A	N/A	N/A	Refinance	30,281
46	Loan	Mini U Storage - Highlands Ranch	N/A	N/A	N/A	N/A	N/A	10/27/2017	10/27/2017	N/A	N/A	N/A	Refinance
47	Loan	Amelia Court Apartments	N/A	N/A	N/A	N/A	N/A	11/7/2017	11/8/2017	N/A	N/A	N/A	Acquisition
48	Loan	55 Northwest 25th Street	N/A	N/A	N/A	N/A	N/A	5/26/2017	5/25/2017	N/A	N/A	N/A	Acquisition

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Tax Reserve	Monthly Tax Reserve(21)	Initial Insurance Reserve	Monthly Insurance Reserve(21)	Initial Replacement Reserve	Monthly Replacement Reserve(14)(16)(21)	Replacement Reserve Cap(22)	Initial TI/LC Reserve
1	Loan	One State Street		979,581	123,489	61,744			397,099
2	Loan	AFIN Portfolio	832,502	355,956	203,509	43,761			N/A	798,196
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	141,935	70,967	30,224	18,336	900,000	28,105	N/A
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	2,076,255	337,483	271,808	20,908	150,000	53,598	1,157,715	7,176,724
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	700,000	100,000	144,000	24,000		51,576		3,000,000
6	Loan	HRC Hotels Portfolio	137,629	63,673			84,554	84,554	N/A
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	930,000	466,667					Amounts on deposit shall not exceed the Replacement Reserve Midterm Sweep Cap or, if applicable, the Replacement Reserve DY Sweep Cap
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building							N/A
9	Loan	AvidXchange Headquarters							N/A
10	Loan	Lockefield Gardens	99,923	49,962	55,505	6,938	150,000		N/A
11	Loan	Plaza Del Sol							N/A
12	Loan	Greenpoint Multifamily Portfolio	198,500	39,700	46,814	4,973	60,750		60,750	17,439
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	321,300	45,900	75,771	5,829		6,834	N/A
14	Loan	North Creek Parkway Center	103,229	34,410			120,000	4,277	153,974	22,241
15	Loan	5th Street Public Market	135,780	33,945	7,596			1,974	71,060	187,000
16	Loan	Harmon Corner	56,250	18,750	133,000	11,083		1,144	N/A
17	Loan	New Garden Crossing	189,169	15,764	4,925	1,642		2,112	N/A	277,750
18	Loan	Covington Center II		2,859			1,778	1,778	N/A	7,556
19	Loan	900 on Nine	67,193	25,843				1,876	N/A
20	Loan	Belden Park Crossing	553,362	110,672	55,700	6,963	479,837	6,010	N/A	250,000
21	Loan	West Carmel Marketplace	75,091	25,030			2,547	2,547	91,692	550,000
22	Loan	Elysian Brewery							N/A

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Tax Reserve	Monthly Tax Reserve(21)	Initial Insurance Reserve	Monthly Insurance Reserve(21)	Initial Replacement Reserve	Monthly Replacement Reserve(14)(16)(21)	Replacement Reserve Cap(22)	Initial TI/LC Reserve
23	Loan	Alliance Crossing		20,012	16,945	2,230	25,000	1,075	100,000	275,000
24	Loan	South Coast Plaza		18,974	59,069	4,343		1,265	N/A
25	Loan	Springhill Suites Wichita Airport	43,105	14,368	27,635	4,911		11,477	N/A
26	Loan	Town Center Commons	32,400	10,800	9,315	1,226		1,203	N/A
27	Loan	Holiday Inn Express & Suites Charlotte Airport	32,716	8,179	11,636	1,939		11,549	N/A
28	Loan	Hampton Inn & Suites Lake City	15,318	7,659	39,085	4,343		12,546	N/A
29	Loan	Candlewood Suites Fayetteville		8,404	9,693	1,385	9,824	9,824	N/A
30	Loan	Hampton Inn - Gulf Shores	8,696	5,435	31,766	2,997			N/A
31	Loan	TownePlace Meridian	7,848	7,848	6,612	1,102			N/A
32	Loan	RPI Student Housing Portfolio	88,275	17,655	11,774	5,887		5,935	390,000
33	Loan	Murrieta Plaza							N/A
34	Loan	Airport Commerce Center	13,334	13,334	5,045	5,045		3,207	N/A
35	Loan	Hampton Inn & Suites Blythe	11,713	5,857	17,417	1,583	9,439	9,439	N/A
36	Loan	CVS - Tiverton		4,121	1,598	999		77	N/A
37	Loan	Nautilus FedEx Portfolio	17,333	6,833	4,237	2,119		1,190	N/A
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	5,285	8,808	6,188	1,105		1,679	60,433	100,000
39	Loan	Airport Investment & Airport Overlook	42,757	26,723				3,811	200,000
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	3,851	770				1,308	73,750
41	Loan	Concord Multifamily Portfolio	66,996	8,375			1,128	1,128	N/A
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia	23,008	4,648	6,408	801	1,047	1,047	N/A
43	Loan	Mini U Storage - Denver	75,633	8,404	6,408	801	547	547	N/A
44	Loan	Hampton Inn - South Haven	6,985		13,274				N/A
45	Loan	Essex Centre	42,755	8,551	1,983	496		1,055	63,300
46	Loan	Mini U Storage - Highlands Ranch	67,648	7,516	5,564	696	380	380	N/A
47	Loan	Amelia Court Apartments	26,103	4,351	5,112	1,704		2,325	N/A
48	Loan	55 Northwest 25th Street	18,858	6,286	3,271	1,090		63	N/A

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly TI/LC Reserve(14)(16)(21)
1	Loan	One State Street	(i) During any period when the New York State Lease remains in full force and effect with no EOD continuing thereunder, $51,451.83, or (ii) during any period when the New York State Lease is no longer in full force and effect or an EOD is continuing thereunder, $73,536.92.
2	Loan	AFIN Portfolio
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center
6	Loan	HRC Hotels Portfolio
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building
9	Loan	AvidXchange Headquarters
10	Loan	Lockefield Gardens
11	Loan	Plaza Del Sol
12	Loan	Greenpoint Multifamily Portfolio
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	14,000
14	Loan	North Creek Parkway Center	22,241
15	Loan	5th Street Public Market
16	Loan	Harmon Corner	8,333
17	Loan	New Garden Crossing	9,151
18	Loan	Covington Center II	7,556
19	Loan	900 on Nine	9,378
20	Loan	Belden Park Crossing	20,114
21	Loan	West Carmel Marketplace	11,674
22	Loan	Elysian Brewery

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly TI/LC Reserve(14)(16)(21)
23	Loan	Alliance Crossing	6,449
24	Loan	South Coast Plaza	(i) $6,323.06 through 12/6/2018; (ii) $15,596.89 on 1/6/2019 and thereafter
25	Loan	Springhill Suites Wichita Airport
26	Loan	Town Center Commons	4,511
27	Loan	Holiday Inn Express & Suites Charlotte Airport
28	Loan	Hampton Inn & Suites Lake City
29	Loan	Candlewood Suites Fayetteville
30	Loan	Hampton Inn - Gulf Shores
31	Loan	TownePlace Meridian
32	Loan	RPI Student Housing Portfolio
33	Loan	Murrieta Plaza
34	Loan	Airport Commerce Center	4,581
35	Loan	Hampton Inn & Suites Blythe
36	Loan	CVS - Tiverton	192
37	Loan	Nautilus FedEx Portfolio	3,950
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	6,715
39	Loan	Airport Investment & Airport Overlook	19,057
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments
41	Loan	Concord Multifamily Portfolio
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia
43	Loan	Mini U Storage - Denver
44	Loan	Hampton Inn - South Haven
45	Loan	Essex Centre	4,586
46	Loan	Mini U Storage - Highlands Ranch
47	Loan	Amelia Court Apartments
48	Loan	55 Northwest 25th Street	624

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	TI/LC Reserve Cap(16)(22)	Other Reserve Reserve Description(13)(15)(28)
1	Loan	One State Street	(i) During any period when the New York State Lease remains in full force and effect with no EOD continuing thereunder, $1,234,844, or (ii) during any period when the New York State Lease is no longer in full force and effect or an EOD is continuing thereunder, $1,764,886.	Accretive Leasing Reserve ($11,000,000); Rent Abatement Reserve Funds ($2,211,252.05); Unfunded Obligations ($7,108,951.62)
2	Loan	AFIN Portfolio	N/A	Free Rent/Advance Rent Reserve (154,430); Environmental Escrow (9,827)
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	N/A	Eagle Bay Reserve
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	3,859,050	Outstanding TI/LC Reserve ($2,575,793); Free Rent Reserve ($1,656,704)
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	3,000,000	TI/LC Reserve ($9,203,324); Free Rent Holdback ($1,917,974)
6	Loan	HRC Hotels Portfolio	N/A	Current PIP Traverse Renovations Fund ($3,486,000)
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	Amounts on deposit shall not exceed the Leasing Reserve Midterm Sweep Cap or, if applicable, the Leasing Reserve DY Sweep Cap	T-Mobile Work Reserve ($3,653,980); Unfunded Obligations Reserve ($2,003,531)
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building	N/A	N/A
9	Loan	AvidXchange Headquarters	N/A	N/A
10	Loan	Lockefield Gardens	N/A	Environmental Holdback ($119,125); Ground Lease Reserve ($10,083.23)
11	Loan	Plaza Del Sol	258,224	Condo Assessment Reserve
12	Loan	Greenpoint Multifamily Portfolio	17,439	N/A
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	1,000,000	Dick’s Reserve Fund
14	Loan	North Creek Parkway Center	1,334,437	Existing Lease TILC Reserve Fund ($227,007); Rent Concession Reserve Fund ($92,696)
15	Loan	5th Street Public Market	187,000	N/A
16	Loan	Harmon Corner	N/A	Free Rent Holdback Reserve ($333,333); Payment Reserve ($562,650)
17	Loan	New Garden Crossing	N/A
18	Loan	Covington Center II	N/A	N/A
19	Loan	900 on Nine	N/A	Unfunded Tenant Obligations Reserve
20	Loan	Belden Park Crossing	1,500,000
21	Loan	West Carmel Marketplace	1,100,000	N/A
22	Loan	Elysian Brewery	N/A

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	TI/LC Reserve Cap(16)(22)	Other Reserve Reserve Description(13)(15)(28)
23	Loan	Alliance Crossing	The amount of the Rollover Funds on deposit in the Rollover Account, net of any outstanding disbursements terfrom, shall not exceed $275,000; provided, however, that upon the occurrence and during the continuance of a Rollover Funds Cap Termination Event, the Rollover Reserve Cap shall not be applicable and Borrower shall resume depositing the Monthly Rollover Deposit with Lender	N/A
24	Loan	South Coast Plaza	357,250	Unfunded Tenant Obligations Reserve
25	Loan	Springhill Suites Wichita Airport	N/A	PIP Reserve
26	Loan	Town Center Commons	N/A	N/A
27	Loan	Holiday Inn Express & Suites Charlotte Airport	N/A	Upfront Seasonality Reserve ($65,000.00); Debt Yield Reserve ($443,705.00)
28	Loan	Hampton Inn & Suites Lake City	N/A	PIP Reserve
29	Loan	Candlewood Suites Fayetteville	N/A	N/A
30	Loan	Hampton Inn - Gulf Shores	N/A	Seasonality Funds
31	Loan	TownePlace Meridian	N/A	Debt Yield Reserve ($200,000); Upfront Seasonality Reserve ($80,000)
32	Loan	RPI Student Housing Portfolio	N/A
33	Loan	Murrieta Plaza	N/A	N/A
34	Loan	Airport Commerce Center	N/A	General Property Improvement Reserve
35	Loan	Hampton Inn & Suites Blythe	N/A	N/A
36	Loan	CVS - Tiverton	N/A	N/A
37	Loan	Nautilus FedEx Portfolio	N/A	N/A
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	341,731	Unfunded Tenant Obligations Reserve ($427,545); Free Rent Funds ($45,033.18); Southwest Tow Holdback Funds ($410,000); Verizon Holdback Reserve Funds ($260,000)
39	Loan	Airport Investment & Airport Overlook	N/A	Tenant Allowance Funds
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	N/A	Debt Service Reserve Funds
41	Loan	Concord Multifamily Portfolio	N/A	N/A
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia	N/A	N/A
43	Loan	Mini U Storage - Denver	N/A	N/A
44	Loan	Hampton Inn - South Haven	N/A	PIP Reserve ($399,244.38); Debt Service Reserve ($91,357.30)
45	Loan	Essex Centre	N/A	Farbman Lease Reserve ($132,940); Maddin Lease Reserve ($200,000)
46	Loan	Mini U Storage - Highlands Ranch	N/A	N/A
47	Loan	Amelia Court Apartments	N/A
48	Loan	55 Northwest 25th Street	N/A	Free Rent Reserve

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Other Reserve(13)(15)(28)	Monthly Other Reserve(15)
1	Loan	One State Street	20,320,204	On each Monthly Payment Date, Borrower shall deposit with Lender an amount equal to one-twelfth of the anticipated annual additional rent that Lender reasonably estimates will be payable during the next ensuing twelve months under the Air Rights Lease in order to accumulate sufficient funds to pay all such additional rent at least ten days prior to its respective due dates.
2	Loan	AFIN Portfolio	164,257
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	2,100,000
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	4,232,497
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	11,121,298
6	Loan	HRC Hotels Portfolio	3,486,000
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	5,657,511
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building
9	Loan	AvidXchange Headquarters
10	Loan	Lockefield Gardens	129,208
11	Loan	Plaza Del Sol
12	Loan	Greenpoint Multifamily Portfolio
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	750,000
14	Loan	North Creek Parkway Center	319,703	31,583
15	Loan	5th Street Public Market
16	Loan	Harmon Corner	895,984
17	Loan	New Garden Crossing
18	Loan	Covington Center II
19	Loan	900 on Nine	540,734
20	Loan	Belden Park Crossing
21	Loan	West Carmel Marketplace
22	Loan	Elysian Brewery

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Other Reserve(13)(15)(28)	Monthly Other Reserve(15)
23	Loan	Alliance Crossing
24	Loan	South Coast Plaza	165,352
25	Loan	Springhill Suites Wichita Airport
26	Loan	Town Center Commons
27	Loan	Holiday Inn Express & Suites Charlotte Airport	508,705
28	Loan	Hampton Inn & Suites Lake City
29	Loan	Candlewood Suites Fayetteville
30	Loan	Hampton Inn - Gulf Shores	250,000
31	Loan	TownePlace Meridian	280,000
32	Loan	RPI Student Housing Portfolio
33	Loan	Murrieta Plaza
34	Loan	Airport Commerce Center	300,000
35	Loan	Hampton Inn & Suites Blythe
36	Loan	CVS - Tiverton
37	Loan	Nautilus FedEx Portfolio
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	1,142,578
39	Loan	Airport Investment & Airport Overlook	2,000,000
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	246,526
41	Loan	Concord Multifamily Portfolio
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia
43	Loan	Mini U Storage - Denver
44	Loan	Hampton Inn - South Haven	490,602
45	Loan	Essex Centre	332,940
46	Loan	Mini U Storage - Highlands Ranch
47	Loan	Amelia Court Apartments
48	Loan	55 Northwest 25th Street	346,224

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap	Ownership Interest(7)(8)	Ground Lease Initial Expiration Date(7)(8)	Ground Lease Extension Options(7)(8)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance(29)	Total Mortgage Debt Cut-off Date LTV Ratio
1	Loan	One State Street	N/A	Fee Simple	N/A	N/A	Hard	Springing	59,780,000	238,000,000	64%
2	Loan	AFIN Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	150,000,000	N/A	N/A
2.01	Property	Montecito Crossing		Fee Simple	N/A	N/A
2.02	Property	Jefferson Commons		Fee Simple	N/A	N/A
2.03	Property	Best on the Boulevard		Fee Simple	N/A	N/A
2.04	Property	Northpark Center		Fee Simple	N/A	N/A
2.05	Property	Anderson Station		Fee Simple	N/A	N/A
2.06	Property	Cross Pointe Center		Fee Simple	N/A	N/A
2.07	Property	San Pedro Crossing		Fee Simple	N/A	N/A
2.08	Property	Riverbend Marketplace		Fee Simple	N/A	N/A
2.09	Property	Shops at RiverGate South		Fee Simple	N/A	N/A
2.10	Property	Centennial Plaza		Fee Simple	N/A	N/A
2.11	Property	Shoppes of West Melbourne		Fee Simple	N/A	N/A
2.12	Property	North Lakeland Plaza		Fee Simple	N/A	N/A
3	Loan	Eagle Multifamily Portfolio	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A
3.01	Property	Bay		Fee Simple	N/A	N/A
3.02	Property	Brookside		Fee Simple	N/A	N/A
3.03	Property	Millennium		Fee Simple	N/A	N/A
3.04	Property	Ridge		Fee Simple	N/A	N/A
3.05	Property	Rose		Fee Simple	N/A	N/A
3.06	Property	Park		Fee Simple	N/A	N/A
4	Loan	National Office Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	129,680,470	N/A	N/A
4.01	Property	8330 LBJ Freeway		Fee Simple	N/A	N/A
4.02	Property	101 East Park Boulevard		Fee Simple	N/A	N/A
4.03	Property	13601 Preston Road		Fee Simple	N/A	N/A
4.04	Property	1750 East Golf Road		Fee Simple	N/A	N/A
4.05	Property	14800 Quorum Drive		Fee Simple	N/A	N/A
4.06	Property	1995 North Park Place		Fee Simple	N/A	N/A
4.07	Property	Northlake - 2295 Parklake Dr NE		Fee Simple	N/A	N/A
4.08	Property	4751 Best Road		Fee Simple	N/A	N/A
4.09	Property	The Centre - 4101 McEwen Road		Fee Simple	N/A	N/A
4.10	Property	The Centre - 4099 McEwen Road		Fee Simple	N/A	N/A
4.11	Property	11225 North 28th Drive		Fee Simple	N/A	N/A
4.12	Property	10000 North 31st Ave		Fee Simple	N/A	N/A
4.13	Property	The Centre - 4001 McEwen Road		Fee Simple	N/A	N/A
4.14	Property	4425 W Airport Fwy		Fee Simple	N/A	N/A
4.15	Property	Northlake - 2302 Parklake Dr NE		Fee Simple	N/A	N/A
4.16	Property	Northlake - 2305&2309 Parklake Dr NE		Fee Simple	N/A	N/A
4.17	Property	12100 Ford Road		Fee Simple	N/A	N/A
4.18	Property	The Centre - 4000N&S McEwen Road		Fee Simple	N/A	N/A
5	Loan	Tryad Industrial & Business Center	N/A	Fee Simple	N/A	N/A	Hard	In Place	56,500,000	N/A	N/A
6	Loan	HRC Hotels Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	27,926,837	N/A	N/A
6.01	Property	Hampton Inn Traverse City		Fee Simple	N/A	N/A
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown		Fee Simple	N/A	N/A
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield		Fee Simple	N/A	N/A
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest		Fee Simple	N/A	N/A
6.05	Property	Homewood Suites by Hilton Bloomington		Fee Simple	N/A	N/A
6.06	Property	Hampton Inn & Suites Petoskey		Fee Simple	N/A	N/A
6.07	Property	Hampton Inn & Suites Valparaiso		Fee Simple	N/A	N/A
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo		Fee Simple	N/A	N/A
7	Loan	Griffin Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	337,500,000	N/A	N/A
7.01	Property	Restoration Hardware Distribution		Fee Simple	N/A	N/A
7.02	Property	State Farm Regional HQ		Fee Simple	N/A	N/A
7.03	Property	North Pointe I		Fee Simple	N/A	N/A
7.04	Property	Corporate Campus at Norterra		Fee Simple	N/A	N/A
7.05	Property	CHRISTUS Health HQ		Fee Simple	N/A	N/A
7.06	Property	Duke Bridges I		Fee Simple	N/A	N/A
7.07	Property	Wells Fargo Operations Center		Fee Simple	N/A	N/A
7.08	Property	Ace Hardware HQ		Fee Simple	N/A	N/A
7.09	Property	Royal Ridge V		Fee Simple	N/A	N/A
7.10	Property	Comcast Regional HQ		Fee Simple	N/A	N/A
8	Loan	General Motors Building	N/A	Fee Simple	N/A	N/A	Hard	Springing	1,432,600,000	830,000,000	48%
9	Loan	AvidXchange Headquarters	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
10	Loan	Lockefield Gardens	N/A	Leasehold	12/31/2064	N/A	Springing	Springing	N/A	N/A	N/A
11	Loan	Plaza Del Sol	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
12	Loan	Greenpoint Multifamily Portfolio	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A
12.01	Property	164-166 Kingsland		Fee Simple	N/A	N/A
12.02	Property	673 Meeker Ave		Fee Simple	N/A	N/A
12.03	Property	657 Meeker Ave		Fee Simple	N/A	N/A
12.04	Property	669 Meeker Ave		Fee Simple	N/A	N/A
12.05	Property	3 Sutton Street		Fee Simple	N/A	N/A
12.06	Property	5 Sutton Street		Fee Simple	N/A	N/A
12.07	Property	667 Meeker Ave		Fee Simple	N/A	N/A
12.08	Property	661 Meeker Ave		Fee Simple	N/A	N/A
13	Loan	Marketplace at Four Corners	N/A	Fee Simple	N/A	N/A	Hard	Springing	17,000,000	N/A	N/A
14	Loan	North Creek Parkway Center	Alder Rollover Reserve Fund ($1,895,000); Existing Lease TILC Reserve Fund ($0); Rent Concession Reserve Fund ($0)	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
15	Loan	5th Street Public Market	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
16	Loan	Harmon Corner	Bubba Gump Reserve ($1,000,000); Twin Peaks Reserve ($1,000,000); Rainforest Café Reserve ($1,000,000)	Fee Simple	N/A	N/A	Hard	In Place	122,200,000	N/A	N/A
17	Loan	New Garden Crossing	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A
18	Loan	Covington Center II	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
19	Loan	900 on Nine	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
20	Loan	Belden Park Crossing	N/A	Fee Simple	N/A	N/A	Hard	Springing	38,000,000	N/A	N/A
21	Loan	West Carmel Marketplace	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
22	Loan	Elysian Brewery	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap	Ownership Interest(7)(8)	Ground Lease Initial Expiration Date(7)(8)	Ground Lease Extension Options(7)(8)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance(29)	Total Mortgage Debt Cut-off Date LTV Ratio
23	Loan	Alliance Crossing	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
24	Loan	South Coast Plaza	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
25	Loan	Springhill Suites Wichita Airport	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
26	Loan	Town Center Commons	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
27	Loan	Holiday Inn Express & Suites Charlotte Airport	90,000	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
28	Loan	Hampton Inn & Suites Lake City	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
29	Loan	Candlewood Suites Fayetteville	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
30	Loan	Hampton Inn - Gulf Shores	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
31	Loan	TownePlace Meridian	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A
32	Loan	RPI Student Housing Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
33	Loan	Murrieta Plaza	N/A	Fee Simple	N/A	N/A	Springing	Springing	25,000,000	N/A	N/A
34	Loan	Airport Commerce Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
35	Loan	Hampton Inn & Suites Blythe	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
36	Loan	CVS - Tiverton	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
37	Loan	Nautilus FedEx Portfolio	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A
37.01	Property	Littleton		Fee Simple	N/A	N/A
37.02	Property	Mason City		Fee Simple	N/A	N/A
38	Loan	660 NCX	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
39	Loan	Airport Investment & Airport Overlook	N/A	Fee Simple	N/A	N/A	Hard	Springing	21,970,924	N/A	N/A
39.01	Property	Airport Investment		Fee Simple	N/A	N/A
39.02	Property	Airport Overlook		Fee Simple	N/A	N/A
40	Loan	Lynchburg Apartments	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
41	Loan	Concord Multifamily Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
41.01	Property	Bloomfield Rental Townhomes		Fee Simple	N/A	N/A
41.02	Property	1500 Willow Pass Court		Fee Simple	N/A	N/A
41.03	Property	California Street Townhomes		Fee Simple	N/A	N/A
41.04	Property	Grant Street Townhomes		Fee Simple	N/A	N/A
42	Loan	Mini U Storage - Livonia	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
43	Loan	Mini U Storage - Denver	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
44	Loan	Hampton Inn - South Haven	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
45	Loan	Essex Centre	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A
46	Loan	Mini U Storage - Highlands Ranch	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
47	Loan	Amelia Court Apartments	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A
48	Loan	55 Northwest 25th Street	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(19)(32)	Total Debt Cut-off Date LTV Ratio(32)	Total Debt UW NCF DSCR(32)	Total Debt UW NOI Debt Yield(32)	Future Subordinate Debt Permitted(19)(32)	Future Subordinate Debt Type(19)(32)	Future Subordinate Debt Amount Permitted(19)(32)
1	Loan	One State Street	1.51	7.1%	N/A	N/A	N/A	N/A	No	N/A	N/A
2	Loan	AFIN Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	N/A	N/A	5,000,000	78.3%	1.27	9.1%	No	N/A	N/A
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	(i) DY >=11.12%; (ii) LTV <= 70.0%
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	N/A	N/A	19,500,000	61.9%	1.10	9.0%	No	N/A	N/A
6	Loan	HRC Hotels Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building	2.77	9.9%	N/A	N/A	N/A	N/A	No	N/A	N/A
9	Loan	AvidXchange Headquarters	N/A	N/A	8,000,000	52.8%	1.91	11.0%	Yes	Mezzanine	4000000
10	Loan	Lockefield Gardens	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
11	Loan	Plaza Del Sol	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
12	Loan	Greenpoint Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
14	Loan	North Creek Parkway Center	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
15	Loan	5th Street Public Market	N/A	N/A	N/A	N/A	N/A	N/A	Yes	Mezzanine	An amount equal to or less than a combined loan-to-value ratio of 80% or amount equal to or greater than a debt-service-coverare ratio of 1.20x
16	Loan	Harmon Corner	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
17	Loan	New Garden Crossing	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
18	Loan	Covington Center II	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
19	Loan	900 on Nine	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
20	Loan	Belden Park Crossing	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
21	Loan	West Carmel Marketplace	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
22	Loan	Elysian Brewery	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(19)(32)	Total Debt Cut-off Date LTV Ratio(32)	Total Debt UW NCF DSCR(32)	Total Debt UW NOI Debt Yield(32)	Future Subordinate Debt Permitted(19)(32)	Future Subordinate Debt Type(19)(32)	Future Subordinate Debt Amount Permitted(19)(32)
23	Loan	Alliance Crossing	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
24	Loan	South Coast Plaza	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
25	Loan	Springhill Suites Wichita Airport	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
26	Loan	Town Center Commons	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
27	Loan	Holiday Inn Express & Suites Charlotte Airport	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
28	Loan	Hampton Inn & Suites Lake City	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
29	Loan	Candlewood Suites Fayetteville	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
30	Loan	Hampton Inn - Gulf Shores	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
31	Loan	TownePlace Meridian	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
32	Loan	RPI Student Housing Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
33	Loan	Murrieta Plaza	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
34	Loan	Airport Commerce Center	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
35	Loan	Hampton Inn & Suites Blythe	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
36	Loan	CVS - Tiverton	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
37	Loan	Nautilus FedEx Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
39	Loan	Airport Investment & Airport Overlook	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
41	Loan	Concord Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
43	Loan	Mini U Storage - Denver	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
44	Loan	Hampton Inn - South Haven	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
45	Loan	Essex Centre	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
46	Loan	Mini U Storage - Highlands Ranch	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
47	Loan	Amelia Court Apartments	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A
48	Loan	55 Northwest 25th Street	N/A	N/A	N/A	N/A	N/A	N/A	No	N/A	N/A

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor	Affiliated Sponsors
1	Loan	One State Street	BF&W Realty Company, LLC	BF&W Realty Company, LLC	No
2	Loan	AFIN Portfolio	American Finance Operating Partnership, L.P.	American Finance Operating Partnership, L.P.	No
2.01	Property	Montecito Crossing
2.02	Property	Jefferson Commons
2.03	Property	Best on the Boulevard
2.04	Property	Northpark Center
2.05	Property	Anderson Station
2.06	Property	Cross Pointe Center
2.07	Property	San Pedro Crossing
2.08	Property	Riverbend Marketplace
2.09	Property	Shops at RiverGate South
2.10	Property	Centennial Plaza
2.11	Property	Shoppes of West Melbourne
2.12	Property	North Lakeland Plaza
3	Loan	Eagle Multifamily Portfolio	TriSpan LP; Adam M. Hendry; Elan Shcultz	Adam M. Hendry	No
3.01	Property	Bay
3.02	Property	Brookside
3.03	Property	Millennium
3.04	Property	Ridge
3.05	Property	Rose
3.06	Property	Park
4	Loan	National Office Portfolio	Andrew J. Segal	Andrew J. Segal	No
4.01	Property	8330 LBJ Freeway
4.02	Property	101 East Park Boulevard
4.03	Property	13601 Preston Road
4.04	Property	1750 East Golf Road
4.05	Property	14800 Quorum Drive
4.06	Property	1995 North Park Place
4.07	Property	Northlake - 2295 Parklake Dr NE
4.08	Property	4751 Best Road
4.09	Property	The Centre - 4101 McEwen Road
4.10	Property	The Centre - 4099 McEwen Road
4.11	Property	11225 North 28th Drive
4.12	Property	10000 North 31st Ave
4.13	Property	The Centre - 4001 McEwen Road
4.14	Property	4425 W Airport Fwy
4.15	Property	Northlake - 2302 Parklake Dr NE
4.16	Property	Northlake - 2305&2309 Parklake Dr NE
4.17	Property	12100 Ford Road
4.18	Property	The Centre - 4000N&S McEwen Road
5	Loan	Tryad Industrial & Business Center	Leslie Westreich; Morty Yashar	Leslie Westreich; Morty Yashar	No
6	Loan	HRC Hotels Portfolio	HRC Hotels, LLC	HRC Hotels, LLC	No
6.01	Property	Hampton Inn Traverse City
6.02	Property	Homewood Suites by Hilton Indianapolis-Downtown
6.03	Property	Homewood Suites by Hilton Indianapolis-Airport/Plainfield
6.04	Property	Homewood Suites by Hilton Indianapolis Northwest
6.05	Property	Homewood Suites by Hilton Bloomington
6.06	Property	Hampton Inn & Suites Petoskey
6.07	Property	Hampton Inn & Suites Valparaiso
6.08	Property	Hampton Inn & Suites Kalamazoo-Oshtemo
7	Loan	Griffin Portfolio	Griffin Capital Essential Asset REIT Inc.	Griffin Capital Essential Asset REIT Inc.	No
7.01	Property	Restoration Hardware Distribution
7.02	Property	State Farm Regional HQ
7.03	Property	North Pointe I
7.04	Property	Corporate Campus at Norterra
7.05	Property	CHRISTUS Health HQ
7.06	Property	Duke Bridges I
7.07	Property	Wells Fargo Operations Center
7.08	Property	Ace Hardware HQ
7.09	Property	Royal Ridge V
7.10	Property	Comcast Regional HQ
8	Loan	General Motors Building	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	N/A	No
9	Loan	AvidXchange Headquarters	Lexington Realty Trust	Lexington Realty Trust	No
10	Loan	Lockefield Gardens	G. Marlyne Sexton	G. Marlyne Sexton	No
11	Loan	Plaza Del Sol	BREIT Operating Partnership L.P.	BREIT Operating Partnership L.P.	No
12	Loan	Greenpoint Multifamily Portfolio	Joshua Gotlib	Joshua Gotlib	No
12.01	Property	164-166 Kingsland
12.02	Property	673 Meeker Ave
12.03	Property	657 Meeker Ave
12.04	Property	669 Meeker Ave
12.05	Property	3 Sutton Street
12.06	Property	5 Sutton Street
12.07	Property	667 Meeker Ave
12.08	Property	661 Meeker Ave
13	Loan	Marketplace at Four Corners	John R. McGill; John R. McGill Family Trust	John R. McGill; John R. McGill Family Trust	No
14	Loan	North Creek Parkway Center	Peregrine Realty Partners	Stephen M. Zotovich; Bradley E. Lofgren; Stephen M. Zotovich, Trustee of the Zotovich Family Revocable Trust U/D/T Dated May 23. 1996 - Survivor’s Trust	No
15	Loan	5th Street Public Market	Brian B. Obie; Brian B. Obie, trustee of the Brian B. Obie Revocable Trust dated August 6, 2014	Brian B. Obie; Brian B. Obie, trustee of the Brian B. Obie Revocable Trust dated August 6, 2014	No
16	Loan	Harmon Corner	Paul C. Kanavos, Brett Torino, Steven J. Johnson	Paul C. Kanavos, Brett Torino, Steven J. Johnson	No
17	Loan	New Garden Crossing	Leonard H. Kern, Jr., Richard L. Kern	Leonard H. Kern, Jr., Richard L. Kern	No
18	Loan	Covington Center II	Wakefield Properties, LLC	James L. Evans; Steven; Marsha A. Malsam; Steven J. Malsam	No
19	Loan	900 on Nine	Carey Tajfel; Doran Tajfel	Carey Tajfel; Doran Tajfel	No
20	Loan	Belden Park Crossing	Robert L. Stark	Robert L. Stark	No
21	Loan	West Carmel Marketplace	Casto Ventures, Ltd.	United Properties, Inc.	No
22	Loan	Elysian Brewery	Daniel T. Adams	Daniel T. Adams	No

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor	Affiliated Sponsors
23	Loan	Alliance Crossing	Todd M. Gordon	Todd M. Gordon	No
24	Loan	South Coast Plaza	John Pom Jun Kim; Robert Pom Seok Kim	John Pom Jun Kim; Robert Pom Seok Kim	No
25	Loan	Springhill Suites Wichita Airport	Chandra Sekhar Tokala, Minhas Ladiwalla	Chandra Sekhar Tokala, Minhas Ladiwalla	No
26	Loan	Town Center Commons	Matthew Jason Shulman; Todd M. Terwilliger; Dror Bezalel	Matthew Jason Shulman; Todd M. Terwilliger; Dror Bezalel	No
27	Loan	Holiday Inn Express & Suites Charlotte Airport	Baldev T. Thakor; Jitendra D. Deva	Baldev T. Thakor; Jitendra D. Deva	No
28	Loan	Hampton Inn & Suites Lake City	Nilesh R. Patel; Pravin J. Patel	Nilesh R. Patel; Pravin J. Patel	No
29	Loan	Candlewood Suites Fayetteville	Newport Hospitality Group	Andrew T. Carey; Michael L. Pleninger	No
30	Loan	Hampton Inn - Gulf Shores	Virendra Patel	Virendra Patel	No
31	Loan	TownePlace Meridian	Dewey F. Weaver, JR.	Dewey F. Weaver, JR.	No
32	Loan	RPI Student Housing Portfolio	Bon Investments USA LLC	Bon Investments USA LLC	No
33	Loan	Murrieta Plaza	E. Stanley Kroenke	E. Stanley Kroenke	No
34	Loan	Airport Commerce Center	Demetrius A. Tsunis; Lee A. Rosner	Demetrius A. Tsunis; Lee A. Rosner	No
35	Loan	Hampton Inn & Suites Blythe	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	No
36	Loan	CVS - Tiverton	Gregory T. Adams	Gregory T. Adams	No
37	Loan	Nautilus FedEx Portfolio	Qingguo Liu; Xiaobing Chen	Qingguo Liu; Xiaobing Chen	No
37.01	Property	Littleton
37.02	Property	Mason City
38	Loan	660 NCX	Irrevocable Declaration of Trust and Trust Agreement of Richard G. Curtin; Robert Hayman Living Trust; Robert Hayman	Irrevocable Declaration of Trust and Trust Agreement of Richard G. Curtin; Robert Hayman Living Trust; Robert Hayman	No
39	Loan	Airport Investment & Airport Overlook	BRIT Limited Partnership	BRIT Limited Partnership	No
39.01	Property	Airport Investment
39.02	Property	Airport Overlook
40	Loan	Lynchburg Apartments	Kevin T. McFadden; Robert W. Hargett; Daniel L. Hargett	Kevin T. McFadden; Robert W. Hargett; Daniel L. Hargett	No
41	Loan	Concord Multifamily Portfolio	David B. Sanson; Lori J. Sanson	David B. Sanson; Lori J. Sanson	No
41.01	Property	Bloomfield Rental Townhomes
41.02	Property	1500 Willow Pass Court
41.03	Property	California Street Townhomes
41.04	Property	Grant Street Townhomes
42	Loan	Mini U Storage - Livonia	Dahn Corporation	Dahn Corporation	Yes
43	Loan	Mini U Storage - Denver	Dahn Corporation	Dahn Corporation	Yes
44	Loan	Hampton Inn - South Haven	Pankaj T. Mehta; Sulochana Pandya	Pankaj T. Mehta; Sulochana Pandya	No
45	Loan	Essex Centre	Henry Wineman II; Farbman Group II, LLC	Henry Wineman II; Farbman Group II, LLC	No
46	Loan	Mini U Storage - Highlands Ranch	Dahn Corporation	Dahn Corporation	Yes
47	Loan	Amelia Court Apartments	Phillip J. Stover; Annette A. Stover	Phillip J. Stover; Annette A. Stover	No
48	Loan	55 Northwest 25th Street	Robert Knoll, Philip Knoll	Robert Knoll, Philip Knoll	No

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UBS 2017-C7
Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Ladder Capital Finance LLC (“LCF”), KeyBank National Association (“KeyBank”), Société Générale (“SG”), Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and Natixis Real Estate Capital LLC (“Natixis”).

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(3)	The Original Balance and Cut-off Date Balance represent only the Mortgage Loan included in the issuing entity. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate. For more information regarding the Mortgage Loans secured by the Mortgaged Properties identified under the column heading in this Annex A-1 as One State Street, AFIN Portfolio, National Office Portfolio, Tryad Industrial & Business Center, HRC Hotels Portfolio, Griffin Portfolio, General Motors Building, Marketplace at Four Corners, Harmon Corner, Belden Park Crossing, Murrieta Plaza, and Airport Investment & Airport Overlook see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—Additional Indebtedness—The Whole Loans”.

(4)	Loan No. 3 – Eagle Multifamily Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan include the “As-Renovated” Appraised Value of $22,200,000 for the Bay Mortgaged Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Mortgaged Property is $19,500,000. The Appraised Value for the Mortgaged Properties assuming the “As-Is” Appraised Value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Properties are 74.7% and 65.8%, respectively.

Loan No. 6 – HRC Hotels Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan represent the “As Portfolio” Appraised Value of $129,000,000 which reflects a 7.1% premium attributed to $120,500,000, the aggregate sum of the “As-Is” and “As-Complete” values, as applicable, for each of the Mortgaged Properties on an individual basis. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Appraised Value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” Appraised Value of $23,000,000 is being utilized for the Hampton Inn Traverse City Mortgaged Property, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” Appraised Value for the Hampton Inn Traverse City Mortgaged Property is $18,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate sum of the “As-Is” Appraised Values for each Mortgaged Property of $115,800,000 are 60.3% and 49.7%, respectively.

Loan No. 7 – Griffin Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan represent the “As-Is Portfolio Value” conclusion which includes a portfolio premium to the Mortgaged Properties if sold together on a bulk basis. The sum of the “As-Is” Appraised Values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate stand-alone appraised “As-Is” values are 63.3% and 63.3%, respectively.

Loan No. 13 – Marketplace at Four Corners – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Mortgage Loan are based on the “As-Is” Appraised Value of $58,000,000 as of October 3, 2017; however, such Mortgaged Property was under a contract for sale dated October 19, 2017, for an agreed purchase price of $56,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD calculated based upon such agreed price are 75.0% and 61.5%, respectively.

(5)	Loan No. 1 – One State Street – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the fourth anniversary of the first payment date (the “Defeasance Lockout Expiration Date”). The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of January 6, 2018. For the purposes of this preliminary prospectus, the assumed lockout period of 24 months is based on the expected UBS 2017-C7 securitization closing date in December 2017. The actual lockout period may be longer.

Loan No. 5 – Tryad Industrial & Business Center – The Original Balance and Cut-off Date Balance of $54,000,000 represents the non-controlling Note A-1-1 and Note A-2-1 of a $110,500,000 Whole Loan evidenced by eight pari passu notes that was originated by CCRE. Controlling Note A-1-2 with an original balance of $13,000,000 and the remaining five notes are held by CCRE or an affiliate and UBS AG or an affiliate and are expected to be contributed to one or more future securitizations. The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of January 6, 2018. Following the lockout period, the borrower has the right to defease the Tryad Industrial & Business Center Whole Loan in whole, but not in part, on any date before September 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 6, 2021. For the purposes of

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this preliminary prospectus, the assumed lockout period of 24 months is based on the expected UBS 2017-C7 securitization closing date in December 2017. The actual lockout period may be longer.

Loan No. 16 – Harmon Corner – The Original Balance and Cut-off Date Balance of $20,800,000 represents the non-controlling Note A-3 of a $143,000,000 Whole Loan evidenced by six pari passu notes that was originated by CCRE and Citi Real Estate Funding Inc. Controlling Note A-1, with an original balance of $30,000,000 was contributed to the UBS 2017-C6 securitization, non-controlling Note A-2 and Note A-4, with an original aggregate balance of $35,000,000 were contributed to the CCUBS 2017-C1 securitization and non-controlling Note A-5 and Note A-6 were contributed to the MSC 2017-HR2 securitization.

(6)	Loan No. 2 – AFIN Portfolio – Any time after the expiration of the lockout period, the borrower may obtain the release of any Mortgaged Property, provided, among other things, (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement to a third party not affiliated with any borrower or guarantor, (ii) the borrower prepays an amount of the Whole Loan equal to the release price together with any yield maintenance premium, (iii) no event of default under the loan documents has or will be continuing, (iv) the borrowers will remain special purpose bankruptcy remote entity, (v) the borrowers and the guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens, (vi) the DSCR for all of the remaining Mortgaged Properties will not be less than the greater of (a) the DSCR immediately preceding such release and (b) 2.34x, and (vii) if the LTV (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125.0%, the borrower will also make payment of principal in an amount such that the LTV (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125.0%.

Loan No. 3 – Eagle Multifamily Portfolio – On any payment date after the release date or yield maintenance release date and prior to the permitted prepayment date, the borrower may partially defease or prepay (plus the applicable yield maintenance premium) a portion of the principal equal to the release amount from the lien of the mortgage encumbering such Mortgaged Property, provided, among others, the following conditions are satisfied: (i) no event of default has or will be continuing; (ii) an amount such that in the case of a partial defeasance, the execution and delivery by the borrower of all necessary documents to amend and restate the note and issue two substitute notes comprised of (a) one having a principal balance equal to the defeased portion of the original note and (b) a principal balance equal to the undefeased portion of the original note; (iii) the borrower satisfies all of the requirements with respect to such defeasance or partial prepayment including, without limitation, the rating agency confirmation and opinion delivery requirements thereof.

Loan No. 6 – HRC Hotels Portfolio – Any time after the lockout period and prior to the open date, the borrowers may release a Mortgaged Property, provided that, among other things per the loan documents, (i) no event of default has occurred and is continuing, (ii) borrowers defease a portion of the Whole Loan equal to the greater of (a) 120.0% of the allocated loan amount or (b) 80.0% of the net proceeds from the sale of the applicable individual Mortgaged Property, (iii) the DSCR for the remaining Mortgaged Properties is no less than the greater of 1.89x and the DSCR immediately preceding such release, (iv) the LTV ratio for the remaining Mortgaged Properties is no greater than the lesser of 57.67% and the LTV ratio immediately preceding such release, and (v) the debt yield for the remaining Mortgaged Properties is no less than the greater of 12.28% and debt yield immediately preceding such release.

Loan No. 7 – Griffin Portfolio – The borrower may release an individual Mortgaged Property, provided that, among other things, (i) payment of a release price equal 110.0% of the allocated loan amount, (ii) the debt yield for the Whole Loan is at least equal to the greater of the origination date debt yield and the debt yield immediately prior to the applicable Mortgaged Property release, (iii) payment of the yield maintenance premium, if applicable, and (iv) after release, each remaining borrower remains a single-purpose entity. A Mortgaged Property may be released to a borrower affiliate so long as the payment of the release price is 120.0% of the allocated loan amount, among other conditions set forth in the loan agreement.

Loan No. 11 – Plaza Del Sol – The borrower may obtain the release of the Mortgaged Property from the lien of the mortgage encumbering such Mortgaged Property, provided, among others, the following conditions are satisfied: (i) (x) on any payment date prior to the release date or (y) on any payment date after the release date, (ii) with respect to (x) above, the borrower prepays an amount of principal equal to the release amount for the Mortgaged Property in question, together with a yield maintenance premium and with respect to (y) above, the borrower defeases an amount of principal equal to the release amount for the Mortgaged Property in question, and the borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating agency comfort letter and opinion delivery requirements thereof; (iii) no event of default has or will be continuing; (iv) the borrower will remain a special purpose bankruptcy remote entity; (v) an amount such that the LTV of the Mortgage Loan for the Mortgaged Property then remaining subject to the liens of the mortgages does not exceed 125.0% and the applicable securitization will not fail to maintain its status as a REMIC trust; and (vi) the DSCR for all of the Mortgaged Property then remaining subject to the liens of the mortgages will be greater than or equal to 2.00x.

Loan No. 12 – Greenpoint Multifamily Portfolio – Following the lockout period, the borrower may obtain the release of one or more individual Mortgaged Properties in connection with a bona fide third-party sale, provided, among others, the following conditions are satisfied: (i) after the partial release, (A) the DSCR is no less than the greater of 1.55x and the DSCR at origination and (B) the LTV is no more than 55.0% and (ii) the borrower delivers to the lender defeasance collateral in an amount equal to 115.0% of the allocated cut-off date balance of the related Mortgaged Property.

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Loan No. 37 – Nautilus FedEx Portfolio - At any time after the permitted release date, the borrower can release an individual Mortgaged Property, provided, among others, the following conditions are satisfied: (i) no cash trap period is outstanding, (ii) after the partial release, (A) the DSCR is no less than the greater of 2.70x or the DSCR immediately prior to such release, (B) the LTV is no more than the lesser of 49.9% or the LTV immediately prior to such release, and (C) the debt yield is no less than the greater of 13.5% or the debt yield immediately prior to such release and (iii) the borrower pays a release price in an amount equal to the greater of (x) 85.0% of the net sales proceeds from the sale of the related individual Mortgaged Property, (y) 120.0% of the allocated loan amount of the related individual Mortgaged Property, or (z) the amount necessary to satisfy all conditions in clause (ii) above, together with the yield maintenance.

(7)	Loan No. 1 – One State Street – The developer of the Mortgaged Property entered into an air rights lease agreement with former Lot 23 in Block 9 for a portion of its air rights in order to construct the Mortgaged Property in 1970. The borrower made an upfront lump-sum payment in order to lease the excess air rights and is responsible for a portion of the taxable land assessment part of Lot 14 (former Lot 23). In 1985, Lots 9, 14 and 23 were merged into single zoning lot 14 and subsequently developed into 17 State Street. The former Lot 23 in Block 9 is now the public plaza for 17 State Street (Lot 14 in Block 9). Due to the zoning lot merger, the borrower is responsible for payments to 17 State Street. The air rights lease was originally dated as of July 9, 1968 and was subsequently amended. The lease’s original expiration was July 31, 2019, which was extended in October 2017 through July 31, 2071.

Loan No. 2 – AFIN Portfolio – The Whole Loan consists of both the fee and leasehold interests in the Cross Pointe Center Mortgaged Property. The Cross Pointe Center Mortgaged Property is subject to a ground lease with Developers Realty Corp., which is indirectly a wholly-owned subsidiary of DDR Corp., for a 25-year term, expiring on February 1, 2047. The ground lease has two, ten-year renewal options remaining, through February 1, 2067. The current annual ground rent is $377,617.

Loan No. 5 – Tryad Industrial & Business Center – In connection with a 20-year PILOT agreement with the Monroe County Industrial Development Agency (“IDA”), the borrower leased the Mortgaged Property to IDA pursuant to a ground lease that requires rent of $1.00 per year and is coterminous with the PILOT agreement. The IDA subleased the Mortgaged Property back to the borrower to operate the related Mortgaged Property. The lender has the right to terminate the ground lease and the related sub-lease in connection with a foreclosure proceeding against the borrower.

Loan No. 6 – HRC Hotels Portfolio – The Whole Loan consists of both the fee and leasehold interests in the Hampton Inn Traverse City Mortgaged Property. A portion of the parking lot at the Hampton Inn Traverse City Mortgaged Property representing 16 parking spaces is subject to a ground lease that expires on December 31, 2026 with two, five-year renewal options. Current annual ground rent is $8,704.32 and adjusts annually based on the United States Bureau of Labor and Statistics Consumer Price Index.

Loan No. 15 – 5th Street Public Market – The Mortgage Loan is partially secured by the land under the Inn at 5th hotel, which is encumbered by a ground lease between the related borrower, as the ground lessor, and the related ground tenant. The current annual ground rent is $308,460. The borrowers are affiliates of the ground tenants. The improvements are not collateral for the Mortgage Loan other than the borrowers’ reversionary interest therein.

(8)	Loan No. 10 – Lockefield Gardens – The Mortgaged Property is subject to a ground lease with The Trustees of Indiana University, as the ground lessor, dated as of October 1, 2013, that has an expiration of December 31, 2064 with no extension options. The annual rent due under the ground lease is approximately $120,999 through expiration.

(9)	Loan No. 41 – Concord Multifamily Portfolio – The single tenant at the 1500 Willow Pass Court Mortgaged Property, DeNova Homes, Inc., is a wholly owned affiliate of the guarantors. This lease is fully guaranteed by the guarantors.

Loan No. 45 – Essex Centre – The largest tenant, Maddin, Hauser, et. al. (law firm), which is an affiliate of the borrower sponsor, leases 55.5% of the net rentable area at the Mortgaged Property. The second largest tenant, The Farbman Group, which is an affiliate of the borrower sponsor, leases 24.2% of the net rentable area at the Mortgaged Property.

(10)	Loan No. 4 – National Office Portfolio – (i) Trinity Universal Insurance Co (June 30, 2025 lease expiration date), which is the largest tenant at the 8330 LBJ Freeway Mortgaged Property and the second largest tenant in the portfolio of related Mortgaged Properties, representing 3.3% of the net rentable area and 3.9% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on June 30, 2022 with nine months’ notice, and (ii) Assurance Agency, Ltd (September 30, 2023 lease expiration date), which is the second largest tenant at the 1750 East Golf Road Mortgaged Property and the third largest tenant in the portfolio of related Mortgaged Properties, representing 2.5% of the net rentable area and 4.8% of the underwritten base rent for the entire portfolio of related Mortgaged Properties, may terminate its lease on September 30, 2019 with 12 months’ notice. Several other tenants that are, in each case, a top five tenant at the respective related Mortgaged Property, also have lease termination options, but no such tenant is a top five tenant with respect to the entire portfolio of the related Mortgaged Properties.

Loan No. 5 – Tryad Industrial & Business Center – The third largest tenant, Kodak Alaris, has a termination option anytime on or after December 31, 2025 with one-year notice and the payment of a termination fee. The fourth largest tenant, Maximus, has an ongoing termination option if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee.

A-1-33

Loan No. 7 – Griffin Portfolio – (i) The sole tenant at the Wells Fargo Operations Center Mortgaged Property, Wells Fargo Bank, has a one-time option to terminate its lease effective January 31, 2023 with notice by April 30, 2022 and payment of a termination fee of approximately $1,491,930, (ii) the sole tenant at the Royal Ridge V Mortgaged Property, NEC, has a one-time option to terminate its lease effective March 31, 2024 with payment of a termination fee of approximately $2,695,119 and (iii) the sole tenant at the Comcast Regional HQ Mortgaged Property, Comcast, has a one-time option to terminate its lease effective November 30, 2024 with notice by August 31, 2023 and payment of a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs.

Loan No. 8 – General Motors Building – The largest tenant, Weil, Gotshal & Manges, has the right to terminate its lease with respect to 20,791 Sq. Ft. of below grade storage space, at any time, and either its 38,900 Sq. Ft. of space on the 22nd floor or its 38,900 Sq. Ft. of space on the 32nd floor, on or after August 31, 2022. The fourth largest tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple Cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

Loan No. 15 – 5th Street Public Market – The fifth largest tenant, Elephant’s Trunk, has the right to terminate its lease any time upon providing 180 days’ prior written notice to the landlord.

Loan No. 16 – Harmon Corner – The largest tenant, Rainforest Café, has a termination option exercisable at any time upon 30 days’ notice in the event that gross sales for any calendar year do not exceed $10,000,000 (or $8,000,000 if the tenant has not opened on Sundays for the applicable year). The tenant is required to give notice within 60 days after the expiration of such calendar year and to pay a termination fee equal to 12 months of future rent and unamortized tenant improvement and leasing commissions. In addition to the termination payment, there will be a monthly cash flow sweep equal to $83,333.33 for the 12 months after the exercise of such notice, up to a cap of $1,000,000 ($67.57 PSF) until such time as the borrower re-leases the Rainforest Café space to a replacement tenant reasonably acceptable to the lender. The second largest tenant, Bubba Gump Shrimp Co., has a termination option exercisable at any time in the event that gross sales for the trailing 12-month period do not exceed $10,000,000. The tenant is required to deliver notice within 60 days after such 12-month period. The tenant is required to pay a termination fee equal to 12 months of future rent or the number of months remaining in the term if there are less than 12 months remaining, which is reduced by the rent paid between the date that the landlord receives the notice and the date that the tenant vacates the premises. The third largest tenant, Twin Peaks, has a termination option exercisable at any time after October 1, 2017, in the event that gross sales for the trailing 18-month period do not exceed $12,000,000. The tenant is required to deliver notice within 60 days after such 18-month period and the lease will terminate upon the expiration of the 12th full calendar month after notice is given. The earliest effective date of such termination option would be October 1, 2018. In the event that Twin Peaks exercises such option, Twin Peaks is required to pay a termination payment equal to (i) the minimum base rent for the following 12 months after the termination effective date, plus (ii) the unamortized amount of the tenant improvement allowance and leasing commission paid by the borrower with respect to such lease, assuming annual straight-line amortization over the initial lease term. The fifth largest tenant, Taco Bell Cantina, has the right to terminate upon 30 days’ notice if at any time after January 1, 2020, the annual minimum rent and percentage rent payable by the tenant for the year exceeds 10.0% of total gross sales for the year. Termination payment equals the following six months’ rent and reimbursements, plus any unamortized leasing commissions.

Loan No. 18 – Covington Center II – The fourth largest tenant, Ronin Training, has the right to terminate its lease effective December 31, 2018 by providing a three-month written notice and payment of a termination fee equal to $27,600.

Loan No. 19 – 900 on Nine – The largest tenant, NIP/Extensis, may terminate its lease with respect to the 3rd and 5th floors, effective July 12, 2023 with 15 months’ irrevocable notice and payment of a termination fee in the amount equal to the aggregate of (i) the unamortized aggregate rent concession attributable to the balance of the term for floors 3 and 5, and (ii) the unamortized improvements allowance actually delivered by the landlord attributable to the balance of the term. The second largest tenant, Onyx Equities, may terminate its lease effective January 1, 2020 with nine months’ advance notice and payment of a termination fee, no later than 90 days prior to the termination date, in the amount equal to the aggregate of (i) 50% of the improvements allowance, (ii) any and all brokerage commissions attributable to the remainder of the term and (iii) the reimbursement of unpaid base rent for the rent concession period with respect to months 12, 18 and 19.

Loan No. 22 – Elysian Brewery – The second largest tenant at the Mortgaged Property, New Core, representing 5.4% of the net rentable area, has a unilateral termination option with six months’ notice.

Loan No. 33 – Murrieta Plaza – The third largest tenant, Walgreens, has the right to terminate its lease effective on 4/30/2030, 4/30/2035, 4/30/2040, 4/30/2045, 4/30/2050, 4/30/2055, 4/30/2060, 4/30/2065, 4/30/2070, and 4/30/2075. If Walgreens elects to exercise any such option, it will be required to send notice to the landlord at least six months prior to the lease termination date, but no notice will be required to terminate the lease upon the expiration of the lease term.

Loan No. 39 – Airport Investment & Airport Overlook – The largest tenant at the Airport Investment Mortgaged Property, Northrop Grumman, has the right to terminate its lease effective June 30, 2023 with no less than nine months’ prior notice. Northrop Grumman will pay a termination fee based on a predetermined amortization schedule.

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(11)	Loan No. 8 – General Motors Building – The second largest tenant, Aramis, subleases 9,725 Sq. Ft. of its space on the 46th floor to GF Capital Management at $107.00 PSF.

Loan No. 22 – Elysian Brewery – The second largest tenant at the Mortgaged Property, New Core, representing 5.4% of the net rentable area, subleases a portion of its space.

Loan No. 39 – Airport Investment & Airport Overlook – The second largest tenant at the Airport Overlook Mortgaged Property, Innovairre Studios, Inc., subleases 11,537 Sq. Ft. at $26.27 PSF to Veterans Accountable Care Group through May 31, 2019.

(12)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 2 – AFIN Portfolio – The second largest tenant at the Jefferson Commons Mortgaged Property, Aldi, is expected to take full occupancy on January 5, 2018 and will begin paying rent on July 4, 2018.

Loan No. 5 – Tryad Industrial & Business Center – The third largest tenant, Kodak Alaris, executed a lease in July 2017 for ten years and four months. The tenant is expected to take occupancy of a portion of its space in March 2018 and its remaining space in May 2018. At origination, the borrower deposited (i) approximately $9,203,324 into a TI/LC Reserve, of which approximately $8,729,407 is earmarked for Kodak Alaris, and (ii) approximately $1,917,974 into a Free Rent Reserve earmarked for Kodak Alaris.

Loan No. 8 – General Motors Building – The fourth largest tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple Cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 Sq. Ft. through December 31, 2018 and 102,994 Sq. Ft. through January 31, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 Sq. Ft. of expansion space commencing in August 2017.

Loan No. 14 – North Creek Parkway Center – The second largest tenant at the Mortgaged Property, Brooks Applied Labs, LLC, leases one 17,817 Sq. Ft. suite and recently executed a lease on a 5,437 Sq. Ft. expansion; the tenant is currently completing its buildout of the expansion space. At closing, the borrower deposited $19,135 into the existing lease TI/LC Reserve.

Loan No. 16 – Harmon Corner – The fifth largest tenant, Taco Bell Cantina, is currently operating in its originally leased space, however, 708 Sq. Ft. of the leased space is newly leased expansion space that is not yet open and is expected to open by March 2018.

(13)	Loan No. 1 – One State Street – At origination, $11,000,000 was reserved in connection with the recent departure of the suite currently occupied by Global Knowledge, which has provided notice of its intent to vacate prior to its lease expiration of August 31, 2019. The borrower is required to achieve, at a minimum, $1,531,560 in rental revenue (equivalent to current base rental collections associated with the space) by signing new leases or expansions (accretive leases). The Accretive Leasing Reserve funds can be released on a pro rata basis once an acceptable lease, as defined in the loan agreement, is executed and all leasing expenses associated with the initial lease-up of any such new lease have been paid or the estimated amount reserved for and the applicable rent commencement date has occurred (or the estimated amount of free rent and rent abatement accruing prior to the rent commencement date has been reserved for).

Loan No. 27 – Holiday Inn Express & Suites Charlotte Airport – An earnout reserve in the amount of $443,705 was escrowed at origination. The borrower may obtain the release of the funds in the earnout reserve, provided that, (i) the net cash flow debt yield as determined quarterly is equal to or greater than 11.0% for two consecutive quarters, and (ii) no event of default exists. The borrower is also entitled to a portion of the escrow if at least a 10.45% net cash flow debt yield (based on two quarters of net cash flow) is achieved, with the amount to be released being generally equal to the difference between (1) the net cash flow that results in a debt yield of 10.45% and (2) the net cash flow which results in a debt yield as of the date of the quarterly calculation (which such debt yield calculation is to be based on two quarters of net cash flow), then dividing the difference between clauses (1) and (2) by 11.0%. If a net cash flow debt yield of at least 11.0% is not achieved by the end of the fourth quarter, the lender may apply the balance in the reserve to the payment of the debt, including yield maintenance.

Loan No. 31 – TownePlace Meridian – An earnout reserve in the amount of $200,000 was escrowed at origination. On any date occurring at least twelve months after origination, the lender will be required to release the funds in the earnout reserve upon borrower request, provided that, at such time, (i) the Tru by Hilton adjacent to the Mortgaged Property has been open for 12 months, and (ii) the Mortgaged Property achieves a net cash flow debt yield of at least 11.0% based on the T-12 operating statement.

Loan No. 38 – 660 NCX – At origination, $410,000 was reserved for Southwest Tow whose rent commencement date is scheduled for January 1, 2018, and $260,000 was reserved for Verizon whose lease commences when the tenant starts installation of the cell tower. Each holdback will be released to the borrower once the tenants are in occupancy, paying rent, and have delivered a tenant estoppel satisfactory to lender.

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(14)	Loan No. 5 – Tryad Industrial & Business Center – A monthly escrow for TI/LC in the amount of $97,802.54 will be required when the balance of the TI/LC Reserve falls below $1,500,000 until such time as the amount on deposit equals $3,000,000.

Loan No. 44 – Hampton Inn - South Haven – Beginning on June 6, 2020, the borrower will be required to make monthly deposits into an FF&E Reserve equal to the greater of (a) 1/12 of 4.0% of total revenue during the calendar year immediately preceding the calendar year in which the monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement, for annual capital expenditures set forth.

(15)	Loan No. 27 – Holiday Inn Express & Suites Charlotte Airport – The borrower deposited $65,000 at origination into a Seasonality Reserve. Ongoing seasonality payments of $15,000 will be deposited monthly on each payment date occurring during the period between June and November, inclusive, subject to a Seasonality Reserve Cap (initially equal to $90,000).

Loan No. 30 – Hampton Inn - Gulf Shores – At origination, the borrower deposited $250,000 into a Seasonality Reserve. Ongoing seasonality payments will be deposited monthly on each payment date in May, June and July equal to the one third of the sum of the monthly shortfall amounts for the previous 12 months minus the amount then on deposit in the seasonality reserve. The reserve amount will be recalculated in April of each year.

Loan No. 31 – TownePlace Meridian – The borrower deposited $80,000 at origination into a Seasonality Reserve. Ongoing seasonality payments of one quarter of 110.0% of the actual shortfall will be deposited monthly on each payment date occurring during the period between August and November, inclusive.

Loan No. 44 – Hampton Inn - South Haven – The Mortgage Loan is structured with a Seasonality Reserve occurring during the months of June, July, August, September, and October requiring the borrower to deposit equal installments of cash flow into the Seasonality Reserve equal to the previous year’s shortfall amount. The reserve amount will be recalculated in June of each year.

(16)	Loan No. 24 – South Coast Plaza – A monthly escrow for TI/LC in the amount of $0.75 PSF per annum will be required on all payment dates through and including December 6, 2018, and $1.85 PSF per annum thereafter, subject to a cap of $357,250.

Loan No. 30 – Hampton Inn - Gulf Shores – A monthly escrow for FF&E will be required in the amount of 1/12 of 3.0% of total revenue in years 1 through 3 of the Mortgage Loan term and at 1/12 of 4.0% of total revenue thereafter.

(17)	Loan No. 2 – AFIN Portfolio – The ESAs did not note any recognized environmental conditions; however, the ESA for the Shoppes of West Melbourne Mortgaged Property indicated the former presence of a dry cleaner as a business environmental risk. The borrower obtained an environmental insurance policy from Berkeley Specialty Underwriting Managers, which has an A.M. Best rating of A- or better, with limits of $1,000,000 per occurrence and $1,000,000 in the aggregate. The policy provides coverage during the term of the Whole Loan and an optional three year tail.

Loan No. 10 – Lockefield Gardens – A dry cleaner operated at the related Mortgaged Property’s commercial building as early as the mid-1980s until 2010. Subsurface investigations conducted at the related Mortgaged Property confirmed soil and groundwater contamination at concentrations above Indiana Department of Environmental Management closure guidelines. This known contamination and associated vapor migration concern for the related Mortgaged Property is considered a REC. An environmental reserve of $119,125, equal to approximately 125.0% of the estimated costs of testing and remedial actions if required in the future, was established at origination. In addition, the lender obtained a Premises Environmental Liability - Commercial Lenders insurance policy from Great American E&S Insurance Company, with a $3,000,000 policy limit per incident and in the aggregate, a $50,000 self-insured retention and a term expiring on November 1, 2030.

Loan No. 12 – Greenpoint Multifamily Portfolio – With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Greenpoint Multifamily Portfolio, the related Phase I ESAs identified a recognized environmental condition at the 669 Meeker Ave and 661 Meeker Ave Mortgaged Properties related to up-gradient off-site properties that have adversely impacted groundwater and sub-slab soil vapor and indoor and indoor air that contained levels of volatile organic compounds that exceed their target concentrations. Pursuant to the recommendations described in the ESAs, the loan documents require that the borrower implement periodic indoor air testing and perform any and all actions to comply with applicable Environmental Statutes, if any. At origination, the borrower obtained an environmental insurance policy issued by Great American Insurance Group with limits of $2,000,000 per occurrence and $8,000,000 in the aggregate. The policy premiums have been paid in full.

Loan No. 22 – Elysian Brewery – The Mortgaged Property is listed on federal and state regulatory databases under Preservative Paint Company and Kelly Moore Paint Company (“Kelly Moore”). These listings indicate Preservative Paint Company entered into the Washington Department of Ecology Voluntary Cleanup Program on July 22, 2010 following the removal of multiple underground storage tanks at the Mortgaged Property. In addition, Kelly Moore, the prior owner and occupant of the Mortgaged Property, is noted as the responsible party for existing soil and groundwater contamination at the Mortgaged Property. The contamination, caused by the Mortgaged Property’s prior use as a paint manufacturing facility, represents a REC and the potential for vapor intrusion is high. Kelly Moore has taken full responsibility for remediation efforts and obtained a Premises Pollution Liability Policy from Illinois Union Insurance Company, with a $10,000,000 policy limit per incident and in the aggregate, a $100,000 self-insured retention and a term expiring on December 1, 2020. Per the terms of the related loan documents, the related borrower also maintains a Premises Pollution Liability Policy from Illinois Union Insurance Company, with a $10,000,000

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policy limit per incident and in the aggregate, a $100,000 self-insured retention and a term expiring on November 29, 2022. The lender is named as an additional insured on each of the foregoing policies.

(18)	Loan No. 11 – Plaza Del Sol – In lieu of an environmental indemnitor, the borrower sponsor provided an environmental insurance policy issued by Indian Harbor Insurance Co. (XL), which has an A.M. Best rating of “A”, with limits of $5,000,000 per occurrence and $5,000,000 in the aggregate. The policy provides coverage during the term of the Mortgage Loan with a two-year extension option.

(19)	For more information see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”.

(20)	Loan No. 33 – Murrieta Plaza – The Mortgaged Property has been 100.0% leased but only 87.2% occupied since November 2013. The third largest space at the Mortgaged Property, representing 12.8% of net rentable area, has been dark since May 2011 due to OfficeMax vacating. The tenant is continuing to pay all rent and reimbursements as obligated under its lease until lease expiration on March 31, 2019.

(21)	Loan No. 33 – Murrieta Plaza – A DSCR cash sweep will not occur if within ten (10) business days after the occurrence of any such trigger, the borrower delivers to the lender an executed qualifying master lease. A major tenant cash sweep will not occur if within ten (10) business days after the occurrence of any such trigger, the borrower delivers to the lender an executed qualifying master lease.

(22)	Loan No. 18 – Covington Center II – The borrower has the option to post unconditional irrevocable letters of credit to place caps on the Replacement Reserve account and TI/LC Reserve account in the amounts of $106,680 and $453,360, respectively.

(23)	Loan No. 27 – Holiday Inn Express & Suites Charlotte Airport – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield with respect to the Mortgage Loan are calculated net of the $443,705 upfront earnout reserve (which is subject to release based on satisfying certain debt yield triggers). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield are 62.5%, 56.2%, 11.9% and 10.5%, respectively, based on the full Cut-Off Date Balance or scheduled principal balance at maturity, as applicable.

Loan No. 27 – 660 NCX – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield with respect to the Mortgage Loan are calculated net of the $410,000 Southwest Tow holdback reserve and the $260,000 Verizon holdback reserve. The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield are 70.2%, 59.3%, 13.0% and 10.7%, respectively, based on the full Cut-Off Date Balance or scheduled principal balance at maturity, as applicable.

(24)	Loan No. 16 – Harmon Corner – The Mortgaged Property consists of a 100.0% occupied, three-story retail building totaling 68,613 Sq. Ft. as well as a 60’ high, 306’8” long LED display billboard sign attached to the side of the building. The billboard sign revenue represents approximately 18.8% of the effective gross income.

Loan No. 48 – 55 Northwest 25th Street – The Number of Units includes 1,293 Sq. Ft. of patio space.

(25)	Loan No. 41 – Concord Multifamily Portfolio – This portfolio includes three multifamily Mortgaged Properties and one industrial Mortgaged Property. The multifamily Mortgaged Properties’ primary Unit of Measure is in Units, and the industrial Mortgaged Property’s primary Unit of Measure is in Sq. Ft. The Cut-off Date Balance Per Unit/SF is broken out separately by the two property types and calculated by aggregating the allocated Cut-off Date Balances by property type and dividing by the sum of the applicable Units or Sq. Ft.

(26)	Loan No. 2 – AFIN Portfolio – The first payment date for the Whole Loan is February 1, 2018. On the Closing Date, SG and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2018 payment for the Whole Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 1, 2018 interest-only payment funded by SG and UBS AG on the closing date.

Loan No. 5 – Tryad Industrial & Business Center – The first payment date for the Whole Loan is February 6, 2018. On the Closing Date, CCRE and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the Whole Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 6, 2018 interest-only payment funded by CCRE and UBS AG on the closing date.

Loan No. 9 – AvidXchange Headquarters – The first payment date for the Mortgage Loan is February 6, 2018. On the Closing Date, UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the Mortgage Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 6, 2018 interest-only payment funded by UBS AG on the closing date.

Loan No. 21 – West Carmel Marketplace – The first payment date for the Mortgage Loan is February 1, 2018. On the Closing Date, KeyBank will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2018

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payment for the Mortgage Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 1, 2018 interest-only payment funded by KeyBank on the closing date.

Loan No. 25 – Springhill Suites Wichita Airport – The first payment date for the Mortgage Loan is February 1, 2018. On the Closing Date, SG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2018 payment for the Mortgage Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 1, 2018 interest-only payment funded by SG on the closing date.

Loan No. 34 – Airport Commerce Center – The first payment date for the Mortgage Loan is February 6, 2018. On the Closing Date, CCRE will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for Mortgage Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 6, 2018 interest-only payment funded by CCRE on the closing date.

Loan No. 47 – Amelia Court Apartments – The first payment date for the Mortgage Loan is February 6, 2018. On the Closing Date, LCF will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the Mortgage Loan. Seasoning, Prepayment Provisions, First Pay Date, Remaining Term to Maturity or ARD and Remaining IO Term are inclusive of the additional January 6, 2018 interest-only payment funded by LCF on the closing date.

(27)	Loan No. 32 – RPI Student Housing Portfolio – The Address is 107 11th Street, 1328 15th Street, 1406 15th Street, 155 10th Street, 162 10th Street, 1647 Tibbits Avenue, 17 Bleeker Avenue, 18 Bleeker Avenue, 1827 Highland Avenue, 2 10th Street, 2 Eagle Street, 21 Bleeker Avenue, 2150 13th Street, 2152 14th Street, 2172 14th Street, 2210 14th Street, 2219 15th Street, 2221 15th Street, 2223 14th Street, 2229 12th Street, 2231 12th Street, 2239 14th Street, 2240 14th Street, 2344 15th Street, 37 Christie, 4 Eagle Street, 41 13th Street, 50 Brunswick Ave, 66 9th Street, 77 Eagle Street, 80 Eagle Street, 919 Jacob Street, 2348 15th Street, 1211 Jacob Street, and 1601 Highland Ave. The portfolio consists of 35 generally non-contiguous parcels operating as a single business unit.

(28)	Loan No. 4 – National Office Portfolio – Numerous third party tenants are in free rent or rent abatement periods. $1,656,704 was reserved at origination with the lender in respect of free rent and rent abatements for the portfolio of related Mortgaged Properties.

Loan No. 48 – 55 Northwest 25th Street – The largest tenant at the Mortgaged Property, Miami Beer Ventures (Anheuser-Busch LLC), is currently in a free rent period for approximately 19 months from the rent commencement date in August 2017. At origination, $346,224 was reserved in respect of free rent.

(29)	Loan No. 35 – Hampton Inn & Suites Blythe – The Mortgaged Property is encumbered by a transient occupancy tax loan with an approximate principal balance of $329,626.65 as of September 2017, pursuant to which the borrower pays an occupancy tax to the City of Blythe (the “City”) and the City loans such funds back to the borrower with interest. The City disburses the loaned funds to the borrower in monthly disbursements that may not exceed an aggregate amount of $1,212,578 and the borrower commences repayment of the loan on the earlier of (i) April 15, 2025, (ii) the date that the maximum aggregate amount of disbursements is reached, (iii) the termination of the related loan agreement or (iv) thirty days after the date that the borrower notifies the City in writing that it wants to discontinue receiving monthly loan disbursements. The loan must be repaid in full by 2035. The loan is fully subordinate to the Mortgage Loan, is payable only out of excess cash flow and the related disbursements were not included in the underwriting of the Mortgage Loan.

Loan No. 40 – Lynchburg Apartments – The building is a historic structure, and as such, the building renovations qualified for state and federal historic tax credits. In order to realize the value of the federal historic credits, the borrower entered into a master lease of the Mortgaged Property and a tax credit pass-through agreement with an affiliate (the “Master Tenant”), which affiliate is controlled by the Mortgage Loan sponsor. In exchange for an investment of approximately $966,800, the Sherwin-Williams Company (“Sherwin Williams”) obtained a 92.0% equity interest in the Master Tenant, and thus received, in addition to other distributions based on its membership interest, an allocation of the federal historic tax credits. Pursuant to the master lease, the Master Tenant is required to make monthly payments to the borrower of 1/12 of the annual base rental payments pursuant to a schedule (ranging from $381,416 in 2014 to $360,985 in 2036). The master lease term expires on August 22, 2036; however, on or prior to December 31, 2018, the master lease may not be terminated nor may rent payable under such lease be accelerated and there are restrictions on the transferees which can assume ownership of the Mortgaged Property. Per the borrower, the federal historic tax credits have an estimated value of $1,245,000.

(30)	Loan No. 29 – Candlewood Suites Fayetteville – The Grace Period Default for the first monthly payment will be five days and zero days for each payment thereafter.

(31)	Loan No. 2 – AFIN Portfolio – The loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Mortgaged Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Mortgaged Properties.

(32)	Loan No. 9 – AvidXchange Headquarters – The AvidXchange Headquarters Mezzanine Loan has an outstanding principal balance of $8,000,000, as of the Cut-off Date, and allows for future advances under the same mezzanine loan, for an aggregate maximum principal amount of $12,000,000. The AvidXchange Headquarters Mezzanine Loan accrues interest at a rate of

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5.0000% per annum and is interest-only in accordance with its terms and has an initial maturity date of December 8, 2022, with two additional one-year extensions options. Based on the AvidXchange Headquarters Mortgage Loan and maximum funding of the AvidXchange Headquarters Mezzanine Loan, the Total Debt Cut-off Date LTV Ratio, Total Debt UW NCF DSCR (based on interest-only payments) and Total Debt UW NOI Debt Yield are 57.4%, 1.82x and 10.1%, respectively. Based on the AvidXchange Headquarters Mortgage Loan and current funding of the AvidXchange Headquarters Mezzanine Loan, the Total Debt Cut-off Date LTV Ratio, Total Debt UW NCF DSCR (based on interest-only payments) and Total Debt UW NOI Debt Yield are 52.8%, 1.97x and 11.0%, respectively.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances

							Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
$2,900,000	-	$5,000,000	8	$31,294,013	3.5%	5.006%	112	1.60x	60.8%	53.8%
$5,000,001	-	$10,000,000	14	$107,330,844	12.0%	4.929%	114	1.74x	62.2%	51.6%
$10,000,001	-	$15,000,000	8	$93,985,000	10.5%	4.787%	114	1.72x	64.3%	55.0%
$15,000,001	-	$20,000,000	2	$34,936,639	3.9%	4.712%	115	1.46x	67.2%	56.3%
$20,000,001	-	$25,000,000	4	$91,350,000	10.3%	4.541%	120	1.59x	67.5%	60.2%
$25,000,001	-	$30,000,000	2	$52,790,000	5.9%	4.402%	91	1.77x	59.2%	59.2%
$30,000,001	-	$35,000,000	1	$34,500,000	3.9%	4.618%	119	1.38x	71.7%	61.5%
$35,000,001	-	$40,000,000	3	$112,300,000	12.6%	4.166%	138	2.91x	45.2%	44.1%
$40,000,001	-	$45,000,000	1	$41,890,256	4.7%	5.070%	119	1.88x	54.1%	44.6%
$45,000,001	-	$62,220,000	5	$290,584,814	32.6%	4.533%	120	2.40x	53.0%	47.3%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Mortgage Rates

							Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
3.4300%	-	4.5000%	11	$308,563,709	34.6%	4.066%	119	2.93x	48.8%	47.3%
4.5001%	-	5.0000%	24	$379,547,601	42.6%	4.734%	115	1.57x	66.2%	56.4%
5.0001%	-	5.5000%	10	$185,750,256	20.8%	5.146%	129	1.70x	54.7%	46.7%
5.5001%	-	5.6900%	3	$17,100,000	1.9%	5.650%	71	1.41x	64.6%	57.6%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Property Type Distribution(1)

					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ NRA/Beds	Cut-off Date Balance per Unit/Room/ NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	Occupancy	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Office	34	$213,926,884	24.0%	6,350,028	119	4.496%	129	90.1%	2.75x	47.5%	42.5%
Suburban	32	$114,306,884	12.8%	5,257,005	88	4.452%	116	89.0%	1.87x	62.8%	54.4%
CBD	2	$99,620,000	11.2%	1,093,023	155	4.547%	143	91.4%	3.76x	29.9%	28.7%
Retail	22	$184,061,639	20.7%	4,162,523	125	4.623%	116	95.3%	1.75x	64.2%	57.2%
Anchored	21	$181,161,639	20.3%	4,157,522	117	4.613%	116	95.2%	1.75x	64.2%	57.1%
Free-Standing	1	$2,900,000	0.3%	5,001	580	5.270%	119	100.0%	1.39x	64.4%	64.4%
Mixed Use	6	$142,240,000	16.0%	2,572,864	606	4.100%	118	96.5%	2.47x	55.6%	52.3%
Office/Retail	2	$48,500,000	5.4%	2,054,470	609	3.711%	115	94.7%	3.73x	39.5%	36.5%
Retail/Industrial	1	$27,390,000	3.1%	165,528	165	4.060%	120	100.0%	2.12x	60.0%	60.0%
Office/Industrial	1	$23,725,000	2.7%	205,298	116	4.330%	120	92.7%	1.67x	65.0%	59.3%
Retail/Office	1	$21,825,000	2.4%	78,955	276	4.620%	119	97.2%	1.38x	75.0%	65.8%
Retail/Signage	1	$20,800,000	2.3%	68,613	2,084	4.250%	120	100.0%	2.02x	56.5%	56.5%
Multifamily	21	$139,273,620	15.6%	2,248	106,935	4.776%	109	97.2%	1.43x	68.6%	60.8%
Garden	11	$100,748,620	11.3%	1,857	53,260	4.772%	120	97.0%	1.44x	71.5%	62.2%
Mid Rise	9	$30,500,000	3.4%	132	304,218	4.718%	69	98.7%	1.39x	60.5%	58.4%
Student Housing	1	$8,025,000	0.9%	259	30,985	5.050%	119	94.2%	1.50x	63.7%	51.6%
Hospitality	16	$109,775,030	12.3%	1,467	93,552	5.067%	114	74.9%	1.90x	58.2%	47.4%
Limited Service	11	$78,571,564	8.8%	1,029	92,734	5.090%	112	73.8%	1.91x	59.0%	47.8%
Extended Stay	5	$31,203,466	3.5%	438	95,612	5.010%	119	77.8%	1.87x	56.3%	46.3%
Industrial	7	$89,184,393	10.0%	5,220,172	58	4.819%	121	80.5%	1.67x	55.2%	48.3%
Flex	3	$62,995,393	7.1%	3,546,857	34	5.018%	121	72.3%	1.41x	55.0%	45.3%
Warehouse/Distribution	4	$26,189,000	2.9%	1,673,315	118	4.340%	119	100.0%	2.29x	55.5%	55.5%
Self Storage	3	$12,500,000	1.4%	185,172	69	4.540%	120	93.2%	1.68x	57.6%	52.8%
Total/Weighted Average	109	$890,961,565	100.0%			4.606%	119	90.5%	2.06x	57.8%	51.3%

Please see footnotes on page A-2-4.

 A-2-1

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages

State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
New York	12	$187,045,000	21.0%	4.362%	111	3.15x	39.2%	36.0%
North Carolina	8	$90,136,559	10.1%	5.020%	137	1.85x	53.9%	48.5%
Florida	11	$85,225,714	9.6%	4.799%	120	1.61x	69.5%	60.7%
Texas	17	$77,590,678	8.7%	4.570%	119	1.75x	63.9%	54.0%
Indiana	7	$73,713,446	8.3%	4.788%	119	1.59x	63.2%	52.3%
California	8	$55,734,013	6.3%	4.228%	119	2.02x	60.4%	57.2%
California – Southern(5)	3	$43,190,000	4.8%	4.255%	120	2.00x	60.8%	57.8%
California - Northern(5)	5	$12,544,013	1.4%	4.137%	118	2.08x	59.0%	55.1%
Washington	4	$53,572,139	6.0%	4.381%	119	1.68x	63.6%	57.1%
Ohio	5	$50,879,286	5.7%	4.726%	120	1.61x	70.4%	60.6%
Other	37	$217,064,730	24.4%	4.645%	116	1.88x	61.7%	55.4%
Total/Weighted Average	109	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
21.8%	-	35.0%	2	$99,620,000	11.2%	3.846%	118	4.67x	25.1%	25.1%
35.1%	-	45.0%	1	$37,400,000	4.2%	5.298%	181	1.91x	43.5%	40.3%
45.1%	-	55.0%	5	$119,023,269	13.4%	4.959%	120	1.70x	53.3%	45.3%
55.1%	-	60.0%	14	$212,524,774	23.9%	4.490%	110	1.97x	58.1%	53.9%
60.1%	-	65.0%	11	$175,206,884	19.7%	4.499%	119	1.81x	63.2%	55.4%
65.1%	-	70.0%	7	$77,261,639	8.7%	4.910%	107	1.60x	67.8%	58.2%
70.1%	-	75.0%	8	$169,925,000	19.1%	4.771%	120	1.42x	72.6%	62.5%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Maturity Date LTV Ratios(1)(2)(3)
						Weighted Averages

Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
21.8%	-	40.0%	2	$99,620,000	11.2%	3.846%	118	4.67x	25.1%	25.1%
40.1%	-	50.0%	12	$206,850,113	23.2%	4.986%	131	1.78x	53.3%	44.0%
50.1%	-	55.0%	12	$142,189,814	16.0%	4.816%	115	1.68x	62.0%	52.4%
55.1%	-	60.0%	13	$255,791,639	28.7%	4.475%	114	1.78x	62.7%	57.8%
60.1%	-	70.0%	9	$186,510,000	20.9%	4.612%	115	1.67x	70.2%	63.5%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
1.30x	-	1.40x	13	$172,345,651	19.3%	4.744%	110	1.37x	68.4%	59.2%
1.41x	-	1.50x	5	$135,525,000	15.2%	5.000%	114	1.45x	62.9%	54.1%
1.51x	-	1.60x	2	$31,100,000	3.5%	4.803%	117	1.54x	63.2%	51.5%
1.61x	-	1.70x	7	$110,339,814	12.4%	4.572%	119	1.65x	64.7%	55.1%
1.71x	-	1.80x	5	$49,577,070	5.6%	4.940%	108	1.74x	64.2%	55.1%
1.81x	-	1.90x	3	$59,025,030	6.6%	5.020%	119	1.88x	56.1%	45.5%
1.91x	-	2.00x	2	$48,000,000	5.4%	5.242%	168	1.93x	48.3%	43.3%
2.01x	-	2.25x	5	$72,040,000	8.1%	4.307%	120	2.08x	57.8%	55.8%
2.26x	-	2.50x	3	$107,000,000	12.0%	4.086%	120	2.39x	58.5%	57.2%
2.51x	-	4.87x	3	$106,009,000	11.9%	3.912%	118	4.54x	26.6%	26.6%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Please see footnotes on page A-2-4.

 A-2-2

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(4)
				Weighted Averages
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
60	4	$49,585,000	5.6%	5.161%	59	1.48x	61.9%	60.2%
120	37	$655,776,565	73.6%	4.511%	119	2.17x	58.4%	51.3%
121	6	$148,200,000	16.6%	4.669%	121	1.84x	57.1%	50.7%
181	1	$37,400,000	4.2%	5.298%	181	1.91x	43.5%	40.3%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Remaining Terms to Maturity(4)
						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
59	-	119	19	$364,147,565	40.9%	4.566%	110	1.95x	60.7%	53.6%
120	-	181	29	$526,814,000	59.1%	4.634%	125	2.15x	55.8%	49.7%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Underwritten NOI Debt Yields(1)(2)(3)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
6.8%	-	8.0%	2	$28,300,000	3.2%	4.821%	65	1.40x	59.0%	59.0%
8.1%	-	9.0%	7	$108,665,000	12.2%	4.527%	119	1.56x	66.8%	60.0%
9.1%	-	10.0%	6	$144,070,651	16.2%	4.658%	120	1.56x	68.2%	59.8%
10.1%	-	11.0%	10	$156,685,000	17.6%	4.681%	115	1.75x	61.1%	54.6%
11.1%	-	12.0%	7	$174,314,814	19.6%	4.479%	118	1.87x	61.7%	54.5%
12.1%	-	13.0%	4	$38,292,070	4.3%	5.070%	104	1.66x	59.9%	50.3%
13.1%	-	14.0%	4	$93,829,256	10.5%	5.132%	144	1.94x	50.3%	43.8%
14.1%	-	15.0%	3	$25,834,774	2.9%	4.999%	120	1.88x	62.7%	50.1%
15.1%	-	20.9%	5	$120,970,000	13.6%	4.013%	118	4.23x	31.1%	28.7%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Amortizing	23	$340,452,565	38.2%	4.891%	117	1.63x	61.2%	49.9%
Full IO	11	$302,184,000	33.9%	4.142%	112	2.97x	47.6%	47.6%
Partial IO	14	$248,325,000	27.9%	4.781%	128	1.56x	65.5%	57.7%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Refinance	36	$651,632,565	73.1%	4.667%	115	2.06x	57.6%	49.7%
Recapitalization(6)	4	$162,290,000	18.2%	4.327%	134	2.24x	55.3%	54.5%
Acquisition	8	$77,039,000	8.6%	4.684%	120	1.72x	64.6%	58.0%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Please see footnotes on page A-2-4.

 A-2-3

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all Balance per Unit/Room/NRA, LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Eagle Multifamily Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Renovated” appraised value of $22,200,000 for the Bay Mortgaged Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Mortgaged Property is $19,500,000. The appraised value for the Eagle Multifamily Portfolio Mortgaged Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV and Maturity Date LTV assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Mortgaged Properties are 74.7% and 65.8%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As Portfolio” appraised value of $129,000,000 which reflects a 7.1% premium to $120,500,000, the aggregate sum of the “As-Is” and “As-Complete” appraised values, as applicable, for each of the HRC Hotels Portfolio Mortgaged Properties. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for the Hampton Inn Traverse City Mortgaged Property, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City Mortgaged Property is $18,300,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate sum of the “As-Is” appraised values for each mortgaged property in the portfolio of $115,800,000 are 60.3% and 49.7%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion which includes a portfolio premium to the portfolio mortgaged properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate stand-alone appraised “As-Is” appraised values are 63.3% and 63.3%, respectively. With respect to the whole loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marketplace at Four Corners, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Cut-off Date LTV and Maturity Date LTV based on the agreed upon purchase price are 75.0% and 61.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Charlotte Airport, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $443,705 earnout reserve that was escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the earnout reserve are 62.5%, 56.2%, 11.9% and 10.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 660 NCX, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $410,000 Southwest Tow holdback reserve and the $260,000 Verizon holdback reserve that were escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the holdback reserves are 70.2%, 59.3%, 13.0% and 10.7%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	The Stated Remaining Term (Mos.) includes an interest-only payment in January 2018 for any mortgage loan that has a scheduled first payment date in February 2018.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(6)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Mortgaged Property and recapitalize the borrower sponsors recent acquisition of the remaining 11 AFIN Portfolio Mortgaged Properties.

 A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

A-3-2

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

A-3-3

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

A-3-4

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10004
				General Property Type:	Office
Original Balance(1):	$62,220,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$62,220,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.0%			Year Built/Renovated:	1970/2008-2017
Loan Purpose:	Refinance			Size:	891,573 SF
Borrower Sponsor:	BF&W Realty Company, LLC			Cut-off Date Balance per SF(1):	$137
Mortgage Rate:	4.09561%			Maturity Date Balance per SF(1):	$137
Note Date:	11/29/2017			Property Manager:	ACTA Realty Corp.
First Payment Date:	1/6/2018				(borrower-related)
Maturity Date:	12/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(2):	LO (24); DEF (89); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NOI(5):	$25,451,725
Additional Debt Balance(1)(3):	$59,780,000/$238,000,000			UW NOI Debt Yield(1):	20.9%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(1):	20.9%
Reserves(4)				UW NCF DSCR(1):	4.87x
Type	Initial	Monthly	Cap	Most Recent NOI(5):	$18,023,075 (8/31/2017 TTM)
RE Tax:	$0	$979,581	N/A	2nd Most Recent NOI:	$18,339,984 (12/31/2016)
Insurance:	$123,489	$61,744	N/A	3rd Most Recent NOI:	$16,254,244 (12/31/2015)
Replacements:	$0	Springing	$397,099	Most Recent Occupancy(6):	86.3% (11/1/2017)
TI/LC(4):	$0	$51,452	$1,234,844	2nd Most Recent Occupancy:	84.7% (12/31/2016)
Unfunded Obligations:	$7,108,952	$0	N/A	3rd Most Recent Occupancy:	78.6% (12/31/2015)
Air Rights Lease Reserve:	$0	(4)	N/A	Appraised Value (as of)(7):	$560,000,000 (10/1/2017)
Accretive Leasing Reserve:	$11,000,000	$0	N/A	Cut-off Date LTV Ratio(1)(7):	21.8%
Rent Abatement Reserve(4):	$2,211,252	$0	N/A	Maturity Date LTV Ratio(1)(7):	21.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$360,000,000	100.0%	Loan Payoff:	$276,938,887	76.9%
			Reserves:	$20,443,692	5.7%
			Closing Costs:	$12,976,960	3.6%
			Return of Equity:	$49,640,461	13.8%
Total Sources:	$360,000,000	100.0%	Total Uses:	$360,000,000	100.0%

(1)	The One State Street Mortgage Loan (as defined below) is part of the One State Street Whole Loan (as defined below), which is comprised of 10 pari passu senior promissory notes with an aggregate original principal balance of $122,000,000 and four subordinate promissory notes with an aggregate original principal balance of $238,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the One State Street Senior Loan (as defined below), without regard to the One State Street Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the One State Street Whole Loan are $404, $404, 7.1%, 7.1%, 1.51x, 64.3% and 64.3%, respectively.

(2)	Prior to the open prepayment date of June 6, 2027, the One State Street Whole Loan can be prepaid with defeasance after the earlier to occur of (a) January 6, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last One State Street Whole Loan promissory note.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in Most Recent NOI to UW NOI is primarily due to the borrower sponsor signing leases with new tenants and renewing leases with existing tenants totaling approximately 397,000 SF. New York State Department of Financial Services (“NYS DFS”) recently signed a long-term renewal and expansion of its space through October 2031.

(6)	Includes Atlantic Specialty Insurance (27,156 SF) and Fruchthandler Family Office (“FBE”) (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the “as-is” appraised value of the One State Street Property of $560.0 million, as of October 1, 2017. The appraisal concluded an “as stabilized” appraised value, which assumes that the One State Street Property will reach stabilized income by October 1, 2020 following the leasing of vacant space and the burn-off of contractual free rent of $640.0 million as of October 1, 2020. Based on the “as stabilized” appraised value and the One State Street Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.1% and 19.1%, respectively. Based on the “as stabilized” appraised value and the One State Street Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.3% and 56.3%, respectively.

A-3-5

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The Mortgage Loan. The largest mortgage loan (the “One State Street Mortgage Loan”) is part of a whole loan (the “One State Street Whole Loan”) evidenced by 10 pari passu senior promissory notes with an aggregate original principal balance of $122,000,000 (collectively, the “One State Street Senior Loan”) and four subordinate companion notes with an aggregate original principal balance of $238,000,000 (collectively, the “One State Street Subordinate Companion Loans”). The One State Street Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 35-story Class A office building totaling 891,573 SF and the borrower’s leasehold interest in certain air rights granted pursuant to an air rights lease, both located in New York, New York (the “One State Street Property”). Promissory Notes A-A-5, A-A-6, A-A-7, A-A-8, A-A-9 and A-A-10, with an aggregate original principal balance of $62,220,000, represent the One State Street Mortgage Loan and will be included in the UBS 2017-C7 Trust. The remaining senior pari passu Promissory Notes, with an aggregate original principal balance of $59,780,000, are currently held by Natixis Real Estate Capital LLC (“Natixis”), or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The One State Street Subordinate Companion Loans are currently held by Natixis, but may be otherwise transferred at any time. The lender provides no assurances that any of the non-securitized notes will not be split further. The One State Street Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust, and from and after the securitization of Promissory Note A-A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

One State Street Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-A-1	$40,000,000	$40,000,000	Natixis	No
Note A-A-2	$9,780,000	$9,780,000	Natixis	No
Note A-A-3	$5,000,000	$5,000,000	Natixis	No
Note A-A-4	$5,000,000	$5,000,000	Natixis	No
Note A-A-5	$25,000,000	$25,000,000	UBS 2017-C7	No
Note A-A-6	$25,000,000	$25,000,000	UBS 2017-C7	No
Note A-A-7	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-8	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-9	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-10	$3,220,000	$3,220,000	UBS 2017-C7	No
Note A-B(1)	$84,496,000	$84,496,000	Natixis	No
Note B-1-A(2)	$45,504,000	$45,504,000	Natixis	No
Note B-1-B(3)	$83,000,000	$83,000,000	Natixis	No
Note B-2(4)	$25,000,000	$25,000,000	Natixis	Yes
Total	$360,000,000	$360,000,000

(1)	Note A-B is generally senior in right of payment to Note B-1-A, Note B-1-B and Note B-2 and is subordinate to the One State Street Senior Loan.

(2)	Note B-1-A is generally senior in right of payment to Note B-1-B and Note B-2 and is subordinate to the One State Street Senior Loan and Note A-B.

(3)	Note B-1-B is generally senior in right of payment to Note B-2 and is subordinate to the One State Street Senior Loan, Note A-B and Note B-1-A.

(4)	Note B-2 is generally subordinate to the One State Street Senior Loan, Note A-B, Note B-1-A and Note B-1-B.

The proceeds of the One State Street Whole Loan were used to refinance the One State Street Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

A-3-6

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

(1)	Cumulative Loan Per SF is calculated based on 891,573 SF.

(2)	Based on the “as-is” appraised value of $560.0 million ($628 PSF) as of October 1, 2017 according to the appraisal.

(3)	Based on the UW NOI of $25,451,725.

(4)	Based on the UW NCF of $24,691,437 and the coupon of 4.09561% on the One State Street Senior Loan, 4.25000% on Note A-B, 4.50000% on Note B-1-A, 5.00000% on Note B-1-B, and 5.50000% on Note B-2.

(5)	Implied Equity is based on the “as-is” appraised value of $560.0 million, less total debt of $360.0 million.

The Borrower and the Borrower Sponsor. The borrower is One State Street, LLC (the “One State Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The guarantor and borrower sponsor of the One State Street Whole Loan is BF&W Realty Company, LLC. BF&W Realty Company, LLC is owned by managing general partner, Aaron Wolfson (0.004%), and various Wolfson Family Trusts (99.996%), none of which own more than 15.5% of the One State Street Property. Aaron Wolfson is the Principal of Wolfson Group. Wolfson Group is based in New York, New York and is a principal investment firm specializing in fund of fund investments. Wolfson Group invests in venture capital funds, private equity funds, hedge funds, distressed debt/turnaround funds, and LP secondary investment funds. Wolfson Group generally invests between $5 million and $25 million per investment.

The Property. The One State Street Property is a 35-story Class A office located at One State Street Plaza in the Financial District of Downtown Manhattan and is comprised of approximately 891,573 SF, including approximately 13,865 SF of retail space and 55,410 SF of storage/other space. The One State Street Property is situated on a 0.7-acre site across from Battery Park and fronts State Street, to the south and west, Pearl Street to the north and Whitehall Street to the east. Amenities at the One State Street Property include banking, concierge, restaurant, courtyard, and on-site property management. As of November 1, 2017, the One State Street Property was 81.3% physically occupied and 86.3% leased by 17 tenants (15 office tenants including one office tenant with storage space and two retail tenants) excluding antenna licenses and including Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively. Investment grade tenants include NYS DFS (Moody’s: Aa1), Atlantic Specialty Insurance (Fitch/Moody’s: AA-/A2), and Verizon (Fitch/Moody’s/S&P: A-/Baa1/BBB+), collectively representing 32.8% of NRA and 32.6% of underwritten base rent.

The One State Street Whole Loan is secured by the borrower sponsor’s fee interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner, 17 State Street (Block 9, Lot 14) (the “Air Rights Lease”). The Air Rights Lease was originally dated as of July 9, 1968 and was subsequently amended. The borrower sponsor made an upfront lump-sum payment in order to lease the excess air rights. The Air Rights Lease’s original expiration date was July 31, 2019, with renewal options through July 31, 2071. The renewal options were exercised prior to the One State Street Whole Loan origination and the Air Rights Lease expiration date was extended through July 31, 2071. There is no rental payment due under the extension of the Air Rights Lease through 2071. Under the terms of the Air Rights Lease, the borrower sponsor is responsible for 50.0% of the taxable land assessment of Block 9, Lot 14 based on the assessed land value as of fiscal tax year 1999/2000.

The One State Street Property was built by the borrower sponsor in 1970, which has since 2008 invested approximately $23.2 million ($26.00 PSF), in a number of value-enhancing projects. Capital improvements at the One State Street Property include approximately $9.9 million for a full-scale redesign and build-out of the lobby in 2017, approximately $5.4 million for riser replacement, approximately $2.8 million for elevator modernization, and approximately $1.7 million for roof replacement. The borrower sponsor has budgeted to replace the elevator cabs at a cost of approximately $650,000 ($0.73 PSF) commencing in 2017. In addition, the borrower sponsor has obtained New York City Department of Buildings approval to construct an approximately 2,923 SF rentable rooftop deck and is currently marketing this option to potential tenants for the available 33rd through 35th floor space as a single penthouse with an exclusive set of internal elevators and staircase.

Major Tenants.

New York State Department of Financial Services (265,021 SF, 29.7% of NRA, 28.5% of underwritten base rent). NYS DFS is the department within the New York State Government responsible for regulating financial services and products, including those subject to the New York insurance, banking and financial services laws. NYS DFS supervises approximately 4,400 entities and operates under five divisions: the insurance division, banking division,

A-3-7

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

financial frauds and consumer protection division, capital markets division, and real estate division. NYS DFS occupies the 2nd through 7th, 11th, 19th, 20th, and 22nd floors at the One State Street Property totaling 265,021 SF with a lease expiration date of October 31, 2031 at a current annual average rental rate of $39.21 PSF. NYS DFS has a right of first offer for the 8th floor space based on a rental rate that is the greater of the rent payable for the 7th floor space and fair market value if the space is available on or before January 1, 2022 and NYS DFS occupies 100.0% of its existing premises. The lease will only be deemed executory to the extent of the funds available to the Commissioner of General Services for the leasing of the premises. Mizuho Corporate Bank (USA) (“Mizuho”) (Fitch/Moody’s/S&P: A-/A1/A by) previously leased the 2nd through 6th floors (approximately 135,150 SF) at the One State Street Property with an initial lease expiration date of March 2022. In 2002, Mizuho sought to sublease the space to NYS DFS; however, Mizuho was unable to directly sublease space to NYS DFS due to the fact that NYS DFS regulates Mizuho. As a result, the borrower sponsor entered into a direct lease with NYS DFS. As part of the transaction, Mizuho is responsible for its rental obligations for the 2nd through 6th floors, inclusive of recoveries. However, the Mizuho obligation is adjusted by the amount of base rent, porter’s wage escalation, real estate tax escalation, and condenser water payments made by NYS DFS for the 2nd through 6th floors. In addition, Mizuho is responsible for an air intake charge. These payments are required to continue through 2022.

Ambac Assurance Corporation (103,484 SF, 11.6% of NRA, 15.1% of underwritten base rent). Ambac Assurance Corporation (“Ambac”), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation, Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited, provide financial guarantees to clients in both the public and private sectors globally. Ambac occupies the 15th through 17th floors at the One State Street Property totaling 77,613 SF with a lease expiration date of September 30, 2019 with one 10.25-year renewal option with respect to the 17th floor or both the 16th and 17th floors. Ambac also occupies the 18th floor at the One State Street Property totaling 25,871 SF with a lease expiration date of December 31, 2029. Ambac has a current annual rental rate of $53.00 PSF for all four floors.

SourceMedia, Inc. (79,296 SF, 8.9% of NRA, 11.0% of underwritten base rent). SourceMedia, Inc. (“SourceMedia”) is a business-to-business digital marketing services, subscription information, and event company serving senior-level professionals in the financial, technology and healthcare sectors. Brands include American Banker, PaymentsSource, The Bond Buyer, Financial Planning, Accounting Today, Mergers & Acquisitions, National Mortgage News, Employee Benefit News and Health Data Management. SourceMedia occupies the 25th through 27th floor at the One State Street Property totaling 79,296 SF with a lease expiration date of February 28, 2025 at a current annual rental rate of $50.50 PSF with one five-year renewal option. SourceMedia has a right of first offer for the 28th floor.

Integro (54,060 SF, 6.1% of NRA, 7.9% of underwritten base rent). Integro is an international insurance brokerage and risk management firm with approximately 40 offices across the United States, United Kingdom and Bermuda. The One State Street Property serves as Integro’s global headquarters. Integro originally entered into a sublease agreement dated November 21, 2007 with Mizuho for the entire 8th and 9th floors at the One State Street Property and most recently entered into a direct lease with the borrower sponsor starting November 1, 2017 with a lease expiration date of September 30, 2032 at a current annual rental rate of $53.50 PSF.

Continental Stock Transfer & Trust Company (37,773 SF, 4.2% of NRA, 3.8% of underwritten base rent). Continental Stock Transfer & Trust Company (“Continental”) is the 4th largest stock transfer agent in North America, handling more than 1,100 public & private issues and aggregating more than 2 million shareholders. Continental occupies 16,989 SF on the 30th floor and 20,784 SF of below grade space, both with a lease expiration date of August 31, 2027 at a current annual average rental rate of $36.74 PSF with one five-year renewal option. Continental is entitled to free rent totaling $37,500 pertaining to its below grade space, to be taken equally during the months of September 2018, 2019, 2020, 2021 and 2022, which was reserved at origination.

The following table presents certain information relating to the leases at the One State Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
New York State Department of Financial Services	NR/Aa1/NR	265,021	29.7%	$10,392,324	28.5%	$39.21	10/31/2031
Ambac Assurance Corporation	NR/NR/NR	103,484	11.6%	$5,484,652	15.1%	$53.00	Various(4)
SourceMedia, Inc.	NR/NR/NR	79,296	8.9%	$4,004,448	11.0%	$50.50	2/28/2025
Integro	NR/NR/NR	54,060	6.1%	$2,892,210	7.9%	$53.50	9/30/2032
Continental Stock Transfer & Trust Company	NR/NR/NR	37,773	4.2%	$1,387,937	3.8%	$36.74	8/31/2027
Subtotal/Wtd. Avg.		539,634	60.5%	$24,161,571	66.3%	$44.77
Remaining Tenants(5)(6)		229,946	25.8%	$12,257,718	33.7%	$53.31
Vacant Space		121,993	13.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		891,573	100.0%	$36,419,289	100.0%	$47.32

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Ambac has two separate leases at the One State Street Property. Ambac leases 77,613 SF on the 15th through 17th floors through September 30, 2019 with one 10.25-year renewal option with respect to the 17th floor or both the 16th and 17th floors and 25,871 SF on the 18th floor through December 31, 2029 with no renewal options.

(5)	Mizuho subleases the entire 10th floor (27,030 SF) to T3 Capital Management, LLC through February 2022.

(6)	Includes Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have anticipated rent commencement dates of March 1, 2018 and February 1, 2019, respectively.

A-3-8

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The following table presents certain information relating to the lease rollover schedule at the One State Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	0	0.0%	0.0%	$0.00	$52,340	0.1%	0.1%
2018	1	0	0.0%	0.0%	$0.00	$36,465	0.1%	0.2%
2019	3	103,139	11.6%	11.6%	$54.86	$5,658,351	15.5%	15.8%
2020	4	5,189	0.6%	12.2%	$106.89	$554,636	1.5%	17.3%
2021	0	0	0.0%	12.2%	$0.00	$0	0.0%	17.3%
2022(4)	3	66,667	7.5%	19.6%	$46.84	$3,122,608	8.6%	25.9%
2023	1	26,652	3.0%	22.6%	$60.00	$1,599,120	4.4%	30.3%
2024	0	0	0.0%	22.6%	$0.00	$0	0.0%	30.3%
2025	1	79,296	8.9%	31.5%	$50.50	$4,004,448	11.0%	41.3%
2026	0	0	0.0%	31.5%	$0.00	$0	0.0%	41.3%
2027	2	37,773	4.2%	35.7%	$36.74	$1,387,937	3.8%	45.1%
2028 & Beyond(5)	13	450,864	50.6%	86.3%	$44.37	$20,003,385	54.9%	100.0%
Vacant	0	121,993	13.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	29	891,573	100.0%		$47.32	$36,419,289	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Mizuho subleases the entire 10th floor (27,030 SF) to T3 Capital Management, LLC through February 2022.

(5)	Includes Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively.

The Market. The One State Street Property is located in New York, New York along Whitehall Street between State Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel and New York City Hall, as well as the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the One State Street Property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including Apple, Michael Kors, Breitling and Eataly. Since 2005, Lower Manhattan has received $6.4 billion of investment in transportation infrastructure that has improved commuting to and from the region. In addition to the area’s access to numerous subway lines, ferry routes and the PATH rail system, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the area is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the One State Street Property is located in Lower Manhattan within the Class A Financial District submarket. As of the second quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.5% and asking rents of $54.40 PSF. According to a third party research report, the Downtown office market had year over year rent growth of 5.2% as of the second quarter of 2017, the strongest rent growth in Manhattan.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the One State Street Property is 68,575, 805,706 and 2,287,221, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the One State Street Property is $197,019, $139,645 and $114,174, respectively.

The appraisal identified six comparable office buildings ranging in size from 395,000 SF to 2,103,750 SF, which are similar in class, quality, tenancy and location to the One State Street Property.

A-3-9

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The following table presents certain information relating to the directly competitive buildings with respect to the One State Street Property:

Comparable Office Buildings

Property Name	Year Built/ Renovated	Net Rentable Area (SF)	Directly Available NRA (SF)	Direct Occupancy	Direct Asking Rents
One State Street Property	1970/2008-2017	891,573(1)	121,993(1)	86.3%(1)	$47.32(1)
33 Whitehall Street	1987/N/A	395,000	0	100.0%	N/A
110 William Street	1958/1999	848,592	28,679	96.6%	$50.00 - $56.00
One New York Plaza	1968/1994	2,103,750	188,496	91.0%	$52.00 - $60.00
85 Broad Street	1983/N/A	1,170,000	138,534	88.2%	$50.00 - $55.00
199 Water Street	1984/N/A	933,310	0	100.0%	N/A
88 Pine Street	1971/N/A	624,000	17,309	97.2%	$55.00 - $56.00
Total/Wtd. Avg.(2)		6,074,652	373,018	93.9%	$50.00 - $60.00

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the One State Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One State Street Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	$35,078,988	$27,013,505	$28,680,122	$28,547,040	$44,011,586	$49.36
Total Recoveries	$16,219,906	$11,312,390	$11,411,474	$11,151,605	$9,604,689	$10.77
Other Income(3)	$244,158	$406,963	$452,775	$544,827	$544,827	$0.61
Less Vacancy & Credit Loss	$0	$0	$0	$0	($6,431,130)	($7.21)
Effective Gross Income	$51,543,052	$38,732,858	$40,544,371	$40,243,472	$47,729,972	$53.53
Total Operating Expenses	$22,467,492	$22,478,614	$22,204,387	$22,220,397	$22,278,246	$24.99
Net Operating Income	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$25,451,725	$28.55
Capital Expenditures	$0	$0	$0	$0	$133,736	$0.15
TI/LC	$0	$0	$0	$0	$626,552	$0.70
Net Cash Flow	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$24,691,437	$27.69

Occupancy %(4)	100.0%	78.6%	84.7%	81.1%	86.3%
NOI DSCR(5)	5.74x	3.21x	3.62x	3.56x	5.02x
NCF DSCR(5)	5.74x	3.21x	3.62x	3.56x	4.87x
NOI Debt Yield(5)	23.8%	13.3%	15.0%	14.8%	20.9%
NCF Debt Yield(5)	23.8%	13.3%	15.0%	14.8%	20.2%

(1)	The decline in Net Operating Income from 2014 to 2015 is due to the relocations of Mizuho and Fitch, with Fitch most recently vacating portions of the 28th and 30th floors as well as the 32nd through 35th floors in December 2014. The borrower sponsor has signed leases with new tenants and renewal leases with existing tenants totaling approximately 397,000 SF. NYS DFS recently signed a long-term renewal and expansion of its space through October 2031.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps through December 2018 of $700,732, (ii) vacancy gross up of $6,431,130, and (iii) straight line rent of $1,161,167 associated with NYS DFS and Atlantic Specialty Insurance.

(3)	Other Income includes miscellaneous income associated with film location fees and building engineering services and sundry income associated with tenant charges for overtime HVAC, freight and building engineering services.

(4)	UW Occupancy % is based on the underwritten rent roll.

(5)	Debt service coverage ratios and debt yields are based on the One State Street Senior Loan.

Escrows and Reserves. The One State Street Borrower deposited in escrow at loan origination (i) $123,489 for insurance premiums, (ii) $7,108,952 for unfunded obligations with respect to outstanding tenant allowances ($6,515,827) and landlord’s work ($593,125), (iii) $11,000,000 for accretive leasing reserves, and (iv) $2,211,252 for outstanding free rent with respect to the LiRo Engineers, Inc. ($28,826), Atlantic Specialty Insurance ($977,616), Dos Toros ($154,700), Continental ($37,500) and FBE ($1,014,610) leases. The One State Street Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) on each monthly payment date commencing on November 6, 2018, $11,031 for capital expenditures, subject to a cap of $397,099, (iv) $51,452 for tenant improvements and leasing commissions, subject to a cap of $1,234,844, so long as the NYS DFS lease remains in full force and effect with no event of default, otherwise $73,537, subject to a cap of $1,764,886 and (v) 1/12 of the anticipated annual additional rent payable during the next 12 months under the Air Rights Lease. In the event FBE, Dos Toros or Atlantic Specialty Insurance exercises its right to terminate its lease as a result of the One State Street Borrower’s failure to complete all landlord work with respect to the initial lease-up of the applicable space, the One State Street Borrower will deposit with the lender no later than 30 days following the exercise of such termination option, (i) with respect to the termination of the FBE lease, $963,563, (ii) with respect to the termination of the Dos Toros lease, $371,280 or (iii) with respect to the termination of the Atlantic Specialty Insurance lease, $1,466,424. Subject to the terms of the One State Street Whole Loan documents, the One State Street Borrower is permitted to deliver a letter of credit in lieu of its requirement to maintain cash reserves.

A-3-10

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

Lockbox and Cash Management. A hard lockbox is in place with respect to the One State Street Whole Loan. The One State Street Whole Loan has springing cash management during the continuance of a Cash Management Trigger Period (as defined below). During the continuance of a Cash Management Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the One State Street Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the One State Street Borrower in connection with the operation and maintenance of the One State Street Property, and during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the One State Street Whole Loan.

A “Cash Management Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the One State Street Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on any calendar quarter falling below 1.10x, (iv) a Material Tenant Trigger Event (as defined below), (v) any indictment for fraud by the One State Street Borrower, the guarantor, or the affiliated property manager or (vi) a Vacant Space DSCR Trigger Event (as defined below). A Cash Management Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default (or the waiver of such default) by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the One State Street Borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to Lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the One State Street Borrower, the guarantor, or the property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, in regard to clause (iv) above, a Material Tenant Trigger Event cure, in regard to clause (v) above, dismissal of the related indictment for the One State Street Borrower, or replacement of the guarantor or property manager with a replacement guarantor or a qualified manager pursuant to the loan documents, or in regard to clause (vi) above, once the Vacancy Adjusted DSCR (as define below) is at least 1.05x for a succeeding quarter or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.05x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the One State Street Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on any calendar quarter falling below 1.10x, or (iv) a Vacant Space DSCR Trigger Event. A Cash Sweep Event Period will continue until, in regard to clause (i) above, the cure of such event of default or waiver of such default by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the One State Street Borrower or the guarantor, (or the guarantor has been replaced by a guarantor acceptable to lender), or within 120 days for the affiliated property manager, (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the One State Street Borrower, the guarantor, or the affiliated property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, or in regard to clause (iv) above, (a) once the Vacancy Adjusted DSCR is at least 1.05x for a succeeding quarter or (b) the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

A “Material Tenant Trigger Event” will occur upon (i) the Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, unless such notice of intent to terminate, cancel, not extend or not renew applies to less than 15% of the leased area by such Material Tenant, (ii) a monetary event of default under the Material Tenant’s lease, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (iv) the Material Tenant’s lease being terminated unless such termination effects less than 15% of the leased area by such Material Tenant, (v) the Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations, in each case with respect to more than 50% of the Material Tenants space at the One State Street Property, or (vi) if NYS DFS is downgraded below “BBB” (or the equivalent) by Fitch, Moody’s or S&P. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, NYS DFS achieves a rating of “BBB” (or the equivalent) by each of Fitch, Moody’s and S&P.

A “Material Tenant” means (i) NYS DFS or (ii) any lease which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of either (a) the total rentable SF at the One State Street Property, provided that for purposes of such determination, any portion of such Tenant’s space which has been subleased to a subtenant (other than One State Street Borrower or an affiliate of One State Street Borrower, guarantor, Aaron Wolfson, Abraham Wolfson or a permitted successor sponsor) pursuant to a sublease which is on commercially reasonable sublease terms and which is in full force and effect shall be deemed occupied or (b) the total in-place base rent at the One State Street Property, provided that, Mizuho (and its successors or assigns) under its existing lease is not a Material Tenant.

A-3-11

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

A “Vacant Space DSCR Trigger Event” means (i) any tenant that does not constitute an investment grade tenant, has “gone dark,” vacates, ceases to occupy or discontinues its operations with respect to 25% or more of its space at the One State Street Property and (ii) the lender determines the debt service coverage ratio excluding all gross income from operations and variable operating expenses allocated to the portion of such dark, vacant or unoccupied space (the “Vacancy Adjusted DSCR”) is less than 1.05x as of the last day of any calendar quarter.

Additional Secured Indebtedness (not including trade debts). In addition to the One State Street Mortgage Loan, the One State Street Property also secures four additional pari passu senior notes, which combined with the One State Street Mortgage Loan comprise the One State Street Senior Loan with an aggregate original principal balance of $122,000,000, and four subordinate notes with an aggregate original principal balance of $238,000,000 comprising the One State Street Subordinate Companion Loans. Note A-B accrues interest at a rate of 4.25000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan. Note B-1-A accrues interest at a rate of 4.50000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan and Note A-B. Note B-1-B accrues interest at a rate of 5.00000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan, Note A-B and Note B-1-A. Note B-2 accrues interest at a rate of 5.50000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan, Note A-B, Note B-1-A and Note B-1-B. The One State Street Mortgage Loan along with the other notes that comprise the One State Street Senior Loan are each pari passu in right of payment and the One State Street Senior Loan is senior in right of payment to the One State Street Subordinate Companion Loans. The holders of the One State Street Mortgage Loan, the other notes that comprise the One State Street Senior Loan and the One State Street Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the One State Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The One State Street Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the One State Street Whole Loan documents, provided, however, that if TRIPRA is not in effect, the One State Street Borrower will not be required to pay annual premiums in excess of the Terrorism Premium Cap (defined below) in order to obtain the terrorism coverage.

“Terrorism Premium Cap” means an amount equal to two times the amount of the insurance premium that is payable in respect of the One State Street Property and business interruption/rental loss insurance required under the One State Street Whole Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy.

A-3-12

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A-3-13

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

A-3-14

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Fishers
Carmel
Marysville
Springfield
Plainfield
INDIANAPOLIS
Huber Heights
DAYTON
Greenwood
Centerville
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Asheville
Statesville
Hickory
Gastonia
Concord
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Clemson
Laurinburg
SOUTH CAROLINA
Elizabethtown
Anderson
Greenwood
Whiteville
Irmo
Florence
Athens
Lexington
COLUMBIA
Sumter
Lake City
Conway
North Myrtle Beach
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Atlantic Ocean
Charleston
Dublin
Statesboro
Beaufort

SPRING MTS.
NORTH LAS VEGAS
Nellis Air Force Base
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
MUDDY MTS.
Winchester
Strip
CLARK COUNTY
Enterprise
HENDERSON

COLO
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
Amarillo
Fort Smith
ALBUQUERQUE
Norman
OKLAHOMA
NEW MEXICO
AR
Wichita Falls
Lubbock
Denton
Plano
Shreveport
Las Cruces
FT. WORTH
DALLAS
Arlington
EL PASO
Abilene
CIUDAD JUAREZ
Midland
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
Galveston
CHIHUAHUA
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
MONTERREY
Brownsville

AFIN Portfolio

1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at Rivergate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Apopka
Titusville
Winter Park
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Zephyrhills
Kissimmee
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
TAMPA
Winter Haven
Palm Bay
Brandon
Lake Wales
ST PETERSBURG
Ft. Meade
Vero Beach
FLORIDA
Wauchula
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

A-3-15

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Retail
Original Balance(2):	$60,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$60,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	Various
Loan Purpose(3):	Recapitalization			Size:	2,418,910 SF
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$87
				Maturity Date Balance per SF(2):	$87
Mortgage Rate:	4.1910%			Property Manager:	American Finance Properties, LLC
Note Date:	12/8/2017
First Payment Date(4):	1/1/2018
Maturity Date:	1/1/2028
Original Term to Maturity(4):	121 months
Original Amortization Term:	0 months
IO Period(4):	121 months
Seasoning(4):	0 months
Prepayment Provisions(4)(5):	LO (12); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$150,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(6)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).
(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.
(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.
(4)	The first payment date for the AFIN Portfolio Whole Loan is February 1, 2018. On the Closing Date, Société Générale and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2018 payment for the AFIN Portfolio Whole Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by Société Générale and UBS AG on the Closing Date.
(5)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Promissory Notes A-3, A-4, A-9 and A-14, with an aggregate original principal balance of $60,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2017-C7

A-3-16

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Trust. The table below table summarizes the remaining promissory notes, which are currently held by Société Générale and UBS AG and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

AFIN Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	Société Générale	No
Note A-2	$25,000,000	$25,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	Société Générale	No
Note A-6	$10,000,000	$10,000,000	Société Générale	No
Note A-7	$5,000,000	$5,000,000	Société Générale	No
Note A-8	$5,000,000	$5,000,000	Société Générale	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS AG	No
Note A-11	$15,000,000	$15,000,000	UBS AG	No
Note A-12	$15,000,000	$15,000,000	UBS AG	No
Note A-13	$10,000,000	$10,000,000	UBS AG	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS AG	No
Note A-16	$5,000,000	$5,000,000	UBS AG	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 99.99% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”) and 0.01% owned by American Finance Advisors, LLC, a Delaware limited liability company.

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,632	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,516	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the AFIN Portfolio Allocated Whole Loan amount.

A-3-17

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties benefit from nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa1/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 11.6 years and a weighted average remaining lease term of 5.2 years. Additionally, 59.2% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa1/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/B	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.08
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	28		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	232		2,418,910	100.0%	$27,221,482	100.0%	$12.47

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF excludes vacant space and Toys R Us, which was underwritten as vacant.
(4)	Toys R Us was underwritten as vacant; however, is currently in occupancy and paying annual base rent of $910,305.

A-3-18

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$13.22	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.47	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

A-3-19

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.
(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.
(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.
(4)	UW Occupancy % excludes all dark and bankrupt tenants.
(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below)(including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing

A-3-20

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equals 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties, provided, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or Guarantor, (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto, (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) the percentage of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided however, with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the net operating income of the substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Mortgage Whole Loan documents.

A-3-21

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

A-3-22

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Apopka
Lockhart
Maitland
Casselberry
SEMINOLE COUNTY
Beggs Rd
Kennedy Blvd
Rosemont Plaza
Clarcona Ocoee Rd
Edgewater Dr
Center of Winter Park
SUNRAIL
Lake Maitland
Interlachen Country Club
Forest Lake Golf Club of Ocoee
Lake Meadow
Lake Orlando
Lake Orlando Golf Club
Orange Blossom Trail
Fairview Shores
Winter Park Village
Winter Park
WINTER PARK
Aloma Shopping Center
Winter Park Memorial Hospital
Rollins College
North Ln
Pine Hills
Seaboard Industrial
Apopka Vineland Rd
Hiawassee Rd
Powers Dr
Pine Hills Rd
MAX Plaza
Silver Crossing
Silver Star Rd
Lake Lucy
Starke Lake
ORANGE COUNTY
Gordon Barnett Park
Princeton St
FLORIDA HEALTH VILLAGE
Orlando Museum of Art
Orlando Science Ctr
Lake Baldwin
Winter Pines Golf Club
Goldenrod Rd
Semoran Blvd
Ocoee
West Oaks Mall
Westland Terrace Plaza
Highland Lakes Center
Pine Hills Marketplace
Parkwood Plaza
ORLANDO
Orange Tech Coll. - Orlando Campus
Colonial Plaza Mall
Orlando Fashion Square
Azalea Park
Colonial Dr
East - West Expwy
Bob Carr Theater
LYNX CENTRAL
Downtown
Orlando Executive Airport
Camping World Stadium
Amway Center
CHURCH ST.
Old Winter Garden Rd
Lake Rose
Ivey Ln
Lake Mann
Dr. Phillips Center for the Performing Arts
Lake Steer
Raleigh St
ORLANDO HEALTH
Orlando Regional Medical Ctr.
Curry Ford Rd
Conway Rd
Florida's Tpke
Metro West Village
Valencia College-W. Campus
Metro Plaza
Southwest Orlando
Eagle Nest Park
Clear Lake
Rio Grande Ave
Sodo Shopping Ctr
Windermere
Lake Down
Main St
Turkey Lake
Lake Holden
Market at Southside
Lake Margaret Dr
Ventura Country Club
Pershing Ave
Conway
Cascades at Isleworth
6th Ave
Walt Disney World Complex 9 miles
Millenia Plaza
Universal Studios Florida
The Mall at Millenia
Sky Lake
Little Lake Conway
Orlando Intl. Airport 3 miles
Hoffner Ave

Tallahassee
Jacksonville
Daytona Beach
Orlando
New Smyrna Beach
Tampa
Sarasota
Miami

Eagle Multifamily Portfolio

1	Bay	Daytona Beach, FL
2	Brookside	Orlando, FL
3	Millennium	Orlando, FL
4	Ridge	Daytona Beach, FL
5	Rose	New Smyrna Beach, FL
6	Park	Daytona Beach, FL

Florida Hospital Ormond Mem.
Holly Hill
Ocean Walk Shoppes
Ocean Center
Advanced Technology College
Tanger Outlets Daytona
Bethune-Cookman College
DAYTONA BEACH
Daytona State College
LPGA Intl. Golf Course
Volusia Mall
Embry-Riddle Aeronautical Univ.
Daytona Intl. Speedway
International Speedway Square
Volusia Square
Daytona International Airport
Daytona Beach Shores
Daytona Beach Municipal Stadium
Daytona Flea & Farmers Market
South Daytona
Tiger Bay State Forest
Atlantic Ocean
Port Orange
Ponce Inlet
VOLUSIA COUNTY
Spruce Creek Park
DeLand Municipal Airport
Spruce Creek Airport
New Smyrna Beach Mun. Airport
Marine Discovery Center
DeLand
Glencoe
New Smyrna Beach
Daytona State College
Volusia County Fair Grounds
Samsula-Spruce Creek
New Smyrna Beach Regional Ctr.
Orlando 35 miles

A-3-23

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
				Location:	Various, FL
				General Property Type:	Multifamily
Original Balance:	$59,500,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$59,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	Various/2016
Loan Purpose:	Refinance			Size:	1,242 Units
Borrower Sponsors:	TriSpan LP; Adam M. Hendry; Elan Schultz			Cut-off Date Balance per Unit:	$47,907
Mortgage Rate:	4.8200%			Maturity Date Balance per Unit:	$42,235
Note Date:	12/1/2017			Property Manager:	Tzadik Property Management, LLC (borrower-related)
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$5,886,073
Prepayment Provisions:	LO (12); YM1 (12); DEF/YM1 (92); O (4)			UW NOI Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR:	1.91x (IO) 1.48x (P&I)
Additional Debt Balance(1):	$5,000,000			Most Recent NOI:	$6,761,767 (9/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(2)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	97.6% (11/15/2017)
RE Tax:	$141,935	$70,967	N/A	2nd Most Recent Occupancy(3):	N/A
Insurance:	$30,224	$18,336	N/A	3rd Most Recent Occupancy(3):	N/A
Deferred Maintenance:	$271,799	$0	N/A	Appraised Value (as of)(5):	$82,400,000 (Various)
Replacements:	$900,000	$28,105	N/A	Cut-off Date LTV Ratio (5):	72.2%
Eagle Bay Reserve	$2,100,000	$0	N/A	Maturity Date LTV Ratio(5):	63.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,500,000	92.2%	Loan Payoff:	$55,500,000	86.0%
Mezzanine Loan(1):	$5,000,000	7.8%	Reserves:	$3,443,958	5.3%
			Closing Costs:	$1,526,842	2.4%
			Return of Equity:	$2,919,200	4.5%
			Yield Maintenance Costs:	$1,110,000	1.7%
Total Sources:	$64,500,000	100.0%	Total Uses:	$64,500,000	100.0%

(1)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Eagle Multifamily Portfolio Properties (as defined below) were acquired in August 2016 and as such, the 2nd and 3rd Most Recent NOI and 2nd and 3rd Most Recent Occupancy are unavailable.

(4)	Most Recent Occupancy is as of the underwritten rent roll dated November 15, 2017 and includes pre-leased units.

(5)	Appraised Value (as of) includes an “As-Renovated” appraised value of $22,200,000 for the Bay property (the “Bay Property”) as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Property is $19,500,000. The Appraised Value (as of) for the Eagle Multifamily Portfolio Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Properties are 74.7% and 65.8%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Eagle Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $59,500,000. The Eagle Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering a six-property garden-style multifamily portfolio comprised of 1,242 units located in central and eastern Florida (collectively, the “Eagle Multifamily Portfolio Properties”). The proceeds of the Eagle Multifamily Portfolio Mortgage Loan, along with a $5,000,000 mezzanine loan (the “Eagle Multifamily Portfolio Mezzanine Loan”), were used to refinance existing debt, fund reserves, pay closing costs, and return equity to the borrower sponsors. The borrower sponsors have approximately $6.7 million of cash equity remaining in the Eagle Multifamily Portfolio Properties following the refinance.

The Borrowers and the Borrower Sponsors. The borrowers are Tzadik Eagle Briar LLC, Tzadik Eagle Oaks LLC, Tzadik Eagle Park LLC, Tzadik Eagle Reserve LLC, Tzadik Eagle Millennium LLC and Tzadik Eagle Bay LLC (collectively, the “Eagle Multifamily Portfolio Borrower”), all of which are single-purpose Delaware limited liability companies whose sole member has two independent directors. Legal counsel to the Eagle Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Eagle Multifamily Portfolio Mortgage Loan. The Eagle Multifamily Portfolio Mortgage Loan non-recourse carveout guarantor is Adam M. Hendry, who also serves as a borrower sponsor along with TriSpan LP (“TriSpan”) and Elan Schultz.

A-3-24

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Adam M. Hendry is the founder and managing director of Tzadik Property Management, LLC (“Tzadik”), which is the property manager of the Eagle Multifamily Portfolio. Founded in 2007, Tzadik is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The borrower sponsors are subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsors’ insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

TriSpan was founded in 2015 and is an independent and management-controlled investment and wealth manager. TriSpan has offices in London, New York, and Dubai with investment business lines including alternative, liquid investment management and advisory solutions. TriSpan’s three founding partners are Elan Schultz, Osama Abbasi, and Fady Michel Abouchalache.

Elan Schultz has over 25 years of private equity experience during which time he served as a managing partner at Quilvest Private Equity Ltd., co-founded and served as a managing director of SG Merchant Banking Fund, L.P. and Cowen Capital Partners, LLC.

The Properties. The Eagle Multifamily Portfolio Properties are comprised of six garden-style multifamily properties totaling 1,242 units including four properties (699 units) located in the Daytona Beach metropolitan statistical area and two properties (543 units) located in the Orlando metropolitan statistical area. Including pre-leased units, the Eagle Multifamily Portfolio Properties were approximately 97.6% leased as of November 15, 2017. The Eagle Multifamily Portfolio Properties were built between 1964 and 1984, were all renovated in 2016, and range in size from 100 units to 343 units. Amenities at the Eagle Multifamily Portfolio Properties cumulatively include courtyards, swimming pools, clubhouses, leasing offices, fitness centers, playgrounds and laundry facilities. The Eagle Multifamily Portfolio Properties have recently benefited from a capital expenditure program, including both interior and exterior renovations and enhancements. Since the borrower sponsors acquired the Eagle Multifamily Portfolio Properties in August 2016, the borrower sponsors have invested approximately $2.9 million in the Eagle Multifamily Portfolio Properties, and will be escrowing approximately $6.0 million over the first three years of the Eagle Multifamily Portfolio Mortgage Loan term specifically for capital improvement renovations.

The following table represents each property comprising the Eagle Multifamily Portfolio Properties by descending Allocated Cut-off Date Loan Amount:

Eagle Multifamily Portfolio Properties Summary
Property Name	Location	Year Built/ Renovated	No. of Units(1)	Occupancy(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value(2)	Cut-off Date LTV Ratio(2)
Bay	Daytona Beach, FL	1974/2016	248	97.2%	$1,192,806	21.5%	$15,871,498	26.7%	$22,200,000	71.5%
Brookside	Orlando, FL	1984/2016	343	96.8%	$1,334,519	24.1%	$13,117,540	22.0%	$18,100,000	72.5%
Millennium	Orlando, FL	1975/2016	200	99.0%	$992,631	17.9%	$11,957,978	20.1%	$16,500,000	72.5%
Ridge	Daytona Beach, FL	1973/2016	232	98.7%	$1,099,086	19.8%	$10,363,581	17.4%	$14,300,000	72.5%
Rose	New Smyrna Beach, FL	1973/2016	100	97.0%	$492,366	8.9%	$4,203,410	7.1%	$5,800,000	72.5%
Park	Daytona Beach, FL	1964/2016	119	96.6%	$437,418	7.9%	$3,985,993	6.7%	$5,500,000	72.5%
Total/Wtd. Avg.			1,242	97.6%	$5,548,827	100.0%	$59,500,000	100.0%	$82,400,000	72.2%

(1)	Occupancy is based on the rent roll as of November 15, 2017 and includes pre-leased units. Beginning in October 2016 through and including August 2017, occupancy declined as a result of 148 units being taken offline for renovations at the Bay Property. Additionally, the occupancy further declined in September 2017 as a result of Hurricane Irma. The nine units damaged by Hurricane Irma were underwritten as vacant, but are pre-leased and expected to be ready for occupancy by January 1, 2018.

(2)	Appraised Value includes an “As-Renovated” appraised value of $22,200,000 for the Bay Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The Cut-off Date LTV Ratio assuming the $19,500,000 “As-Is” appraised value for the Bay Property is 81.4%. The Appraised Value for the Eagle Multifamily Portfolio Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV Ratio assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Properties is 74.7%.

The Market. According to the appraisals, the Eagle Multifamily Portfolio Properties are located in the Orlando and Daytona Beach metropolitan statistical area multifamily markets, which support overall average occupancies of 95.5% and 96.2%, respectively. The appraisal also provided the average monthly rental rates which ranged from $888 to $1,094 per unit. Additionally, the appraisal identified two observable submarkets within the Eagle Multifamily Portfolio Properties. As of the second quarter 2017, the Eagle Multifamily Portfolio Properties identified as Brookside and Millennium are located in submarkets with occupancies of 98.2% and 95.2%, respectively, and average monthly rental rates of $827 and $1,080 per unit, respectively. The chart below summarizes the appraisals’ findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the Eagle Multifamily Portfolio Properties.

Eagle Multifamily Portfolio Properties Market Rent and Vacancy

Property Name	Metropolitan Statistical Area	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units(1)	Contract Rent Per Unit(1)	Appraiser Rent Per Unit(2)	Market Vacancy(2)	UW Vacancy(1)
Bay	Daytona Beach	$15,871,498	26.7%	248	$830	$888	3.8%	7.0%
Brookside	Orlando	$13,117,540	22.0%	343	$683	$827	1.8%	5.0%
Millennium	Orlando	$11,957,978	20.1%	200	$846	$1,080	4.8%	7.2%
Ridge	Daytona Beach	$10,363,581	17.4%	232	$772	$888	3.8%	5.0%
Rose	Daytona Beach	$4,203,410	7.1%	100	$708	$888	3.8%	5.0%
Park	Daytona Beach	$3,985,993	6.7%	119	$698	$888	3.8%	5.0%
Total/Avg.		$59,500,000	100.0%	1,242	$756	$910	3.6%	5.8%

(1)	Information is based on the underwritten rent roll.

(2)	Appraiser Market Rent Per Unit and Market Vacancy represents the appraisers’ submarket rent and vacancy with the exception of the Bay, Ridge, Rose and Park properties, which reflects the appraisers market conclusions as there was no observable submarket.

A-3-25

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagle Multifamily Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	9/30/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	N/A	$11,457,295	$11,322,564	$9,116
Other Income(2)	N/A	N/A	N/A	$1,020,770	$970,043	$781
Less Vacancy & Concessions	N/A	N/A	N/A	($1,064,470)	($1,040,525)	($838)
Effective Gross Income	N/A	N/A	N/A	$11,413,595	$11,252,082	$9,060
Total Operating Expenses	N/A	N/A	N/A	$4,651,828	$5,366,008	$4,320
Net Operating Income	N/A	N/A	N/A	$6,761,767	$5,886,073	$4,739
Capital Expenditures	N/A	N/A	N/A	$0	$337,246	$272
Net Cash Flow	N/A	N/A	N/A	$6,761,767	$5,548,827	$4,468

Occupancy %(3)	N/A	N/A	N/A	94.8%	94.2%
NOI DSCR (P&I)	N/A	N/A	N/A	1.80x	1.57x
NCF DSCR (P&I)	N/A	N/A	N/A	1.80x	1.48x
NOI Debt Yield	N/A	N/A	N/A	11.4%	9.9%
NCF Debt Yield	N/A	N/A	N/A	11.4%	9.3%

(1)	The Eagle Multifamily Portfolio Properties were acquired in August 2016 and as such, historical financial information is unavailable.

(2)	Other Income includes ratio utility billing systems (RUBS) income, termination fees, late fees and other miscellaneous income.

(3)	Beginning in October 2016 through and including August 2017, occupancy declined as a result of 148 units being taken offline for renovations at the Bay Property. Additionally, the occupancy further declined in September 2017 as a result of Hurricane Irma. The nine units damaged by Hurricane Irma were underwritten as vacant, but are pre-leased and expected to be ready for occupancy by January 1, 2018. Including pre-leased units, the Eagle Multifamily Portfolio Properties were 97.6% physically occupied as of November 15, 2017.

Escrows and Reserves. The Eagle Multifamily Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $141,935 for real estate taxes, $30,224 for insurance premiums, $900,000 for replacement reserves, $271,799 for deferred maintenance, and $2,100,000 for the completion of capital expenses, repairs and work related to the Bay Property. In addition, the Eagle Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly escrows of $70,967 for real estate taxes, $18,336 for insurance premiums and other assessments, and $28,105 for replacement reserves. The Eagle Multifamily Portfolio Mortgage Loan documents also provide for an additional $1,686,064 for replacement reserves to be deposited from and including January 2019 through and including December 1, 2020, which is equal to the difference between the interest-only and principal and interest debt service payments for years two and three of the Eagle Multifamily Portfolio Mortgage Loan term.

Lockbox and Cash Management. The Eagle Multifamily Portfolio Mortgage Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the Eagle Multifamily Portfolio Mortgage Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.20x, or (iv) the lender’s receipt of notice from Eagle Multifamily Portfolio Mezzanine Loan lender that an event of default has occurred and is continuing under the Eagle Multifamily Portfolio Mezzanine Loan documents, and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Eagle Multifamily Portfolio Mortgage Loan and all other obligations under the Eagle Multifamily Portfolio Mortgage Loan documents have been repaid in full or (2) the Eagle Multifamily Portfolio Mortgage Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, the lender’s receipt of notice from mezzanine lender that no event of default is then continuing under the mezzanine loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Eagle Multifamily Portfolio Mezzanine Loan is secured by the equity in the Eagle Multifamily Portfolio Borrower. The Eagle Multifamily Portfolio Mezzanine Loan has an original principal balance $5,000,000, has an interest only coupon of 11.0000% until November 30, 2020 and 12.0000% thereafter and is coterminous with the Eagle Multifamily Portfolio Mortgage Loan. Including the Eagle Multifamily Portfolio Mortgage Loan and the Eagle Multifamily Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 78.3%, 1.27x and 9.1%, respectively. The Eagle Multifamily Portfolio Mortgage Loan lender and Eagle Multifamily Portfolio Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Properties. Provided no event of default exists under the Eagle Multifamily Portfolio Mortgage Loan, (1) at any time after two years from the closing date of the securitization of the last promissory note to be securitized or (2) at any time after one year from the origination date of the Eagle Multifamily Portfolio Mortgage Loan, the Eagle Multifamily Portfolio Borrower may obtain a release of any of the Eagle Multifamily Portfolio Properties upon a bona fide third-party sale of such individual property(ies), provided that among other conditions, (a) no event of default has occurred and is continuing, (b) (x) in the event of (1) above, partial defeasance of 115% of the released property’s allocated loan balance or (y) in the event of (2) above, partial prepayment of 115% of the released property’s allocated loan balance plus a yield maintenance premium, (c) the loan-to-value ratio with respect to the remaining Eagle Multifamily Portfolio Properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining Eagle Multifamily Portfolio Properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The Eagle Multifamily Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-26

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A-3-27

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

A-3-28

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

A-3-29

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Office
Original Balance(1):	$55,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$54,864,814			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,572,700 SF
Borrower Sponsor:	Andrew J. Segal			Cut-off Date Balance per SF(1):	$72
Mortgage Rate:	4.6100%			Maturity Date Balance per SF(1):	$58
Note Date:	10/6/2017			Property Manager:	Boxer Property Management Corporation (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	2 months
Prepayment Provisions:	LO (26); DEF (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(4):	$20,578,171
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield(1):	11.2%
Additional Debt Balance(1)(2):	$129,680,470			UW NOI Debt Yield at Maturity(1):	13.7%
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			UW NCF DSCR(1):	1.64x
Reserves(3)				Most Recent NOI(4):	$16,618,026 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$14,293,715 (12/31/2016)
RE Tax:	$2,076,255	$337,483	N/A	3rd Most Recent NOI:	$16,387,470 (12/31/2015)
Insurance:	$271,808	$20,908	N/A	Most Recent Occupancy:	77.5% (8/31/2017)
Replacements:	$150,000	$53,598	$1,157,715	2nd Most Recent Occupancy:	72.1% (12/31/2016)
TI/LC:	$7,176,724	$0	$3,859,050	3rd Most Recent Occupancy:	70.7% (12/31/2015)
Outstanding TI/LC:	$2,575,793	$0	N/A	Appraised Value (as of):	$287,750,000 (Various)
Deferred Maintenance:	$196,044	$0	N/A	Cut-off Date LTV Ratio(1):	64.1%
Free Rent Reserve:	$1,656,704	$0	N/A	Maturity Date LTV Ratio(1):	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$185,000,000	99.7%	Loan Payoff(5):	$169,099,307	91.2%
Borrower Equity:	$500,000	0.3%	Reserves:	$14,103,328	7.6%
			Closing Costs:	$2,297,365	1.2%
Total Sources:	$185,500,000	100.0%	Total Uses:	$185,500,000	100.0%

(1)	The National Office Portfolio Mortgage Loan (as defined below) is part of the National Office Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the National Office Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	The increase in Net Operating Income from 8/31/2017 TTM to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(5)	Includes $129,463,638 of the allocated loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

The Mortgage Loan. The fourth largest mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The National Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or “National Office Portfolio”). The National Office Portfolio Whole Loan was originated by Ladder Capital Finance LLC, by and through its branch office at 345 Park Avenue, New York, New York (“LCF”). Promissory Notes A-1-A and A-1-B, with an aggregate original principal balance of $55,000,000, represent the National Office Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-5-A, with an original principal balance of $35,000,000, was contributed to the UBS 2017-C5 Trust, Promissory Note A-3, with an original principal balance of $30,000,000, was contributed to the WFCM 2017-C41 Trust, Promissory Note A-2-A, with an original principal balance of $25,000,000, was contributed to the CCUBS 2017-C1 Trust, and Promissory Note A-4-B, with an original principal balance of $40,000,000, is expected to be contributed to the UBS 2017-C6 Trust. The National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-30

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

National Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$34,913,973	UBS 2017-C7	Yes
Note A-1-B	$20,000,000	$19,950,842	UBS 2017-C7	No
Note A-2-A	$25,000,000	$24,938,552	CCUBS 2017-C1	No
Note A-3	$30,000,000	$29,926,262	WFCM 2017-C41	No
Note A-4-B	$40,000,000	$39,901,683	UBS 2017-C6(1)	No
Note A-5-A	$35,000,000	$34,913,973	UBS 2017-C5	No
Total	$185,000,000	$184,545,285

(1)	Promissory Note A-4-B is expected to be contributed to the UBS 2017-C6 Trust.

The Borrower and the Borrower Sponsor. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

Andrew J. Segal is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in an aggressive leasing program to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF of office space, 1,265 hotel keys, and 1,090,395 SF of retail space. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

The Properties. The National Office Portfolio Properties are comprised of 18 office properties totaling 2,572,700 SF located throughout the Dallas, Texas MSA (1,605,894 SF; 62.4% of NRA; 64.0% of UW NOI), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA; 17.8% of UW NOI), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA; 4.7% of UW NOI), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA; 13.5% of UW NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 SF to 381,383 SF. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table presents certain information relating to the National Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)(3)
8330 LBJ Freeway	Dallas, TX	1984/2010	381,383	$3,200,440	17.2%	$34,167,811	18.5%	$42,750,000	79.9%
101 East Park Boulevard	Plano, TX	1983/2012	225,445	$2,678,991	14.4%	$26,754,079	14.5%	$36,100,000	74.1%
13601 Preston Road	Dallas, TX	1973/2009	261,975	$2,018,081	10.8%	$21,493,042	11.6%	$27,500,000	78.2%
1750 East Golf Road	Schaumburg, IL	1985/2013	212,212	$2,623,222	14.1%	$17,456,986	9.5%	$35,400,000	49.3%
14800 Quorum Drive	Addison, TX	1981/2011	103,877	$828,328	4.4%	$9,696,109	5.3%	$13,550,000	71.6%
1995 North Park Place	Atlanta, GA	1985/2013	99,920	$824,186	4.4%	$8,618,764	4.7%	$12,200,000	70.6%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	1973/2014	121,528	$935,783	5.0%	$8,511,029	4.6%	$10,600,000	80.3%
4751 Best Road	Atlanta, GA	1987/2013	93,084	$809,188	4.3%	$8,080,091	4.4%	$11,900,000	67.9%
The Centre - 4099 McEwen Road	Farmers Branch, TX	1979/2013	123,711	$727,275	3.9%	$7,020,701	3.8%	$11,800,000	59.5%
The Centre - 4101 McEwen Road	Farmers Branch, TX	1979/2013	124,326	$551,675	3.0%	$7,020,701	3.8%	$12,100,000	58.0%
11225 North 28th Drive	Phoenix, AZ	1982/2011	135,501	$391,454	2.1%	$6,571,807	3.6%	$9,070,000	72.5%
10000 North 31st Ave	Phoenix, AZ	1982/2012	128,180	$375,262	2.0%	$5,901,459	3.2%	$9,900,000	59.6%
The Centre - 4001 McEwen Road	Farmers Branch, TX	1980/2013	95,192	$591,253	3.2%	$5,486,481	3.0%	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	1981/2015	85,212	$558,699	3.0%	$4,632,585	2.5%	$8,400,000	55.1%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	1979/2014	111,223	$147,597	0.8%	$4,089,923	2.2%	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	1973/2014	65,158	$578,297	3.1%	$3,357,727	1.8%	$5,880,000	57.1%
12100 Ford Road	Farmers Branch, TX	1979/2012	158,004	$391,528	2.1%	$3,092,380	1.7%	$12,500,000	24.7%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	1979/2013	46,769	$417,387	2.2%	$2,593,609	1.4%	$6,300,000	41.2%
Total/Wtd. Avg.			2,572,700	$18,648,646	100.0%	$184,545,285	100.0%	$287,750,000	64.1%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the National Office Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

The four largest properties (by NRA) in the National Office Portfolio (collectively making up approximately 56.4% of the National Office Portfolio’s UW NCF) are summarized below:

The 8330 LBJ Freeway property consists of 381,383 SF of Class B office space in two eight- and 12-story office buildings and, as of August 31, 2017, was 85.3% occupied. Built in 1984, the buildings within the property include two common conference rooms, an 85-seat stadium style auditorium, a fitness center and on-site café. The 8330 LBJ Freeway property is located 0.1 miles south of I-635 and 0.2 miles east of I-75. The largest tenant at the 8330 LBJ Freeway property is Trinity Universal Insurance Co, which occupies 84,114 SF (22.1% of the NRA of the 8330 LBJ Freeway property) and comprises 22.0% of the 8330 LBJ Freeway property’s underwritten base rent (3.9% of the National Office Portfolio’s underwritten base rent).

A-3-31

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

The 13601 Preston Road property consists of a 261,975 SF midrise office building and, as of August 31, 2017, was 82.0% occupied. Built in 1973, the building is located on the north side of Alpha Road, approximately 550 feet west of Preston Road. The 13601 Preston Road property is located in North Dallas, which is located immediately north of LBJ Freeway between Preston Road and Montfort Drive. The 13601 Preston Road property is located adjacent to the north of the current Dallas Midtown, an over $4 billion redevelopment of the former Valley View Mall, and less than one-mile east of the North Dallas Tollway and Galleria Mall. The largest tenant at the 13601 Preston Road property is AT&T, which occupies 13,358 SF (5.1% of the NRA of the 13601 Preston Road property) and comprises 5.9% of the 13601 Preston Road property’s underwritten base rent (0.5% of the National Office Portfolio’s underwritten base rent).

The 101 East Park Boulevard property consists of a 225,445 SF, 13-story office building and, as of August 31, 2017, was 87.1% occupied. Built in 1983, the building is located at the southwest corner of Park Boulevard and Republic Drive in Plano, Collin County, Texas. The largest tenant at the 101 East Park Boulevard property is M. White & Associates, LLC, which occupies 24,896 SF (11% of the NRA of the 101 East Park Boulevard property) and represents 11.2% of the 101 East Park Boulevard property’s underwritten base rent (1.1% of the National Office Portfolio’s underwritten base rent).

The 1750 East Golf Road property consists of a Class B, 12-story office building encompassing 212,212 rentable SF and 244,050 gross SF. Additionally, there is a two-story parking garage at the rear of the 1750 East Golf Road property that contains 295 parking spaces, with an additional 417 surface parking spaces surrounding the improvements. The 1750 East Golf Road property was constructed in 1985 and the 1750 East Golf Road property’s site consists of approximately 357,192 SF or approximately 8.20 acres of land. The 1750 East Golf Road property is located on the north side of East Golf Road, opposite the Woodfield Mall. The 1750 East Golf Road property benefits from its location near the core of the commercial district of Schaumburg and to the city of Chicago, O’Hare International Airport, and the growing industrial, residential, office and retail sectors of the Schaumburg, Rolling Meadows, Elk Grove Village, Hoffman Estates, and Barrington areas. The largest tenant at the 1750 East Golf Road property is Career Education Corporation, which occupies 116,387 SF (54.8% of the NRA of the 1750 East Golf Road property) and comprises 56.4% of the 1750 East Golf Road property’s underwritten base rent (8.8% of the National Office Portfolio’s underwritten base rent).

The following table presents certain information relating to the major leases at the National Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Career Education Corporation	1750 East Golf Road	NR/NR/NR	116,387	4.5%	$3,176,713	8.8%	$27.29	5/31/2020
Trinity Universal Insurance Co(4)	8330 LBJ Freeway	A-/A3/A-	84,114	3.3%	$1,387,881	3.9%	$16.50	6/30/2025
Assurance Agency, Ltd(5)	1750 East Golf Road	NR/NR/NR	63,113	2.5%	$1,716,198	4.8%	$27.19	9/30/2023
Nurtur Health, Inc.(6)	The Centre - 4001 McEwen Road	NR/NR/NR	47,780	1.9%	$788,370	2.2%	$16.50	12/31/2020
Centene Corporation(6)	The Centre - 4000N&S McEwen Road	NR/NR/NR	46,769	1.8%	$748,304	2.1%	$16.00	12/31/2020
Subtotal/Wtd. Avg.			358,163	13.9%	$7,817,466	21.7%	$21.83
Remaining Tenants			1,635,654	63.6%	$28,172,756	78.3%	$17.22
Vacant Space			578,883	22.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,572,700	100.0%	$35,990,222	100.0%	$18.05

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

A-3-32

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/Other	51	39,513	1.5%	1.5%	$6.85	$270,677	0.8%	0.8%
2017	109	85,872	3.3%	4.9%	$16.82	$1,444,085	4.0%	4.8%
2018	497	472,242	18.4%	23.2%	$17.17	$8,109,026	22.5%	27.3%
2019	136	237,336	9.2%	32.5%	$16.53	$3,923,323	10.9%	38.2%
2020	129	453,555	17.6%	50.1%	$19.60	$8,888,453	24.7%	62.9%
2021	48	169,035	6.6%	56.7%	$16.28	$2,752,426	7.6%	70.5%
2022	41	125,942	4.9%	61.5%	$18.23	$2,295,525	6.4%	76.9%
2023	16	178,109	6.9%	68.5%	$21.88	$3,897,421	10.8%	87.7%
2024	7	31,737	1.2%	69.7%	$18.26	$579,435	1.6%	89.4%
2025	7	105,069	4.1%	73.8%	$16.72	$1,756,997	4.9%	94.2%
2026	5	11,420	0.4%	74.2%	$20.78	$237,306	0.7%	94.9%
2027	3	29,575	1.1%	75.4%	$24.76	$732,317	2.0%	96.9%
2028 & Beyond	5	54,412	2.1%	77.5%	$20.28	$1,103,231	3.1%	100.0%
Vacant	0	578,883	22.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1,054	2,572,700	100.00%		$18.05	$35,990,222	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 SF (62.4% of total portfolio SF), which generate $11,963,658 in UW NCF (64.2% of total UW NCF). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million SF of office space with 705,773 SF of positive absorption. As of second quarter 2017, the Dallas-Fort Worth MSA office market is 85.7% occupied with an average asking rent of $24.64 PSF. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million SF of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million SF of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 PSF. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 PSF. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million SF of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20

(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 SF (19.1% of total portfolio SF), which generate $3,295,050 in UW NCF (17.7% of total UW NCF). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 PSF. Total office inventory in the Atlanta market area amounted to 307,054,764 SF in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 PSF in 2012. In the Atlanta market, there is currently 5,273,668 SF of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

A-3-33

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million SF across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 PSF. The South Atlanta office submarket contains a total inventory of 24.7 million SF of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 PSF. The Northwest Atlanta office submarket contains a total inventory of 50.2 million SF of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Office Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM(1)	UW(1)(2)(3)	UW PSF
Gross Potential Rent	$42,129,832	$44,419,786	$42,402,377	$43,350,092	$45,744,828	$17.78
Total Recoveries	$1,053,998	$1,438,663	$1,599,768	$1,768,146	$2,773,638	$1.08
Other Income	$675,665	$835,275	$680,692	$707,505	$707,505	$0.28
Less Vacancy & Credit Loss	($12,422,571)	($12,813,958)	($12,620,315)	($11,220,908)	($10,595,946)	($4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	$15.02
Total Operating Expenses	$16,957,854	$17,492,296	$17,768,808	$17,986,810	$18,051,854	$7.02
Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	$8.00
Tenant Improvements	$0	$0	$0	$0	$643,175	$0.25
Leasing Commissions	$0	$0	$0	$0	$643,175	$0.25
Replacement Reserves	$0	$0	$0	$0	$643,175	$0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	$7.25

Occupancy %	66.3%	70.7%	72.1%	75.3%	78.2%
NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	11.2%
NCF Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	10.1%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of August 31, 2017.

(3)	UW Total Recoveries represent utility reimbursement due from tenants under their leases. The increase in UW Total Recoveries when compared to the TTM is due to the gross up of vacant spaces on the rent roll. On a net basis, LCF has underwritten reimbursements of approximately $2.25 million, consistent with the TTM Utility Reimbursements of $2.0 million.

(4)	Debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Escrows and Reserves. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be collected on an ongoing basis. Such reserve is capped at $1,157,715 ($0.45 PSF), however, collections will resume if the reserve is drawn down upon. In addition, every four years the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future TI / LCs in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

A-3-34

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender, which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under management or advisement) in excess of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the National Office Portfolio Whole Loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. In connection with a sale of the properties and assumption of the loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C7 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Release of Property. Not permitted.

Release of Parcel. Not permitted.

Terrorism Insurance. The National Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the National Office Portfolio Whole Loan documents.

A-3-35

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

A-3-36

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Tryad Industrial & Business Center
Rochester Technology Park
Rochester, NY 14624
ONTARIO
Kingston
Barrie
Peterborough
Newmarket
Markham
Oshawa
TORONTO
Brampton
MISSISSAUGA
Oakville
Hamilton
Lake Ontario
Watertown
Oswego
Fulton
Syracuse Hancock Int. Airport
Brockport
ROCHESTER
Lockport
Niagara Falls
Buffalo Niagara Int. Airport
Ft. Erie
BUFFALO
Baldwinsville
Macedon
SYRACUSE
Auburn
Geneva
West Seneca
Lake Erie
Cortland
Dunkirk
NEW YORK
Ithaca
Corning
Elmira
Binghamton
Jamestown
Olean
Sayre
Warren
PENNSYLVANIA
Lake Ontario St. Pkwy
Lake Shore CC
Ontario Beach Park
Charlotte-Genesee Lighthouse
Latta Rd
Sawyer Park
Long Pond Rd
Mt Read Blvd
Dewey Ave
Denise Rd
Northgate Plaza
Lake Ave
English Road Park
Irondequoit
Bennington Dr
Turning Point Park
Genesee River
St. Paul Blvd
Maiden Ln
Stone Rd
Mc Call Rd
Fetzner Rd
Greece
Homewood Suites by Hilton/ Rochester
Rochester Airport Marriott
Stoneridge Plaza
Seneca Park
Seneca Park Zoo
Hudson Ave
Mall at Greece Ridge
Ridge Rd
Kodak Center
Greece Canal Park
Straub Rd
Big Ridge Rd
Quintel Corp. HQ
Ridgeway Ave
Holleder Technology Park
Unity Hospital
Erie Canal
EASTMAN BUSINESS PARK
Gannett Co.
General Motors Components
Driving Park Ave
Maplewood Park
St. Paul St
N. Clinton Ave
Ave D
Lexington Ave
Canal Landing Professional Park
Li Destri Foods
Thermo Fisher Scientific
MONROE COUNTY
Spencerport Rd
Gates Mem. Park
ROCHESTER
Gillett Rd
Lyell Rd
Elmgrove Rd
Lyell Ave
North American Breweries
ROCHESTER AMTRAK
North St
Frontier Field
Ogden
Gates
Downtown
Manitou Rd
Wegman Rd
Buffalo Rd
West Ave
W. Main St
Reynolds St
Blue Cross Arena
Westmar Plaza
Howard Rd
West Gates Shopping Center
Genesee St
Wegmans Corporate HQ
Brooklea Country Club
Staybridge Suites Roch. Univ.
Highland Park
Univ. of Rochester River Campus
Westside Dr
Fisher Rd
Fairfield Inn by Marriott Rochester Airport
Ramada Plaza Rochester Airport
Strong Memorial Hospital
Elmwood Ave
Genesee Valley Park
Greater Rochester International Airport
Scottsville Rd
Univ. of Rochester School of Medicine
Chili Ave
Chili
E. River Rd
Monroe Community Hospital
Genesee Valley Golf Course
University of Rochester
Paul Rd
Chili Paul Plaza
Crittenden Rd
Monroe Community College
Archer Rd
Radisson Hotel Rochester Airport
Brighton Henrietta Town Line Rd
Buffalo 67 miles
Ballantyne Rd
South Town Plaza
W. Henrietta Ave
W. Jefferson Rd
John St
Marketplace Mall
Rochester Institute of Technology
Gene Polisseni Center
Henrietta
E. River Rd
18
390
104
386
31
531
490
33
33A
383
15
204
252A
252

A-3-37

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE; UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Rochester, NY 14624
				General Property Type:	Industrial
Original Balance(1):	$54,000,000			Detailed Property Type:	Flex
Cut-off Date Balance(1):	$54,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.1%			Year Built/Renovated:	1966-1983/2000-2004, 2017
Loan Purpose:	Refinance			Size:	3,353,230 SF
Borrower Sponsor:	Leslie Westreich, Mort Yashar			Cut-off Date Balance per SF(1):	$33
Mortgage Rate:	5.0210%			Maturity Date Balance per SF(1):	$27
Note Date:	12/11/2017			Property Manager:	Tech Park Manager LLC (borrower related)
First Payment Date(2):	1/6/2018
Maturity Date:	1/6/2028
Original Term to Maturity(2):	121 months
Original Amortization Term:	360 months
IO Period(2):	1 month
Seasoning(3):	0 months
Prepayment Provisions(2)(3):	LO (24); DEF (92); O (5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(7):	$11,640,635
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			UW NOI Debt Yield(1):	10.5%
Additional Debt Balance(1)(4):	$56,500,000/$19,500,000			UW NOI Debt Yield at Maturity(1):	12.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	1.42x
Reserves(5)				Most Recent NOI(7):	$10,759,437 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(7):	$9,528,464 (12/31/2016)
RE Tax:	$700,000	$100,000	N/A	3rd Most Recent NOI(7):	$5,920,327 (12/31/2015)
Insurance:	$144,000	$24,000	N/A	Most Recent Occupancy(6)(7):	68.3% (12/7/2017)
Replacements:	$0	$51,576	N/A	2nd Most Recent Occupancy(7):	66.9% (12/31/2016)
Immediate Repairs:	$45,250	$0	N/A	3rd Most Recent Occupancy(7):	61.7% (12/31/2015)
Rollover:	$3,000,000	Springing	$3,000,000	Appraised Value (as of):	$210,000,000 (12/1/2017)
TI/LC(6):	$9,203,324	$0	N/A	Cut-off Date LTV Ratio(1):	52.6%
Free Rent Holdback(6):	$1,917,974	$0	N/A	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,500,000	85.0%	Loan Payoff:	$58,876,247	45.3%
Mezzanine Loan(4):	$19,500,000	15.0%	Partnership Payoff(8):	$31,657,140	24.4%
			Reserves:	$15,010,548	11.5%
			Closing Costs:	$2,390,858	1.8%
			Return of Equity	$22,065,207	17.0%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Tryad Industrial & Business Center Mortgage Loan (as defined below) is part of the Tryad Industrial & Business Center Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $110,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Tryad Industrial & Business Center Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan (as defined below) are $39, $33, 9.0%, 10.5%, 1.10x, 61.9%, and 52.6%, respectively.
(2)	The first payment date for the Tryad Industrial & Business Center Whole Loan is February 6, 2018. On the Closing Date, CCRE and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the Tryad Industrial & Business Center Whole Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by CCRE and UBS AG on the Closing Date.
(3)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of January 6, 2018. Following the lockout period, the borrower has the right to defease the Tryad Industrial & Business Center Whole Loan in whole, but not in part, on any date before September 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 6, 2021. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected UBS 2017-C7 securitization closing date in December 2017. The actual lockout period may be longer. Partial release of vacant parcels is permitted. See “Release of Property” below for further discussion of release requirements.
(4)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of mezzanine debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Kodak Alaris (248,184 SF) executed a 10-year lease in July 2017. The tenant is expected to take occupancy of a portion of its space in March 2018 and its remaining space in May 2018. At loan origination, the Tryad Industrial & Business Center Borrower (as defined below) deposited (i) approximately $9,203,324 into a TI/LC reserve, of which approximately $8,729,407 is earmarked for Kodak Alaris, and (ii) approximately $1,917,974 into a free rent reserve earmarked for Kodak Alaris.
(7)	The borrower sponsor acquired the Tryad Industrial & Business Center Property (as defined below) in 2007 and has since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.3% as of December 7, 2017.
(8)	Leslie Westreich, one of the non-recourse carveout guarantors, structured certain capital projects related to the Tryad Industrial & Business Center Property as loans to the partnership. The “Partnership Payoff” represents the payoff of such loans.

The Mortgage Loan. The fifth largest mortgage loan (the “Tryad Industrial & Business Center Mortgage Loan”) is part of a whole loan (the “Tryad Industrial & Business Center Whole Loan”) with an aggregate original principal balance of $110,500,000. The Tryad Industrial & Business Center Whole Loan is secured by a first priority fee mortgage encumbering eleven office and industrial/flex buildings totaling 3,353,230 SF located in Rochester, New York (the “Tryad Industrial & Business Center Property”). Promissory Notes A-1-1 and A-2-1, with an aggregate original principal balance of $54,000,000, represent

A-3-38

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

the Tryad Industrial & Business Center Mortgage Loan and will be included in the UBS 2017-C7 Trust. The remaining pari passu notes, with an aggregate original principal balance of $56,500,000 (collectively, the “Tryad Industrial & Business Center Pari Passu Companion Loans”), are currently held by CCRE and UBS AG, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions. The Tryad Industrial & Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust until the securitization of the controlling Tryad Industrial & Business Center Pari Passu Companion Loan, from and after which the Tryad Industrial & Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Tryad Industrial & Business Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$27,000,000	$27,000,000	UBS 2017-C7	No
Note A-1-2	$13,000,000	$13,000,000	CCRE	Yes
Note A-1-3	$10,000,000	$10,000,000	CCRE	No
Note A-1-4	$5,250,000	$5,250,000	CCRE	No
Note A-2-1	$27,000,000	$27,000,000	UBS 2017-C7	No
Note A-2-2	$13,000,000	$13,000,000	UBS AG	No
Note A-2-3	$10,000,000	$10,000,000	UBS AG	No
Note A-2-4	$5,250,000	$5,250,000	UBS AG	No
Total	$110,500,000	$110,500,000		No

The proceeds of the Tryad Industrial & Business Center Whole Loan, together with a mezzanine loan with an original principal balance of $19,500,000 (the “Tryad Industrial & Business Center Mezzanine Loan”), were used to refinance the Tryad Industrial & Business Center Property, pay off a partnership loan, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Tech Park Owner LLC (the “Tryad Industrial & Business Center Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote with two independent directors. The Tryad Industrial & Business Center Borrower provided a non-consolidation opinion at origination. The borrower sponsors and the nonrecourse carve-out guarantors, who are jointly and severally liable, are Leslie Westreich and Mort Yashar. Mr. Westreich and Mr. Yashar are principals of Tryad Group and each have more than 25 years of experience as real estate developers having owned and developed properties in more than 15 states.

Founded in 2004, the Tryad Group is a diversified real estate organization based in New York City. The Tryad Group’s portfolio includes approximately 6.0 million SF of commercial real estate throughout New York, New Jersey, Florida, Pennsylvania and Michigan. Tryad Group oversees all leasing and management functions at their properties.

The Property. The Tryad Industrial & Business Center Property is a 3.4 million SF industrial/flex office park comprised of 14 buildings located in Rochester, New York. Eleven of the buildings are occupied by a variety of office and industrial tenants including high tech manufacturing tenants, call centers and warehouse tenants. The three other buildings include a service garage, salt storage building and storage shed. The Tryad Industrial & Business Center Property also features a full-service cafeteria.

The Tryad Industrial & Business Center Property is one of the largest technology parks in the United States with office, research, distribution, industrial, and manufacturing space in 11 connected buildings. The Tryad Industrial & Business Center Property has sophisticated telecommunications and onsite security configurations with a direct digital energy management system for HVAC and lighting control throughout the complex, and has its own utility plant for chilled water, and compressed air services. The Tryad Industrial & Business Center Property is located near access to major highways and is within 6 miles of Greater Rochester International Airport.

The Tryad Industrial & Business Center Property is situated along NY-531 and has its own highway exit, offering ease of access for the 4,000+ employees that travel there on a daily basis. There are several bus stops within the campus providing access from downtown Rochester. Additionally, the Tryad Industrial & Business Center Property includes 8,429 parking spaces situated across six interconnected parking lots. Given the vast size of the parking areas, the borrower sponsor added a shuttle service throughout the park and parking lot for employees.

The Tryad Industrial & Business Center Property was originally constructed from 1966 to 1983 for Kodak as one of their primarily facility in Rochester and was renovated from 2000 to 2004 as well as 2017. Since 2007, the Tryad Industrial & Business Center Property has undergone approximately $34.3 million of capital expenditures and tenant improvements. Additionally, the borrower sponsor has invested approximately $1.25 million in capital expenditures since 2015, which include upgrading and expanding the parking lot, installing new server technology to better accommodate tenants and the building systems and new property maintenance equipment.

Since acquiring the Tryad Industrial & Business Center Property in 2007, the borrower sponsor has leased up over 1.7 million SF of space, bringing occupancy from approximately 20% at acquisition to 68.3% as of December 7, 2017. Notable new tenants include Bottling Group LLC (a subsidiary of PepsiCo) (107,236 SF), Jacobson Warehouse Co. (107,447 SF), University of Rochester (150,963 SF), Kodak Alaris (248,184 SF) and Bridgestone Tires (31,624 SF), among others.

A-3-39

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Tryad Industrial & Business Center Historical Occupancy

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
20.0%	34.6%	36.5%	37.2%	41.2%	46.1%	50.9%	55.9%	61.7%	66.9%	68.3%

Major Tenants.

Maximus (195,450 SF, 5.8% of NRA, 17.9% of underwritten base rent). Founded in 1975, Maximus is a for-profit operator of government health and human services programs in the United States, United Kingdom, Canada, Australia and Saudi Arabia. The company focuses on administering government-sponsored programs, such as Medicaid, the Children’s Health Insurance Program, welfare-to-work and Medicare, among others. Maximus, Inc. is a publicly-traded company (NYSE: MMS) and is the lessee on the lease. As of December 6, 2017, MMS had a market capitalization of over $4.5 billion and as of Q3 2017, the company reported a net income of approximately $209.43 million.

Maximus utilizes its space at the Tryad Industrial & Business Center Property as a call center for New York State healthcare programs with nearly 2,000 employees. According to the borrower sponsor, upon taking its space in August 2016, Maximus received an $8.6 million tenant improvement package, which Maximus is currently paying back to the Tryad Industrial & Business Center Borrower under the terms of its lease. Maximus has a lease expiration of August 31, 2019 with an ongoing termination option if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee. Maximus has three, one-year renewal options.

Harris Corporation (260,108 SF, 7.8% of NRA, 13.9% of underwritten base rent). Harris Corporation (NYSE: HRS) is an American technology company, specializing in IT services, wireless equipment, tactical radios, electronics, night vision equipment and antennas of which it provides primarily to the United States Department of Defense. Harris Corporation has a market capitalization of nearly $17.0 billion as of December 6, 2017 and reported annual revenues of $5.9 billion as of June 30, 2017.

Harris Corporation acquired ITT Space Systems in 2015 for approximately $4.7 billion and subsequently took over its space at the Tryad Industrial & Business Center Property.

Harris Corporation occupies three spaces at the Tryad Industrial & Business Center Property totaling 107,283 SF, 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively. Each lease has two, five-year renewal options with no termination options.

Kodak Alaris (248,184 SF, 7.4% of NRA, 12.7% of underwritten base rent). Founded in 2013, Kodak Alaris is a Rochester-based company that offers retail photo print, photographic paper and workflow products supply, still camera films and retail and souvenir photo products. In 2017, Kodak Alaris received a $2.0 million grant from New York State as an incentive to move to the Tryad Industrial & Business Center Property. The Tryad Industrial & Business Center Property serves as the headquarters for three of its four business units.

Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF of its space in March 2018 with and the remaining approximately 99,220 SF of the space by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two, five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

Other tenants include the University of Rochester, Hammer Packaging Corporation, Bottling Group LLC (PepsiCo), Mercury Print, Eastman Kodak Company, Pharmasmart and Jacobson Warehouse Co. Overall, the Tryad Industrial & Business Center Property is leased to 34 tenants.

Tryad Industrial & Business Center Tenancy Mix

Tenant Industry	Occupied Net Rentable Area	% of Occupied Net Rentable Area	Notable Tenants
Label/Package Printing	268,109	11.7%	Hammer Packaging Corporation
Medical	263,220	11.5%	Ortho Clinical
Defense	260,108	11.4%	Harris Corporation
Digital Photography/Imaging	248,184	10.8%	Kodak Alaris
Software & Services	195,450	8.5%	Maximus
Education	194,428	8.5%	University of Rochester
Photography	177,123	7.7%	Eastman Kodak Company
Printing - Educational Material	169,688	7.4%	Mercury Print
Warehousing/Logistics	164,483	7.2%	Jacobson Warehouse Co.
Other	148,711	6.5%	Weldrite Closures Inc.
Food & Beverage	125,236	5.5%	Bottling Group LLC (PepsiCo)
Automotive	74,170	3.2%	Bridgestone

A-3-40

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

The following table presents certain information relating to the largest tenants at the Tryad Industrial & Business Center Property based on UW Base Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Maximus(4)	NR/NR/NR	195,450	5.8%	$2,562,350	17.9%	$13.11(4)	8/31/2019
Harris Corporation	BBB-/Baa3/BBB-	260,108	7.8%	$1,990,778	13.9%	$7.65	Various(5)
Kodak Alaris(6)	NR/NR/NR	248,184	7.4%	$1,814,153	12.7%	$7.31	12/31/2028
University of Rochester	AA-/Aa3/AA-	150,963	4.5%	$1,355,712	9.5%	$8.98	Various(7)
Hammer Packaging Corporation	NR/NR/NR	268,109	8.0%	$938,382	6.5%	$3.50	12/31/2018
Bottling Group LLC(8)	A/A1/A+	107,236	3.2%	$723,946	5.0%	$6.75	1/31/2020
Mercury Print	NR/NR/NR	169,688	5.1%	$626,149	4.4%	$3.69	12/31/2024
Eastman Kodak Company	NR/Caa1/CCC+	177,123	5.3%	$575,650	4.0%	$3.25	11/30/2018
Pharmasmart(9)	NR/NR/NR	53,000	1.6%	$384,250	2.7%	$7.25	9/30/2023
Jacobson Warehouse Co.	NR/NR/NR	107,447	3.2%	$351,314	2.5%	$3.27	1/31/2021
Subtotal/Wtd. Avg.		1,737,308	51.8%	$11,322,684	79.0%	$6.52
Remaining Tenants		551,602	16.4%	$3,015,131	21.0%	$5.47
Vacant Space		1,064,320	31.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		3,353,230	100.0%	$14,337,815	100.0%	$6.26

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed under the heading “Tenant Name” whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Annual UW Base Rent PSF of $13.11 is based on the renewal option after the tenant improvement allowance has been repaid and is in line with the appraiser’s market rent conclusion of $13.00 PSF. Maximus has the right to terminate its lease at any time if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee.

(5)	Harris Corporation has three leases at the Tryad Industrial & Business Center Property as follows: 107,283 SF, 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively.

(6)	Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF in March 2018 with the remainder of the space being delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(7)	University of Rochester occupies six spaces at the Tryad Industrial & Business Center Property as follows: 81,562 SF, 28,482 SF, 20,350 SF, 10,870 SF, 5,000 SF and 4,699 SF with lease expirations of 11/30/2027, 11/30/2026, 11/30/2027, 12/31/2018, 5/31/2018 and 12/31/2017, respectively. According to the borrower sponsor, University of Rochester is currently negotiating a renewal for the 4,699 SF that expires in 12/31/2017.

(8)	Bottling Group LLC is a subsidiary of PepsiCo, Inc.

(9)	Pharmasmart has a one-time right to terminate its lease in December 2022 with 180 days’ prior written notice and the payment of a termination fee.

A-3-41

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

The following table presents certain information relating to the lease rollover schedule at the Tryad Industrial & Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	3	11,725	0.3%	0.3%	$4.72	$55,299	0.4%	0.4%
2018	9	634,446	18.9%	19.3%	$3.91	$2,478,139	17.3%	17.7%
2019	6	250,740	7.5%	26.7%	$11.05	$2,769,764	19.3%	37.0%
2020	7	250,967	7.5%	34.2%	$9.71	$2,436,545	17.0%	54.0%
2021	3	147,447	4.4%	38.6%	$3.56	$524,914	3.7%	57.6%
2022	7	161,556	4.8%	43.4%	$4.74	$765,082	5.3%	63.0%
2023	3	84,475	2.5%	46.0%	$8.38	$708,000	4.9%	67.9%
2024	1	169,688	5.1%	51.0%	$3.69	$626,149	4.4%	72.3%
2025	3	126,161	3.8%	54.8%	$5.03	$635,045	4.4%	76.7%
2026	1	28,482	0.8%	55.6%	$9.25	$263,459	1.8%	78.6%
2027	4	175,039	5.2%	60.9%	$7.21	$1,261,268	8.8%	87.3%
2028 & Beyond	3	248,184	7.4%	68.3%	$7.31	$1,814,153	12.7%	100.0%
Vacant	0	1,064,320	31.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	50	3,353,230	100.0%		$6.26	$14,337,815	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Tryad Industrial & Business Center Property is located approximately 6.0 miles west of downtown Rochester in an industrial area in the Town of Gates. The greater Rochester area is New York State’s third largest metropolitan area with a 2016 population of approximately 1.1 million individuals. Rochester is known as a technology hub and the area has been the birthplace to such corporations as Kodak, Western Union, Bausch & Lomb, Gleason and Xerox, companies that conduct extensive research and manufacturing in the fields of industrial and consumer products. Additionally, Rochester is known as the world capital of imaging.

The immediate area offers adequate access to the Tryad Industrial & Business Center Property with three freeway exits providing access to the interstate system via State Route 531 and Interstate 490. One exit is dedicated to the Tryad Industrial & Business Center Property. In addition, there are several bus stops within the campus providing access from downtown Rochester.

According to a third party market research report, the 2016 population within a three- and five-mile radius of the Tryad Industrial & Business Center Property is 39,868 and 140,951, respectively, and the median household income within a three- and five-mile radius of the Tryad Industrial & Business Center Property is $51,601 and $47,290, respectively.

As of Q2 2017, the Rochester market had a total industrial inventory of 93.6 million SF with a vacancy rate of 6.2%, which is in line with the 2016 average of 6.1%. As of Q3 2017, the Rochester market had a total office inventory of approximately 46.4 million SF with a vacancy rate of 8.8%, which is in line with the average vacancy rate for the past 9 years of 9.0%.

The appraisal identified fifteen comparable leases and concluded a weighted average market rent of $6.33 PSF, which is in line with UW Base Rent PSF of $6.26 PSF.

Tryad Industrial & Business Center Market Rent
	Net Rentable Area	UW Base Rent PSF(1)	Market Rent PSF
Flex/Office	1,128,937	$9.33	$10.00
Flex/Office-Small Unit	27,799	$6.83	$12.00
Maximus Office Unit	195,450	$13.11	$13.00
Industrial-Small Unit	37,283	$4.19	$5.00
Industrial	1,963,761	$3.90	$3.50
Total/Wtd. Avg.	3,353,230	$6.26(2)	$6.33

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

A-3-42

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tryad Industrial & Business Center Property:

Cash Flow Analysis(1)
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)(3)(4)	$7,403,937	$9,027,325	$11,875,899	$14,009,391	$21,101,242	$6.29
Total Recoveries	$5,677,471	$5,959,222	$5,975,325	$5,788,021	$6,137,110	$1.83
Other Income(5)	$270,130	$220,565	$869,517	$267,735	$267,735	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($6,763,427)	($2.02)
Effective Gross Income	$13,351,538	$15,207,112	$18,720,741	$20,065,147	$20,742,660	$6.19

Real Estate Taxes(6)	$1,113,064	$1,145,405	$1,160,289	$1,197,181	$1,197,181	$0.36
Insurance	$274,313	$290,098	$299,443	$303,861	$299,032	$0.09
Management Fee	$630,057	$584,343	$673,030	$658,938	$622,280	$0.19
Other Operating Expenses	$8,009,960	$7,266,939	$7,059,515	$7,145,730	$6,983,532	$2.08
Total Operating Expenses	$10,027,394	$9,286,785	$9,192,277	$9,305,710	$9,102,025	$2.71
Net Operating Income	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$11,640,635	$3.47
Capital Expenditures	$0	$0	$0	$0	$611,684	$0.18
TI/LC	$0	$0	$0	$0	$871,840	$0.26
Net Cash Flow	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$10,157,111	$3.03

Occupancy %	55.9%	61.7%	66.9%	71.2%	68.3%
NOI DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.63x
NCF DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.42x
NOI Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	10.5%
NCF Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	9.2%

(1)	The borrower sponsor acquired the Tryad Industrial & Business Center Property in 2007 and has since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.3% as December 7, 2017.

(2)	Includes contractual rent steps through January 31, 2019 ($59,639).

(3)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Underwritten rent is $13.11 PSF, which is based on the renewal option after the tenant improvement allowance has been repaid and is in-line with the appraiser’s market rent conclusion of $13.00 PSF.

(4)	UW Gross Potential Rent includes rent for Kodak Alaris ($1,814,153). Kodak Alaris executed a ten-year lease in July 2017 and is currently building out its space. A portion of the space is expected to be delivered in March 2018 with the remainder of the space expected to be delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve of which approximately $8.7 million is earmarked for Kodak Alaris and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(5)	The increase in 2016 Other Income is a primarily a result of a one-time termination fee for a tenant that vacated.

(6)	The Tryad Industrial & Business Center Property is subject to a 20-year PILOT agreement with the Monroe County Industrial Development Authority, which abates the real estate taxes through 2028. The real estate taxes reflect the PILOT payment paid. The 9/30/2017 TTM and the underwritten real estate taxes ($1,197,181) reflect the current PILOT payment based on the trailing 12-months and is subject to annual increases of 3%. See “PILOT Agreement and IDA Ground Lease” below for further discussion.

(7)	Debt service coverage ratios and debt yields are based on the Tryad Industrial & Business Center Whole Loan.

Escrows and Reserves. At origination, the Tryad Industrial & Business Center Borrower deposited in escrow (i) $700,000 upfront for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $144,000 upfront for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $9,203,324 upfront for owed tenant improvements of which approximately $8.7 million is earmarked for Kodak Alaris, (iv) $3,000,000 upfront for future rollover and is required to escrow $97,803 monthly into a rollover reserve in the event that the balance of the rollover reserve falls below $1,500,000 until such time as the amount on deposit equals $3,000,000, (v) $1,917,974 upfront in escrow for free rent associated with Kodak Alaris, (vi) $51,576 monthly for capital expenditures and (vii) $45,250 upfront for immediate repairs.

Lockbox and Cash Management. The Tryad Industrial & Business Center Whole Loan is structured with a hard lockbox and in place cash management. The Tryad Industrial & Business Center Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments on the Tryad Industrial & Business Center Whole Loan & Tryad Industrial & Business Center Mezzanine Loan and any reserves due under the Tryad Industrial & Business Center Whole Loan documents with excess amounts remaining in this account returned to the borrower in accordance with the Tryad Industrial & Business Center Whole Loan documents, unless a Cash Trap Period (as defined below) is continuing.

All excess cash will be swept into a lender-controlled account during the continuation of a Cash Trap Period.

A “Cash Trap Period” will commence upon written notice from lender to borrower of the occurrence of (i) an event of default under the Tryad Industrial & Business Center Mortgage Loan or the Tryad Industrial & Business Center Mezzanine Loan, (ii) the filing of a bankruptcy or insolvency proceeding by or against the Tryad Industrial & Business Center Borrower, guarantor or property manager, (iii) a Primary Tenant Cash Trap Period (as defined below) or (iv) the failure by the Tryad Industrial & Business Center Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) of at least 1.05x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, with respect to a bankruptcy action by or against the property manager only, the Tryad Industrial &

A-3-43

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Business Center Borrower replacing the manager with a qualified manager under an acceptable replacement management agreement, with regard to clause (iii) above, such Primary Tenant Cash Trap Period having terminated and no other Cash Trap Period then existing, or with regard to clause (iv) above, the debt service coverage ratio being at least 1.05x (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) for two consecutive calendar quarters and no other Cash Trap Period then being in effect or event that would trigger another Cash Trap Period has occurred.

A “Primary Tenant Cash Trap Period” will commence upon the earlier of (i) six months prior to the then current expiration of any Primary Tenant lease, (ii) the date upon which any Primary Tenant (as defined below) becomes a debtor in any bankruptcy or insolvency proceeding, (iii) the date upon which any Primary Tenant vacates, surrenders, “goes dark” or otherwise gives notice of its intent to discontinue business at the space under their respective lease(s) or (iv) a monetary or material non-monetary default by the Primary Tenant under its lease. A Primary Tenant Cash Trap Period will end upon (a) the occurrence of a Primary Tenant Trigger Cure Event (as defined below), or (b) the NCF debt yield being equal to or greater than 8.50% (without including any income from any Primary Tenant who triggered such Primary Tenant Trigger Event) for a period of two consecutive calendar quarters subsequent to the commencement of the existing Primary Tenant Cash Trap Period.

A “Primary Tenant Trigger Cure Event” will occur upon the Tryad Industrial & Business Center Borrower satisfying all of the following conditions: (i) with respect to any Primary Tenant Cash Trap Period, the Tryad Industrial & Business Center Borrower has entered into one or more leases with one or more replacement tenants reasonably satisfactory to Lender demising not less than 85.0% of the applicable Primary Tenant space for a term of not less than three years, each at a net effective rental rate of not less than either (x) the net effective rental rate under the Primary Tenant lease at loan origination, (y) the effective fair market rent then prevailing for similar properties and leases in the market area (and taking into account the type and creditworthiness of the tenant, the length of the term including any renewals, and the location and size of the premises covered thereby) or (z) the net effective rental rate reasonably acceptable to the lender; (ii) with respect to a Primary Tenant Cash Trap Period that is triggered solely due to a bankruptcy trigger, the date on which Primary Tenant is no longer a debtor in any bankruptcy or insolvency proceeding).

A “Primary Tenant” means, individually and collectively, (i) Maximus, (ii) Harris Corporation, (iii) Eastman Kodak Company, (iv) University of Rochester, (v) Hammer Packaging Corporation, (vi) Kodak Alaris or (vii) any tenant or its affiliates that collectively occupy at least 200,000 SF at the Tryad Industrial & Business Center Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with the loan origination, Sound Mark Partners, LLC funded a mezzanine loan with an original principal balance of $19,500,000 that accrues interest at a rate of 10.7500% per annum. The Tryad Industrial & Business Center Mezzanine Loan is co-terminous with the Tryad Industrial & Business Center Whole Loan and is interest-only for its full term. The mezzanine lender entered into a standard intercreditor agreement with the lenders.

Release of Property. The Tryad Industrial & Business Center Borrower may obtain the free release of one or more vacant release parcels, subject to the terms of the Tryad Industrial & Business Center Whole Loan documents, which parcels are defined in the Tryad Industrial & Business Center Whole Loan documents. The identified vacant parcels were not included in the underwriting or appraised value of the Tryad Industrial & Business Center Whole Loan.

PILOT Agreement and IDA Ground Lease. In August 2007, the Tryad Industrial & Business Center Borrower entered into a 20-year payment in lieu of taxes (“PILOT”) agreement with the County of Monroe Industrial Development Agency (“IDA”) pursuant to which the borrower is required to pay, in lieu of taxes, an amount equal to $1,082,118 (the “Base Amount”) in special district charges and assessments during years 1-5 with a 3% per annum increase in the Base Amount in years 6-20; provided that the agreement permits the reduction of the Base Amount in the event there are special charges and assessments in excess of $60,000; and provided, further, that in the event the borrower constructs additional improvements that lead to an increase in the assessed value, the Base Amount may increase. In connection with the PILOT agreement, the Tryad Industrial & Business Center Borrower leased the Tryad Industrial & Business Center Property to IDA pursuant to a ground lease that requires rent of $1.00 per year and is co-terminous with the PILOT agreement. The IDA subleased the Tryad Industrial & Business Center Property back to the borrower to operate the related property. The lender has the right to terminate the ground lease and the related sub-lease in connection with a foreclosure proceeding against the Tryad Industrial & Business Center Borrower. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Tryad Industrial & Business Center Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Tryad Industrial & Business Center Whole Loan documents.

A-3-44

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A-3-45

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

A-3-46

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Meridian Hills
Lawrence
INDIANAPOLIS
Rocky Ripple
Brownsburg
Speedway
Greenfield
Warren Park
Avon
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Fairland
HENDRICKS COUNTY
HAMILTON COUNTY
HANCOCK COUNTY
MARION COUNTY
SHELBY COUNTY
JOHNSON COUNTY
MORGAN COUNTY
BOONE COUNTY

Grand Rapids 41 miles
Cooper Township
KALAMAZOO COUNTY
Parchment
Comstock Northwest
Westwood
Eastwood
KALAMAZOO
Portage
Detroit 134 miles
Kalamazoo/ Battle Creek International Airport

Beaver Island
Lake Michigan
Brutus
Indian River
Petoskey
Charlevoix
Horton Bay
Boyne City
MICHIGAN
Eastport
East Jordan
Omena
Gaylord
Alba
Glen Arbor
Elk Rapids
Mancelona
Rapid City
Traverse City
Kalkaska
Bear Lake
S. Boardman
Grayling

Petoskey
Traverse City
MICHIGAN
Lansing
Kalamazoo
Detroit
Valparaiso
INDIANA
Indianapolis
Plainfield
Bloomington

Gary
Burns Harbor
Porter
Chesterton
Lake Station
Portage
South Haven
Hobart
Wheeler
VALPARAISO
Merrillville
Shorewood Forest
Aberdeen
Winfield
Lakes of the Four Seasons

Ellettsville
Griffy Lake Park
MONROE COUNTY
BLOOMINGTON

HRC Hotels Portfolio

1	Hampton Inn Traverse City	Traverse City, MI
2	Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN
3	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN
4	Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN
5	Homewood Suites by Hilton Bloomington	Bloomington, IN
6	Hampton Inn & Suites Petoskey	Petoskey, MI
7	Hampton Inn & Suites Valparaiso	Valparaiso, IN
8	Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI

A-3-47

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Hospitality
Original Balance(1):	$41,940,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$41,890,256			Title Vesting(4):	Fee
% of Initial Pool Balance:	4.7%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	694 Rooms
Borrower Sponsor:	HRC Hotels, LLC			Cut-off Date Balance per Room(1):	$100,601
Mortgage Rate:	5.0700%			Maturity Date Balance per Room(1):	$82,983
Note Date:	10/5/2017			Property Manager:	Good Hospitality Services, Inc.
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI:	$9,526,079
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Balance(1):	$27,926,837			UW NCF DSCR(1):	1.88x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,990,636 (7/31/2017 TTM)
Reserves(3)				2nd Most Recent NOI:	$9,808,779 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,605,351 (12/31/2015)
RE Tax:	$137,629	$63,673	N/A	Most Recent Occupancy:	74.7% (7/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.8% (12/31/2016)
Replacements:	$84,554	$84,554	N/A	3rd Most Recent Occupancy:	74.7% (12/31/2015)
Deferred Maintenance:	$67,188	$0	N/A	Appraised Value (as of)(5):	$129,000,000 (9/1/2017)
Traverse City PIP Reserve:	$3,486,000	$0	N/A	Cut-off Date LTV Ratio(1)(5):	54.1%
Future PIP Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(5):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$69,900,000	100.0%	Loan Payoff(6):	$60,408,390	86.4%
			Reserves:	$3,775,371	5.4%
			Closing Costs:	$1,178,706	1.7%
			Return of Equity:	$4,537,534	6.5%
Total Sources:	$69,900,000	100.0%	Total Uses:	$69,900,000	100.0%

(1)	The HRC Hotels Portfolio Mortgage Loan (as defined below) is part of the HRC Hotels Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $69,900,000. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HRC Hotels Portfolio Whole Loan.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

(4)	A portion of the parking lot at the Hampton Inn Traverse City is subject to a ground lease.

(5)	The appraised value represents the “As Portfolio” appraised value of $129.0 million which reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties (as defined below) as a whole. The sum of the “As-is” and “As-complete” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(6)	The HRC Hotels Portfolio Whole Loan paid off debt totaling $87,064,335 which includes loans secured by properties that are not part of the HRC Hotels Portfolio Properties. The allocated loan payoff for the HRC Hotels Portfolio is $60,408,390.

The Mortgage Loan. The sixth largest mortgage loan (the “HRC Hotels Portfolio Mortgage Loan”) is part of a whole loan (the “HRC Hotels Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $69,900,000. The HRC Hotels Portfolio Whole Loan is secured by the fee interest in a hospitality portfolio consisting of eight properties totaling 694 rooms located across Indiana and Michigan (the “HRC Hotels Portfolio Properties”). Promissory Note A-1, with an original principal balance of $41,940,000, represents the HRC Hotels Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-2, with an original principal balance of $27,960,000, represents the non-serviced pari passu companion loan (“HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan”). The HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan is expected to be contributed to the UBS 2017-C6 Trust. The HRC Hotels Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-48

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

HRC Hotels Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$41,940,000	$41,890,256	UBS 2017-C7	Yes
Note A-2	$27,960,000	$27,926,837	UBS 2017-C6(1)	No
Total	$69,900,000	$69,817,093

(1)	Promissory Note A-2 is expected to be contributed to the UBS 2017-C6 Trust.

The Borrowers and the Borrower Sponsor. The borrowers consist of eight single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (collectively, the “HRC Hotels Portfolio Borrower”). The HRC Hotels Portfolio Borrower is 100.0% owned by HRC Hotels, LLC (“HRC Hotels”), the borrower sponsor and nonrecourse carve-out guarantor. Formed in 1999, HRC Hotels is a privately-held partnership that is engaged in the acquisition, ownership, development, operation and financing of premium brand select service hotels, with emphasis on the extended stay hotel segment of the lodging industry. HRC Hotels owns 21 premium brand select service hotels located in Ohio, Indiana, Michigan, Iowa, Tennessee and Florida and has a long term on-site hotel management contract with Good Hospitality Services, Inc.

The Properties. The HRC Hotels Portfolio Properties are comprised of eight hotels offering a range of amenities, spanning the limited service and extended stay varieties. The hotels range in size from 77 to 124 rooms, with an average count of 87 rooms. The HRC Hotels Portfolio Properties were built between 1987 and 2007, renovated between 2009 and 2017, and are located across Indiana and Michigan.

A summary of the individual HRC Hotels Portfolio Properties is provided below:

HRC Hotels Portfolio Property Summary
Property Name	City / State	Rooms	Year Built/ Renovated	Original Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Hampton Inn Traverse City	Traverse City, MI	124	1987/2009(3)	$13,264,852	19.0%	$23,000,000(3)	$1,599,257	18.8%	67.7%	98.4%
Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN	92	2006/2013	$13,207,178	18.9%	$22,200,000	$1,681,569	19.7%	80.1%	114.6%
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN	82	2003/2016	$9,054,703	13.0%	$15,700,000	$999,330	11.7%	85.5%	117.6%
Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN	82	2007/2017	$8,477,970	12.1%	$14,700,000	$782,538	9.2%	70.0%	111.6%
Homewood Suites by Hilton Bloomington	Bloomington, IN	82	2006/2017	$7,728,218	11.1%	$13,400,000	$1,023,530	12.0%	80.0%	122.0%
Hampton Inn & Suites Petoskey	Petoskey, MI	77	2002/2013	$6,747,772	9.7%	$11,700,000	$948,759	11.1%	70.2%	121.3%
Hampton Inn & Suites Valparaiso	Valparaiso, IN	77	2001/2013	$5,940,347	8.5%	$10,300,000	$822,598	9.6%	76.0%	169.0%
Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI	78	2003/2013-2014	$5,478,960	7.8%	$9,500,000	$670,124	7.9%	70.2%	110.1%
Total/Wtd. Avg.(4)		694		$69,900,000	100.0%	$129,000,000	$8,527,704	100.0%	74.7%	118.9%

(1)	Total Appraised Value of $129.0 million reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties as a whole. The sum of the “As-is” and “As-completed” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million.

(2)	TTM RevPAR Penetration is based competitive set data provided from third-party hospitality research reports for the month of July 2017.

(3)	“As-complete” appraised value as of August 12, 2019 is shown for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(4)	TTM Occupancy and TTM RevPAR Penetration are weighted based on property room count.

A portion of the parking lot at the Hampton Inn Traverse City representing 16 parking spaces is subject to a ground lease that expires on December 31, 2026 with two, five-year renewal options. The ground rent adjusts annually based on the United States Bureau of Labor and Statistics Consumer Price Index and for the trailing 12-month period ending July 31, 2017 the ground rent was $8,704.32. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. The Hampton Inn & Suites Petoskey is one unit of a nine-unit condominium with a 10.67% interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Condominium Interests” in the Preliminary Prospectus.

All of the HRC Hotels Portfolio Properties are subject to franchise agreements with Hilton Worldwide (“Hilton”), a lodging company that owns, manages or franchises over 5,000 properties and more than 825,000 rooms in 103 countries and territories. Hilton has an established portfolio of 14 brands including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton and Homewood Suites by Hilton and has more than 65 million members in its award-winning customer loyalty program, Hilton Honors. According to the appraisal, Hilton currently commands a RevPAR premium over its closest rivals of between 5.0% and 10.0%. Hilton does not release revenue figures for its franchised and managed locations in its publicly available financials; however, IBISWorld has used RevPAR figures and the company’s reported number of rooms to determine the company market share. Based on these metrics, IBISWorld estimates that Hilton’s total U.S. system-wide sales have grown an annualized 7.2% over the five years prior to 2016 to $23.3 billion. During the five-year period, operating profit earned by the company’s U.S. hotels is estimated to have almost doubled to $6.4 billion. According to the appraisal, Hilton’s system-wide RevPAR grew from $86.20 in 2011 to $106.50 in 2016, bolstered by greater travel rates and corporate spending. The company also added more than 145,000 rooms over the five years leading up to 2016, further increasing its global footprint over major competitors.

A-3-49

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

A summary of franchise agreement expirations within the HRC Hotels Portfolio Whole Loan is provided below:

HRC Hotels Portfolio Franchise Expiration Schedule(1)
Year	# of Hotels	# of Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	2	154	22.2%	$1,771,357	20.8%	154	22.2%	$1,771,357	20.8%
2023	1	78	11.2%	$670,124	7.9%	232	33.4%	$2,441,481	28.6%
2024	1	82	11.8%	$999,330	11.7%	314	45.2%	$3,440,811	40.3%
2025	0	0	0.0%	$0	0.0%	314	45.2%	$3,440,811	40.3%
2026	1	92	13.3%	$1,681,569	19.7%	406	58.5%	$5,122,380	60.1%
2027	2	164	23.6%	$1,806,068	21.2%	570	82.1%	$6,928,448	81.2%
2028 & Beyond	1	124	17.9%	$1,599,257	18.8%	694	100.0%	$8,527,705	100.0%
Total	8	694	100.0%	$8,527,704	100.0%

(1)	For individual franchise agreement expirations, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Preliminary Prospectus.

Historically, the HRC Hotels Portfolio Properties as a whole have outperformed their competitive set with the weighted average occupancy, ADR and RevPAR penetration rates all in excess of 100.0% for 2014 through the trailing 12-month period ended July 31, 2017. The HRC Hotels Portfolio Properties have generally also outperformed their respective competitive sets on an individual basis, with all but Hampton Inn Traverse City having achieved a RevPAR penetration in excess of 110.0% for the trailing 12-month period ended July 31, 2017. Hampton Inn Traverse City will undergo a property improvement plan (“PIP”) over the next 12 months at an estimated cost of $3,486,000 or $28,113 per room, for which the lender has fully reserved at origination (the “Hampton Inn Traverse City PIP”). The renovations will address the softgoods and casegoods in all guest units, corridors, public areas, meeting space, back-of-the-house and exterior. The borrower sponsor has invested approximately $4.0 million in capital expenditures at the HRC Hotels Portfolio Properties throughout 2016 and 2017, notably investing $1,685,204 or $20,551 per room at the Homewood Suites by Hilton Indianapolis-Airport/Plainfield and $1,764,839 or $21,522 per room at the Homewood Suites by Hilton Indianapolis Northwest. Additionally, Homewood Suites by Hilton Bloomington is currently undergoing a non-required, elective PIP at an estimated cost of $2,264,100 or $27,611 per room.

A summary of the HRC Hotels Portfolio Properties historical performance is provided below:

HRC Hotels Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	HRC Hotels Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(3)	ADR(3)	RevPAR(3)
2014	72.9%	$121.55	$88.89	64.3%	$114.33	$73.71	113.2%	107.7%	122.2%
2015	74.7%	$124.14	$93.00	65.1%	$119.22	$77.91	115.4%	105.5%	125.8%
2016	74.8%	$128.96	$96.75	67.1%	$122.62	$82.53	112.6%	106.4%	120.2%
7/31/2017 TTM	74.7%	$130.84	$98.23	67.5%	$125.00	$84.16	111.6%	106.2%	118.9%

Source: Industry Reports

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the HRC Hotels Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrower sponsor and weighted based on number of rooms.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research reports dated August 16-17, 2017. The 2014-2016 periods are for the trailing 12-month period ending in December. Portfolio level statistics are weighted based on total room count.

The Markets. The HRC Hotels Portfolio Properties have diverse locations across seven cities in Indiana and Michigan, with no individual property accounting for more than 17.9% of total rooms or 19.7% of underwritten net cash flow. The Hampton Inn Traverse City (19.0% of the allocated loan amount) and Hampton Inn & Suites Petoskey (9.7% of the allocated loan amount) are both located in the northern portion of Michigan’s Lower Peninsula along the coastline of Lake Michigan; Homewood Suites by Hilton Bloomington (11.1% of the allocated loan amount) is located approximately 4.5 miles southwest of the Indiana University Bloomington campus; Hampton Inn & Suites Valparaiso (8.5% of the allocated loan amount) is located 0.7 miles southeast of the Valparaiso University campus; and Hampton Inn & Suites Kalamazoo-Oshtemo (7.8% of the allocated loan amount) is located approximately 4.9 miles southwest of Western Michigan University’s campus.

Three of the HRC Hotels Portfolio Properties, representing 44.0% of the allocated loan amount, are located in the Indianapolis, Indiana area. The Homewood Suites by Hilton Indianapolis-Downtown is located in the heart of the Indianapolis central business district (“Indianapolis CBD”) while the Homewood Suites by Hilton Indianapolis Northwest and the Homewood Suites by Hilton Indianapolis-Airport/Plainfield are located approximately five miles north and 15.0 miles southwest of the Indianapolis CBD, respectively. Indianapolis is the capital of Indiana and the 15th most populous city in the United States with an estimated 2016 population of 855,164.

A-3-50

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Downtown Indianapolis is the largest employment cluster in Indiana, with nearly 43,000 jobs per square mile. In 2015, the Indianapolis metropolitan area had a gross domestic product of $134.0 billion and, as of March 2017, the unemployment rate was 3.5%. According to the appraisal, as of 2016, three Fortune 500 companies were based in Indianapolis: health insurance company Anthem Inc. (#33); pharmaceutical company Eli Lilly (#141); and Simon Property Group (#488). Additionally, Columbus, Indiana-based Cummins opened its Global Distribution Headquarters in downtown Indianapolis in 2017 investing approximately $30.0 million. Other notable companies based in the Indianapolis metropolitan area include hydrocarbon manufacturer Calumet Specialty Products Partners, automotive transmission manufacturer Allison Transmission, media conglomerate Emmis Communications, financial services company OneAmerica and truckload carrier Celdadon Group. According to the appraisal, Indianapolis ranks among the fastest high-tech job growth areas in the United States and is home to approximately 28,500 information technology-related jobs at such companies as Angie’s List, Appirio, Formstack, Genesys, Ingram Micro and Salesforce Marketing Cloud.

According to the appraisal, Indianapolis hosted 28.2 million visitors in 2015 which generated $4.9 billion, the fourth straight year of record growth. The city has long been a sport tourism destination, but more recently has become convention oriented. The Indiana Convention Center (“ICC”) and Lucas Oil Stadium are considered mega convention center facilities, with a combined 750,000 SF of exhibition space. In 2008, ICC hosted 42 national conventions with an attendance of 317,815 and in 2014, hosted 106 conventions for an attendance of 635,701. Since 2003, Indianapolis has hosted Gen Con, one of the largest conventions in North America.

A summary of demand segmentation and recent performance of the HRC Hotels Portfolio Properties is below:

HRC Hotels Portfolio Property Summary
Property Name	Property Sub-Type	# Rooms	Commercial Demand	Leisure Demand	Extended Stay Demand	7/31/2017 TTM Occupancy	7/31/2017 TTM ADR	7/31/2017 TTM RevPAR
Hampton Inn Traverse City	Limited Service	124	37.0%	55.0%	5.0%	67.7%	$130.99	$88.68
Homewood Suites by Hilton Indianapolis-Downtown	Extended Stay	92	8.0%	14.0%	63.0%	80.1%	$167.25	$134.02
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Extended Stay	82	9.0%(1)	17.0%	71.0%	85.5%	$122.19	$104.52
Homewood Suites by Hilton Indianapolis Northwest	Extended Stay	82	9.0%	16.0%	71.0%	70.0%	$124.54	$90.65
Homewood Suites by Hilton Bloomington	Extended Stay	82	9.0%	16.0%	71.0%	80.0%	$122.87	$98.26
Hampton Inn & Suites Petoskey	Limited Service	77	36.0%	50.0%	10.0%	70.2%	$138.37	$97.14
Hampton Inn & Suites Valparaiso	Limited Service	77	36.0%	49.0%	10.0%	76.0%	$118.06	$89.70
Hampton Inn & Suites Kalamazoo-Oshtemo	Limited Service	78	36.0%	49.0%	10.0%	70.2%	$116.90	$82.05
Total/Wtd. Avg.		694				74.7%	$131.01	$98.23

Source: Appraisals and Borrower Operating Statements

(1)	Represents airline and commercial demand segmentation.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HRC Hotels Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW per Room(1)
Occupancy	72.9%	74.7%	74.8%	74.7%	73.6%
ADR	$121.89	$124.43	$129.42	$131.01	$129.75
RevPAR	$88.89	$93.00	$96.75	$98.23	$95.50

Rooms Revenue	$22,516,937	$23,558,711	$24,574,920	$24,883,415	$24,190,094	$34,856
Other Income	$849,760	$856,429	$791,339	$776,315	$769,303	$1,109
Total Revenue	$23,366,697	$24,415,140	$25,366,259	$25,659,730	$24,959,397	$35,965
Total Expenses	$14,993,860	$14,809,789	$15,557,480	$15,669,094	$15,433,318	$22,238
Net Operating Income	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$9,526,079	$13,726
FF&E	$0	$0	$0	$0	$998,376	$1,439
Net Cash Flow	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$8,527,704	$12,288

NOI DSCR(2)	1.84x	2.12x	2.16x	2.20x	2.10x
NCF DSCR(2)	1.84x	2.12x	2.16x	2.20x	1.88x
NOI Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	13.6%
NCF Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	12.2%

(1)	U/W per Room is based on a total of 694 rooms.

(2)	Debt service coverage ratios and debt yields are based on the HRC Hotels Portfolio Whole Loan.

A-3-51

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Escrows and Reserves. At origination, the HRC Hotels Portfolio Borrower deposited (i) $3,486,000 for the Hampton Inn Traverse City PIP, (ii) $137,629 for real estate taxes, (iii) $84,554 for replacement reserve, and (iv) $67,188 for deferred maintenance. On a monthly basis, the HRC Hotels Portfolio Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $63,673 and (ii) an amount into the replacement reserve equal to the greater of (a) any monthly amount required to be escrowed pursuant to the franchise agreement and (b) 1/12 of 4.0% of the greater of (x) total gross income from operations for the immediately preceding calendar year and (y) total projected gross income from operations set forth in the annual budget for the immediately following calendar year, which was estimated at $84,554 at origination. Monthly escrows for insurance premiums are waived, provided that (i) no event of default has occurred and is continuing, (ii) the HRC Hotels Portfolio Properties are insured via an acceptable blanket insurance policy, and (iii) the HRC Hotels Portfolio Borrower provides acceptable evidence of payment of premiums and renewal of the policy. Upon a franchisor requiring a PIP after the loan origination date and there are insufficient funds in the replacement reserve to fund the required future PIP renovations, the HRC Hotels Portfolio Borrower is required to deposit an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Lockbox and Cash Management. The HRC Hotels Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The HRC Hotels Portfolio Borrower is required to direct each credit card company to remit all receipts payable with respect to the HRC Hotels Portfolio Properties directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the HRC Hotels Portfolio Borrower and property manager are required to deposit all revenues received into the lockbox account within five business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the HRC Hotels Portfolio Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the HRC Hotels Portfolio Borrower or a property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the HRC Hotels Portfolio Borrower be cured); (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.40x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.45x for two consecutive calendar quarters; (iv) the occurrence of (a) an event of default under a franchise agreement, (b) a franchise agreement or any replacement franchise agreement is terminated, modified or amended, or (c) borrower enters into any replacement franchise agreement without prior written consent of lender and will continue until, with respect to (a), such event of default is cured and with respect to clause (b) or (c), the HRC Hotels Portfolio Borrower renews the term of the applicable franchise agreement upon terms acceptable to the lender or replaces the applicable franchise agreement with a replacement franchise agreement acceptable to the lender; or (v) the date that is 12 months prior the expiration of a franchise agreement and continuing until the HRC Hotels Portfolio Borrower renews the applicable franchise agreement for a term beyond the maturity date or replaces the applicable franchise agreement with an acceptable replacement franchise agreement, provides an acceptable comfort letter or similar tri-party agreement and deposits an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the HRC Hotels Portfolio Borrower may obtain the release of a HRC Hotels Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the HRC Hotels Portfolio Borrower defeases a portion of the HRC Hotels Portfolio Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released; (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.89x; (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 57.7%; and (v) the net cash flow debt yield for the remaining properties is no less than the greater of the net cash flow debt yield immediately preceding such release and 12.28%.

Terrorism Insurance. The HRC Hotels Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-52

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A-3-53

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

A-3-54

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

A-3-55

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	KeyBank			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Various
Original Balance(2):	$37,500,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$37,500,000			Title Vesting(6):	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	3,708,698 SF
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.			Cut-off Date Balance per SF(2):	$101
Mortgage Rate:	3.7700%			Maturity Date Balance per SF(2):	$101
Note Date:	9/29/2017			Property Manager:	Griffin Capital Essential Asset Property Management, LLC (borrower-related)
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (24); YM1 (90); O (6)			UW NOI:	$38,310,729
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.2%
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield at Maturity(2):	10.2%
Additional Debt Balance(2)(4):	$337,500,000			UW NCF DSCR(2):	2.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$26,778,722 (12/31/2015)
RE Tax:	$930,000	$466,667	N/A	Most Recent Occupancy:	98.4% (Various)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Replacements:	$0	Springing	Springing	3rd Most Recent Occupancy:	98.4% (12/31/2015)
TI/LC:	$0	Springing	Springing	Appraised Value (as of)(8):	$610,000,000 (9/21/2017)
T-Mobile Work Reserve:	$3,653,980	$0	N/A	Cut-off Date LTV Ratio(2)(8):	61.5%
Unfunded Obligations Reserve:	$2,003,531	$0	N/A	Maturity Date LTV Ratio(2)(8):	61.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$375,000,000	100.0%	Return of Equity(9):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Whole Loan (as defined below) was originated by Bank of America, N.A. (“BAML”). KeyBank National Association (“KeyBank”) acquired one pari passu note, with an aggregate original principal balance of $37,500,000, from BAML and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—KeyBank National Association” in the Preliminary Prospectus.

(2)	The Griffin Portfolio Mortgage Loan (as defined below) is part of the Griffin Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(3)	Partial release and substitution is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “The Properties” and “Escrows and Reserves” below for further discussion of the title to the State Farm Regional HQ Property.

(7)	The 3rd Most Recent NOI includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(8)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 63.3% and 63.3%, respectively.

(9)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties (as defined below) of approximately $522.5 million.

The Mortgage Loan. The seventh largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) with an aggregate original principal balance of $375,000,000. The Griffin Portfolio Whole Loan is secured by the first priority fee mortgage encumbering one industrial and nine office properties located across eight states (the “Griffin Portfolio Properties”). The Griffin Portfolio Whole Loan was originated by BAML. KeyBank acquired from BAML one pari passu note, Promissory Note A-3, with an original principal balance of $37,500,000, which represents the Griffin Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. The table below summarizes the remaining promissory notes, which are currently held by BAML, Deutsche Bank AG, New York Branch (“DBNY”) and UBS AG, or affiliates thereof, and have been previously contributed to securitization trusts, or contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Griffin Portfolio Whole

A-3-56

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Loan is serviced pursuant to the pooling and servicing agreement related to the BANK 2017-BNK8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Griffin Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$100,000,000	$100,000,000	BANK 2017-BNK8	Yes
Note A-1-2	$96,250,000	$96,250,000	BANK 2017-BNK9(1)	No
Note A-1-3	$10,000,000	$10,000,000	BANK 2017-BNK8	No
Note A-2-1	$35,000,000	$35,000,000	DBNY	No
Note A-2-2	$30,000,000	$30,000,000	UBS 2017-C6(2)	No
Note A-2-3	$25,000,000	$25,000,000	UBS 2017-C5	No
Note A-2-4	$20,000,000	$20,000,000	DBNY	No
Note A-2-5	$15,000,000	$15,000,000	UBS 2017-C5	No
Note A-2-6	$6,250,000	$6,250,000	UBS 2017-C6(2)	No
Note A-3	$37,500,000	$37,500,000	UBS 2017-C7	No
Total	$375,000,000	$375,000,000

(1)	Promissory Note A-1-2 is currently held by BAML and is expected to be contributed to the BANK 2017-BNK9 Trust.

(2)	Promissory Notes A-2-2 and A-2-6 are currently held by UBS AG and are expected to be contributed to the UBS 2017-C6 Trust.

The Borrowers and the Borrower Sponsor. The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), of which, no shareholder owns or is permitted to own more than a 9.8% interest therein.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience and who have collectively executed more than 650 transactions valued at over $22 billion. As of June 30, 2017, the Griffin Portfolio Guarantor had total assets of approximately $2.8 billion, a net worth of approximately $1.2 billion and liquidity of approximately $54 million.

The Properties. The Griffin Portfolio Properties are comprised of nine Class A office buildings and one distribution center totaling 3,708,698 SF. The Griffin Portfolio Properties range in size from 87,385 SF to 1,501,387 SF, with an average size of 370,870 SF and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 16.1% of the portfolio underwritten base rent. Investment grade tenants, including State Farm (Moody’s/S&P: Aa1/AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A1/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: AA-/Aa2/AA), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. The Griffin Portfolio consists of predominantly mission-critical facilities utilized as either regional or corporate headquarters locations or business essential distribution centers.

The Restoration Hardware Distribution Property is a 1,501,387 SF (40.5% of portfolio NRA) distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 31, 2017, Restoration Hardware had total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 39-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is strategically located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three, five-year renewal options, no termination options and annual rent steps of 2.0%.

The State Farm Regional HQ Property is comprised of two Class A suburban office buildings located in Atlanta, Georgia totaling 584,785 SF (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 SF building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 SF building built and renovated in 1971 and 2012, respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. State Farm leases 503,201 SF (86.0% of property NRA, 90.6% of property underwritten base rent) at the State Farm Regional HQ Property through December 31, 2023 with annual rent steps of 2.5% and has three, five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has invested approximately $60 PSF in its space since 2008.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were underwritten by the lender. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

A-3-57

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 SF (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. General Electric Co. leases 100.0% of the property through March 31, 2020 with annual rent steps of 2.0% and has four, five-year renewal options and no termination options. Since 2010, General Electric Co. has invested approximately $15 million ($37 PSF) in the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,715 parking spaces (4.2 spaces per 1,000 SF).

The following tables present certain information relating to the Griffin Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Restoration Hardware Distribution	Patterson, CA	2015/N/A	1,501,387	$5,666,121	$78,000,000	20.8%	$120,000,000	65.0%
State Farm Regional HQ	Atlanta, GA	1971 & 1985/2012	584,785	$7,067,365	$69,461,000	18.5%	$122,000,000	56.9%
North Pointe I	West Chester, OH	2010/N/A	409,798	$4,401,038	$39,650,000	10.6%	$61,000,000	65.0%
Corporate Campus at Norterra	Phoenix, AZ	2000/N/A	232,648	$3,573,164	$39,000,000	10.4%	$60,000,000	65.0%
CHRISTUS Health HQ	Irving, TX	1997/2012	253,340	$3,490,579	$36,198,500	9.7%	$55,690,000	65.0%
Duke Bridges I	Frisco, TX	2005/N/A	158,135	$2,937,681	$27,475,500	7.3%	$42,270,000	65.0%
Wells Fargo Operations Center	Charlotte, NC	1984/2014	155,579	$2,478,560	$26,975,000	7.2%	$41,500,000	65.0%
Ace Hardware HQ	Oak Brook, IL	1974/2012	206,030	$2,463,507	$22,750,000	6.1%	$35,000,000	65.0%
Royal Ridge V	Irving, TX	2004/N/A	119,611	$1,999,560	$21,385,000	5.7%	$32,900,000	65.0%
Comcast Regional HQ	Lynnwood, WA	2007/N/A	87,385	$1,575,427	$14,105,000	3.8%	$21,700,000	65.0%
Total/Wtd. Avg.			3,708,698	$35,653,002	$375,000,000	100.0%	$610,000,000	61.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Griffin Portfolio Whole Loan amount.

(3)	Total Appraised Value and Wtd. Avg. Cut-off Date LTV Ratio are based on the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values is 63.3%.

A-3-58

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030
State Farm	State Farm Regional HQ	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023
General Electric Co.	North Pointe I	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024
T-Mobile West(5)	Duke Bridges I	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	AA-/Aa2/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027
Subtotal/Wtd. Avg.			3,621,495	97.6%	$41,372,433	98.1%	$11.42
Remaining Tenants			15,889	0.4%	$786,371	1.9%	$49.49
Management Office/Fitness Centers			10,281	0.3%	$0	0.0%	$0.00
Vacant Space			61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Restoration Hardware occupies industrial space as a distribution center.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.

(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ prior written notice and a termination fee of approximately $2,695,119 and three months of then applicable operating expenses.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

A-3-59

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020(4)	3	412,184	11.1%	11.2%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2023	9	748,505	20.2%	31.4%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.8%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	3	245,520	6.6%	57.7%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(5)	3	1,509,282	40.7%	98.4%	$4.52	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2020, 2028 & Beyond and Wtd. Avg. UW Base Rent PSF Rolling exclude vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Includes 2,386 SF of fitness center space for which no rent is collected.

(5)	Includes 7,895 SF of management office and fitness center space for which no rent is collected.

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. One property is located in California (40.5% of NRA), one property is located in Georgia (15.8%) and three properties are located in Texas (14.3%), with no other state representing more than 11.0% of NRA.

The following table presents certain demographic information relating to the Griffin Portfolio Properties:

Demographic Summary(1)

Property Name	Location	Estimated 2017 Population		Estimated 2017 Average Household Income
		3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168

(1)	Information is based on third party market research reports.

A-3-60

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(2)	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(3)	N/A	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Total Recoveries(4)	N/A	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income	N/A	$461,007	$288,903	$256,280	$261,221	$0.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	N/A	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	N/A	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	N/A	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
Capital Expenditures	N/A	$0	$0	$0	$591,601	$0.16
TI/LC	N/A	$0	$0	$0	$2,066,126	$0.56
Net Cash Flow	N/A	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	N/A	98.4%	98.4%	98.4%(6)	93.1%
NOI DSCR(7)	N/A	1.87x	2.54x	2.56x	2.67x
NCF DSCR(7)	N/A	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(7)	N/A	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(7)	N/A	7.1%	9.7%	9.8%	9.5%

(1)	2014 financial information is not available as the Griffin Portfolio Sponsor acquired the Griffin Portfolio Properties between 2013 and 2016.

(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for investment grade tenants, the average base rent over their respective lease terms of $1,589,396 and (ii) vacancy gross up of $1,825,435.

(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross plus electric leases.

(5)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Office & Industrial Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. UW Operating Expenses are underwritten to the property’s full unabated taxes.

(6)	6/30/2017 TTM Occupancy % is based on the underwritten rent rolls as of September 1, 2017 and November 1, 2017.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Office & Industrial Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrower deposited in escrow at loan origination (i) $930,000 for taxes, (ii) $3,653,980 for landlord obligations due to T-Mobile and (iii) $2,003,531 for unfunded landlord obligations and is required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of the annual insurance premiums, provided that such monthly tax and insurance payments will be waived if (a) such taxes and insurance premiums are paid for directly by all tenants and the blanket insurance policies in place are satisfactory to the lender, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period (as defined below) has occurred and is continuing.

During the continuation of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit the Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Upon any tenant electing to exercise an early termination option or the occurrence of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”). During the continuation of a Debt Yield Sweep Period, on each monthly payment date, the Griffin Portfolio Borrower is required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume the monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

A-3-61

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan. The Griffin Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). On a daily basis, funds on deposit will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” and fund operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining deposits will be held as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”). Upon the commencement of a T-Mobile Sweep Period (as defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve.

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period, (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon receipt of evidence of each of the following (as applicable): (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating, vacating, or going dark in at least 50% of its space or gives written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon receipt of evidence showcasing each of the following (as applicable): (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into the T-Mobile Work Reserve.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a date, (iii) the Griffin Portfolio Borrower prepays in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield with respect to the remaining Griffin Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan and (b) the debt yield immediately prior to the release, and (vi) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal to 120% of the Allocated Cut-off Date Balance for the applicable Release Property and (b) the aggregate allocated loan amounts for all Released Properties during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Mortgage Loan by the lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may replace one of more of the Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties (individually or collectively, the “Replacement Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the loan term does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower gives the lender no less than 60 days’ prior written notice of a substitution, (v) the Griffin Portfolio Borrower delivers to the lender current appraisals of the Replacement Property and Replaced Property, showcasing that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (vi) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vii) the Replacement Property must be owned in fee by a newly formed single-purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (viii) the Replacement Property must satisfy current environmental and engineering standards and, if it does not, the Griffin Portfolio Borrower is required to

A-3-62

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

deposit 115% of the amount required to fund corrective measures, (ix) the Replacement Property must be Class A office or industrial property, (x) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (xi) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (xii) the Griffin Portfolio Borrower pays a fee of 0.25% of the Allocated Cut-off Date Balance of the Replaced Property, (xiii) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (xiii) receipt of a rating agency confirmation. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Griffin Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Griffin Portfolio Mortgage Loan documents.

A-3-63

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

A-3-64

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

A-3-65

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
East River
Apple Store, FAO Schwarz, GM Building
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 59th St.
E. 57th St.
W. 57th St.
W. 42nd St.
E. 42nd St.
Central Park South
Plaza Hotel
Grand Army Plaza
Bloomingdale's
Bloomberg
Fuller Building
Trump Tower
Museum of Modern Art
St. Patrick's Cathedral
ROCKEFELLER CENTER
Radio City Music Hall
Grand Central Terminal (Metro North)
Chrysler Building
UNITED NATIONS HEADQUARTERS
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
TIMES SQUARE
Bryant Park
New York Public Library
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Williamsburg
Long Island City
Astoria
Chinatown
Tribeca
Soho
Greenwich Village
Chelsea
Financial District
Brooklyn Heights
Park Slope

A-3-66

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10153
				General Property Type:	Mixed Use
Original Balance(1):	$37,400,000			Detailed Property Type:	Office/Retail
Cut-off Date Balance(1):	$37,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	1968/2017
Loan Purpose:	Refinance			Size:	1,989,983 SF
Borrower Sponsors(2):	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Cut-off Date Balance per SF(1):	$739
				Maturity Date Balance per SF(1):	$739
Mortgage Rate:	3.4300%			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Note Date:	6/7/2017
First Payment Date:	7/9/2017
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(6):	$227,306,409
IO Period:	120 months			UW NOI Debt Yield(1):	15.5%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(1):	15.5%
Prepayment Provisions:	LO (30); DEF (83); O (7)			UW NCF DSCR(1):	4.33x
Lockbox/Cash Mgmt Status(3):	Hard/Springing			Most Recent NOI:	$151,425,346 (12/31/2016)
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Additional Debt Balance(1)(4):	$1,432,600,000/$830,000,000			3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(7):	95.0% (6/1/2017)
Reserves(5)				2nd Most Recent Occupancy:	96.3% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.7% (12/31/2015)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	30.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,676	1.8%
			Return of Equity:	$652,892,324	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	The General Motors Building Mortgage Loan (as defined below) is part of the General Motors Building Whole Loan, which is comprised of 34 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.

(2)	The borrower sponsors did not provide a non-recourse carve-out guaranty or an environmental indemnity. See “The Borrower and the Borrower Sponsors” below for more details.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.

(7)	The General Motors Building Property (as defined below) is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

A-3-67

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The Mortgage Loan. The eighth largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 34 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). Promissory Notes A-3-A1 and A-4-A1 with an aggregate original principal balance of $37,400,000 will be included in the UBS 2017-C7 Trust. The other Senior Notes, which have an aggregate outstanding principal balance as of the Cut-off Date of $1,432,600,000, and the Junior Non-Trust Notes are detailed in the note summary table below. The General Motors Building Loan Combination was originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Wells Fargo Bank, National Association on June 7, 2017. The lenders provide no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
GM Building Pari Passu Notes
A-2-C2-2-B, A-2-A2, A-2-A3	$45,200,000	$45,200,000	JPMDB 2017-C7	No
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-1-C2, A-1-C3-1, A-4-A3	$90,000,000	$90,000,000	BANK 2017-BNK6	No
A-1-C4, A-1-A3	$111,900,000	$111,900,000	BANK 2017-BNK7	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-2-C2-1, A-3-C2, A-3-C3-2	$100,000,000	$100,000,000	CD 2017-CD5	No
A-1-A2, A-3-C3-1, A-1-C3-2, A-3-A2-2	$92,700,000	$92,700,000	CGCMT 2017-B1	No
A-3-A2-1, A-3-A3	$55,200,000	$55,200,000	CGCMT 2017-P8	No
A-1-A1, A-2-A1	$47,600,000	$47,600,000	CCUBS 2017-C1	No
A-3-A1, A-4-A1	$37,400,000	$37,400,000	UBS 2017-C7	No

GM Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF. BPLP provided a guaranty of the payment of certain gap rent with respect to certain tenants. See footnotes to “Tenant Summary” chart and “Cash Flow Analysis” chart. In addition, BPLP provided a guaranty in lieu of certain required reserves. See “Escrows and Reserves” below.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

A-3-68

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten base rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten base rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten base rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

A-3-69

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, in each case on or after August 31, 2022. Rent was underwritten based on the rent due under an extension lease commencing in September 2019 for 389,843 SF of such tenant’s space. The BPLP Guaranty (as defined below) guarantees the payment of the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019. Further, underwritten rent for the General Motors Building Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the General Motors Building Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal.

(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.

(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Percentage rent of $4,921,916 was underwritten for Apple. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

A-3-70

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

Source: Appraisal

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972/2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

A-3-71

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.

(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.

(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.

(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

A-3-72

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,432,600,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

A-3-73

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

A-3-74

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

AvidXchange Headquarters
1210 AvidXchange Lane
Charlotte, NC 28206
VBGB Beer Hall/Restaurant
8.2.0 Bar/ Restaurant
The Fillmore Charlotte
The Underground
Charlotte Metro Credit Union Amphitheatre
AvidXchange Music Factory
Greenville Park
Johnson C. Smith University
Wesley Heights
Oaklawn Ave.
Andrill Ter.
Seaboard St.
W. 5th St.
W. Trade St.
W. 4th Street Ext.
S. Summit Ave.
Bytes Cafe
BUS LINE
ELMWOOD CEMETERY
Frazier Park
W. 4th St.
DoubleTree Hotel Charlotte
Johnson & Wales University
Persis Cafe, Cedar St. Tavern Bar
Great Wok
AMTRAK
N. Smith St.
W. 9th St.
N. Graham St.
Alexander Michael's
4th Ward
W. 6th St.
W. 7th St.
N. Church St.
Fourth Ward Park
Centralina Council of Governments
Discovery Place Education Studio
CHARLOTTE
Discovery Place/ Charlotte Nature Museum
Charlotte Mecklenburg Library
Carolina Panthers Practice Field
Fifth Third Center
Spirit Sq.
BB&T Ballpark
S. Mint St.
S. Poplar St.
The Dunhill Hotel
Charlotte Marriott City Center
Bank of America Corp. Center
Hearst Tower
7th Street Public Market
S. Cedar St.
S. Clarkson St.
Performing Arts Center & Spirit
Bank of America Stadium
W. 3rd St.
The Ritz-Carlton
LIGHT RAIL
7th Street
S. Church St.
Bechtler Museum of Modern Art
Epicenter
CTC
Spectrum Center
S. Tryon St.
3 Wells Fargo Center
Duke Energy Center
1 Wells Fargo Center
LYNX
3rd/ Conv. Ctr.
Uptown
E. Trade St.
Charlotte-Douglas Intl. Airport 6 miles
S. Mint St.
Charlotte Convention Center
S. Brevard St.
S. Caldwell St.
Davidson St
77
277
16
27
29
49
74
Huntersville
CONCORD
Mt. Holly
Belmont
CHARLOTTE
Uptown
Mint Hill
Matthews
Harrisburg
Pineville
Stallings
Indian Trail
Weddington

A-3-75

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Charlotte, NC 28206
				General Property Type:	Office
Original Balance:	$37,400,000			Detailed Property Type:	CBD
Cut-off Date Balance:	$37,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Recapitalization			Size:	201,450 SF
Borrower Sponsor:	Lexington Realty Trust			Cut-off Date Balance per SF:	$186
Mortgage Rate:	5.2980%			Maturity Date Balance per SF:	$172
Note Date:	12/8/2017			Property Manager:	N/A (tenant-managed)
First Payment Date(1):	1/6/2018
Maturity Date:	1/6/2033
Original Term to Maturity(1):	181 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period(1):	121 months			UW NOI:	$4,994,884
Seasoning(1):	0 months			UW NOI Debt Yield:	13.4%
Prepayment Provisions(1):	LO (24); DEF (96); O (61)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.37x (IO) 1.91x (P&I)
Additional Debt Type(2):	Mezzanine			Most Recent NOI(4):	N/A
Additional Debt Balance(2):	$8,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type)(2):	Yes (Mezzanine & Future Advances)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy:	100.0% (12/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$86,000,000 (10/20/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	43.5%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	40.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,400,000	82.4%	Return of Equity(5):	$44,601,122	98.2%
Initial Mezzanine Loan(2):	$8,000,000	17.6%	Closing Costs:	$798,878	1.8%
Total Sources:	$45,400,000	100.0%	Total Uses:	$45,400,000	100.0%

(1)	The first payment date for the AvidXchange Headquarters Mortgage Loan (as defined below) is February 6, 2018. On the Closing Date, UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the AvidXchange Headquarters Mortgage Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by UBS AG on the Closing Date.

(2)	See “Mezzanine Loan and Preferred Equity” below for further discussion of current mezzanine debt and future advances permitted under such mezzanine debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Historical operating history is not applicable as the AvidXchange Headquarters Property (as defined below) was built in 2017.

(5)	Proceeds of the AvidXchange Headquarters Mortgage Loan were primarily used to return equity to the borrower sponsor for the development of the AvidXchange Headquarters Property, which totaled approximately $62.4 million.

The Mortgage Loan. The ninth largest mortgage loan (the “AvidXchange Headquarters Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $37,400,000. The AvidXchange Headquarters Mortgage Loan is secured by a first priority fee mortgage encumbering a 201,450 SF office property in Charlotte, North Carolina (the “AvidXchange Headquarters Property”). The proceeds of the AvidXchange Headquarters Mortgage Loan were primarily used to return equity to the borrower sponsor for the development of the AvidXchange Headquarters Property, which was completed in April 2017, and to pay closing costs. According to the borrower sponsor, the development of the AvidXchange Headquarters Property totaled approximately $62.4 million.

The Borrower and the Borrower Sponsor. The borrower is Lex Charlotte AXC L.P. (the “AvidXchange Headquarters Borrower”), a single-purpose Delaware limited partnership, with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Lexington Realty Trust, which has been involved in prior deeds in lieu of foreclosure, discounted payoffs and foreclosure proceedings. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Lexington Realty Trust (NYSE: LXP; Moody’s/S&P: Baa2/BBB-) is a publicly-traded real estate investment trust based in New York, New York. Founded in 1973 with senior management experience averaging over 20 years, Lexington Realty Trust focuses on sale-leaseback transactions, single-tenant build-to-suit developments and acquisitions throughout the United States. As of September 30, 2017, Lexington Realty Trust’s real estate portfolio consisted of 47.9 million SF across 178 properties in 38 states with leased occupancy of 97.9%. As of November 28, 2017, Lexington Realty Trust had a market capitalization of $2.5 billion.

A-3-76

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The Property. The AvidXchange Headquarters Property is a six-story, 201,450 SF Class A office building located in Charlotte, North Carolina, within Center City Charlotte. Situated on 3.80 acres, the AvidXchange Headquarters Property also includes a six-story parking garage and surface parking comprising 878 spaces (4.4 spaces per 1,000 SF). Built-to-suit between 2015 and 2017 as AvidXchange’s headquarters, the AvidXchange Headquarters Property is leased to AvidXchange, Inc. (“AvidXchange”) under a 15-year absolute net lease which commenced in April 2017 with a lease expiration date in April 2032, four five-year renewal options and no termination options. The current rental rate is $25.62 PSF with annual rent steps of 2.0%.

AvidXchange is an accounts payable, invoice and payment automation company for midmarket companies throughout the United States. Founded in 2000, the company services more than 6,000 clients in various industries such as real estate, financial services, energy and construction, retailers and employs over 800 employees. AvidXchange completed a $225 million minority growth financing led by Bain Capital Ventures in September 2015 and most recently secured approximately $300.0 million in financing with contributions from MasterCard, Temasek, CDPQ and Peter Thiel, to support strategic partnership and initiatives going forward. The company has been recognized as one of the 50 fastest-growing private companies in the Charlotte area for six consecutive years, ranked among Deloitte’s 2017 Fast 500 for four consecutive years and was among the top 100 private cloud companies in the world by Forbes for two consecutive years. AvidXchange provided a letter of credit issued by MUFG Union Bank, N.A. in the amount of $5.5 million to the AvidXchange Headquarters Borrower as a security deposit for its lease, which is required to be increased to approximately $6.2 million by October 2022 and expires in December 2023; provided that, if the ratio of net earnings of the tenant to the fixed charges under the lease exceeds 2.00x for any trailing 12-month period commencing in the fourth lease year, then the amount of the letter of credit will be reduced to $0 and released, subject to reinstatement if, prior to December 2023, such net earnings of the tenant to the fixed charges under the lease is less than 1.50x for any two consecutive calendar quarters.

AvidXchange has occupied approximately 67,203 SF of space at two mixed use developments directly adjacent to the AvidXchange Headquarters Property since 2014 and 2016, respectively, one of which AvidXchange acquired the naming rights to (the “AvidXchange Music Factory”). The AvidXchange Music Factory is an approximately 182,703 SF entertainment, retail and office development anchored by two of Charlotte’s music venues, the Charlotte Metro Credit Union Uptown Amphitheater and The Fillmore, as well as other entertainment and restaurant outlets. Additionally, the existing parking garage at the AvidXchange Headquarters Property is utilized after hours as additional parking for the AvidXchange Music Factory.

Hamilton Street Properties, LLC (the “AvidXchange Ground Lessee”) has a 99-year ground lease from the AvidXchange Headquarters Borrower on approximately 0.89 acres of parking lot space on the AvidXchange Headquarters Property adjacent to the existing parking garage. The AvidXchange Ground Lessee has the option to develop an expansion to the existing parking garage in anticipation of further development of the adjacent land parcels. Prior to such expansion, AvidXchange is responsible for the total costs of all operating expenses, real estate taxes, insurance and repairs to operate the parking deck expansion area, and after the expansion, the AvidXchange Ground Lessee is required to assume responsibility of such costs relating to the parking deck expansion area.

The following table presents certain information relating to the lease at the AvidXchange Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
AvidXchange	NR/NR/NR	201,450	100.0%	$5,265,903	100.0%	$26.14	4/30/2032
Subtotal/Wtd. Avg.		201,450	100.0%	$5,265,903	100.0%	$26.14
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		201,450	100.0%	$5,265,903	100.0%	$26.14

(1)	Information is based on the underwritten rent roll.

A-3-77

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The following table presents certain information relating to the lease rollover schedule at the AvidXchange Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	201,450	100.0%	100.0%	$26.14	$5,265,903	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	201,450	100.0%		$26.14	$5,265,903	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The AvidXchange Headquarters Property is located in Charlotte, Mecklenburg County, North Carolina, within the Charlotte-Gastonia-Concord metropolitan statistical area (the “Charlotte MSA”). Charlotte is the third-largest banking center in the United States, after New York and San Francisco. Fortune 500 companies that are headquartered in the Charlotte regional area include Bank of America, Lowe’s, Duke Energy, Nucor, Sonic Automotive and Sealed Air Corp. Additionally, Charlotte is home to many corporate operations as well as a hub for energy organizations and the country’s motorsports industry. According to the appraisal, the Charlotte MSA saw a compounded annual population growth rate of 1.9% since 2010, compared to the state and country’s growth rate over the same period of 1.0% and 0.8%, respectively.

Encircled by Interstate 277 and Interstate 77, the AvidXchange Headquarters Property is located 10.2 miles east of Charlotte Douglas International Airport. The AvidXchange Headquarters Property is located in downtown Charlotte within the Fourth Ward, which was previously occupied by industrial tenants but over the past 10 years, has transformed into a cultural and commercial district. Residential homes, condominiums and apartments are within walking distance to office, retail and entertainment developments. Other attractions in Charlotte include the NASCAR Hall of Fame, Harvey B. Gantt Center for African American Arts & Culture, Discovery Place, the Spectrum Center, which is home to the NBA Charlotte Hornets, and the Verizon Wireless Amphitheatre Charlotte. According to a third party market research report, the estimated 2017 population and average household income with a five-mile radius of the AvidXchange Headquarters Property is 241,854 and $70,102, respectively.

According to a third party market research report, the AvidXchange Headquarters Property is located within the Charlotte office market and the Plaza Midwood/NoDa office submarket. As of the third quarter of 2017, the Charlotte office market consisted of 5,591 buildings providing approximately 104.2 million SF of office space. The Charlotte office market reported a vacancy rate of 8.5% and asking rents of $23.84 PSF. During the third quarter of 2017, four buildings were added to the Charlotte office market, demonstrating positive net absorption of 573,263 SF. The Plaza Midwood/NoDa office submarket consisted of 278 buildings providing approximately 1.9 million SF of office space. The third quarter of 2017 vacancy rate was reported at 0.9% with an asking rental rate of $13.93 PSF.

A-3-78

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The following table presents recent leasing data at competitive office buildings with respect to the AvidXchange Headquarters Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
AvidXchange Headquarters 1210 AvidXchange Lane Charlotte, NC	2017/N/A	201,450(1)	AvidXchange(1)	201,450(1)	April 2017(1)	15.0(1)	$25.62(1)	NNN
The Pinnacle 3455 Peachtree Road NE Atlanta, GA	1998/N/A	427,000	Merrill Lynch	140,000	November 2016	8.3	$38.50	Full Service Gross
Two Franklin Park 6100 Tower Circle Franklin, TN	2016/N/A	250,000	Schneider Electric	179,216	April 2016	10.3	$31.50	Full Service Gross
300 S Tyron 300 South Tyron Street Charlotte, NC	2017/N/A	638,459	Barings	205,000	July 2017	10.0	$36.00	Full Service Gross
500 East Morehead 500 East Morehead Street Charlotte, NC	2017/N/A	178,259	Elliott Davis Decosimo	58,594	March 2017	12.3	$33.00	Full Service Gross
Wells Fargo Building 8740 Research Drive Charlotte, NC	1984/2014	155,579	Wells Fargo	155,576	May 2014	10.0	$23.50	NNN
Lenovo Enterprise Campus 8001 Development Drive Morrisville, NC	1995/2014	487,536	Lenovo	487,536	March 2014	13.4	$15.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll. The current UW Rent PSF for the AvidXchange Headquarters Property is $26.14.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AvidXchange Headquarters Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$5,265,903	$26.14
Total Recoveries	N/A	N/A	N/A	N/A	$154,481	$0.77
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	N/A	($271,019)	($1.35)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,149,365	$25.56
Total Operating Expenses	N/A	N/A	N/A	N/A	$154,481	$0.77
Net Operating Income	N/A	N/A	N/A	N/A	$4,994,884	$24.79
Capital Expenditures	N/A	N/A	N/A	N/A	$30,218	$0.15
TI/LC	N/A	N/A	N/A	N/A	$201,450	$1.00
Net Cash Flow	N/A	N/A	N/A	N/A	$4,763,216	$23.64

Occupancy %(3)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR (P&I)	N/A	N/A	N/A	N/A	2.00x
NCF DSCR (P&I)	N/A	N/A	N/A	N/A	1.91x
NOI Debt Yield	N/A	N/A	N/A	N/A	13.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	12.7%

(1)	Historical operating history is not applicable as the AvidXchange Headquarters Property was built in 2017.

(2)	UW Gross Potential Rent includes contractual rent steps through May 2018 totaling $104,071.

(3)	As of the underwritten rent roll, the AvidXchange Headquarters Property is 100.0% occupied. The economic occupancy is underwritten to 95.0%.

Escrows and Reserves. On a monthly basis, the AvidXchange Headquarters Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $2,518 for replacement reserves and (iv) $28,697 for TI/LC reserves; however, the requirement for such monthly deposits is waived provided that (a) no event of default has occurred and is continuing, (b) the AvidXchange Headquarters Property is demised pursuant to a Single Tenant Lease (as defined below) and such Single Tenant Lease is in full force and effect, or in regards to the requirement for monthly replacement reserves, the AvidXchange Headquarters Property is demised pursuant to a lease with AvidXchange and such lease is in full force and effect, (c) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, and (d) the tenant is obligated under the Single Tenant Lease to pay taxes directly to the applicable authority in full in a timely manner and maintain insurance in accordance to the loan documents, and provides evidence to the lender of such performance, or in regards to the requirement for monthly replacement reserves, AvidXchange maintains the AvidXchange Headquarters Property in a condition reasonably acceptable to the lender, and provides evidence to the lender of such performance;

A-3-79

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

provided, further, that with respect to a waiver of TI/LC escrows, the conditions in clauses (c) and (d) are not required. Notwithstanding the above, prior to January 6, 2032, as long as the Partial Replacement Lease Reserve Waiver Conditions (as defined below) remain satisfied, the requirement to escrow monthly tax payments, insurance premiums and TI/LC escrows will be waived. Following the occurrence of a Material Tenant Trigger Event, all excess cash flow will be deposited with the lender for tenant improvement and leasing commissions (the “Material Tenant Rollover Reserve”), provided that, such cash flow sweep will not be required if (x)(1) when a Single Tenant Lease is in full force and effect and no Material Tenant Trigger Event is continuing other than the type set forth in clause (vi) of the definition of Material Tenant Trigger Event or (2) in any other case when a Single Tenant Lease is not in full force and effect and (y) the balance on deposit in the Material Tenant Rollover Reserve is equal to or greater than the Material Tenant Rollover Cap Amount (as defined below).

A “Single Tenant Lease” is (i) the lease with AvidXchange or (ii) a triple net lease entered with a tenant reasonably acceptable to the lender that leases the entire AvidXchange Headquarters Property with an initial term that does not expire prior to January 6, 2033 upon terms and conditions reasonably acceptable to the lender.

A “Material Tenant Trigger Event” will occur upon the occurrence of (i) a Material Tenant (as defined below) failing to extend or renew its lease with respect to all or substantially all of its space on or prior to the date that is 12 months prior to the applicable expiration date under its lease or failing to provide the AvidXchange Headquarters Borrower notice of its election to extend or renew prior to the applicable deadline under its lease, (ii) a Material Tenant giving written notice to the AvidXchange Headquarters Borrower of its intention to terminate or cancel or not to extend or renew its lease, (iii) an event of default under a Material Tenant lease continuing beyond applicable grace and/or notice periods, (iv) any bankruptcy action of a Material Tenant, (v) the termination of a Material Tenant lease, or (vi) (a) so long as a Single Tenant Lease is in full force and effect, a Material Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at 30% or more of its space at the AvidXchange Headquarters Property or (b) at any other time, the tenants of the AvidXchange Headquarters Property going dark, vacating, ceasing to occupy or discontinuing their operations at more than 20% of the AvidXchange Headquarters Property in the aggregate; provided that in connection with clause (vi) above, if a Material Tenant has entered into an acceptable Material Tenant sublease, the space demised pursuant to the sublease will not be considered “dark”, vacated, unoccupied or non-operated by such Material Tenant.

A Material Tenant Trigger Event will continue until in regards to clauses (i) and (ii) above, the Material Tenant extends or renews its lease with respect to all or substantially all of its space, in regards to clause (iii) above, a cure of the applicable event of default under the lease, in regard to clause (iv) above, the Material Tenant assumes its lease and continues to pay all rents and amounts required under the lease and the Material Tenant emerges from the bankruptcy proceeding under an approved plan, in regards to clause (i), (ii), (iv) or (v) above, one or more Acceptable Material Tenant Space Re-tenanting Events (as defined below) occurs, or in regards to clause (vi) above, (a) (x) so long as a Single Tenant Lease is in full force and effect, such Material Tenant reoccupies at least 70% of the space demised under its lease, or (y) the aggregate tenants reoccupy at least 80% of the net rentable area of the AvidXchange Headquarters Property, and conduct operations in a manner similar to prior going dark for two consecutive calendar quarters or (b) one or more Acceptable Material Tenant Space Re-tenanting Events.

A “Material Tenant” is (i) AvidXchange or (ii) any tenant, together with any affiliates, that (a) leases no less than 20% of the net rentable area of the AvidXchange Headquarters Property or (b) accounts for no less than 20% of the total in-place base rent at the AvidXchange Headquarters Property.

The “Partial Replacement Lease Reserve Waiver Conditions” mean (i) no event of default has occurred and is continuing, (ii) at least 70% of the AvidXchange Headquarters Property is demised to tenants reasonably acceptable to the lender pursuant to one or more triple net leases with an initial term that does not expire prior to January 6, 2033 (each, a “Partial Replacement Lease”), (iii) each such Partial Replacement Lease is in full force and effect and no defaults beyond applicable notice and grace periods exist under such Partial Replacement Lease, (iv) if any Partial Replacement Lease is a Material Tenant lease, no Material Tenant Trigger Event has occurred and is continuing, (v) (a) at any time a mezzanine loan is not outstanding, the debt service coverage ratio (“DSCR”) is at least 1.30x, or (b) at any time a mezzanine loan is outstanding, the aggregate DSCR is at least 1.05x, and (vi) the debt yield is not less than 12.0%; provided that in the case of the calculations under clauses (v) and (vi), no rents from leases that do not satisfy clauses (ii), (iii) and (iv) will be included in such calculations.

The “Material Tenant Rollover Cap Amount” is an amount equal to (i) if a Material Tenant Trigger Event has occurred in respect to 55% or less of 201,450 SF of the AvidXchange Headquarters Property, $50.00 multiplied by (a) on or before the monthly payment date in January 2030, the aggregate number of net rentable SF of the AvidXchange Headquarters Property required to cure such Material Tenant Trigger Events or (b) thereafter, 201,450 SF of the AvidXchange Headquarters Property or (ii) if a Material Tenant Trigger Event has occurred in respect to more than 55% of 201,450 SF of the AvidXchange Headquarters Property, then, as of any date, $60.00 multiplied by 201,450 SF of the AvidXchange Headquarters Property.

An “Acceptable Material Tenant Space Re-tenanting Event” will occur upon the leasing of all or a portion of Material Tenant space to a replacement tenant pursuant to a lease in accordance with the loan documents.

Lockbox and Cash Management. The AvidXchange Headquarters Mortgage Loan provides for a hard lockbox and springing cash management. In connection with the origination of the AvidXchange Headquarters Mortgage Loan, the AvidXchange Headquarters Borrower was required to instruct all tenants to deposit rents and other amounts due into the lockbox account. Prior to the occurrence of a Cash Management Trigger Event (as defined below), funds in the lockbox account are transferred to the AvidXchange Headquarters Borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the AvidXchange Headquarters Mortgage Loan documents. Pursuant to the AvidXchange Headquarters Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and if applicable, mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event, to the Material Tenant Rollover Reserve, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount, and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event is continuing, to the AvidXchange Headquarters Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) any bankruptcy action of the AvidXchange Headquarters Borrower, the guarantor or manager, (iv) (a) if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period falling below 1.30x or (b) if a mezzanine loan is outstanding, the aggregate DSCR falling below 1.10x, (v) a Material Tenant Trigger Event, or (vi) an indictment for fraud or misappropriations of funds by the AvidXchange Headquarters Borrower, guarantor, affiliated manager or unaffiliated manager (if related to the AvidXchange Headquarters Property), or a director, officer, manager, or affiliate of the AvidXchange Headquarters Borrower, guarantor, manager or unaffiliated manager (if related to the AvidXchange Headquarters Property), each as described in the loan documents. A Cash

A-3-80

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

Management Trigger Event will continue until, in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the AvidXchange Headquarters Borrower or guarantor and within 120 days for the manager (or, solely with respect to the bankruptcy of the manager, when the AvidXchange Headquarters Borrower has replaced the manager with a qualified manager acceptable to the lender), in regard to clause (iv) above, if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period is not less than 1.40x or (b) if a mezzanine loan is outstanding, the aggregate DSCR is not less than 1.15x, for two consecutive quarters, in regards to clause (v) above, a cure of the applicable Material Tenant Trigger Event, or in regard to clause (vi) above, the replacement of the indicted manager of the AvidXchange Headquarters Property, or the replacement of the indicted director or officer of the AvidXchange Headquarters Borrower, guarantor or manager.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) any bankruptcy action of the AvidXchange Headquarters Borrower, the guarantor or manager that is an affiliate of the AvidXchange Headquarters Borrower, or (iv) (a) if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period falling below 1.20x or (b) if a mezzanine loan is outstanding, the aggregate DSCR falling below 1.05x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the AvidXchange Headquarters Borrower or guarantor and within 120 days for the manager (or, solely with respect to the bankruptcy of the manager, when the AvidXchange Headquarters Borrower has replaced the manager with a qualified manager acceptable to the lender), or in regard to clause (iv) above, if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period is not less than 1.30x or (b) if a mezzanine loan is outstanding, the aggregate DSCR is not less than 1.10x, in the case of either (a) or (b), for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “AvidXchange Headquarters Mezzanine Loan” refers to a mezzanine loan, with an outstanding principal amount of $8,000,000, which funded concurrently with the origination of the AvidXchange Headquarters Mortgage Loan, and future advances under the same mezzanine loan, for an aggregate maximum principal amount of $12,000,000, secured by the direct or indirect ownership interests in the AvidXchange Headquarters Borrower, in accordance with mezzanine loan documents between LCP NC AXC LLC, as lender (the “Mezzanine Lender”) and Lex Charlotte AXC Mezz L.P., as borrower (the “Mezzanine Borrower”). The AvidXchange Headquarters Mezzanine Loan accrues interest at a rate of 5.0000% per annum and is interest-only in accordance with its terms and has an initial maturity date of December 8, 2022, with two additional one-year extensions options. The future advances permitted under the AvidXchange Headquarters Mezzanine Loan are made to the Mezzanine Borrower upon additional investors each making a $500,000 investment into the Mezzanine Lender and filing their visa petitions with the applicable government agencies pursuant to the Employment Based Fifth Preference Immigration Visa Program (“EB-5”). Including the AvidXchange Headquarters Mortgage Loan and the maximum funding of the AvidXchange Headquarters Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR (based on interest only payments) and cumulative UW NOI Debt Yield are 57.4%, 1.82x and 10.1%, respectively. At origination of the AvidXchange Headquarters Mortgage Loan, 19 investors participating in the EB-5 program have made capital contributions of $8,000,000 into the Mezzanine Lender. According to the AvidXchange Headquarters Mezzanine Loan documents, no more than 24 EB-5 investors can make capital contributions into the Mezzanine Lender. The AvidXchange Headquarters Mezzanine Loan and the AvidXchange Headquarters Mortgage Loan are subject to an intercreditor agreement between the AvidXchange Headquarters Mortgage Loan lender and Mezzanine Lender. The AvidXchange Headquarters Mezzanine Loan may be transferred at any time subject to the requirement and limitations set forth in the mezzanine intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The AvidXchange Headquarters Borrower is required to obtain and maintain (or cause AvidXchange to obtain and maintain) property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

A-3-82

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

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737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Location:	Indianapolis, IN 46202
				General Property Type:	Multifamily
Original Balance:	$34,500,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$34,500,000			Title Vesting:	Leasehold
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	1935/1987
Loan Purpose:	Refinance			Size:	493 Units
Borrower Sponsor:	G. Marlyne Sexton			Cut-off Date Balance per Unit:	$69,980
Mortgage Rate:	4.6180%			Maturity Date Balance per Unit:	$59,955
Note Date:	11/1/2017			Property Manager:	M&J Management Company, LLC (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI(2):	$3,060,267
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.82x (IO) 1.38x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$2,726,186 (9/30/2017 TTM)
Reserves(1)				2nd Most Recent NOI:	$2,635,333 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,846,239 (12/31/2015)
RE Tax:	$99,923	$49,962	N/A	Most Recent Occupancy:	95.3% (10/18/2017)
Insurance:	$55,505	$6,938	N/A	2nd Most Recent Occupancy:	93.3% (12/31/2016)
Replacements:	$150,000	Springing	N/A	3rd Most Recent Occupancy:	95.4% (12/31/2015)
Deferred Maintenance:	$154,625	$0	N/A	Appraised Value (as of):	$48,100,000 (8/2/2017)
Environmental Holdback:	$119,125	$0	N/A	Cut-off Date LTV Ratio:	71.7%
Ground Lease Reserve:	$10,083	$0	N/A	Maturity Date LTV Ratio:	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,500,000	100.0%	Loan Payoff:	$15,460,289	44.8%
			Reserves:	$589,262	1.7%
			Closing Costs:	$424,199	1.2%
			Return of Equity:	$18,026,250	52.2%
Total Sources:	$34,500,000	100.0%	Total Uses:	$34,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of UW NOI and Most Recent NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “Lockefield Gardens Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $34,500,000. The Lockefield Gardens Mortgage Loan is secured by a first priority mortgage encumbering the borrower’s leasehold interest in a 493-unit, multifamily property located in Indianapolis, Indiana (the “Lockefield Gardens Property”). The proceeds of the Lockefield Gardens Mortgage Loan were primarily used to refinance existing debt encumbering the Lockefield Gardens Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Sexton Lockefield, LLC (the “Lockefield Gardens Borrower”), a single-purpose Indiana limited liability company. G. Marlyne Sexton is the borrower sponsor and nonrecourse carve-out guarantor.

G. Marlyne Sexton is the owner of Sexton Companies, which was founded in 1962. The company has headquarters in Indianapolis, Indiana located approximately 10.9 miles from the Lockefield Gardens Property. Since inception, the Sexton Companies has developed 46 apartment properties totaling 12,213 units. As of October 2017, the Sexton Companies portfolio consists of 14 properties, containing a total of 4,527 units.

The Property. The Lockefield Gardens Property consists of 17 garden-style, low rise apartment buildings with a total of 493 units located on a 24.3-acre site. The Lockefield Gardens Property was originally constructed in 1935 (Phase I) and was renovated and expanded (Phase II) in 1987. The Lockefield Gardens Property is subject to a ground lease with The Trustees of Indiana University, as the ground lessor, dated as of October 1, 2013, which ground lease expires December 31, 2064 with no extension options. Annual rent due under the ground lease is approximately $120,999 through expiration. In addition to the multifamily units, there is approximately 11,654 SF of commercial space that is not leased but is utilized by neighboring Indiana University-Purdue University Indianapolis for no charge per the ground lease. The Lockefield Gardens Property features common amenities including a clubhouse, game room, on-site manager, swimming pool and Jacuzzi, detached garages, and outdoor grills and picnic areas. In addition, the Lockefield Gardens

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737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Property features 603 surface and garage parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of October 18, 2017, the Lockefield Gardens Property was 95.3% occupied.

The table below shows the apartment unit mix at the Lockefield Gardens Property:

Lockefield Gardens Property Unit Mix Summary(1)

Floor Plan	No. of Units	% of Total Units	Occupied Units	Occupancy	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit	Total Size (SF)
1 Bedroom / 1 Bath	330(2)	66.9%	314	95.2%	633	$802	209,030
1 Bedroom / 1.5 Baths	2	0.4%	2	100.0%	655	$829	1,309
2 Bedroom / 1 Bath	17	3.4%	16	94.1%	983	$1,004	16,704
2 Bedroom / 1.5 Baths	14	2.8%	12	85.7%	1,140	$1,029	15,954
2 Bedroom / 2 Baths	119	24.1%	117	98.3%	1,108	$1,066	131,908
2 Bedroom / 2.5 Baths	11	2.2%	9	81.8%	1,101	$1,297	12,110
Total/Wtd. Avg.	493(2)	100.0%	470	95.3%	785	$891	387,015

(1)	Information is based appraisal and borrower rent roll.

(2)	Includes two non-revenue 1 bedroom/1 bath units, which are model apartments.

The Market. The Lockefield Gardens Property is located within Marion County approximately one mile from the central business district of Indianapolis, Indiana and 0.5 miles from Indiana University – Purdue University Indianapolis. The Indiana University – Purdue University Indianapolis has a current enrollment of 30,000 students, making it the third largest campus for higher learning in Indiana. Primary access to the Lockefield Gardens Property is provided by Interstate 65, which is located down the street from Lockefield Gardens Property, and Interstate 70, which is located 1.5 miles from the Lockefield Gardens Property. The Lockefield Gardens Property is located approximately 1.1 miles from SalesforceTower (the tallest building in Indiana) and 0.9 miles from OneAmerican Tower (the second tallest building in Indiana). In addition, the Lockefield Gardens Property is located near local museums, monuments and attractions. The Lockefield Gardens Property is approximately 1.8 miles from Lucas Oil Stadium, the home field of the NFL’s Indianapolis Colts and approximately 2.1 miles from the Indianapolis Zoo.

According to the appraisal, the Lockefield Gardens Property is located within the Indianapolis metro market. As of the second quarter 2017, the submarket reported a vacancy of 5.2%, which is approximately 0.5% greater than the Lockefield Gardens Property, which was 4.7% vacant as of October 2017. Also as of the second quarter 2017, the average unit rental rate in the Indianapolis metro market was $845 per month, approximately 5.0% below the weighted average unit rental rate at the Lockefield Gardens Property of $887 per month. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Lockefield Gardens Property was 8,101, 99,564, and 258,633, respectively, and the 2016 estimated average household income within the same one-, three-, and five-mile radius is $49,680, $45,818, and $45,839, respectively.

Comparable rental properties to the Lockefield Gardens Property are shown in the table below:

Competitive Property Summary

Property Name/Location	Year Built	Distance to Subject	Number of Units(1)	Property Occupancy(1)	Unit Type	Avg. Monthly Rent per Unit(1)
Lockefield Gardens Property 737 Lockefield Lane Indianapolis, IN	1935	--	493	95.3%	One Bedroom Two Bedroom	$802 $1,072
Canal Square 359 North West Street Indianapolis, IN	1992	0.6 miles	320	91.0%	One Bedroom Two Bedroom	$1,221 $1,528
Continental Towers 410 N. Meridian Street Indianapolis, IN	1922	0.9 miles	124	98.0%	One Bedroom Two Bedroom	$960 $1,337
Canal Overlook 430 Indiana Avenue Indianapolis, IN	1987	0.6 miles	132	93.0%	One Bedroom Two Bedroom	$1,155 $1,568
Piccadilly 28 E 16th Street Indianapolis, IN	1926	1.7 miles	56	98.0%	One Bedroom Two Bedroom	$773 $880
Gardens of Canal Court 434 Canal Court South Drive Indianapolis, IN	2003	0.5 miles	421	99.0%	One Bedroom Two Bedroom	$1,128 $1,334

Source: Appraisal.

(1)	Information obtained from the borrower rent roll for the Lockefield Gardens Property.

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737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lockefield Gardens Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM(1)	UW(1)	UW per Unit
Gross Potential Rent(2)	$4,877,142	$4,959,304	$5,023,030	$5,045,661	$5,249,172	$10,647
Total Other Income(3)	$334,410	$359,645	$399,660	$411,844	$416,000	$844
Less Vacancy & Credit Loss	($171,851)	($152,187)	($343,987)	($268,878)	($262,459)(4)	($532)
Effective Gross Income	$5,039,701	$5,166,762	$5,078,703	$5,188,627	$5,402,713	$10,959
Total Operating Expenses	$2,310,140	$2,320,523	$2,443,370	$2,462,441	$2,342,446	$4,751
Net Operating Income	$2,729,562	$2,846,239	$2,635,333	$2,726,186	$3,060,267	$6,207
Capital Expenditures(5)	$0	$0	$0	$0	$123,250	$250
Net Cash Flow	$2,729,562	$2,846,239	$2,635,333	$2,726,186	$2,937,017	$5,957

Occupancy %	96.3%	95.4%	93.3%	94.2%	95.0%
NOI DSCR (P&I)	1.28x	1.34x	1.24x	1.28x	1.44x
NCF DSCR (P&I)	1.28x	1.34x	1.24x	1.28x	1.38x
NOI Debt Yield	7.9%	8.2%	7.6%	7.9%	8.9%
NCF Debt Yield	7.9%	8.2%	7.6%	7.9%	8.5%

(1)	The increase in Net Operating Income from 9/30/2017 TTM to UW is primarily due to an increase in Gross Potential Rent.

(2)	UW Gross Potential Rent is underwritten to the October 18, 2017 rent roll for the 493 apartment units, which reflects physical occupancy of 95.3%.

(3)	Total Other Income includes revenues from the garages, carports, corporate rental income, rental premiums from fireplaces and second floor apartments, application fees, reconditioning fees, redecorating fees and utility administration fees.

(4)	Vacancy is underwritten to 5.0%.

(5)	UW Capital Expenditures are underwritten to $250 per unit.

Escrows and Reserves. The Lockefield Gardens Borrower deposited $99,923 upfront in escrow for annual real estate taxes, $55,505 upfront in escrow for annual insurance premiums, $150,000 upfront in escrow for ongoing capital expenditures (which was replaced with a $150,000 letter of credit on October 31, 2017), $154,625 upfront in escrow for replacing the HVAC system ($32,500), concrete and sidewalk repairs ($37,100) and other smaller items, $119,125 upfront in escrow for environmental testing over the next three quarters for contamination related to prior dry cleaner tenancy, and $10,083 upfront in a ground lease escrow for ground lease rent payments. The Lockefield Gardens Borrower is required to escrow monthly $49,962 for real estate taxes and $6,938 for ongoing insurance premiums. The Lockefield Gardens Borrower’s obligation to make monthly capital expenditure reserve deposits is suspended so long as, among other things, such $150,000 evergreen letter of credit is maintained in full force and effect and the recourse carveout guarantor maintains a minimum net worth of $30,000,000 and liquidity of at least $3,000,000.

Lockbox and Cash Management. The Lockefield Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Flow Sweep Event (as defined below) for the Lockefield Gardens Mortgage Loan, the Lockefield Gardens Borrower is required to (i) establish a soft lockbox account and (ii) deposit all property income received during the existence of a Cash Flow Sweep Event into the lockbox account. During the occurrence and continuance of a Cash Flow Sweep Event, all excess cash flow after payment of taxes, insurance, debt service, monthly reserve deposits and operating expenses will be held in an excess cash flow account as additional security for the Lockefield Gardens Mortgage Loan.

A “Cash Flow Sweep Event” will commence upon (i) the occurrence of an event of default under the related loan documents or the property management agreement, or (ii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the Lockefield Gardens Mortgage Loan lender’s acceptance of a cure of such event of default under the related loan documents or the property management agreement (in such lender’s sole and absolute discretion) or the Lockefield Gardens Borrower’s entrance into a replacement property management agreement with a manager acceptable to the lender, or in regard to clause (ii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated August 16, 2017 identified a recognized environmental condition associated with the historical presence of a dry cleaner from as early as the mid-1980s until 2010. Additional testing was recommended to assess the potential vapor migration concern at the site. 125% of the estimated costs of testing and possible future mitigation were reserved. In addition, the lender received a commercial lender premises environmental liability policy from Great American E&S Insurance Company with a policy limit of $3,000,000 per incident and in the aggregate, a $50,000 self-insured retention and a term of approximately 13 years. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Lockefield Gardens Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Location:	Burbank, CA 91505
				General Property Type:	Mixed Use
Original Balance:	$27,390,000			Detailed Property Type:	Retail/Industrial
Cut-off Date Balance:	$27,390,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1984/2005-2006
Loan Purpose(1):	Recapitalization			Size:	165,528 SF
Borrower Sponsor:	BREIT Operating Partnership L.P.			Cut-off Date Balance per SF:	$165
Mortgage Rate:	4.0600%			Maturity Date Balance per SF:	$165
Note Date:	11/30/2017			Property Manager:	Shopcore Properties TRS Management LLC (borrower-related)
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$2,518,752
Seasoning:	0 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions(2):	YM0.5 (24); DEF/YM0.5 (91); O (5)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.12x
Additional Debt Type:	N/A			Most Recent NOI(4):	$2,423,633 (9/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,159,978 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,220,217 (12/31/2015)
Reserves(3)				Most Recent Occupancy:	100.0% (10/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.3% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$45,650,000 (10/20/2017)
TI/LC:	$0	Springing	$258,224	Cut-off Date LTV Ratio:	60.0%
Condo Assessment Reserve:	$0	Springing	$0	Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$27,390,000	59.3%	Purchase Price:	$45,650,000	98.8%
Borrower Equity:	$18,801,967	40.7%	Closing Costs:	$541,967	1.2%
Total Sources:	$46,191,967	100.0%	Total Uses:	$46,191,967	100.0%

(1)	See “The Mortgage Loan” and “The Property” below for further discussion of Loan Purpose.

(2)	On any payment date after the release date, the Plaza Del Sol Borrower (as defined below) may obtain the release of the Mortgaged Property from the lien of the mortgage encumbering such Mortgaged Property, provided, among others, the following conditions are satisfied: (i) (x) on any payment date prior to the release date or (y) on any payment date after the release date, (ii) with respect to (x) above, the borrower prepays an amount of principal equal to the release amount for the Mortgaged Property in question, together with a yield maintenance premium and with respect to (y) above, the borrower defeases an amount of principal equal to the release amount for the Mortgaged Property in question, and the borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating agency comfort letter and opinion delivery requirements thereof; (iii) no event of default has or will be continuing; (iv) the borrower will remain a special purpose bankruptcy remote entity; (v) an amount such that the LTV of the Mortgage Loan for the Mortgaged Property then remaining subject to the liens of the mortgages does not exceed 125.0% and the applicable securitization will not fail to maintain its status as a REMIC trust; and (vi) the DSCR for all of the Mortgaged Property then remaining subject to the liens of the mortgages will be greater than or equal to 2.00x.

(3)	Monthly escrows are waived provided that (i) there has been no event of default has occurred and is continuing, (ii) no bankruptcy action of the Plaza Del Sol Borrower has occurred, (iii) as of the last day of a calendar quarter, the debt service coverage ratio is not less than 1.20x, and (iv) there has been no bankruptcy, insolvency, monetary default of a specified tenant or the termination, cancellation, and no failure of said tenant to extend or renew its lease has occurred.

(4)	The increase in UW NOI is primarily attributable to a decrease in year-over-year taxes due to the California proposition 13 reassessment for a sale and contractual rent steps through October 2018 totaling $33,202.

The Mortgage Loan. The eleventh largest mortgage loan (the “Plaza Del Sol Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $27,390,000. The Plaza Del Sol Mortgage Loan is secured by a first priority fee mortgage encumbering a 165,528 SF mixed use retail/industrial property located in Burbank, California (the “Plaza Del Sol Property”). The proceeds of the Plaza Del Sol Mortgage Loan along with equity contributions from the Plaza Del Sol Borrower were used to recapitalize the borrower sponsor’s recent acquisition of the Plaza Del Sol Property and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is BREIT PDS Property Owner LLC (the “Plaza Del Sol Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Plaza Del Sol Borrower is wholly owned by BREIT Retail Holdings, LLC, which is owned by BREIT Operating Partnership, L.P., the borrower sponsor and non-recourse carveout guarantor for the Plaza Del Sol Mortgage Loan.

BREIT Operating Partnership, L.P. is a real estate investment trust managed by The Blackstone Group, L.P. (“Blackstone). Blackstone operates within four major sectors including real estate, private equity, hedge fund solutions, and credit, with $370 billion in assets under management. Blackstone is one of the world’s largest commercial real estate investors, with $104 billion of real estate assets under management as of June 30, 2017. In the real estate sector, Blackstone manages approximately 43.0 million SF of retail space, 24.0 million SF of industrial space, 53,000 multifamily units, and 197,000 hotel keys.

A-3-88

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The Property. The Plaza Del Sol Property is a 165,528 SF grocery-anchored, mixed use property located in Burbank, California, within the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area. Built in 1984 and renovated in 2005-2006, the Plaza Del Sol Property consists of three single-story buildings consisting of 100,009 SF of retail space (60.4% of NRA, 70.8% of underwritten base rent) and 65,519 SF (39.6% of NRA, 29.2% of underwritten base rent) of warehouse/distribution center space. The Plaza Del Sol Property is situated on an 11.2-acre site along Sherman Way, a street on the northwest portion of Bob Hope Airport. The Plaza Del Sol Property was 100.0% leased as of October 1, 2017 to 23 tenants, including 20 retail tenants and three warehouse/distribution center tenants. The Plaza Del Sol Property is anchored by Vallarta Supermarket (45,000 SF, 27.2% of NRA), which took occupancy at the Plaza Del Sol Property in 2003 under a lease expiring on December 14, 2023. The other major retail tenant at the Plaza Del Sol Property is Planet Fitness (28,424 SF, 17.2% of NRA). Industrial/warehouse tenants at the Plaza Del Sol Property include Oakwood Worldwide (28,347 SF, 17.1% of NRA), WET Design (19,790 SF, 12.0% of NRA) and Diet to Go (17,382 SF, 10.5% of NRA). Sixteen (16) of the tenants at the Plaza Del Sol Property, representing 40.9% of NRA, have renewed their lease at least one time. Outside of the top five tenants, no other individual tenant comprises more than 2.4% of NRA or 3.6% of underwritten base rent.

Major Tenants.

Vallarta Supermarket (45,000 SF, 27.2% of NRA, 24.5% of underwritten base rent). Vallarta Supermarket occupies 45,000 SF under a lease that commenced December 15, 2003 and expires December 14, 2023, with one ten-year renewal option and no termination options. Founded in 1985, Vallarta Supermarkets is a Southern California based grocer providing a wide variety of Latin foods and products, including Latin-style meat cut to order, spices, ready-to-eat hot meals, sweet breads made daily and fresh produce in addition to traditional grocery store products. The privately owned company currently operates 49 stores throughout California and employs approximately 8,000 employees.

Planet Fitness (28,424 SF, 17.2% of NRA, 15.9% of underwritten base rent). Planet Fitness occupies 28,424 SF of retail space under a lease that commenced on March 10, 2016 and expires December 31, 2026 with two five-year renewal options and no termination options. Founded in 1992, Planet Fitness went public in 2015 and is traded on the NYSE under the symbol PLNT. Planet Fitness had a market capitalization of approximately $3.2 billion as of September 2017. As of March 31, 2017, the company had 1,367 owned and franchised locations in 48 states, the District of Columbia, Puerto Rico, the Dominican Republic and Canada.

Oakwood Worldwide (28,347 SF, 17.1% of NRA, 11.9% of underwritten base rent). Oakwood Worldwide occupies 28,347 SF of warehouse space under a lease that commenced March 1, 2017 and expires February 28, 2022 and has no termination options. Oakwood Worldwide is a provider of extended stay corporate housing and serviced apartments, accommodating approximately 100,000 guests per year.

WET Design (19,790 SF, 12.0% of NRA, 9.2% of underwritten base rent). WET Design occupies 19,790 SF of warehouse space under a lease that commenced April 1, 2017, expires March, 31 2022 and has no termination options. WET Design has produced over 200 fountains worldwide since it was founded in 1983. Headquartered in Sun Valley, California, their most famous fountain creations include the Fountains of Bellagio and the Dubai Fountain. WET Design uses water, fire, ice, fogs and lights in their fountain designs and holds over 60 patents.

Diet to Go (17,382 SF, 10.5% of NRA, 8.1% of underwritten base rent). Diet to Go occupies 17,382 SF of warehouse space under a lease that commenced June 8, 2017 and expires September 30, 2024, with two five-year renewal options and no termination options. Diet to Go is a meal delivery service offering low calorie, fresh and nutritionally balanced meals.

The following table presents certain information relating to the tenants at the Plaza Del Sol Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration

Anchor/Major Tenants
Vallarta Supermarket	NR/NR/NR	45,000	27.2%	$720,000	24.5%	$16.00	12/14/2023
Planet Fitness	NR/NR/NR	28,424	17.2%	$468,996	15.9%	$16.50	12/31/2026
Oakwood Worldwide	NR/NR/NR	28,347	17.1%	$350,369	11.9%	$12.36	2/28/2022
WET Design	NR/NR/NR	19,790	12.0%	$269,571	9.2%	$13.62	3/31/2022
Diet to Go	NR/NR/NR	17,382	10.5%	$239,872	8.1%	$13.80	9/30/2024
Subtotal/Wtd. Avg.		138,943	83.9%	$2,048,808	69.6%	$14.75
Other Tenants		26,585	16.1%	$894,907	30.4%	$33.66
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		165,528	100.0%	$2,943,715	100.0%	$17.78

(1)	Information is based on the underwritten rent roll.

A-3-89

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The following table presents certain information relating to the lease rollover at the Plaza Del Sol Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	4	4,482	2.7%	2.7%	$30.52	$136,772	4.6%	4.6%
2019	1	1,000	0.6%	3.3%	$28.78	$28,779	1.0%	5.6%
2020	7	9,203	5.6%	8.9%	$32.97	$303,453	10.3%	15.9%
2021	2	3,700	2.2%	11.1%	$46.09	$170,520	5.8%	21.7%
2022	3	49,637	30.0%	41.1%	$13.54	$671,852	22.8%	44.5%
2023	1	45,000	27.2%	68.3%	$16.00	$720,000	24.5%	69.0%
2024	2	21,382	12.9%	81.2%	$16.24	$347,203	11.8%	80.8%
2025	2	2,700	1.6%	82.8%	$35.61	$96,139	3.3%	84.1%
2026	1	28,424	17.2%	100.0%	$16.50	$468,996	15.9%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	23	165,528	100.0%		$17.78	$2,943,715	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The Market. The Plaza Del Sol Property is located in Burbank, California within the east San Fernando Valley area approximately 12.0 miles northwest of the Los Angeles central business district. Primary regional access to the Plaza Del Sol Property’s neighborhood is provided by Interstate 5 and Highway 170/134, which are northwest and southwest highways connecting the Plaza Del Sol Property to the central business district. The Plaza Del Sol Property is situated along Sherman Way, a major surface street on the northwest portion of the Hollywood Burbank Airport. The neighborhood surrounding the Plaza Del Sol Property is populated with commercial and residential development.

Retail:

According to a third party market research report, the Plaza Del Sol Property is located within the Greater Los Angeles retail market, which consisted of approximately 132.5 million SF of retail space as of the third quarter of 2017. The Plaza Del Sol Property is located within the Tri-Cities Regional submarket and within the Burbank local submarket. The Tri-Cities Regional submarket contained approximately 9.3 million SF of retail space as of the third quarter of 2017, with a vacancy rate of 2.3% and average lease rate of $28.20 PSF. The Burbank local submarket contained approximately 2.6 million SF of retail space as of the third quarter of 2017, with a vacancy rate of 0.6%, and an average lease rate of $26.76 PSF.

Industrial:

According to a third party market research report, the Plaza Del Sol Property is located within the Los Angeles County industrial market, which contained approximately 942.8 million SF of industrial space as of the third quarter of 2017. The Los Angeles County industrial market vacancy rate has declined from a peak of 3.1% in fourth quarter of 2010 to 1.2% in the second quarter of 2017.

The Burbank industrial local submarket had an inventory of 14.9 million SF, accounting for 8.6% of the industrial inventory of the Greater San Fernando Valley regional industrial submarket. The Burbank industrial local submarket vacancy rate of 0.7% is slightly below the Greater San Fernando Valley vacancy rate of 1.2%.

A-3-90

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The following table presents certain demographic information relating to the Plaza Del Sol Property:

Statistic	3-mile Radius	5-mile Radius
Population
2010	242,046	558,288
2017 (estimated)	254,091	586,615
2022 (projected)	262,819	606,726
Annual % Increase 2010-2017	0.70%	0.71%
Annual % Increase 2017-2022 (projected)	0.68%	0.68%

Average Household Income
2017 (estimated)	$75,555	$86,034

Number of Family Households
2010	81,914	198,635
2017 (estimated)	85,483	206,737
2022 (projected)	88,198	213,001
Annual % Increase 2010-2017	0.61%	0.57%
Annual % Increase 2017-2022 (projected)	0.63%	0.60%

Source: Third Party Market Research Report

The following table presents comparable grocery anchor leases with respect the Plaza Del Sol Property:

Comparable Grocery Anchor Leases
Property – Tenant Name	Property Address	Size (SF)	Proximity	Lease Term (Years)	Rent	Lease Type
Plaza Del Sol Property – Vallarta Supermarket	10950, 10960, 10970 Sherman Way Burbank, CA	45,000(1)	-	20	$16.00(1)	NNN(1)
Garden Grove Promenade – Aldi	9901 Chapman Avenue Garden Grove, CA	21,493	43 miles	15	$12.60	NNN
Bixby Knolls Shopping Center – Smart & Final Extra	4552 Atlantic Avenue Long Beach, CA	30,000	37 miles	15	$18.24	NNN
Orchard Village Plaza – Aldi	24820 Orchard Village Road Santa Clarita, CA	20,017	18 miles	15	$19.92	NNN
Sun Valley Marketplace – Grocery Outlet	8920 Glenoaks Blvd Sun Valley, CA	13,457	2.3 miles	10	$18.72	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-91

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Del Sol Property:

Cash Flow Analysis
	2014(1)	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,366,866	$2,311,840	$2,647,493	$2,943,715	$17.78
Total Recoveries	N/A	$749,209	$775,835	$771,410	$967,081	$5.84
Other Income	N/A	$4,803	$4,295	$4,137	$4,137	$0.02
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($195,747)	($1.18)
Effective Gross Income	N/A	$3,120,877	$3,091,969	$3,423,040	$3,719,187	$22.47
Total Expenses	N/A	$900,661	$931,991	$999,408	$1,200,435	$7.25
Net Operating Income	N/A	$2,220,217	$2,159,978	$2,423,633	$2,518,752	$15.22
Capital Expenditures	N/A	$0	$0	$0	$41,382	$0.25
TI/LC	N/A	$0	$0	$0	$82,764	$0.50
Net Cash Flow	N/A	$2,220,217	$2,159,978	$2,423,633	$2,394,606	$14.47

Occupancy %	N/A	94.3%	96.3%	97.4%	95.0%
NOI DSCR	N/A	1.97x	1.92x	2.15x	2.23x
NCF DSCR	N/A	1.97x	1.92x	2.15x	2.12x
NOI Debt Yield	N/A	8.1%	7.9%	8.8%	9.2%
NCF Debt Yield	N/A	8.1%	7.9%	8.8%	8.7%

(1)	The Plaza Del Sol Property was acquired in October 2017 and the previous owner did not provide 2014 financial information to the borrower sponsor.

(2)	UW Base Rent is based on the underwritten rent roll dated October 1, 2017 and includes contractual rent steps through October 2018 totaling $33,202.

A-3-92

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A-3-93

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
				Location:	Brooklyn, NY 11222
				General Property Type(3):	Multifamily
Original Balance:	$25,400,000			Detailed Property Type:	Mid Rise
Cut-off Date Balance:	$25,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size(3):	73 Units
Borrower Sponsor:	Joshua Gotlib			Cut-off Date Balance per Unit:	$347,945
Mortgage Rate:	4.7700%			Maturity Date Balance per Unit:	$347,945
Note Date:	11/1/2017			Property Manager:	Nieuw Amsterdam Property Management, LLC (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,721,632
Prepayment Provisions(1):	LO (25); DEF (31); O (4)			UW NOI Debt Yield:	6.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	6.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.40x
Additional Debt Balance:	N/A			Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.6% (10/30/2017)
RE Tax:	$198,500	$39,700	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$46,814	$4,973	N/A	3rd Most Recent Occupancy(4):	N/A
Replacements(2):	$60,750	Springing	$60,750	Appraised Value (as of):	$43,500,000 (10/3/2017)
TI/LC(2):	$17,439	Springing	$17,439	Cut-off Date LTV Ratio:	58.4%
Immediate Repairs:	$8,010	$0	N/A	Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	100.0%	Loan Payoff:	$18,013,900	70.9%
			Reserves:	$331,513	1.3%
			Closing Costs:	$444,048	1.7%
			Return of Equity(5):	$6,610,539	26.0%
Total Sources:	$25,400,000	100.0%	Total Uses:	$25,400,000	100.0%

(1)	Following the lockout period, one or more individual Borrowers (as defined below) may obtain the release of one or more individual Greenpoint Multifamily Portfolio Properties (as defined below) upon a bona fide third-party sale, provided among other things: (i) after the partial release, (a) the debt service coverage ratio is at least 1.55x and (b) the loan-to-value ratio is not greater than 55.0% and (ii) the Greenpoint Multifamily Portfolio Borrower (as defined below) delivers defeasance collateral to the lender in an amount equal to 115% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart below) of each such individual Greenpoint Multifamily Portfolio Property to be released.

(2)	The Greenpoint Multifamily Portfolio Borrower is required to escrow monthly (i) $1,666 into a replacements reserve on each payment date that the balance in such reserve falls below $30,000, until such balance is $60,750 and (ii) $484 into a TI/LC reserve at any time the balance in such reserve falls below $10,000, until such balance is $17,439.

(3)	The Greenpoint Multifamily Portfolio Properties also includes 14 commercial units totaling 11,626 SF that are not included in total units and represents 16.3% of the effective gross income.

(4)	Since acquisition in February 2017, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into completely renovating 44 units (60.3% of total units). As a result, historical cash flows and occupancy are not available.

(5)	The Greenpoint Multifamily Portfolio Properties were purchased in February 2017 by the borrower sponsor for an acquisition basis of $31.2 million.

The Mortgage Loan. The twelfth largest mortgage loan (the “Greenpoint Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,400,000. The Greenpoint Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering eight multifamily walk-up properties consisting of 73 multifamily units and 14 commercial units, located in Brooklyn, New York (the “Greenpoint Multifamily Portfolio Properties”). The proceeds of the Greenpoint Multifamily Portfolio Mortgage Loan were used to refinance existing debt encumbering the Greenpoint Multifamily Portfolio, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are BSP SMK 3 LLC, BSP SMK 5 LLC, BSP SMK 657 LLC, BSP SMK 661 LLC, BSP SMK 667 LLC, BSP SMK 669 LLC, BSP SMK 673 LLC and BSP SMK King LLC (each, a “Borrower,” collectively, the “Greenpoint Multifamily Portfolio Borrower”). Each Borrower is a single purpose entity. The non-member manager of each Borrower, Black Spruce Management LLC (“Black Spruce”) is directly owned and controlled by the guarantor. Legal counsel to the Greenpoint Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Greenpoint Multifamily Portfolio Mortgage Loan.

The borrower sponsor and non-recourse guarantor is Joshua Gotlib. In 2009, Mr. Gotlib co-founded Black Spruce, a real estate company that focuses on the acquisition and management of multifamily rentals in the five boroughs of New York City. Mr. Gotlib currently oversees all aspects of the business and is the chairman of the investment committee. Since inception, Black Spruce has acquired over $225 million of properties representing over 2,000 units.

A-3-94

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Prior to co-founding Black Spruce, from 2007 to 2009, Mr. Gotlib purchased, rehabilitated and sold over 50 distressed residential assets in Upper Manhattan. Black Spruce’s current portfolio consists of 54 properties in the New York metropolitan area with a total value of approximately $546.3 million.

The Properties. The Greenpoint Multifamily Portfolio Properties are comprised of eight multifamily properties containing 73 multifamily units and 14 commercial units located in the Greenpoint neighborhood of Brooklyn, New York. The Greenpoint Multifamily Portfolio Properties are located on one block that is defined by Driggs Avenue, Sutton Street, Kingsland Avenue and Meeker Avenue. The immediate area is primarily residential with similar walk-up apartment buildings that contain commercial units on the ground floor.

The Greenpoint Multifamily Portfolio Properties were constructed between 2001 and 2008 and renovated in 2016 and 2017. Since acquiring the Greenpoint Multifamily Portfolio Properties in February 2017 for $27.2 million, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into renovating 44 units (60.3% of total units). The renovation included new flooring, kitchens, bathrooms, paint and general update of all the renovated apartments. The 44 renovated units are renting at an overall 27.6% premium versus the un-renovated apartments. As of October 30, 2017, the Greenpoint Multifamily Portfolio Properties were 98.6% occupied.

The following table presents certain information relating to the Greenpoint Multifamily Portfolio Properties.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Total Units	UW NCF(1)	% of UW NCF(1)	Allocated Cut-off Date Balance	% Allocated Cut-off Date Balance	Appraised Value	Purchase Price
164-166 Kingsland	Brooklyn, NY	2008/2016-2017	16	$434,375	25.2%	$6,414,534	25.3%	$10,970,000	$6,600,000
673 Meeker Ave	Brooklyn, NY	2001/2017	10	$211,139	12.3%	$3,132,562	12.3%	$5,360,000	$3,300,000
657 Meeker Ave	Brooklyn, NY	2003/2017	10	$208,603	12.1%	$3,085,387	12.1%	$5,250,000	$3,500,000
669 Meeker Ave	Brooklyn, NY	2002/2017	9	$201,915	11.7%	$2,985,543	11.8%	$5,090,000	$3,100,000
3 Sutton Street	Brooklyn, NY	2001/2017	7	$192,816	11.2%	$2,867,249	11.3%	$5,000,000	$2,600,000
5 Sutton Street	Brooklyn, NY	2001/2017	7	$175,200	10.2%	$2,593,182	10.2%	$4,430,000	$2,900,000
661 Meeker Ave	Brooklyn, NY	2003/2017	7	$146,543	8.5%	$2,157,802	8.5%	$3,700,000	$2,450,000
667 Meeker Ave	Brooklyn, NY	2004/2017	7	$151,042	8.8%	$2,163,741	8.5%	$3,700,000	$2,750,000
Total/Wtd. Avg.			73	$1,721,632	100.0%	$25,400,000	100.0%	$43,500,000	$27,200,000

(1)	Information is based on the underwritten rent roll.

The table below shows the consolidated unit mix at the Greenpoint Multifamily Portfolio Properties:

Greenpoint Multifamily Portfolio Properties Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total Units	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
Studio	7	9.6%	7	100.0%	351	$1,732	2,457
1 Bedroom	37	50.7%	37	100.0%	473	$2,360	17,518
2 Bedroom	27	37.0%	26	96.3%	562	$2,596	15,174
3 Bedroom	1	1.4%	1	100.0%	817	$3,250	817
4 Bedroom	1	1.4%	1	100.0%	1725	$5,000	1725
Total/Wtd. Avg.	73	100.0%	72	98.6%	516	$2,436	37,691

(1)	Information is based on the borrower rent roll dated.

The Market. The Greenpoint Multifamily Portfolio Properties are located in the Greenpoint neighborhood within Brooklyn, New York. Greenpoint is located in the northernmost portion of Brooklyn and is bordered on the southwest by Williamsburg, the southeast by the Brooklyn-Queens Expressway and East Williamsburg, on the north by Newton Creek and Long Island City, Queens and by the East River on the west. The immediate area is predominantly residential and is surrounded by similar walk-up apartment buildings with ground floor retail space and the local area has a mix of commercial uses. The neighborhood is accessible with bus service available along Meeker and Kingsland Avenue. The Greenpoint Multifamily Portfolio Properties are located two blocks south of Nassau Avenue with access to the G Train, which runs from Queens to South Brooklyn and provides linkage points in Long Island City to Midtown Manhattan. Major traffic arteries include Interstate 495 and the Brooklyn Queens Expressway.

Greenpoint was founded as a predominantly industrial market and still retains some of its industrial background as high-tech companies are purchasing or renting former industrial warehouses. Franklin Street, which is approximately 1.3 miles northwest of the Greenpoint Multifamily Portfolio Properties, has developed its own commercial district with bars, restaurants, coffee shops and clothing boutiques and attracts many architects and graphic designer offices. Manhattan Avenue, which is 0.5 miles west of the Greenpoint Multifamily Portfolio Properties, is predominantly a retail strip.

A-3-95

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

According to the appraisal, Brooklyn is considered a business hub with a diverse economy that has strong influences in manufacturing, trade, energy, transportation, education and health services. Over the past ten years, Greenpoint and overall Brooklyn have seen an increased level of construction. Due to lack of vacant land, most development occurs when industrial properties are demolished or converted into alternate uses. Multifamily uses are in high demand as population trends continue to increase in Brooklyn as young professionals are priced out of Manhattan and other northern Brooklyn neighborhoods such as Williamsburg and Park Slope.

Since 2007, the Kings County multifamily submarket inventory has increased by 57.8% and the average asking rent has increased by 71.2% from $1,374 per unit to $2,352 per unit in 2016. In Q2 2017, the Kings County vacancy rate was 4.9% and the Q3 2017 Greenpoint vacancy rate was 2.2%.

King County Multifamily Historical Statistics(1)
Period	Supply (Units)	New Supply (Units)	Net Absorption (Units)	Vacancy	Asking Rent Per Unit
2007	19,746	268	172	3.2%	$1,374
2008	19,866	120	394	1.8%	$1,440
2009	20,351	485	355	2.4%	$1,392
2010	21,642	1,291	1,175	2.8%	$1,514
2011	22,535	893	1,019	2.1%	$1,618
2012	22,812	277	372	1.7%	$1,712
2013	24,381	1,569	1,194	3.1%	$1,882
2014	26,618	2,237	1,968	3.9%	$2,067
2015	28,097	1,479	1,742	2.7%	$2,215
2016	31,160	3,063	2,459	4.4%	$2,352
CAGR	4.7%				5.5%

Source: Appraisal

For the Greenpoint Multifamily Portfolio Properties, the appraisal concluded a studio market rent of $2,000, one-bedroom market rent of $2,800, a two-bedroom market rent of $3,000, a three-bedroom market rent of $3,500 and a four-bedroom market rent of $5,200, for an overall blended market rent of $2,775. The underwritten average rent for the Greenpoint Multifamily Portfolio Properties is 12.2% below the concluded market rent due to the 29 units that have yet to be renovated.

Comparable rental properties to the Greenpoint Multifamily Portfolio Properties are shown in the table below:

Greenpoint Rent Comparables
	Greenpoint Multifamily Portfolio Properties(1)		Market Comparables(2)
Bedroom Type	No. of Units	Avg. UW Monthly Rent Per Unit	No. of Units	Avg. Comparable Monthly Rent Per Unit
Studio	7	$1,732	195	$2,203
1 Bedroom	37	$2,360	65	$2,825
2 Bedroom	27	$2,596	65	$3,335
3 Bedroom	1	$3,250	40(3)	$4,395(3)
4 Bedroom	1	$5,000	NAV	NAV
Total/Wtd. Avg.	73	$2,436	NAP	$3,190

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on the appraisal.

(3)	The appraisal concluded a blended number of market units and average rent for the three and four bedrooms.

A-3-96

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greenpoint Multifamily Portfolio Properties:

Cash Flow Analysis(1)

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW per Unit
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$2,163,576	$29,638
Total Other Income(3)	N/A	N/A	N/A	N/A	$427,106	$5,851
Less Vacancy & Credit Loss(4)	N/A	N/A	N/A	N/A	($77,198)	($1,058)
Effective Gross Income	N/A	N/A	N/A	N/A	$2,513,485	$34,431
Total Operating Expenses(5)	N/A	N/A	N/A	N/A	$791,853	$10,847
Net Operating Income	N/A	N/A	N/A	N/A	$1,721,632	$23,584
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$0
Net Cash Flow	N/A	N/A	N/A	N/A	$1,721,632	$23,584

Occupancy %	N/A	N/A	N/A	N/A	98.6%
NOI DSCR	N/A	N/A	N/A	N/A	1.40x
NCF DSCR	N/A	N/A	N/A	N/A	1.40x
NOI Debt Yield	N/A	N/A	N/A	N/A	6.8%
NCF Debt Yield	N/A	N/A	N/A	N/A	6.8%

(1)	The Greenpoint Multifamily Portfolio Properties were purchased in February 2017 by the borrower sponsor for an acquisition basis of $31.2 million. Since February 2017, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into completely renovating 44 units (60.3% of total units). As such, historical operating performance and historical occupancy information are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll for 73 apartment units, which reflects a physical occupancy of 98.6%.

(3)	Total Other Income includes income produced from the commercial units and $17,424 from the T-Mobile Antenna income from the 669 Meeker Avenue property.

(4)	Vacancy was underwritten to 3.0% for the multifamily units and commercial units which is greater than the appraisal’s concluded vacancy of 2.7% and greater than Greenpoint submarket vacancy of 2.2%.

(5)	UW Total Operating Expenses are based on the provided budget for real estate taxes, property insurance, utilities, repairs and maintenance, 2% contractual fee and payroll and benefits.

A-3-97

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
				Location:	Aurora, OH 44202
				General Property Type:	Retail
Original Balance(1):	$25,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	2002, 2004/N/A
Loan Purpose:	Refinance			Size(5):	525,708 SF
Borrower Sponsors:	John R. McGill; John R. McGill Family Trust			Cut-off Date Balance per SF(1):	$80
				Maturity Date Balance per SF(1):	$66
Mortgage Rate:	4.9160%			Property Manager:	MJM Property Management and Development LLC (borrower-related)
Note Date:	11/9/2017
First Payment Date:	1/6/2018
Maturity Date:	12/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI:	$3,819,509
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield(1):	9.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Balance(1):	$17,000,000			UW NCF DSCR(1):	1.33x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$3,915,035 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$3,890,306 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,895,318 (12/31/2015)
RE Tax:	$321,300	$45,900	N/A	Most Recent Occupancy:	98.9% (9/6/2017)
Insurance:	$75,771	$5,829	N/A	2nd Most Recent Occupancy:	98.6% (12/31/2016)
Immediate Repairs:	$18,750	$0	N/A	3rd Most Recent Occupancy:	98.4% (12/31/2015)
Replacements:	$0	$6,834	N/A	Appraised Value (as of)(6):	$58,000,000 (10/3/2017)
TI/LC(3):	$0	$39,000	$1,000,000	Cut-off Date LTV Ratio(1)(6):	72.4%
Dicks Reserve Fund(4):	$750,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,000,000	91.4%	Loan Payoff:	$44,279,121	96.4%
Borrower Equity:	$3,945,887	8.6%	Reserves:	$1,165,821	2.5%
			Closing Costs:	$500,944	1.1%
Total Sources:	$45,945,887	100.0%	Total Uses:	$45,945,887	100.0%

(1)	The Marketplace at Four Corners Mortgage Loan (as defined below) is part of the Marketplace at Four Corners Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Marketplace at Four Corners Whole Loan.

(2)	Cash Management will be required upon a “Cash Management Trigger Event”, which will occur upon (i) an event of default, (ii) any bankruptcy action of the Marketplace at Four Corners Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x for two consecutive quarters, or (v) a Lease Trigger Event. A “Lease Trigger Event” will occur (i) on the earlier of (a) six months (Kohl’s lease) or 12 months (Walmart lease) prior to the related expiration date or (b) the date on which Walmart, Kohl’s, Dick’s Sporting Goods or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Occupancy Reserve Tenant” and each related lease, a “Occupancy Reserve Lease”), is required to give notice that it will renew or terminate its lease or (ii) with respect to any Occupancy Reserve Tenant, if such tenant (a) fails to continuously operate, (b) is subject to bankruptcy action, (c) gives notice that it will terminate its Occupancy Reserve Lease, (d) gives notice that it will sublease the demised premises and co-tenancy clauses are triggered, or (e) such lease is terminated or expires.

(3)	The monthly TI/LC deposit will be $39,000 for the first 12 payment dates. Thereafter, the monthly TI/LC deposit will be reduced to $14,000.

(4)	The Dick’s Reserve Fund contains the $750,000 lease incentive payment that is due to Dick’s Sporting Goods on February 1, 2018 pursuant to the Dick’s Sporting Goods lease, which amount will be released directly to the tenant in accordance with the Loan Agreement.

(5)	Size includes the Walmart improvements (192,390 SF), which improvements are owned by the tenant.

(6)	The Appraised Value, Cut-off Date LTV Ratio, and Maturity LTV Ratio are based on the “As-Is” appraised value of $58,000,000 as of October 3, 2017; The Marketplace at Four Corners Property was under a contract for sale dated October 19, 2017, for an agreed purchase price of $56,000,000. The Cut-off Date LTV Ratio and Maturity LTV Ratio calculated based upon such agreed price are 75.0% and 61.5%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Marketplace at Four Corners Mortgage Loan”) is part of a whole loan (the “Marketplace at Four Corners Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $42,000,000. The Marketplace at Four Corners Whole Loan is secured by a first priority fee mortgage encumbering a 525,708 SF anchored shopping center located in Aurora, Ohio (the “Marketplace at Four Corners Property”). Promissory Note A-1, with an original principal balance of $25,000,000, represents the Marketplace at Four Corners Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-2, with an original principal balance of $17,000,000, was contributed to the UBS 2017-C6 Trust. The Marketplace at Four Corners Whole Loan was initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement

A-3-98

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Marketplace at Four Corners Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2017-C7	Yes
Note A-2	$17,000,000	$17,000,000	UBS 2017-C6(1)	No
Total	$42,000,000	$42,000,000

(1)	Promissory Note A-2 is expected to be contributed to the UBS 2017-C6 Trust.

The proceeds of the Marketplace at Four Corners Whole Loan, together with $3,945,887 in borrower equity, were used to refinance an existing loan, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Four Corners Shopping Center, LLC (the “Marketplace at Four Corners Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The nonrecourse carveout guarantors and borrower sponsors of the Marketplace at Four Corners Loan are John R. McGill and the John R. McGill Family Trust on a joint and several basis.

John R. McGill is the founder of McGill Property Group (“MPG”). John McGill previously worked as the vice president of development for Developers Diversified Realty until 1999 where he was responsible for oversight of all new development nationally. In 2004, John McGill founded MPG with his son Matt and currently, MPG’s commercial real estate portfolio comprises 6 commercial retail properties.

The Property. The Marketplace at Four Corners Property is a 525,708 SF anchored retail center located in Aurora, Ohio, within the Cleveland-Elyria MSA, approximately 24 miles southeast of downtown Cleveland. The improvements consist of seven buildings and two out parcels that were constructed in 2002 and 2004. The Marketplace at Four Corners Property is situated on an approximately 84.6-acre site with 2,057 surface parking spaces (6.30 per 1,000 SF). As of September 6, 2017, the Marketplace at Four Corners Property was 98.9% leased by a mix of 26 national, regional and local tenants. The Marketplace at Four Corners Property is anchored by Walmart (192,390 SF) (leased fee) and Kohl’s (86,584 SF), and features other major tenants including Dick’s Sporting Goods (50,000 SF), Marshalls (30,000 SF), Big Lots (27,117 SF), HomeGoods (25,606 SF), and PetSmart (19,583 SF). Additionally, the Marketplace at Four Corners Property is shadow-anchored by Home Depot and Target, which are located directly across Aurora Road. The remaining tenant base is comprised of national, regional and local tenants, with no remaining tenant occupying greater than 2.8% of the Marketplace at Four Corners Property’s net rentable area (“NRA”).

Major Tenants.

Walmart (192,390 SF, 36.6% of NRA, 12.9% of underwritten base rent). Walmart is a mass retail and wholesale merchandiser of consumer products and is headquartered in Bentonville, Arkansas. Walmart operates 11,695 stores under 59 banners in 28 countries and operates e-commerce websites in 11 countries while serving approximately 260.0 million customers weekly, as of fiscal year-end 2016. Walmart has been a tenant at the Marketplace at Four Corners Property since 2003 under a ground lease that commenced January 1, 2003 and expires December 31, 2022, with 14, five-year renewal options and no termination options. Walmart owns the improvements on the Walmart parcel.

Kohl’s (86,584 SF, 16.5% of NRA, 17.5% of underwritten base rent). Kohl’s is a retail department store which offers national brand and private label apparel, footwear, accessories, beauty products, and home products. Headquartered in Menomonee Falls, Wisconsin, Kohl’s operates in 49 states with 1,154 stores which encompass over 82.8 million SF of selling space as of fiscal year-end 2016. The prototype Kohl’s store is approximately 88,000 gross SF and services a trade area of 150,000 to 200,000 people. Kohl’s does operate a smaller store which is typically 55,000 to 68,000 SF and serves 100,000 to 150,000 people. The typical store lease has an initial term of 20 to 25 years with four to eight renewal options for consecutive five-year terms. In fiscal year 2016, Kohl’s earned approximately $18.7 billion in revenue and had a net income of approximately $556.0 million. Kohl’s has been a tenant at the Marketplace at Four Corners Property since 2002 under a lease that commenced February 1, 2002. Kohl’s renewed in 2017 on a ten-year lease that expires January 31, 2027, with five, five-year renewal options and no termination options.

Dick’s Sporting Goods (50,000 SF, 9.5% of NRA, 16.1% of underwritten base rent). Dick’s Sporting Goods is a sporting goods retailer which offers sports equipment, apparel, footwear, and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods operates 797 stores in total including 676 Dick’s Sporting Goods stores and 121 specialty stores with a total of approximately 39.3 million SF, as of fiscal year-end 2016. The specialty stores include Golf Galaxy and Field & Stream banners. A store is typically located in shopping centers in regional shopping areas, as well as freestanding locations and in malls. A store typical has an initial lease term of 10 to 15 years with most leases containing multiple five-year renewal options. Dick’s Sporting Goods earned approximately $7.9 billion in revenue and approximately $287.4 million in net income in fiscal year 2016. Dick’s Sporting Goods has been a tenant at the Marketplace at Four Corners Property since 2003 under a lease that commenced February 1, 2003. Dick’s extended in 2016 and the new lease expires January 31, 2028, with three, five-year renewal options and no termination options.

Marshalls (30,000 SF, 5.7% NRA, 8.3% of underwritten base rent). Marshalls is a subsidiary of the TJX Companies. The TJX Companies is an off-price apparel and home fashions retailer. Headquartered in Framingham, Massachusetts, the TJX Companies operates 3,812 stores in the United States and internationally comprising of approximately 83.8 million SF, as of fiscal year-end 2016. The four segments of the TJX Companies include Marmaxx, HomeGoods, TJX Canada and TJX International. The TJX Companies earned approximately $33.2 billion in revenue and approximately $2.3 billion in net income in fiscal year 2016. Marshalls has been a tenant at the Marketplace at Four Corners Property since 2002 under a lease that commenced on September 26, 2002 with, two, five-year renewal options that have been exercised, resulting in an expiration of January 31, 2023. Marshalls has no termination options, except that if Walmart or a replacement store (as described in the Marshalls lease) is not open for business for more than 30 consecutive days, Marshalls has the right to terminate its lease or pay reduced rent in an amount equal to the lesser of (i) the minimum rent otherwise due for such month or (ii) 2% of gross sales for such month.

Big Lots (27,117 SF, 5.2% of NRA, 4.3% of underwritten base rent). Big Lots is a retailer of merchandise, food, furniture, home furnishings and everyday items. Headquartered in Columbus, Ohio, Big Lots employs over 35,000 and operates over 1,400 store in 47 states. Big Lots has been a tenant at the Marketplace at Four Corners Property since 2010. Recently the tenant renewed through January 31, 2022, with four, five-year renewal options. Big Lots

A-3-99

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

has the right under its lease to reduce income by 50% (the “Alternate Rent”) if at any time during the lease term, at least 70% of the Marketplace at Four Corners Property GLA is not open and operating for six consecutive months (the “Threshold Requirement”), until such time that the Threshold Requirement is satisfied; provided however, if after 12 months of paying Alternate Rent, the Threshold Requirement is not satisfied, then the tenant has the option to terminate its lease with 90 days’ notice.

The following table presents a summary regarding the largest tenants at the Marketplace at Four Corners Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Walmart(6)	AA/Aa2/AA	192,390	36.6%	529,433	12.9%	$2.75	N/A	N/A	N/A	12/31/2022
Kohl’s	BBB/Baa2/BBB-	86,584	16.5%	720,838	17.5%	$8.33	N/A	N/A	N/A	1/31/2027
Anchor Tenants Subtotal/Wtd. Avg.		278,974	53.1%	$1,250,271	30.3%	$4.48

Major Tenants
Dick’s Sporting Goods	NR/NR/NR	50,000	9.5%	662,500	16.1%	$13.25	N/A	N/A	N/A	1/31/2028
Marshalls	NR/A2/A+	30,000	5.7%	342,000	8.3%	$11.40	$9,242,869	$308	5.0%	1/31/2023
Big Lots	NR/NR/BBB	27,117	5.2%	176,261	4.3%	$6.50	N/A	N/A	N/A	1/31/2022
Major Tenants Subtotal/Wtd. Avg.		107,117	20.4%	$1,180,761	28.7%	$11.02

Other Tenants(7)		131,119	24.9%	$1,688,873	41.0%	$12.88
Vacant Space		8,498	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		525,708	100.0%	4,119,904	100.0%	$7.97

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending January 1, 2017.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Walmart owns the improvements on the 192,390 SF parcel.

(7)	Certain other tenants may have co-tenancy provisions tied to the occupancy of anchor tenants or other major tenants, which co-tenancy provisions may permit such tenants to reduce rent or terminate its lease.

The following table presents certain information relating to the lease rollover at the Marketplace at Four Corners Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	5,715	1.1%	1.1%	$19.29	$110,220	2.7%	2.7%
2019	0	0	0.0%	1.1%	$0.00	$0	0.0%	2.7%
2020	3	12,045	2.3%	3.4%	$19.33	$232,788	5.7%	8.3%
2021	3	10,400	2.0%	5.4%	$14.62	$152,000	3.7%	12.0%
2022	6	228,718	43.5%	48.9%	$3.77	$863,311	21.0%	33.0%
2023	2	51,300	9.8%	58.6%	$11.13	$570,975	13.9%	46.8%
2024	2	40,376	7.7%	66.3%	$8.50	$343,196	8.3%	55.2%
2025	0	0	0.0%	66.3%	$0.00	$0	0.0%	55.2%
2026	2	6,229	1.2%	67.5%	$14.62	$91,064	2.2%	57.4%
2027	3	92,844	17.7%	85.1%	$9.21	$854,938	20.8%	78.1%
2028 & Beyond	2	69,583	13.2%	98.4%	$12.95	$901,413	21.9%	100.0%
Vacant	0	8,498	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	525,708	100.0%		$7.97	$4,119,904	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

A-3-100

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

The Market. The Marketplace at Four Corners Property is located in Aurora, Ohio in Geauga County, within the Cleveland-Elyria MSA approximately 24 miles southeast of the Cleveland central business district and approximately 26 miles northeast of Akron. The Cleveland-Elyria MSA is the largest in Ohio and the 29th largest in the United States. Economic drivers in Cleveland include polymers, engineering biotechnology and logistics. The Cleveland-Elyria MSA has the largest concentration of polymer companies in the United States, which include the Goodyear Tire and Rubber Company, among others. Additionally, the nation’s largest hospital-based department of biomedical engineering is located at the Cleveland Clinic Foundation.

The city of Aurora is bordered by the Bainbridge Township to the north, the Mantua Township to the east, Streetsboro to the south, and the Twinsburg Township to the north. Access to Aurora is provided by Ohio Route 82 (approximately 3.3 miles south), which connects to Interstate 480 (approximately 6.9 miles southwest), which serves as a connector between interstate 80 and interstate 271. Aurora is considered a bedroom community and has many of its residents commute to Cleveland for work, however, local employment includes the public sector, the manufacturing sector, as well as the retail sector. Major employers in Geauga County include Chardon Local Schools, Geauga County Government, Great Lakes Cheese Company, Kenston Local Schools, Masco Corp/KraftMaid Cabinetry Inc, Tarkett/Johnsonite Inc. and Walmart, among others. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the Marketplace at Four Corners Property was 3,913, 28,586, and 69,381, respectively. The 2016 average household income within the same radii was $92,763, $125,554, and $115,574, respectively. Additionally, just south of the Marketplace at Four Corners Property is a densely populated suburban neighborhood, while northwest has both the Grantwood Golf Course and the Signature of Solon Country Club.

According to a third party market research report, the Marketplace at Four Corners Property is located within the Cleveland area retail market and the Geauga County retail submarket. As of the first quarter 2017, the Cleveland retail market reported an overall vacancy rate of 5.7%, and an average asking rental rate of $9.59 PSF. As of first quarter 2017, the Cleveland retail market reported negative absorption of 19,266 SF and new construction of 203,804 SF. The Geauga County retail submarket reported an overall vacancy rate of 5.7% and an average asking rental rate of $9.41 PSF. As of first quarter 2017, the Geauga County retail market reported absorption of 11,667 SF and no new construction.

The following table presents competitive retail properties with respect to the Marketplace at Four Corners Property:

Retail Property Comparable

Property Name	Year Built/Renovated	Size (SF)	Total Occupancy	Asking Rent PSF	Distance to Subject
Marketplace at Four Corners	2002, 2004/N/A	525,708(1)	98.9%(1)	$7.97(1)	N/A
The Commons at SouthPark 17887 Royalton Road Strongsville, OH	1996	65,701	95.6%	$14.00	22.7 miles
Strongsville Towne Center 15177 Pearl Road Strongsville, OH	1978	62,101	93.3%	$12.00	23.3 miles
Brooklor Plaza 25905 -26041 Lorain Road North Olmstead, OH	1962	111,071	100.0%	$11.00	27.3 miles
Eastgate Shopping Center 1375 -1425 Som Center Road Mayfield Heights, OH	1954	342,041	99.0%	$9.14	11.9 miles
Arlington Plaza Shopping Center 1400 S Arlington Street Akron, OH	1958	55,606	100.0%	$7.52	22.7 miles
Shoppes of Solon North 28500 Miles Road Solon, OH	2007	28,000	79.5%	$20.00	6.7 miles
Solon Square 33311-33405 Aurora Road, Ste 19 Solon, OH	1958	182,481	76.0%	$19.50 to $20.00	3.6 miles
Streetsboro Commons 9750-9800 State Route 14 Streetsboro, OH	2011	31,816	41.0%	$16.00	7.0 miles
Macedonia Commons 8160-8210 Macedonia Commons Blvd, Ste 3 Macedonia, OH	1994	289,763	100.0%	$18.00	7.2 miles
Corporate Park of Beachwood 3355 Richmond Road Beachwood, OH	1980	103,300	95.0%	$19.00	9.6 miles
9438 State Route 14 9438 State Route 14 Streetsboro, OH	2015	15,000	100.0%	$22.00	7.8 miles
Westgate- Building A 3031 Westgate Mall Fairview Park, OH	2008	41,147	100.0%	$21.63	25.1 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-101

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Four Corners Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW		UW PSF
Base Rent(1)	$3,998,899	$4,128,699	$4,139,283	$4,161,730	$4,315,864		$8.21
Total Recoveries	$908,803	$994,781	$1,089,822	$1,127,681	$1,199,997		$2.28
Other Income	$650	$0	$0	$0	$0		$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($275,793)		($0.52)
Effective Gross Income	$4,908,352	$5,123,480	$5,229,106	$5,289,411	$5,240,068		$9.97
Total Expenses	$1,369,389	$1,228,162	$1,338,800	$1,374,376	$1,420,559		$2.70
Net Operating Income	$3,538,963	$3,895,318	$3,890,306	$3,915,035	$3,819,509		$7.27
Capital Expenditures	$0	$0	$0	$0	$82,004		$0.16
TI/LC	$0	$0	$0	$0	$168,000		$0.32
Net Cash Flow	$3,538,963	$3,895,318	$3,890,306	$3,915,035	$3,569,505		$6.79

Occupancy %	91.1%	98.4%	98.6%	98.9%	95.0%	(2)
NOI DSCR(3)	1.32x	1.45x	1.45x	1.46x	1.43x
NCF DSCR(3)	1.32x	1.45x	1.45x	1.46x	1.33x
NOI Debt Yield(3)	8.4%	9.3%	9.3%	9.3%	9.1%
NCF Debt Yield(3)	8.4%	9.3%	9.3%	9.3%	8.5%

(1)	UW Base Rent is based on the underwritten rent roll with vacant spaces grossed up to market rents.

(2)	UW Occupancy % is based on underwritten economic vacancy of 5.0%.

(3)	Debt service coverage ratios and debt yields are based on the Marketplace at Four Corners Whole Loan.

A-3-102

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A-3-103

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
				Location:	Bothell, WA 98011
				General Property Type:	Mixed Use
Original Balance:	$23,725,000			Detailed Property Type:	Office/Industrial
Cut-off Date Balance:	$23,725,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	1986/N/A
Loan Purpose:	Acquisition			Size:	205,298 SF
Borrower Sponsor:	Peregrine Realty Partners			Cut-off Date Balance per SF:	$116
Mortgage Rate:	4.3300%			Maturity Date Balance per SF:	$105
Note Date:	11/22/2017			Property Manager:	CBRE, Inc.
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI:	$2,853,543
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	12.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.27x (IO) 1.67x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,839,586 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$2,558,294 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,915,459 (12/31/2015)
RE Tax:	$103,229	$34,410	N/A	Most Recent Occupancy(4):	92.7% (10/19/2017)
Insurance(1):	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$120,000	$4,277	$153,974	3rd Most Recent Occupancy:	87.5% (12/31/2015)
TI/LC:	$22,241	$22,241	$1,334,437	Appraised Value (as of):	$36,500,000 (10/6/2017)
Alder Rollover Reserve(2):	$0	$31,583	$1,895,000	Cut-off Date LTV Ratio:	65.0%
Other(3):	$319,703	$0	N/A	Maturity Date LTV Ratio:	59.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,725,000	61.5%	Purchase Price:	$36,500,000	94.5%
Borrower Equity:	$14,072,408	36.4%	Reserves:	$565,173	1.5%
Seller Credits	$810,345	2.1%	Closing Costs:	$1,542,581	4.0%
Total Sources:	$38,607,754	100.0%	Total Uses:	$38,607,754	100.0%

(1)	Monthly escrows for insurance premiums are waived provided (i) no event of default has occurred and is continuing and (ii) the North Creek Parkway Center Property (as defined below) is insured via an acceptable blanket insurance policy.

(2)	Deposits into the Alder Rollover Reserve will commence on the first payment date, continuing through and including the December 1, 2022 payment date or ceasing upon the earliest occurrence of (i) Alder Biopharmaceuticals, Inc. extending its lease beyond the loan maturity date; (ii) borrower entering into one or more replacement leases for at least 95% of the Alder Biopharmaceuticals, Inc. space or 90% of the North Creek Parkway Center Property (as defined below) for lease terms extending beyond the maturity date and the replacement tenants are in occupancy and paying full, unabated rent; or (iii) the balance of the Alder Rollover Reserve being $1,895,000.

(3)	Other reserve consists of $227,007 of outstanding tenant improvement obligations and $92,696 for free rent or rent for tenants not yet in occupancy.

(4)	Two tenants have executed leases on expansion space totaling 7,297 SF or 3.6% of the net rentable area and are currently completing the build out of the respective spaces.

The Mortgage Loan. The fourteenth largest mortgage loan (the “North Creek Parkway Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,725,000 secured by a first priority fee mortgage encumbering a 205,298 SF mixed use office/industrial property located in Bothell, Washington (the “North Creek Parkway Center Property”). The proceeds of the North Creek Parkway Center Mortgage Loan along with equity contributions from the North Creek Parkway Center Borrower (as defined below) were used to acquire the North Creek Parkway Center Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is North Creek Parkway Center Investors, LP (the “North Creek Parkway Center Borrower”), a single-purpose California limited partnership. The general partner of the North Creek Parkway Center Borrower is indirectly owned by Stephen M. Zotovich and Bradley E. Lofgren, principals of Peregrine Realty Partners (“Peregrine”). Peregrine is a West Coast-based commercial real estate firm founded in 2009 that invests in multi-tenant office and industrial properties throughout Southern California. Peregrine’s portfolio includes 10 office and industrial properties totaling approximately 694,000 SF.

The Property. The North Creek Parkway Center Property consists of a 205,298 SF six-building multi-tenant business park situated on a 13.5-acre parcel located in Bothell, Washington. The North Creek Parkway Center Property is comprised of approximately 148,616 SF of office space (72.4% of the net rentable area), 33,962 SF of lab space (16.5% of the net rentable area) and 22,720 SF of warehouse space (11.1% of the net rentable area). Built in 1986,

A-3-104

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

approximately $2.6 million in capital expenditures has been invested in the North Creek Parkway Center Property since 2012 including roof and paving repair. As of October 19, 2017, the North Creek Parkway Center Property was 92.7% leased to 20 tenants. Since early 2016, nine leases representing 27.0% of the net rentable area have been executed by new tenants or existing tenants for expansion space. In addition, tenants representing 43.1% of the net rentable area have renewed their leases at the North Creek Parkway Center Property at least once. The North Creek Parkway Center Property offers 651 parking spaces resulting in a parking ratio of 3.2 spaces per 1,000 SF.

Major Tenants.

Alder Biopharmaceuticals, Inc (68,700 SF, 33.5% of NRA, 39.2% of underwritten base rent). Alder Biopharmaceuticals, Inc (“Alder”) is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize therapeutic antibodies for those who suffer from migraines, autoimmune diseases and inflammatory diseases. Alder is traded on the Nasdaq under the ticker symbol ALDR and had a market capitalization of $748.8 million as of December 4, 2017. Alder received initial funding from the United States Army in 2004 to explore development of new production technologies for humanized antibodies and, since then, has focused on developing its proprietary technologies to address a variety of unmet medical needs. Alder’s lead product candidate, Eptinezumab, is currently in its second Phase II clinical study for migraine prevention.

Alder entered into its original lease at the North Creek Parkway Center Property in 2005 for 16,702 SF and has expanded its space four times, most recently in 2017, to occupy a total of 68,700 SF. Alder has a current lease expiration date of July 31, 2023 with one three-year renewal option and has no termination options.

Brooks Applied Labs (23,254 SF, 11.3% of NRA, 13.8% of underwritten base rent). Brooks Applied Labs (“Brooks”) was formed in 2015 through the merger of Brooks Rand Labs and Applied Speciation and Consulting and offers analytical services specific to the trace metals and metal speciation area. With numerous accreditations and decades of experience, Brooks has contributed to the development and validation of many of the methods that are commonly used for low-level metals and metal speciation analysis today. Brooks has been in occupancy at the North Creek Parkway Center Property since 2009 and recently expanded by 5,437 SF. Brooks has a current lease expiration date of January 31, 2023 with one five-year renewal option and no termination options.

Comfort Systems USA (16,015 SF, 7.8% of NRA, 6.6% of underwritten base rent). Comfort Systems USA (“Comfort Systems”) is a nationwide company that provides commercial HVAC, mechanical and electrical contracting to customers ranging from small businesses to Fortune 500 companies. Headquartered in Houston, Texas, Comfort Systems’ subsidiary companies located across the United States can build, service or retrofit systems for virtually any building. Comfort Systems is traded on the New York Stock Exchange under the ticker symbol FIX and had a market capitalization of $1.6 billion as of December 4, 2017. Comfort Systems has been in occupancy since 2016 with its lease expiring on September 30, 2021. Comfort Systems has one five-year renewal option and no termination options.

Mirabilis Medica, Inc (11,163 SF, 5.4% of NRA, 4.8% of underwritten base rent). Mirabilis Medica, Inc (“Mirabilis”) is the developer of a non-invasive therapeutic ultrasound platform with an initial application to the treatment of uterine fibroids, which, according to a third party research report, affect approximately 25% of all women. The Mirabilis platform uses high-resolution ultrasound imaging to localize treatment and a proprietary ultrasound technology to treat tissue deep in the body. Mirabilis has been in occupancy since 2007 with its lease expiring on May 4, 2018. The lease has one three-year renewal option and no termination options.

Eden Rock Communications (9,847 SF, 4.8% of NRA, 4.8% of underwritten base rent). Eden Rock Communications (“Eden Rock”) is a maker of wireless network technologies, specifically self-organizing networks. Nokia Networks (rated BB+/Ba1/BB+ by Fitch/Moody’s/S&P) acquired the company in 2015. Eden Rock entered into its original lease in 2011 for 5,644 SF and, in 2014, expanded to 9,847 SF and extended its lease until June 30, 2020. The lease has one five-year renewal option and no termination options.

The following table presents certain information relating to the leases at the North Creek Parkway Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Alder Biopharmaceuticals, Inc	NR/NR/NR	68,700	33.5%	$1,269,065	39.2%	$18.47(4)	7/31/2023
Brooks Applied Labs	NR/NR/NR	23,254	11.3%	$444,875	13.8%	$19.13(5)	1/31/2023
Comfort Systems USA	NR/NR/NR	16,015	7.8%	$212,469	6.6%	$13.27	9/30/2021
Mirabilis Medica, Inc	NR/NR/NR	11,163	5.4%	$155,110	4.8%	$13.90	5/4/2018
Eden Rock Communications	BB+/Ba1/BB+	9,847	4.8%	$155,090	4.8%	$15.75	6/30/2020
Subtotal/Wtd. Avg.		128,979	62.8%	$2,236,609	69.2%	$17.34
Remaining Tenants(6)		61,420	29.9%	$996,933	30.8%	$16.23
Vacant Space		14,899	7.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		205,298	100.0%	$3,233,543	100.0%	$16.98

(1)	Information is based on the underwritten rent roll.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Alder Biopharmaceuticals, Inc leases two suites totaling 43,260 SF at an Annual UW Rent PSF of $18.28 and one 25,440 SF suite at an Annual UW Rent PSF of $18.80.

(5)	Brooks Applied Labs leases one 17,817 SF suite at an Annual UW Rent PSF of $19.40 and recently executed a lease on a 5,437 SF expansion space at an Annual UW Rent PSF of $18.25. The tenant is currently completing its buildout of the expansion space.

(6)	Includes the 262 SF management office that has no associated rent.

A-3-105

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

The following table presents certain information relating to the lease rollover schedule at the North Creek Parkway Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	262(3)	0.1%	0.1%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.0%
2018	2	11,865	5.8%	5.9%	$14.14	$167,746	5.2%	5.2%
2019	2	5,554	2.7%	8.6%	$13.03	$72,346	2.2%	7.4%
2020	4	20,900	10.2%	18.8%	$15.76	$329,392	10.2%	17.6%
2021	4	30,488	14.9%	33.6%	$14.57	$444,354	13.7%	31.4%
2022	2	13,559	6.6%	40.2%	$16.55	$224,410	6.9%	38.3%
2023	5	107,771	52.5%	92.7%	$18.51	$1,995,295	61.7%	100.0%
2024	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
Vacant	0	14,899	7.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	20	205,298	100.0%		$16.98	$3,233,543	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Represents a management office with no associated rent.

The Market. The North Creek Parkway Center Property is located on North Creek Parkway along Interstate 405 in Bothell, Washington, approximately 20 miles northeast of the Seattle central business district. According to the appraisal, the North Creek Parkway Center Property is located in an area known as the “technology corridor” that is developed with a variety of office, high-tech and warehouse buildings.

According to the appraisal, as of the second quarter of 2017, demand for office space in the Seattle-Bellevue market remained strong, with year-to-date leasing activity out pacing the 10 year high achieved in 2016. The Seattle area continued to quickly absorb new office space, as net absorption reached approximately 2.0 million SF. The overall office vacancy rate in the Seattle-Bellevue area decreased 20 basis points over the previous quarter to 7.9% in the second quarter of 2017, a rate that was 5.9% below the region’s ten year stabilized vacancy rate of 13.8%.

According to a third party market research report, the life sciences industry is the fifth largest industry in Washington and is responsible for more than $12.5 billion of the state’s gross domestic product. Bothell is the second largest life sciences market within the Seattle area with 2.1 million SF of inventory spread between its two core areas of Canyon Park and North Creek, where the North Creek Parkway Center Property is located. The location in Bothell offers quality, low-cost alternatives to the more expensive Lake Union and Capitol Hill submarkets in Seattle. The largest biotech company in Washington, Seattle Genetics, is headquartered in Bothell and has approximately 900 employees and a market capitalization of $8.3 billion as of the second quarter of 2017. In addition, Seattle Genetics announced that it plans to hire 200 employees after adding 150 employees in 2016, and expand to 100,000 SF of new office space in its Canyon Park campus in order to accommodate growth.

According to a third party market research report, the North Creek Parkway Center Property is located within the Bothell/Kenmore office submarket, which as of the third quarter of 2017, contains approximately 5.1 million SF and had a vacancy rate of 13.1%. For the same period, the Bothell/Kenmore office submarket reported gross asking rent of $26.53 PSF and net absorption of 39,000 SF. According to the appraisal, the North Creek Parkway Center Property is located in the Eastside industrial high-tech market, which as of the third quarter of 2017, had an inventory of 8.4 million SF and an overall vacancy rate of 11.9%. The North Creek Parkway Center Property is located within the Bothell submarket of the Eastside industrial high-tech market, which reported an inventory of approximately 3.6 million SF and a vacancy rate of 15.5% for the third quarter of 2017.

The following table presents recent leasing data at competitive office buildings with respect to the North Creek Parkway Center Property:

Comparable Office Leases
Property Name	Location	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
North Creek Parkway Center Property	Bothell, WA	Brooks Applied Labs(1)	5,437(1)	November 2017(1)	5.3(1)	$18.25(1)	NNN
Parklands North Creek	Bothell, WA	Byram Healthcare	11,632	April 2017	5.4	$18.50	NNN
North Creek, Building 1	Bothell, WA	Mobius	4,197	April 2016	5.4	$18.00	NNN
Nexus Research Center	Bothell, WA	Qilu Puget Sound Biotherapeutics	10,564(2)	March 2016	5.3	$22.75(2)	NNN
North Creek Place	Bothell, WA	ISEC	8,007	January 2018	7.1	$18.50	NNN
Canyon Park 228	Bothell, WA	Orion Advisors	4,859	April 2017	5.3	$17.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Represents lab space.

A-3-106

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Creek Parkway Center Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,027,750	$2,252,125	$2,746,455	$2,948,272	$3,470,207	$16.90
Total Recoveries	$1,155,207	$1,068,729	$1,267,323	$1,309,672	$1,357,232	$6.61
Total Other Income	$14,233	$11,128	$12,549	$17,806	$12,600	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($531,018)	($2.59)
Effective Gross Income	$3,197,190	$3,331,982	$4,026,326	$4,275,750	$4,309,021	$20.99
Total Operating Expenses	$1,376,249	$1,416,523	$1,468,032	$1,436,164	$1,455,478	$7.09
Net Operating Income(2)	$1,820,941	$1,915,459	$2,558,294	$2,839,586	$2,853,543	$13.90
Capital Expenditures	$0	$0	$0	$0	$51,325	$0.25
TI/LC	$0	$0	$0	$0	$439,892	$2.14
Net Cash Flow	$1,820,941	$1,915,459	$2,558,294	$2,839,586	$2,362,327	$11.51

Occupancy %	80.8%	87.5%	100.0%	92.7%	89.0%(3)
NOI DSCR (P&I)	1.29x	1.35x	1.81x	2.01x	2.02x
NCF DSCR (P&I)	1.29x	1.35x	1.81x	2.01x	1.67x
NOI Debt Yield	7.7%	8.1%	10.8%	12.0%	12.0%
NCF Debt Yield	7.7%	8.1%	10.8%	12.0%	10.0%

(1)	UW Gross Potential Rent has been underwritten based on the rent roll dated October 19, 2017 and includes rent steps through December 2018 totaling approximately $115,786. The increase in UW Gross Potential Rent from 8/31/2017 TTM is primarily due to underwritten rent steps of $115,786 and the borrower executing three new leases in October and November 2017 with a combined rent of $286,017.

(2)	The Net Operating Income increased from 2015 to 2016 primarily due to the borrower executing six new leases representing 26.7% of the net rentable area from October 2015 through November 2016.

(3)	Vacancy underwritten to 11.0%. The North Creek Parkway Center Property was 92.7% leased as of October 19, 2017. Two tenants have executed leases on expansion space totaling 7,297 SF or 3.6% of the net rentable area and are currently completing the build out of the respective spaces.

A-3-107

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
				Location:	Eugene, OR 97401
				General Property Type:	Mixed Use
Original Balance:	$21,825,000			Detailed Property Type:	Retail/Office
Cut-off Date Balance:	$21,825,000			Title Vesting(1):	Fee
% of Initial Pool Balance:	2.4%			Year Built/Renovated:	1929-1994/2011
Loan Purpose(1):	Refinance			Size:	78,955 SF
Borrower Sponsors:	Brian B. Obie; Brian B. Obie, trustee of the Brian B. Obie Revocable Trust dated August 6, 2014			Cut-off Date Balance per SF:	$276
				Maturity Date Balance per SF:	$243
				Property Manager:	Obie Industries Incorporated (borrower-related)
Mortgage Rate:	4.6200%
Note Date:	10/18/2017
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,942,636
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions(2):	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.82x (IO) 1.38x(P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,036,480 (8/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,028,031 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,850,955 (12/31/2015)
Reserves(				Most Recent Occupancy:	97.2% (10/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$135,780	$33,945	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2015)
Insurance(4):	$7,596	Springing	N/A	Appraised Value (as of):	$29,100,000 (9/15/2017)
TI/LC(5):	$187,000	Springing	$187,000	Cut-off Date LTV Ratio:	75.0%
Replacements:	$0	$1,974	$71,060	Maturity Date LTV Ratio:	65.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,825,000	100.0%	Loan Payoff:	$13,010,235	59.6%
			Market Station Acquisition:	$5,200,000	23.8%
			Reserves:	$330,376	1.5%
			Closing Costs:	$466,994	2.1%
			Return of Equity:	$2,817,395	12.9%
Total Sources:	$21,825,000	100.0%	Total Uses:	$21,825,000	100.0%

(1)	See “The Mortgage Loan” and “The Property” below for further discussion of Loan Purpose and Title Vesting.

(2)	On any payment date after the release date, the 5th Street Public Market Borrower (as defined below) may obtain the release of a specified release parcel from the lien of the mortgage encumbering such property provided, among others, the following conditions are satisfied: (i) provision of defeasance collateral in an amount equal to the greatest of (a) 125% for the allocated value of the parcel in question (b) an amount that would result in the post-release DSCR for the remaining property being not less than 1.40x and (C) 100% of the net proceeds from the sale of the release parcel, and 5th Street Public Market Borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating comfort letter and opinion delivery requirements thereof; (ii) no event of default has or is continuing; (iii) 5th Street Public Market Borrower is a special purpose bankruptcy remote entity; (iv) loan-to-value ratio of the loan (as so determined by lender) does not increase after the release, unless lender receives REMIC opinion; and (v) the debt service coverage ratio of the portion of the 5th Street Public Market Property remaining subject to the liens of the mortgages will not be less than the 1.40x.

(3)	The 5th Street Public Market Mortgage Loan (as defined below) permits future mezzanine financing, provided the following conditions are satisfied, among other things: (i) no event of default has occurred or is continuing, (ii) the loan-to-value ratio including the 5th Street Public Market Mortgage Loan and mezzanine debt is not greater than 80.0%, (iii) an aggregate net cash flow debt service coverage ratio for the 5th Street Public Market Mortgage Loan and mezzanine debt of no less than 1.20x, and (iv) the execution of an intercreditor agreement.

(4)	Monthly escrows for insurance premiums are waived provided (i) no event of default has occurred and is continuing, (ii) if, as of the last day of a calendar quarter, the debt service coverage ratio is less than 1.10x and (iii) the 5th Street Public Market Property is insured under an acceptable blanket insurance policy.

(5)	If at any time the balance in the tenant improvement and leasing commissions subaccount is less than $187,000, the 5th Street Public Market Borrower will immediately on the next succeeding payment date begin making the rollover reserve monthly deposit of $6,580 until the balance in the tenant improvement and leasing commissions subaccount is again equal to or greater than $187,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “5th Street Public Market Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21,825,000. The 5th Street Public Market Mortgage Loan is secured by a first priority fee mortgage encumbering a 78,955 SF mixed use retail/office property consisting of the 5th Street Market (the “5th Street Market) and Market Station mixed-use buildings (both retail/office) and a lease fee interest in a hotel (the “Inn at the 5th”) located in Eugene, Oregon (collectively, the “5th Street Public Market Property”). The proceeds of the 5th Street Public Market Mortgage Loan were used to refinance the 5th Street Market and leased fee interest in the Inn at the 5th, purchase Market Station, fund reserves, pay closing costs, and return equity to the borrower sponsors.

A-3-108

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The Borrower and the Borrower Sponsors. The borrower is 5th Street Public Market, LLC (the “5th Street Public Market Borrower”) a single-purpose Oregon limited liability company structured to be bankruptcy remote. The 5th Street Public Market Borrower is majority owned by the Brian B. Obie Revocable Trust dated August 6, 2014, which along with Brian Obie, will serve as the borrower sponsor and non-recourse carveout guarantor for the 5th Street Public Market Mortgage Loan.

Brian Obie is the President of Eugene-based Obie Companies, which controls or is affiliated with Obie Industries, Obie Development Partners, and Obie Hospitality. Mr. Obie started his professional career in the media business, operating two companies, one which he sold to 3M Media Corporation, and one which he took public onto the NASDAQ Stock Exchange. Mr. Obie served in the Eugene government over an 18-year period, as a Planning Commissioner, a City Councilman, and as Eugene Mayor from 1985 to 1988.

The Property. The 5th Street Public Market Property is a 78,955 SF mixed-use development consisting of two buildings located in Eugene, Oregon, at the north end of downtown Eugene, approximately 1.1 miles northwest of the University of Oregon. 5th Street Market is a 56,984 SF mixed-use building comprised of retail (42,859 SF) (the “5th Street Market Retail Component”) and office (14,125 SF). Market Station is a 21,971 SF mixed-use development comprised of retail (14,293 SF) and office (7,678 SF). As of October 1, 2017, the 5th Street Public Market Property was 97.2% occupied by 55 tenants, 55.5%, of which have been at the 5th Street Public Market Property for over ten years.

Additionally, the 5th Street Public Market Borrower holds the leased fee interest in the Inn at 5th, a 69-room boutique hotel owned by an affiliate of the borrower sponsors. According to a third party market research report, the Inn at 5th reported occupancy, ADR, and RevPAR penetrations factors of 103.1%, 172.7%, and 178.2%, respectively as of August 2017. The hotel premises are comprised of fee title to portions of the first and second floors of the Inn at 5th (the “Inn at 5th Hotel”) and the leased fee interest in the remainder of the collateral. The Inn at 5th tenant, which is affiliated with the 5th Street Public Market Borrower, owns a portion of the improvements on the first and second floors and all of the improvements located above the second floor as an air rights / leased fee parcel. The 5th Street Public Market Mortgage Loan documents provide for personal liability to the 5th Street Public Market Borrower and non-recourse carveout guarantor for losses related to leasehold mortgagee failing to use and apply net proceeds in accordance with the lease and intercreditor agreement.

The Inn at Fifth Street Market, LLC tenant has a right of first offer to purchase the 5th Street Market Retail Component and Inn at 5th Hotel of the 5th Street Public Market Property if the 5th Street Public Market Borrower decides to sell or transfer all or any portion of the 5th Street Market Retail Component or Inn at 5th Hotel. The right of first offer is extinguished by foreclosure and does not apply in the events of foreclosure or deed-in-lieu thereof.

Major Tenants.

Provisions Market Hall (9,398 SF, 11.9% of NRA, 9.3% of underwritten base rent). Provisions Market Hall has been in occupancy at the 5th Street Public Market Property since September 1, 2006 and last renewed its lease on May 1, 2015, at which time it expanded its space by 5,203 SF. Provision Market Hall’s lease expires on April 30, 2025 with two five-year renewal options and no termination options. Provisions Market Hall is a food market that sells produce, groceries, fresh meat and fish, house charcuterie, prepared food, wine and cookware. Provisions Market Hall also regularly hosts culinary events, such as cooking classes and wine tastings, which are hosted in either the market itself or in the dining space at Marche Restaurant & Bar, which owned by the same parent company.

McKenzie Brewing (Steelhead Brewery) (5,380 SF, 6.8% of NRA, 7.4% of underwritten base rent). McKenzie Brewing has been in occupancy at the 5th Street Public Market Property since January 1, 1991 and last renewed its lease on April 1, 2013. McKenzie Brewing’s lease expires on March 31, 2023 with two five-year renewal options and no termination options. McKenzie Brewing serves a selection of 24 house-made ales along with various domestic and imported beers and wines, and is open for both lunch and dinner.

Gervais (4,300 SF, 5.4% of NRA, 4.3% of underwritten base rent). Gervais occupies 4,300 SF of retail space under a lease that commenced on June 1, 2007 and expires February 28, 2021 with one five-year renewal options and no termination options. Gervais is a full-service salon and day spa offering body treatments, facials, manicures and pedicures, makeup consultations, hair coloring and texturing services.

Marche Restaurant and Bar (4,260 SF, 5.4% of NRA, 6.3% of underwritten base rent). Marche Restaurant and Bar has been in occupancy at the 5th Street Public Market Property since May 1, 1998 and last renewed its lease on November 1, 2011. Marche Restaurant and Bar’s lease expires on October 31, 2021 with two remaining five-year renewal options and no termination options. According to a third party market research report, Marche Restaurant and Bar is rated as one of the best in the area, offering breakfast, lunch and dinner for patrons and preparing all room service orders for the Inn at the 5th hotel. Marche also operates a catering service. The restaurant’s parent company, Marche, LLC, owns Provisions Market Hall and also leases three office units at the 5th Street Public Market Property ranging from 90 SF to 980 SF with varying expiration dates.

A-3-109

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The following table presents a summary regarding the largest tenants at the 5th Street Public Market Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration

Provisions Market Hall	NR/NR/NR	9,398	11.9%	$162,672	9.3%	$17.31	4/30/2025
McKenzie Brewing (Steelhead Brewery)	NR/NR/NR	5,380	6.8%	$130,116	7.4%	$24.19	3/31/2023
Gervais	NR/NR/NR	4,300	5.4%	$75,859	4.3%	$17.64	2/28/2021
Marche Restaurant & Bar	NR/NR/NR	4,260	5.4%	$110,628	6.3%	$25.97	10/31/2021
Elephant’s Trunk	NR/NR/NR	3,454	4.4%	$54,552	3.1%	$15.79	12/31/2020
Sushi Pure	NR/NR/NR	3,210	4.1%	$77,318	4.4%	$24.09	5/31/2019
Sushi Station	NR/NR/NR	2,577	3.3%	$56,400	3.2%	$21.89	12/31/2023
K Dunn & Associates	NR/NR/NR	2,200	2.8%	$48,205	2.8%	$21.91	8/31/2019
Obie Industries	NR/NR/NR	1,950	2.5%	$44,585	2.5%	$22.86	1/31/2020
Made In Oregon	NR/NR/NR	1,911	2.4%	$49,107	2.8%	$25.70	5/31/2020
Subtotal/Wtd. Avg.		38,640	48.9%	$809,442	46.2%	$20.95
Remaining Tenants		38,112	48.3%	$941,458	53.8%	$24.70
Vacant Space		2,203	2.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		78,955	100.0%	$1,750,900	100.0%	$22.81

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 5th Street Public Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	677	0.9%	0.9%	$25.06	$16,967	1.0%	1.0%
2017	3	1,238	1.6%	2.4%	$23.89	$29,580	1.7%	2.7%
2018	11	7,462	9.5%	11.9%	$20.28	$151,310	8.6%	11.3%
2019	11	13,278	16.8%	28.7%	$23.70	$314,633	18.0%	29.3%
2020	14	17,238	21.8%	50.5%	$23.83	$410,736	23.5%	52.7%
2021	8	15,461	19.6%	70.1%	$23.35	$360,990	20.6%	73.3%
2022	2	2,189	2.8%	72.9%	$27.45	$60,096	3.4%	76.8%
2023	2	7,957	10.1%	83.0%	$23.44	$186,516	10.7%	87.4%
2024	0	0	0.0%	83.0%	$0.00	$0	0.0%	87.4%
2025	1	9,398	11.9%	94.9%	$17.31	$162,672	9.3%	96.7%
2026	1	1,854	2.3%	97.2%	$30.96	$57,400	3.3%	100.0%
2027	0	0	0.0%	97.2%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	97.2%	$0.00	$0	0.0%	100.0%
Vacant	0	2,203	2.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	55	78,955	100.0%		$22.81	$1,750,900	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 5th Street Public Market Property is located in Eugene, Lane County, Oregon within the Eugene metropolitan statistical area (“MSA”). The Eugene MSA is the third-largest MSA in Oregon with an estimated population of 374,200. The city of Eugene has an estimated population of over 166,000, making it the third most populous city in the state after Portland and Salem. The University of Oregon is approximately 1.1 miles southeast of the 5th Street Public Market Property and is a significant component of the Eugene economy, driving demand for retail, office and hotel properties. The 5th Street Public Market Property has a free shuttle between the Inn at the 5th Hotel and the University of Oregon campus with additional service to the university’s sporting events.

According to a third party market research report, the 5th Street Public Market Property is located within the Eugene office market, which contains approximately 11.1 million SF of office space, an occupancy rate of 95% and average rental rates of $16.25 PSF as of the third quarter of 2017. The appraisal notes that the only notable office project currently under development was already 70% preleased as of July 2017.

The Eugene retail market contains approximately 20.8 million SF of retail space, an occupancy rate of 96.4% and average rental rates of $14.84 PSF NNN.

A-3-110

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The following table presents comparable retail properties with respect the 5th Street Public Market Property:

Comparable Retail Leases
Property Name/Address	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
5th Street Public Market Property 296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR	1929-1994	Pendleton Woolen Mills	1,265	May 2017	5.0	$27.50	NNN
Retail Property 222 Broadway Eugene, OR	1920	N/A	1,500	June 2016	5.0	$18.72	NNN
13th Avenue Retail 762-766 E 13th Avenue Eugene, OR	1970	Jersey Mike’s Subs	1,657	April 2016	10.0	$30.00	NNN
485 Alexander Road 485 Alexander Road Eugene, OR	2016	Rain Bar	2,452	June 2016	5.0	$26.00	NNN
Commerce Retail 4325-4355 Commerce Street Eugene, OR	1990	Saigon Café	1,478	July 2016	5.0	$24.00	NNN
River Road Strip Retail 2740-2762 River Road Eugene, OR	2009	N/A	925	May 2017	3.0	$22.20	NNN
Mod’s Pizza Building 77 E 29th Avenue Eugene, OR	1960	Mod Pizza	2,706	March 2017	10.0	$28.82	NNN

Source: Appraisals

The following table presents comparable office properties with respect the 5th Street Public Market Property:

Comparable Offices Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
5th Street Public Market Property 296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR	1929-1994	78,955	Galt Foundation	1,229	January 2015	5.4	$19.53	Full Service Gross
The Forum Building 777 High Street Eugene, OR	1980	18,633	N/A	1,400	September 2016	5.0	$18.96	Full Service Gross
The Inkwell Building 2911 Tennyson Avenue Eugene, OR	2007	30,582	Spring Asset Management	9,341	May 2017	5.1	$22.00	Full Service Gross
Valley River Office Park 1580 Valley River Drive Eugene, OR	1990	35,302	N/A	1,860	September 2017	2.0	$20.16	Full Service Gross
Parkview Place 101 E Broadway Avenue Eugene, OR	1973	54,149	Sapient Private Wealth	3,352	May 2016	5.0	$20.04	Full Service Gross
Office Building 101 E Broadway Avenue Eugene, OR	1997	51,863	Audiologist	943	August 2016	3.0	$19.80	Full Service Gross

Source: Appraisals

A-3-111

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5th Street Public Market Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Base Rent(1)	$1,785,774	$1,845,569	$1,993,053	$2,057,718	$1,847,381	$23.40
Percentage Rent	$83,697	$88,852	$109,993	$91,900	$121,174	$1.53
Total Recoveries	$1,062,641	$1,100,333	$1,129,615	$1,131,509	$1,144,481	$14.50
Other Income(2)	$4,040	$0	$0	$0	$308,460	$3.91
Less Vacancy & Credit Loss	$0	$0	$0	$0	($155,610)	($1.97)
Effective Gross Income	$2,936,152	$3,034,754	$3,232,661	$3,281,127	$3,265,886	$41.36
Total Expenses	$1,183,781	$1,183,799	$1,204,630	$1,244,647	$1,323,250	$16.76
Net Operating Income	$1,752,371	$1,850,955	$2,028,031	$2,036,480	$1,942,636	$24.60
Capital Expenditures	$0	$0	$0	$0	$23,687	$0.30
TI/LC	$0	$0	$0	$0	$60,256	$0.76
Net Cash Flow	$1,752,371	$1,850,955	$2,028,031	$2,036,480	$1,858,694	$23.54

Occupancy %	95.4%	93.5%	100.0%	98.3%	95.5%
NOI DSCR	1.30x	1.38x	1.51x	1.51x	1.44x
NCF DSCR	1.30x	1.38x	1.51x	1.51x	1.38x
NOI Debt Yield	8.0%	8.5%	9.3%	9.3%	8.9%
NCF Debt Yield	8.0%	8.5%	9.3%	9.3%	8.5%

(1)	UW Base Rent is based on the underwritten rent roll and includes contractual rent steps through July 2018 totaling $34,573.

(2)	UW Other Income is comprised of ground lease income for the Inn at the 5th.

A-3-112

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor

UBS Commercial Mortgage Securitization Corp.	Wells Fargo Bank, National Association	KeyBank National Association	Pentalpha Surveillance LLC

1285 Avenue of the Americas	Three Wells Fargo, MAC D1050-084	11501 Outlook Street	375 North French Road
New York, NY 10019	401 S. Tryon Street, 8th Floor	Suite 300	Suite 100
	Charlotte, NC 28202	Overland Park, KS 66211	Amherst, NY 14228

Contact: General Information	Contact: REAM_InvestorRelations@	Contact: Andy Lindenman	Contact: Don Simon
Phone Number: (212) 713-2000	wellsfargo.com	Phone Number: (913) 317 4372	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee -Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	UBS Commercial Mortgage Trust 2017-C7 Commercial Mortgage Pass-Through Certificates Series 2017-C7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	1/18/18
Corporate Trust Services		Record Date:	12/29/17
8480 Stagecoach Circle		Determination Date:	1/11/18
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2017 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2017-C7, Commercial Mortgage Pass-Through Certificates Series 2017-C7
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: KeyBank National Association
Directing Certificateholder: Prime Finance CMBS B-Piece Holdco XV, LP

I.          Population of Mortgage Loans that Were Considered in Compiling this Report

1.         The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)  [●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)  Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.         Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor concurrently with delivery to the Directing Certificateholder.

3.         After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)        with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________

________

________

________

1          This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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(b)        with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________

________

II.        Executive Summary

     Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.         Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.         Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.         The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.         [LIST OTHER REVIEWED INFORMATION].

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5.          [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.        Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.          As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.         In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.         Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.         The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.         Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it

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reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.         The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.         This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the date specified in the MLPA or such other date as set forth below, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the

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extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their

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passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and

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ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release

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under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the

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Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to the prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the

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consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Exhibit C-32-3 to the related MLPA and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage

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Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(3) Mortgage Provisions	Lynchburg Apartments (Loan No. 40)	The Mortgage Loan documents are subject to a subordination non-disturbance and attornment agreement with the Mortgagor, master tenant, lender and The Sherwin Williams Company (the 92% member in the master tenant), which restricts the remedies that the lender has against the master tenant (until December 31, 2018, the master lease may not be terminated nor may rent payable under the master lease be accelerated) and restricts the transferees which can assume the ownership of the Mortgaged Property until December 31, 2018. In the event of a foreclosure or any conveyance in lieu of foreclosure on or prior to December 31, 2018, or upon the occurrence of an uncured default or event of default under the loan documents during such period; (i) the new owner has the right to replace the property manager and to direct the property manager, (ii) the master tenant is required to irrevocably direct all subtenants to remit rent and other payments directly to the property manager or to such other account as the new owner may direct and (iii) base rent under the master lease is required to be all net operating cash flow (as defined in the subordination non-disturbance and attornment agreement).
(5) Lien; Valid Assignment	Lynchburg Apartments (Loan No. 40)	See exception to Representation and Warranty #3 above.
(6) Permitted Liens; Title Insurance	AvidXchange Headquarters (Loan No. 9)	The sole tenant, AvidXchange, has a right of first offer in connection with any sale to a third party of the Mortgaged Property. The related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents pursuant to the terms of the lease or, pursuant to a subordination, non-disturbance, and attornment agreement, the first subsequent sale to a third party after such foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Lynchburg Apartments (Loan No. 40)	See exception to Representation and Warranty #3 above.
(8) Assignment of Leases and Rents	Lynchburg Apartments (Loan No. 40)	Due to the historic tax credit structure that is in place with respect to the Mortgaged Property, a master lease with an affiliate of the Mortgagor is in place. The master tenant entered into an assignment of leases and rents with the Mortgagor pursuant to which the master tenant has been granted a license to exercise certain rights prior to the occurrence of a cash sweep event. The Mortgagor assigned its rights under the master tenant assignment of leases and rents to the Mortgagee.
(13) Actions Concerning Mortgage Loan	AFIN Portfolio (Loan No. 2)	The guarantor is a defendant in a stockholder derivative action filed on January 13, 2017, related to the merger of the guarantor and an entity under common control. The plaintiffs are seeking, among other things, rescission of the merger and unspecified monetary damages.

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(16) Insurance	CVS – Tiverton (Loan No. 36)	CVS, a tenant at the property, carries insurance on its building and, following a casualty, CVS maintains control of insurance proceeds. Lender or a trustee does not have the right to apply the proceeds to the debt. Under its lease, CVS is required to restore the premises following a casualty; provided, however, that if casualty occurs in the final 2 years of the lease term, CVS has the option to not restore. In the event CVS exercises that option to not restore, CVS must turn over the insurance proceeds to the landlord.
(26) Recourse Obligations	Tryad Industrial & Business Center (Loan No. 5)	With respect to clause (iii), the Mortgage Loan documents only provide for full recourse with respect to a voluntary transfer that results in a change of control of the Mortgagor in violation of the Mortgage Loan documents.
(26) Recourse Obligations	AvidXchange Headquarters (Loan No. 9)	With respect to clause (iii), the Mortgage Loan documents only provide for full recourse with respect to a voluntary transfer that results in a change of control of the Mortgagor in violation of the Mortgage Loan documents.
(26) Recourse Obligations	AvidXchange Headquarters (Loan No. 9) 900 on Nine (Loan No. 19) South Coast Plaza (Loan No. 24) Hampton Inn - South Haven (Loan No. 44)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan; provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment that does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
(26) Recourse Obligations	AvidXchange Headquarters (Loan No. 9) Murrieta Plaza (Loan No. 33) Lynchburg Apartments (Loan No. 40)	With respect to subclause (b)(v), such recourse is also limited to the extent there is sufficient cash flow from the Mortgaged Property; provided that any insufficiency is not related to the misappropriation or misapplication of such cash flow by the Mortgagor.
(28) Financial Reporting and Rent Roll	Tryad Industrial & Business Center (Loan No. 5)	Financial statements of the Mortgagor are only audited at the lender’s request during the continuance of an event of default. The guarantor’s financials are not required to be audited.
(31) Single-Purpose Entity	Lynchburg Apartments (Loan No. 40)	The Mortgagor is a recycled entity which previously owned a parcel adjacent to the Mortgaged Property which parcel was conveyed to an affiliate of Mortgagor at origination of the Mortgage Loan. The Mortgagor provided recycled entity representations, the Phase I ESA included the adjacent parcel and the guarantor has losses recourse liability for breaches of the recycled entity representations or losses otherwise resulting from the Mortgagor’s prior ownership of the adjacent parcel.
(34) Ground Leases	Tryad Industrial & Business Center (Loan No. 5)	In connection with a payment in lieu of taxes agreement with the county Industrial Development Agency (“IDA”), the Mortgagor leased the Mortgaged Property to IDA and IDA subleased the Mortgaged Property back to the Mortgagor. The Mortgagor owns

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the fee interest in the Mortgaged Property and the mortgage contains a joinder executed by the IDA. The lender has the right to terminate the ground lease and related sub-lease in connection with a foreclosure proceeding against the Mortgagor.

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Société Générale

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment	5th Street Public Market (Loan No. 15)	The Inn at Fifth Street Market, LLC, which leases the ground for its improvements from the Mortgageor, has a right of first offer to purchase portions of the Mortgaged Property if the Mortgagor decides to sell or transfer any or all such portions. The right of first offer is extinguished by foreclosure and does not apply in the events of foreclosure or deed-in-lieu thereof.
(7) Junior Liens	Hampton Inn & Suites Blythe (Loan No. 35)	The Mortgaged Property is encumbered by an existing tax loan from the City of Blythe with a principal balance of approximately $329,626.65 as of September 2017 and a maximum principal balance of $1,212,578. The debt is fully subordinate to the Mortgage Loan and is payable only out of available excess cash flow.
(13) Actions Concerning Mortgage Loan	AFIN Portfolio (Loan No. 2)	The guarantor is a defendant in a stockholder derivative action filed on January 13, 2017, related to the merger of the guarantor and an entity under common control. The plaintiffs are seeking, among other things, rescission of the merger and unspecified monetary damages.
(16) Insurance	5th Street Public Market (Loan No. 15)	A portion of the Mortgaged Property is comprised of a portion of the first two floors of a building and the remainder of the building is leased to an affiliate of the Mortgagor and owned by such affiliate as an air rights/leased fee parcel. The lender and the leasehold lender entered into an intercreditor agreement that includes provisions that state, among other things, that (1) the tenant has the option to maintain property insurance on its leased premises naming both lenders as loss payees and (2) the leasehold lender controls the use and distribution of insurance proceeds. The tenant currently maintains such insurance. The Mortgage Loan documents provide for recourse to the Mortgagor and guarantor for losses related to the leasehold lender failing to use and apply insurance proceeds in accordance with the lease and intercreditor agreement.
(24) Local Law Compliance	AFIN Portfolio (Loan No. 2)	The second largest tenant at the Mortgaged Property identified as Montecito Crossing provides, among other things, veterinary services which is a legal non-conforming use that is not permitted under current zoning laws without a special use permit. In the event of a casualty affecting more than 50% of the replacement value of the Mortgaged Property, the non-conforming use may not be continued.
(26) Recourse Obligations	Plaza Del Sol (Loan No. 11)	The Mortgage Loan documents provide recourse to the borrower for losses related to voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor that are made in violation of the Mortgage Loan documents.
(29) Acts of Terrorism Exclusion	Plaza Del Sol (Loan No. 11)	In the event a disruption in the terrorism insurance marketplace as the result of a terrorism event, whether domestic or foreign, which results in a material increase in terrorism insurance premiums, the Mortgagor is required to maintain terrorism insurance in an amount equal to two times the then-current

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property insurance premium and business interruption/rental loss insurance premium.
(31) Single-Purpose Entity	Hampton Inn & Suites Blythe (Loan No. 35)	The Mortgagor previously owned property other than the Mortgaged Property, which was comprised of vacant parcels that were transferred to an affiliate at origination of the Mortgage Loan. The Mortgagor delivered a recycled entity certificate that includes standard backward-looking representations and warranties and provided a clean Phase I report. In addition, the Mortgage Loan documents provide for personal liability to the Mortgagor and the guarantors for losses related to the prior owned property.
(31) Single Purpose Entity	Hampton Inn & Suites Lake City (Loan No. 28)	The Mortgagor previously owned property other than the Mortgaged Property, which was a vacant parcel transferred to an affiliate at origination of the Mortgage Loan. Other than with respect to the prior-owned property, the Mortgagor delivered a recycled entity certificate that includes standard backward-looking representations and warranties and a clean Phase I report. In addition, the Mortgage Loan documents provide for personal liability to the Mortgagor and the guarantors for losses related to the prior owned property.

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Ladder Capital Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	National Office Portfolio (Loan No. 4) Belden Park Crossing (Loan No. 20)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) secure the entire related Whole Loan.
(6) Permitted Liens; Title Insurance	National Office Portfolio (Loan No. 4)	The direct or indirect parent of the related Mortgagor has a corporate facility with Beal Bank USA. Beal Bank USA has a purchase option with respect to each of the related Mortgaged Properties if the subject Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related Mortgagor that the related Mortgagor will no longer perform under the subject Mortgage Loan.
(6) Permitted Liens; Title Insurance	Lockefield Gardens (Loan No. 10)	At any time after December 31, 2030, the related ground lessor has the option to purchase the related tenant’s leasehold interests in the leased premises. The purchase price must not be less than the full amount of the then outstanding balance of any leasehold mortgage, plus all anticipated closing costs, including any prepayment fees payable to any such mortgagee. The proceeds of the purchase price are required first to be used to satisfy the then outstanding balance of any leasehold mortgage.
(6) Permitted Liens; Title Insurance	TownePlace Meridian (Loan No. 31)	The related franchisor has a right of first refusal upon any sale of the related Mortgaged Property to a competitor.
(7) Junior Liens	National Office Portfolio (Loan No. 4)	The related Mortgaged Properties had been collateral under a corporate facility that the direct or indirect parent of the related Mortgagor has with Beal Bank USA, a Nevada thrift. In connection with the origination of the subject Mortgage Loan, the related Mortgaged Properties were released as collateral. However, the direct or indirect parent of the related Mortgagor is obligated to submit any and all distributions received from the related Mortgagor to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related Mortgagor.
(8) Assignment of Leases and Rents	National Office Portfolio (Loan No. 4) Belden Park Crossing (Loan No. 20)	With respect to each of the subject Mortgage Loans, the related Assignment(s) of Leases secure the entire related Whole Loan.

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(16) Insurance	All Mortgage Loans transferred by LCF (Loan Nos. 4, 10, 17, 20, 22, 27, 31, 32, 47, 48)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 16, even where terrorism insurance is required, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Even if any material part of the improvements, exclusive of a parking lot, located on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related loan documents do not require “any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization”; provided, however, that the related loan documents do require “such greater amount as Lender shall require” in excess of the maximum amount available under the National Flood Insurance Program.

Subject to the other exceptions to Representation and Warranty No. 16, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(16) Insurance	New Garden Crossing (Loan No. 17)	Various outparcels at the related Mortgaged Property (e.g., Chili’s, Auto Bell, Bank of Oak Ridge and Circle K) are leased fees, where each related tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds will be payable to such tenant or other non-borrower party and/or its leasehold mortgagee.
(24) Local Law Compliance	National Office Portfolio (Loan No. 4) Lockefield Gardens (Loan No. 10) Belden Park Crossing (Loan No. 20) RPI Student Housing	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time

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	Portfolio (Loan No. 32) Amelia Court Apartments (Loan No. 47)	frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(24) Local Law Compliance	National Office Portfolio (Loan No. 4)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related Mortgagor has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the lender) to ensure that all tenants at such Mortgaged Property obtain valid certificates of occupancy for their respective leased space.
(24) Local Law Compliance	Amelia Court Apartments (Loan No. 47)	A copy of the certificate of occupancy for the related Mortgaged Property is unavailable. If at any time there is a need for a physical copy of the certificate of occupancy, at the request of the lender or the municipality, the related Mortgagor will be required to obtain a replacement certificate of occupancy.
(25) Licenses and Permits	National Office Portfolio (Loan No. 4)	With respect to the 1750 East Golf Road Mortgaged Property, not all tenants have valid certificates of occupancy for their respective spaces, and the related Mortgagor has three (3) months from the origination date of the subject Mortgage Loan (subject to extension at the discretion of the lender) to ensure that all tenants at such Mortgaged Property obtain valid certificates of occupancy for their respective leased space.
(25) Licenses and Permits	Amelia Court Apartments (Loan No. 47)	A copy of the certificate of occupancy for the related Mortgaged Property is unavailable. If at any time there is a need for a physical copy of the certificate of occupancy, at the request of the lender or the municipality, the related Mortgagor will be required to obtain a replacement certificate of occupancy.
(26) Recourse Obligations	All Mortgage Loans transferred by LCF (Loan Nos. 4, 10, 17, 20, 22, 27, 31, 32, 47, 48)	The related loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse.
(26) Recourse Obligations	Lockefield Gardens (Loan No. 10)	The related loan documents provide for recourse against the related Mortgagor and guarantor for losses and damages sustained by reason of “Minor Transfer Violations” (i.e., (a) transfers of equity (other than by the related guarantor) that do not result in a change of control and (b) leases, licenses, easements and transfers of major contracts that do not have a material adverse effect). All other transfer violations are full recourse to the related Mortgagor and guarantor.
(27) Mortgage Releases	All Mortgage Loans transferred by LCF (Loan Nos. 4, 10, 17, 20, 22, 27, 31, 32, 47, 48)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(29) Acts of Terrorism Exclusion	All Mortgage Loans transferred by LCF	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if

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(Loan Nos. 4, 10, 17, 20, 22, 27, 31, 32, 47, 48)

any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 29, even where terrorism insurance is required, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium then currently payable for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	New Garden Crossing (Loan No. 17)	Various outparcels at the related Mortgaged Property (e.g., Chili’s, Auto Bell, Bank of Oak Ridge and Circle K) are leased fees, where each related tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds will be payable to such tenant or other non-borrower party and/or its leasehold mortgagee.
(30) Due on Sale or Encumbrance	All Mortgage Loans transferred by LCF (Loan Nos. 4, 10, 17, 20, 22, 27, 31, 32, 47, 48)

Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein.

In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Mortgagor may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

(30) Due on Sale or Encumbrance	National Office Portfolio (Loan No. 4)	There exists a pledge of interests in the related Mortgagor to secure certain disbursement obligations on the part of the direct or indirect parent of the related Mortgagor to Beal Bank USA in respect of a credit facility. Transfers of the pledged equity interests by reason of a foreclosure are permitted, subject to certain conditions.
(31) Single-Purpose Entity	Lockefield Gardens (Loan No. 10)	An opinion regarding non-consolidation of the related Mortgagor was not obtained for the subject Mortgage Loan. In addition, the related Mortgagor does not have an independent director.

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KeyBank National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(1) Whole Loan; Ownership of Mortgage Loans	HRC Hotels Portfolio (Loan No. 6)	The related Mortgaged Property also secures one (1) additional pari passu promissory note, promissory note A-1, which has an original principal amount of $27,960,000.
(1) Whole Loan; Ownership of Mortgage Loans	Griffin Portfolio (Loan No. 7)	The related Mortgaged Property also secures nine (9) additional pari passu promissory notes, (i) promissory note A-1-1, which has an original principal amount of $100,000,000, (ii) promissory note A-1-2, which has an original principal amount of $96,250,000, (iii) promissory note A-1-3, which has an original principal amount of $10,000,000, (iv) promissory note A-2-1, which has an original principal amount of $35,000,000, (v) promissory note A-2-2, which has an original principal amount of $30,000,000, (vi) promissory note A-2-3, which has an original principal amount of $25,000,000, (vii) promissory note A-2-4, which has an original principal amount of $20,000,000, (viii) promissory note A-2-5, which has an original principal amount of $15,000,000, and (ix) promissory note A-2-6, which has an original principal amount of $6,250,000.
(6) Permitted Liens; Title Insurance	Griffin Portfolio (Loan No. 7)	The tenant at the Ace Hardware HQ Mortgaged Property, Ace Hardware Corporation, has a right of first refusal in connection with any bona fide third party offer to purchase its leased premises, which the borrower desires to accept. Pursuant to a subordination, non-disturbance, and attornment agreement, the related right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure under the Mortgage Loan documents.
(12) Condemnation	Griffin Portfolio (Loan No. 7)	There is a pending condemnation proceeding at the State Farm Regional HQ Mortgaged Property involving two parking spaces.
(24) Local Law Compliance	HRC Hotels Portfolio (Loan No. 6)	Improvements on four of the Mortgaged Properties violate one or more of applicable parking, landscaping or floor area ratio restrictions. A loss carve-out was obtained with respect to the inability to rebuild, replace or restore the improvements at the related Mortgaged Property (in a manner that is in full compliance with the then applicable zoning requirements) following a casualty or condemnation to the same number of rentable units and square footage as existed at the related Mortgaged Property immediately prior to such casualty or condemnation.

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(26) Recourse Obligations	HRC Hotels Portfolio (Loan No. 6), North Creek Parkway Center (Loan No. 14), Covington Center II (Loan No. 18), Candlewood Suites Fayetteville (Loan No. 29), Concord Multifamily Portfolio (Loan No. 41), Mini U Storage – Livonia (Loan No. 42), Mini U Storage – Denver (Loan No. 43), and Mini U Storage – Highlands Ranch (Loan No. 46)

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

(26) Recourse Obligations	Candlewood Suites Fayetteville (Loan No. 29)

The non-recourse provisions of the Mortgage Loan provide for liability for intentional material physical waste of the Mortgaged Property to the extent that net operating income available to the Mortgagor from the operations of the Mortgaged Property is sufficient to prevent such waste.

(27) Mortgage Releases	HRC Hotels Portfolio (Loan No. 6), North Creek Parkway Center (Loan No. 14), Covington Center II (Loan No. 18), West Carmel Marketplace, (Loan No. 21), Candlewood Suites Fayetteville (Loan No. 29), Concord Multifamily Portfolio (Loan No. 41), Mini U Storage – Livonia (Loan No. 42), Mini U Storage – Denver (Loan No. 43), and Mini U Storage – Highlands Ranch (Loan No. 46)	With respect to a taking of a portion of any Mortgaged Property by a State or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a REMIC Trust.
(31) Single-Purpose Entity	HRC Hotels Portfolio (Loan No. 6)	The Mortgagor is allowed to participate in certain central treasury functions employed by the sole member of Mortgagor, including the reasonable allocation of certain overhead expenses common to its entire enterprise in accordance with its cash management system; provided that the income and expenses of Mortgagor flowing through the central treasury are easily segregated or ascertained as being attributable to Mortgagor.
(34) Ground Lease	HRC Hotels Portfolio (Loan No. 6)	The ground lease term for the Traverse City Mortgaged Property parking lot ground lease, assuming all existing extensions are exercised, is December 31, 2036, while the Mortgage Loan maturity date is November 1, 2027.
(43) Cross-Collateralization	HRC Hotels Portfolio (Loan No. 6)	The related Mortgage Loan is cross-collateralized and cross-defaulted with related a pari passu companion loan.

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(43) Cross-Collateralization	Griffin Portfolio (Loan No. 7)	The related Mortgage Loan is cross-collateralized and cross-defaulted with related multiple pari passu companion loans.
(44) Advance of Funds by Seller	West Carmel Marketplace (Loan No. 21)	Due to the timing of the first payment of debt service on January 1, 2018, Seller will deposit one month of interest with the master servicer on the closing date that represents the interest accrued during the month of December 2017.

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Cantor Commercial Real Estate Lending, L.P.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment	Marketplace at Four Corners (Loan No. 13)	The tenant, Wal-Mart Supercenter, has a right of first refusal to purchase the land it leases from the borrower in the event that the Mortgagor elects to sell solely such leased land. The tenant’s lease is subordinate to the lien of the Mortgage Loan.
(6) Permitted Liens; Title Insurance	Nautilus FedEx Portfolio (Loan No. 37)	The Mortgaged Property identified as Littleton is subject to restrictive covenants. The Littleton Development Corporation, the entity responsible for enforcing the restrictive covenants has the option to repurchase the Mortgaged Property in the event of a breach of the restrictive covenants, subject to notice to lender with an opportunity to cure. The repurchase option has been subordinated to the Mortgage Loan and, in connection with any repurchase, the borrower is required to satisfy all partial release conditions set forth in the Mortgage Loan documents.
(16) Insurance	Marketplace at Four Corners (Loan No. 13)

Pursuant to the terms of the Kohls lease, all insurance proceeds will be made available to the tenant for restoration. Neither the lender nor any trustee appointed by it have the right to hold and disburse such proceeds.

The tenant, Wal-Mart Supercenter, leases the related ground from the Mortgagor pursuant to a ground lease and owns the improvements during the term of such ground lease. Accordingly, the Mortgagor is not required to maintain insurance coverage on such improvements, the tenant has no obligation to make insurance proceeds available to the Mortgagor and the tenant has no obligation to restore the leased premises after a casualty.

(16) Insurance	General Motors Building (Loan No. 8)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(25) Licenses and Permits	Greenpoint Multifamily Portfolio (Loan No. 12)	The Mortgaged Property identified as 673 Meeker Avenue does not have a certificate of occupancy.
(26) Recourse Obligations	General Motors Building (Loan No. 8)	The Mortgage Loan documents do not require a recourse carveout guarantor. Only the SPE Mortgagor is liable for customary carve-outs.
(29) Acts of Terrorism Exclusion	General Motors Building (Loan No. 8)	The Mortgagor is not required to pay insurance premiums on terrorism insurance in excess of an amount equal to two times the amount of the then current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of terrorism insurance exceeds the Terrorism Premium Cap, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap); provided, however, any insurance premiums paid with respect to policies in effect prior to the date TRIPRA expires or is otherwise no longer in effect for any reason may not be included for purposes of determining whether the premiums paid by the Mortgagor for terrorism insurance for any applicable period meet or exceed the Terrorism Premium Cap. The Mortgage

D-2-13

Loan documents provide that the Mortgagor may maintain terrorism insurance, subject to certain conditions set forth in the Mortgage Loan documents, with NYXP, LLC, a captive insurance company.
(30) Due on Sale or Encumbrance	General Motors Building (Loan No. 8)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Mortgagor; provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least 20% of the interests in the Mortgagor; and (B) BPLP, directly or indirectly, retains the day-to-day management and operational control rights over the Mortgagor (subject to customary major decision consent rights of certain indirect owners of the Mortgagor); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc.(“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.
(34) Ground Leases	Tryad Industrial & Business Center (Loan No. 5)	In connection with a payment in lieu of taxes agreement with the county Industrial Development Agency (“IDA”), the Mortgagor leased the Mortgaged Property to IDA and IDA subleased the Mortgaged Property back to the Mortgagor. The Mortgagor owns the fee interest in the Mortgaged Property and the mortgage contains a joinder executed by the IDA. The lender has the right to terminate the ground lease and related sub-lease in connection with a foreclosure proceeding against the Mortgagor.

D-2-14

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment	One State Street (Loan No. 1)	An air rights lease (which covers development rights comprising approximately 8.6% of the zoning floor area of the building) is subordinate to mortgages covering the lessor’s fee interest in the Mortgaged Property. However, the air rights lease expressly provides that the lease will not terminate and the lessee’s rights will not be disturbed in connection with a foreclosure of a fee mortgage so long as the lessee is not in default under the air rights lease.
(6) Permitted Liens; Title Insurance	One State Street (Loan No. 1)	See exception to Representation and Warranty #5 above.
(16) Insurance	One State Street (Loan No. 1)	If the Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred (100%) of the first layer of such insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and “A3” or better by Moody’s (if it is rating the Securities and rate the applicable insurance companies) and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P or “Baa1” or better by Moody’s (if it is rating the Securities and rate the applicable insurance companies), and (II) “A VIII” or better by AM Best. However, Mortgagor is permitted to maintain a portion of the property coverage with James River Insurance Company (“James River”), rated “A IX” by AM Best, on the excess flood policy in its current participation amount and position within the syndicate; provided that (x) the respective AM Best rating of James River as of the date hereof is not withdrawn or downgraded below the origination date and (y) at renewal of the current policy term. The Mortgagor is required to replace James River with an insurance company meeting the rating requirements set forth in the Loan Documents.
(17) Access; Utilities; Separate Tax Lots	One State Street (Loan No. 1)	The air rights parcel leased by the Mortgagor is not a separate tax parcel and is part of the tax parcel containing the lessor’s fee interest in an adjacent building. Pursuant to the air rights lease, the Mortgagor is obligated to pay its allocable share of the real estate taxes assessed against the lessor’s tax parcel.
(26) Recourse Obligations	One State Street (Loan No. 1)	With respect to clause (iii) and voluntary transfers of equity interests in the Mortgagor (as opposed to voluntary transfers of the Mortgaged Property), the Mortgage Loan documents only provide for full recourse with respect to a voluntary transfer that

D-2-15

results in a change of control of the Mortgagor in violation of the Mortgage Loan documents.
(27) Mortgage Releases	One State Street (Loan No. 1)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(34) Ground Leases	One State Street (Loan No. 1)	The lessor under the air rights lease is only obligated to enter into a new lease if the air rights lease terminates in connection with a default by the lessee.

D-2-16

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance
1/15/2018	$47,439,000.00
2/15/2018	$47,439,000.00
3/15/2018	$47,439,000.00
4/15/2018	$47,439,000.00
5/15/2018	$47,439,000.00
6/15/2018	$47,439,000.00
7/15/2018	$47,439,000.00
8/15/2018	$47,439,000.00
9/15/2018	$47,439,000.00
10/15/2018	$47,439,000.00
11/15/2018	$47,439,000.00
12/15/2018	$47,439,000.00
1/15/2019	$47,439,000.00
2/15/2019	$47,439,000.00
3/15/2019	$47,439,000.00
4/15/2019	$47,439,000.00
5/15/2019	$47,439,000.00
6/15/2019	$47,439,000.00
7/15/2019	$47,439,000.00
8/15/2019	$47,439,000.00
9/15/2019	$47,439,000.00
10/15/2019	$47,439,000.00
11/15/2019	$47,439,000.00
12/15/2019	$47,439,000.00
1/15/2020	$47,439,000.00
2/15/2020	$47,439,000.00
3/15/2020	$47,439,000.00
4/15/2020	$47,439,000.00
5/15/2020	$47,439,000.00
6/15/2020	$47,439,000.00
7/15/2020	$47,439,000.00
8/15/2020	$47,439,000.00
9/15/2020	$47,439,000.00
10/15/2020	$47,439,000.00
11/15/2020	$47,439,000.00
12/15/2020	$47,439,000.00
1/15/2021	$47,439,000.00
2/15/2021	$47,439,000.00
3/15/2021	$47,439,000.00
4/15/2021	$47,439,000.00
5/15/2021	$47,439,000.00
6/15/2021	$47,439,000.00
7/15/2021	$47,439,000.00
8/15/2021	$47,439,000.00
9/15/2021	$47,439,000.00
10/15/2021	$47,439,000.00
11/15/2021	$47,439,000.00
12/15/2021	$47,439,000.00
1/15/2022	$47,439,000.00
2/15/2022	$47,439,000.00
3/15/2022	$47,439,000.00
4/15/2022	$47,439,000.00
5/15/2022	$47,439,000.00
6/15/2022	$47,439,000.00
7/15/2022	$47,439,000.00
8/15/2022	$47,439,000.00
9/15/2022	$47,439,000.00
10/15/2022	$47,439,000.00
11/15/2022	$47,439,000.00

Distribution Date	Class A-SB Planned Principal Balance
12/15/2022	$47,439,000.00
1/15/2023	$46,673,708.09
2/15/2023	$45,905,246.55
3/15/2023	$44,933,397.11
4/15/2023	$44,157,752.97
5/15/2023	$43,312,401.86
6/15/2023	$42,530,068.30
7/15/2023	$41,678,216.78
8/15/2023	$40,889,139.24
9/15/2023	$40,096,805.51
10/15/2023	$39,235,236.37
11/15/2023	$38,436,077.09
12/15/2023	$37,567,875.26
1/15/2024	$36,761,834.77
2/15/2024	$35,952,467.91
3/15/2024	$35,008,932.91
4/15/2024	$34,192,331.17
5/15/2024	$33,307,179.71
6/15/2024	$32,483,554.48
7/15/2024	$31,591,577.98
8/15/2024	$30,760,871.97
9/15/2024	$29,926,737.55
10/15/2024	$29,024,548.79
11/15/2024	$28,183,247.86
12/15/2024	$27,274,095.08
1/15/2025	$26,425,569.18
2/15/2025	$25,573,541.15
3/15/2025	$24,525,900.05
4/15/2025	$23,666,030.17
5/15/2025	$22,738,833.08
6/15/2025	$21,871,586.74
7/15/2025	$20,937,221.61
8/15/2025	$20,062,538.64
9/15/2025	$19,184,245.31
10/15/2025	$18,239,145.31
11/15/2025	$17,353,325.23
12/15/2025	$16,400,911.14
1/15/2026	$15,507,502.89
2/15/2026	$14,610,406.81
3/15/2026	$13,521,890.65
4/15/2026	$12,616,597.11
5/15/2026	$11,645,259.76
6/15/2026	$10,732,219.18
7/15/2026	$9,753,353.66
8/15/2026	$8,832,502.82
9/15/2026	$7,907,850.59
10/15/2026	$6,917,701.50
11/15/2026	$5,985,144.27
12/15/2026	$4,987,313.52
1/15/2027	$4,046,786.80
2/15/2027	$3,102,377.26
3/15/2027	$1,970,949.53
4/15/2027	$1,017,969.17
5/15/2027	$292.31
6/15/2027 and thereafter	$0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	63
Description of the Mortgage Pool	153
Transaction Parties	259
Credit Risk Retention	343
Description of the Certificates	359
Description of the Mortgage Loan Purchase Agreements	399
Pooling and Servicing Agreement	410
Certain Legal Aspects of Mortgage Loans	535
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	554
Pending Legal Proceedings Involving Transaction Parties	556
Use of Proceeds	556
Yield and Maturity Considerations	557
Material Federal Income Tax Considerations	570
Certain State and Local Tax Considerations	584
Method of Distribution (Underwriter)	585
Incorporation of Certain Information by Reference	588
Where You Can Find More Information	588
Financial Information	589
Certain ERISA Considerations	589
Legal Investment	594
Legal Matters	595
Ratings	595
Index of Defined Terms	599

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$794,069,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2017-C7
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2017-C7

Class A-1	$33,907,000
Class A-2	$49,837,000
Class A-SB	$47,439,000
Class A-3	$231,470,000
Class A-4	$261,020,000
Class X-A	$623,673,000
Class X-B	$170,396,000
Class A-S	$98,005,000
Class B	$36,753,000
Class C	$35,638,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Manager

NATIXIS
Co-Manager

Academy Securities
Co-Manager

December        , 2017